As filed with the Securities and Exchange Commission on April 16, 2019
Registration No. 333-213271

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________________
Post-Effective Amendment No. 10
To
Form S-11
FOR REGISTRATION
UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
__________________________________________________________
CIM Income NAV, Inc.
(Exact Name of Registrant as Specified in its Governing Instruments)
__________________________________________________________
2398 East Camelback Road, 4th Floor
Phoenix, AZ 85016
(602) 778-8700
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)
__________________________________________________________
Nathan D. DeBacker
CIM Income NAV, Inc.
Chief Financial Officer and Treasurer
2398 East Camelback Road, 4th Floor
Phoenix, AZ 85016
(602) 778-8700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
__________________________________________________________
Copies to:

Ettore A. Santucci David H. Roberts Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Lauren Burnham Prevost, Esq. Seth K. Weiner, Esq. Morris, Manning & Martin LLP 1600 Atlanta Financial Center 3343 Peachtree Road, N.E. Atlanta, Georgia 30326-1044 (404) 233-7000
__________________________________________________________
Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.
If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒
Smaller reporting company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Post-Effective Amendment No. 10 consists of the following:

1.	The Registrant’s final prospectus dated November 27, 2018.

2.
Supplement No. 6 dated April 16, 2019 to the Registrant’s prospectus dated November 27, 2018, included herewith, which supersedes and replaces all prior supplements to the prospectus dated November 27, 2018, and which will be delivered as an unattached document along with the prospectus dated November 27, 2018.

3.	Part II, included herewith.

4.	Signatures, included herewith.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-213271

PROSPECTUS
CIM Income NAV, Inc.
Maximum Offering of $4,000,000,000
CIM Income NAV, Inc. (formerly known as Cole Real Estate Income Strategy (Daily NAV), Inc.) is a corporation that primarily acquires single-tenant necessity commercial properties, which are leased to creditworthy tenants under long-term net leases. By utilizing this conservative and disciplined investment approach, we expect to generate a relatively predictable and stable current stream of income for stockholders, along with the potential for long-term capital appreciation in the value of our real estate. We have elected to be treated as a real estate investment trust, or REIT, for federal income tax purposes. We are externally managed by our advisor, CIM Income NAV Advisors, LLC (“CIM Income NAV Advisors”), which is owned by CCO Group, LLC. CCO Group, LLC and its subsidiaries (collectively, “CCO Group”) serve as our sponsor. CCO Group is a group of affiliated entities directly or indirectly owned and controlled by CIM Group, LLC (“CIM”). CIM is a vertically-integrated owner and operator of real assets including urban residential, commercial, retail, hospitality, debt, and infrastructure assets as well as U.S.-based retail and industrial net-lease. CIM has multidisciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and asset management capabilities. CIM is headquartered in Los Angeles, California and has offices in Oakland, California; Bethesda, Maryland; Dallas, Texas; New York, New York; Chicago, Illinois; and Phoenix, Arizona. Our advisor has engaged a sub-advisor to assist in selecting and managing the component of our portfolio consisting of liquid assets.
We commenced a “best efforts” initial public offering on December 6, 2011 for a minimum of $10.0 million in shares and a maximum of $4.0 billion in shares of our Class D Shares of common stock, which we refer to herein as “D Shares,” formerly Wrap Class of common stock, or W Shares. Also pursuant to this prospectus, we are offering to the public the D Shares and three other classes of shares of our common stock: Class T Shares of common stock, formerly Advisor Class of common stock, or A Shares, Class S Shares of common stock and Class I Shares of common stock, which we refer to herein as “T Shares,” “S Shares” and “I Shares,” respectively. As of October 31, 2018, we had approximately 18.6 million D Shares outstanding, approximately 12.3 million T Shares outstanding, no S Shares outstanding and approximately 1.2 million I Shares outstanding.
We intend to offer D Shares, T Shares, S Shares and I Shares on a continuous basis and for an indefinite period of time, by filing a new registration statement before the end of each prior offering, subject to regulatory approval. Pursuant to this prospectus, we are offering up to $4.0 billion in shares of common stock of the three classes, consisting of up to $3.5 billion in shares in our primary offering and up to $500.0 million in shares pursuant to our distribution reinvestment plan. We are offering to sell any combination of D Shares, T Shares, S Shares and I Shares with a dollar value up to the maximum offering amount. The per share purchase price will vary from day-to-day and, on each day, will equal, for each class of common stock, the sum of the net asset value, or NAV, for such class, divided by the number of shares of that class outstanding as of the end of business on such day (NAV per share plus, for D Shares, T Shares and S Shares sold in the primary offering only, applicable upfront selling commissions). On November 26, 2018, our NAV per share was $18.10, $17.82 and $18.33, per D Share, per T Share and per I Share, respectively. Our independent fund accountant calculates our NAV per share reflecting several components, including (1) estimated values of each of our commercial real estate assets, related liabilities and notes receivable secured by real estate based upon individual appraisal reports provided periodically by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our daily distributions and (4) estimated accruals of our operating revenues and expenses. Although we do not intend to list our common stock for trading on a stock exchange or other trading market, we have adopted a redemption plan designed to provide our stockholders with limited liquidity on any business day for their investment in our shares.
This investment involves a high degree of risk. You should purchase these securities only if you can afford a significant decline in, or a complete loss of, the value of your investment. See “Risk Factors” beginning on page 32 for risks to consider before buying our shares, including:

•	We are a “blind pool.” As of October 31, 2018, we owned 151 real estate properties and we have not identified all of the specific properties that we may purchase with future offering proceeds.

•	There is no public market for our shares of common stock, and our charter does not require us to effect a liquidity event at any point in time in the future.

•	Our redemption plan provides stockholders with the opportunity to redeem their shares on any business day, but redemptions will be subject to available liquidity and other potential restrictions.

•
During certain periods, we have paid, and may in the future pay, distributions and fund redemptions, in whole or in part, from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities in this offering or asset sales, and we have no limits on the amounts we may pay from such other sources.

•
The valuation methodologies used by our independent valuation expert in arriving at the estimates of value of each of our commercial real estate assets, related liabilities, and notes receivable secured by real estate (one of the components of our NAV) set forth in individual appraisal reports, each of which are prepared in accordance with valuation guidelines reviewed by the advisor and approved by our board of directors, involve subjective judgments and estimates. These estimated values are then reflected by our independent fund accountant in the calculation of our NAV. As a result, our NAV may not accurately reflect the actual prices at which our commercial real estate assets, related liabilities and notes receivable secured by real estate could be liquidated on any given day.

•	There are conflicts of interest between us and our advisor and its affiliates, including our payment of substantial fees to our advisor and its affiliates.

•
This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties acquiring properties and our ability to achieve our investment objectives could be adversely affected.

•	We may suffer from delays in identifying suitable assets, which may adversely impact our results of operations and the value of your investment.

•	If we do not remain qualified as a REIT, our NAV and cash available for distribution to our stockholders could materially decrease.
Neither the Securities and Exchange Commission, any state securities commission, nor the Attorney General of the State of New York has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

	Price to the Public (1)	Upfront Selling Commissions (2)	Dealer Manager Fees (2)	Proceeds to us Before Expenses (3)
Primary Offering	$3,500,000,000	$70,014,448	$4,375,872	$3,425,609,680
Class D Shares, per Share	$18.38	$0.28	$—	$18.10
Class T Shares, per Share	$18.46	$0.55	$0.09	$17.82
Class S Shares, per Share	$18.46	$0.64	$—	$17.82
Class I Shares, per Share	$18.33	$—	$—	$18.33
Distribution Reinvestment Plan	$500,000,000	$—	$—	$500,000,000
____________________________________

(1)
The offering price per share shown is based on our NAV per share for D Shares, T Shares and I Shares on November 26, 2018, plus, for D Shares and T Shares sold in the primary offering only, applicable upfront selling commissions and dealer manager fees. The offering price per share shown for S Shares is based on our NAV per share of T Shares on November 26, 2018, plus, applicable upfront selling commissions; however, the initial per share purchase price for S Shares will be equal to the T Share NAV per share on the first day on which we accept proceeds for S Shares, plus, applicable upfront selling commissions. The total price per share in this offering will equal the daily NAV per share for each class, plus, for D Shares, T Shares and S Shares sold in the primary offering only, applicable upfront selling commissions and dealer manager fees. The NAV per share for each class may vary from day-to-day and we are offering volume discounts on certain purchases of $150,000 or more of T Shares or S Shares.

(2)
Table assumes that 1/4 of the primary offering gross proceeds come from D Shares, 1/4 of primary offering gross proceeds come from T Shares, 1/4 of the primary offering gross proceeds come from S Shares and 1/4 of primary offering gross proceeds come from sales of I Shares. For T Shares sold in the primary offering, we may charge upfront selling commissions of up to 3.00% of the transaction price and dealer manager fees of 0.50% of the transaction price. For S Shares sold in the primary offering, we may charge upfront selling commissions of up to 3.50% of the transaction price. For D Shares sold in the primary offering, we may charge upfront selling commissions of up to 1.50% of the transaction price. We will also pay the following stockholder servicing fees over time to the dealer manager, subject to Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation: (a) for T Shares only, an advisor stockholder servicing fee of 0.65% per annum, and a stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the T Shares. However, with respect to T Shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (b) for S Shares only, a stockholder servicing fee equal to 0.85% per annum of the aggregate NAV for the S Shares and (c) for D Shares only, a stockholder servicing fee equal to 0.25% per annum of the aggregate NAV for the D Shares, in each case, payable monthly. The stockholder servicing fees are paid monthly in arrears and accrues daily in an amount equal to (1) 1/365th of 0.25% of our NAV for D Shares for such day, (2) 1/365th of 0.85% of our NAV for T Shares for such day and (3) 1/365th of 0.85% of our NAV for S Shares for such day. No stockholder servicing fees will be paid with respect to the Class I Shares. For D Shares, T Shares and S Shares, the upfront selling commission and dealer manager fee, as applicable, may vary at certain participating broker-dealers, provided that the sum will not exceed 3.50% for T Shares and S Shares, and 1.50% for D Shares. Total maximum selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the D Shares, T Shares and S Shares will not exceed 8.75% of the gross proceeds in our primary offering for D Shares, T Shares and S Shares. The total amount that will be paid over time for underwriting compensation, including commissions, the asset-based dealer manager fee and the asset-based stockholder servicing fee, depends on the average length of time for which shares remain outstanding, the term over which such amount is measured, and the performance of the Company’s assets. In the aggregate, underwriting compensation from all sources, including upfront selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, could reach, but will not exceed

10% of the aggregate amount of gross proceeds received by us from the primary portion of our offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). See “Use of Proceeds” and “Compensation.”

(3)
The amounts are based on the assumptions in footnotes 1 and 2 to this table and after accounting for upfront selling commissions and dealer manager fees. The dealer manager of this offering, CCO Capital, LLC, a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, is an affiliate of our advisor and will offer the shares on a best efforts basis.

The date of this prospectus is November 27, 2018

Suitability Standards
An investment in our common stock involves risk and is not suitable for all investors. There is no certainty as to the amount of distributions you may receive, liquidity under our redemption program may not be available at all times and the value of your investment may decline significantly.
In consideration of these factors, we have established minimum suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These minimum suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:
•a net worth of at least $250,000; or
•a gross annual income of at least $70,000 and a net worth of at least $70,000.
Certain states have established suitability requirements in addition to the minimum standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below:
Alabama:  In addition to the minimum suitability standards described above, investors must have a liquid net worth of at least ten times their investment in us and our affiliates.
California: Investors must have either (i) a net worth of at least $250,000, or (ii) a gross annual income of at least $75,000 and a net worth of at least $75,000. In addition, the investment must not exceed 10% of the net worth of the investor.
Idaho: Investors must have either (i) a gross annual income of at least $85,000 and a liquid net worth of at least $85,000, or (ii) a liquid net worth of at least $300,000. In addition, an investor’s aggregate investment in us cannot exceed 10% of that investor’s liquid net worth. For these purposes, “liquid net worth” shall include only cash plus cash equivalents, and “cash equivalents” shall include assets which may be convertible to cash within one year.
Iowa: Investors must have (excluding the value of their home, furnishings and automobiles) either (i) a minimum net worth of $100,000 and an annual gross income of $100,000, or (ii) a minimum net worth of $350,000. In addition, investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and other non-publicly traded real estate investment trusts. “Liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Accredited investors in Iowa, as defined in 17 C.F.R. § 230.501, are not subject to this 10% limitation.
Kansas and Maine: It is recommended by the office of the Kansas Securities Commissioner and the Maine Office of Securities that investors in Kansas and Maine not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Kentucky: Investors must have a liquid net worth of at least ten times their investment in us and any other investment programs sponsored by CCO Group. For these purposes, “liquid net worth” shall consist of cash, cash equivalents and readily marketable securities.
Massachusetts: Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and other illiquid direct participation investments. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Missouri: Investors may not invest more than 10% of their liquid net worth in us.
Nebraska: In addition to the minimum suitability standards described above, the aggregate investment in us and in the securities of other non-publicly traded real estate investment trusts must not exceed 10% of the investor’s net worth (exclusive of home, home furnishings and automobiles). Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.
New Jersey: Investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, investors may not invest more than 10% of their liquid net worth in us, shares of our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings).
New Mexico and Ohio:  Investors may not invest in the aggregate more than 10% of their liquid net worth in our shares, other investment programs sponsored by CCO Group, and in other non-traded real estate investment programs. “Liquid net worth” means that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

i

North Dakota, Oregon and Pennsylvania:  Investors must have a net worth of at least ten times their investment in us.
Tennessee:  Investors may not invest more than 10% of their liquid net worth (exclusive of home, home furnishings and automobiles) in us.
Texas: An investor must have had (excluding the value of the investor’s home, home furnishings and automobiles), during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000.
Vermont: Non-accredited investors may not invest more than 10% of their liquid net worth in us. For purposes of this limitation, “liquid net worth” is defined as total assets (exclusive of home, home furnishings and automobiles) minus total liabilities. Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, are not subject to this investment limitation or the suitability standards provided herein pertaining to the investor’s minimum net worth or annual income.
Our sponsor and our dealer manager, which is an affiliate of our sponsor, must make every reasonable effort to determine if investors meet our minimum suitability standards and state specific suitability standards for investing in our common stock. In making this determination, our sponsor and our dealer manager will rely on participating broker-dealers and/or information provided by investors and their advisors. In addition to the minimum suitability standards described above, each participating broker-dealer, authorized representative or any other person placing shares on our behalf, and our sponsor and our dealer manager, are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor.
It shall be the responsibility of your participating broker-dealer, authorized representative or other person placing shares on our behalf to make this determination, based on a review of the information provided by you, including your age, investment objectives, income, net worth, financial situation and other investments held by you, as well as whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the limited liquidity of our common stock;

•	the restrictions on transfer and ownership of our common stock;

•	the background and qualifications of our advisor and sub-advisor; and

•	the tax, including ERISA, consequences of an investment in our common stock.
Our sponsor, our dealer manager and each participating broker-dealer, authorized representative or other person placing shares on our behalf shall maintain records of the information used to determine that an investment in our shares is suitable and appropriate for a stockholder. The participating broker-dealer shall maintain these records for at least six years.
In the case of sales to fiduciary accounts the suitability standards shall be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.
IMPORTANT NOTE FOR BROKER-DEALERS: This prospectus will be supplemented each month with respect to pricing information (NAV per share) and from time to time with respect to other information. All sales literature used in connection with this offering must be accompanied by (1) the current prospectus, (2) all prospectus supplements (other than pricing supplements) and (3) the most recent pricing supplement filed through the close of business on the business day immediately preceding delivery or, if delivered after the close of business, then through the close of business on the day such sales literature is delivered.

IMPORTANT NOTE FOR INVESTORS: Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus. Neither we, our advisor, our independent fund accountant or our independent valuation expert has authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus or the latest prospectus supplement is accurate as of any date later than the date hereof or thereof, as applicable or such other dates as are stated herein or therein or as of the respective dates of any documents or other information incorporated herein or therein by reference.
IMPORTANT NOTE ABOUT THIS PROSPECTUS: The term “sponsor” refers to CCO Group, our sponsor; the terms “advisor” and “CIM Income NAV Advisors” refers to CIM Income NAV Advisors, LLC, our advisor and an affiliate of our sponsor; and the term “sub-advisor” refers to BlackRock Investment Management, LLC, the sub-advisor to our advisor. In this prospectus, the term “operating partnership” refers to CIM Income NAV Operating Partnership, LP of which CIM Income NAV, Inc. is the sole general partner. The words “we,” “us,” “our” and the “Company” refer to CIM Income NAV, Inc. and our operating partnership, taken together, unless the context requires otherwise.

Questions and Answers About This Offering
Set forth below are some questions (and accompanying answers) we anticipate investors interested in this offering may have. They are not a substitute for disclosures elsewhere in this prospectus and the latest prospectus supplement furnished to you. You are strongly encouraged to read the “Prospectus Summary,” the “Risk Factors” and the remainder of this prospectus in their entirety for more detailed information about this offering before deciding to purchase shares of our common stock.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

•	combines the capital of many stockholders to acquire or provide financing for the acquisition of real estate;

•	typically offers the benefit of a diversified real estate portfolio under professional management;

•	must distribute to stockholders at least 90% of its annual REIT taxable income; and

•
is able to qualify as a REIT for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation.

We elected to be taxed, and, as of the date of this prospectus, qualify, as a REIT commencing with our taxable year ended December 31, 2012. We will also use the so-called UPREIT (Umbrella Partnership Real Estate Investment Trust) structure, where a REIT holds all or substantially all of its assets through a partnership the REIT controls as a general partner. We chose this structure principally because it may be attractive to sellers of real estate who wish to defer taxable gain by exchanging their asset for limited partnership interests.

Q:	Why should I consider an investment in real estate?

A:
Our goal is to provide a professionally managed, diversified portfolio of institutional quality commercial real estate to stockholders who generally have had very limited access to such investments in the past. Allocating some portion of your portfolio to a direct investment in institutional quality commercial real estate may provide you with:

•	a reasonably predictable and stable level of current income from the investment;

•	diversification of your portfolio, by investing in an asset class that historically has not been correlated with the stock market generally; and

•	the opportunity for capital appreciation.

Q:	What is your investment strategy, and what types of properties do you intend to acquire?

A:
Under our investment strategy, we primarily acquire single-tenant, necessity commercial properties, which are leased to creditworthy tenants, under long-term net leases. Our commercial properties will consist primarily of properties in the retail, office and industrial sectors that meet our investment criteria. The actual percentage of our portfolio that is invested in retail, office and industrial property categories may fluctuate due to market conditions and acquisitions opportunities or as a result of any changes to our investment policies.

We believe that our acquisition approach will allow us to achieve a relatively predictable and stable stream of income for our stockholders, along with the potential for long-term appreciation in the value of our real estate assets.

Q:	What are “necessity commercial” properties?

A:
We use the term necessity commercial properties to describe retail properties for companies that provide consumers with products and services that are important to, and part of, their everyday lives; and to describe office and industrial properties that are essential to the business operations of a corporate tenant.

Examples of necessity retail properties include pharmacies, home improvement stores, national superstores, restaurants and regional retailers that provide products considered necessities to that region. Historically, the retail sector of commercial real estate has been able to withstand most market cycles better than other sectors, due to the long-term resilience of consumer spending. By focusing our retail acquisition strategy on necessity retailers subject to long-term net leases, our objective is to provide our stockholders with a relatively stable stream of current income, while avoiding a significant decline in the value of our real estate portfolio.
Necessity office and industrial properties are essential to the business operations of a corporate tenant, typically due to one or more of the following factors:

•	difficulty of replacement or prohibitive cost to relocate;

•	sole or major location for its distribution or office operations;

•	proximity to its distribution, manufacturing, research facilities or customer base;

•	lower labor, transportation and/or operating costs;

•	more stable labor force;

•	optimal access to transportation networks that enable efficient distribution; and/or

•
significant amount of tenant-funded capital improvements, such as customized computer systems and information technology infrastructure, racking and sorting systems, and cooling or refrigeration systems.

For example, distribution facilities, warehouses, manufacturing plants and corporate or regional headquarters are often considered to be necessity office and industrial properties. We believe that necessity office and industrial properties provide a relatively greater level of stability than other office and industrial property types because necessity properties typically involve long-term leases and experience relatively low tenant turnover. We also believe that, as a result of recent and ongoing business developments, such as the role of the internet in the distribution of products, globalization of importing and exporting products and consolidation of businesses requiring office buildings to accommodate a single-tenant, there is, and we expect there will continue to be, increasing demand by commercial tenants for necessity office and industrial properties.

Q:	Are there any risks involved in buying your shares?

A:
Investing in our common stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment. Some of the more significant risks relating to this offering and an investment in our shares include:

•	We are a “blind pool.” As of October 31, 2018, we owned 151 real estate properties and we have not identified all of the specific assets to be purchased with the net proceeds from this offering.

•
The valuation methodologies used by our independent valuation expert in arriving at the estimates of value of each of our commercial real estate assets, related liabilities and notes receivable secured by real estate (which are a component of our NAV) are set forth in individual appraisal reports prepared in accordance with valuation guidelines approved by our board of directors and involve subjective judgments and estimates. These individual appraisal reports are periodically reviewed by our advisor.

•
These estimated values are then reflected by our independent fund accountant in the calculation of our NAV. As a result, our NAV may not accurately reflect the actual prices at which our commercial real estate assets, notes receivable secured by real estate or related real estate liabilities could be liquidated on any given day.

•	There is no public market for our shares of common stock, and our charter does not require us to effect a liquidity event at any point in time in the future.

•	Our redemption plan provides stockholders with the opportunity to redeem their shares on any business day, but redemptions are subject to available liquidity and other potential restrictions.

•
We may pay distributions, and fund redemptions, from sources other than cash flow from operations, including borrowings, proceeds from this offering or asset sales, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately use to acquire real estate, which may negatively impact the value of your investment and directly impact our daily NAV per share for each class.

•	There are conflicts of interest between us and our advisor and its affiliates, including our payment of substantial fees to our advisor and its affiliates.

•
This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties acquiring properties and our ability to achieve our investment objectives could be adversely affected.

•	We may suffer from delays in identifying suitable assets, which may adversely impact the value of your investment.

•
If we do not remain qualified as a REIT, we will be subject to federal income tax at regular corporate rates, and our NAV and cash available for distribution to our stockholders could materially decrease.

Q:	What is the experience of your sponsor and advisor in managing commercial real estate?

A:
References to CCO Group, our sponsor, throughout this prospectus refer to a group of affiliated entities, formerly known as Cole Capital, that are directly or indirectly controlled by CIM. CIM acquired our sponsor from an affiliate of VEREIT, Inc. (“VEREIT”) in February 2018. CIM is a vertically-integrated owner and operator of real assets for its own account and on behalf of its partners and co-investors seeking to invest in urban real assets and associated credit strategies. CIM has multidisciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and asset management capabilities. CIM owns and controls CCO Group, and CCO Group, LLC owns and controls CIM Income NAV Advisors, our advisor, and is the indirect owner of CCO Capital, our dealer manager, and CREI Advisors, LLC (“CREI Advisors”), our property manager.

Since January 1, 2006, our sponsor and its affiliates have sponsored eight publicly offered REITs, which are comprised of us; Cole Credit Property Trust, Inc. (“CCPT I”), which merged with and into a wholly owned subsidiary of VEREIT in May 2014; Cole Credit Property Trust II, Inc. (“CCPT II”), which merged with and into a wholly owned subsidiary of Spirit Realty Capital, Inc. in July 2013; Cole Real Estate Investments, Inc. (“Cole”) (formerly known as Cole Credit Property Trust III, Inc. (“CCPT III”)), which merged with and into a wholly owned subsidiary of VEREIT in February 2014; Cole Credit Property Trust IV, Inc. (“CCPT IV”); Cole Credit Property Trust V, Inc. (“CCPT V”); Cole Corporate Income Trust, Inc. (“CCIT”), which merged with and into a wholly owned subsidiary of Select Income REIT in January 2015; Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”) and Cole Office & Industrial REIT (CCIT III), Inc. (“CCIT III”). As of December 31, 2017, these programs had raised a total of approximately $14.4 billion from approximately 276,000 stockholders and purchased 3,191 properties located in 49 states and the U.S. Virgin Islands for an aggregate purchase price of $21.5 billion. A summary of the public real estate programs managed over the last ten years by our sponsor, including adverse business and other developments, is set forth in the section of this prospectus captioned “Prior Performance Summary.”
Our advisor is CIM Income NAV Advisors, an affiliate of our sponsor that was formed solely for the purpose of managing our company. Certain key and other personnel of our advisor have been associated with our sponsor for several years. For additional information about the officers of our advisor, see the section of this prospectus captioned “Management — The Advisor.”

Q:	What is a perpetual-life, publicly offered, non-exchange traded REIT?

A:
A non-exchange traded REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. A public non-exchange traded REIT is registered with the Securities and Exchange Commission (“SEC”) and is required to file with the SEC financial statements and other reports.

We use the term “perpetual-life” non-exchange traded REIT to describe an investment vehicle of indefinite duration focused principally on acquiring a portfolio of commercial real estate, where the shares of common stock are continuously available for purchase and redemption on any business day at a price equal to net asset value per share (“NAV per share”).
Non-exchange traded REITs have traditionally had a finite life with a specified date by which there would be some type of liquidity event for the benefit of all stockholders. In our perpetual-life structure, the stockholder or his financial advisor will determine when to purchase or liquidate an investment in shares of our common stock and our charter does not require us to effect a liquidity event at any point-in-time in the future.

Q:	How is an investment in shares of your common stock different from investing in shares of a listed REIT?

A:
Investing in REITs whose shares are listed for trading on a national securities exchange is another alternative for investing in commercial real estate. Shares of listed REITs, however, generally fluctuate in price with the stock market as a whole; that is, there may be, over certain periods of time, a correlation between changes in the price of listed REIT shares and changes in the value of the stock market generally. Such correlation suggests that the value of shares of listed REITs may be, over certain periods of time, based on a variety of factors beyond the value of the listed REITs’ underlying real estate assets, such as the supply of available shares (number of sellers) and the demand for shares (number of buyers), as well as changes in stockholders’ short-or long-term financial market expectations in general.

Our objective is to offer an alternative for investing in commercial real estate, where the value of your investment will be based on our NAV. Our NAV will reflect several components, one of which will be the estimated values of each of our commercial real estate assets, related liabilities, and notes receivable secured by real estate contained within individual appraisal reports provided to our independent fund accountant by our independent valuation expert. These estimates of the values of our commercial real estate properties, which are based on information provided by our advisor, who also reviews them, will not fluctuate depending on the number of shares available for purchase in a trading market or on the number of stockholders looking to sell shares in a trading market. Although our advisor will periodically review and provide input on the estimates of value, our independent valuation expert will be free to accept or reject such input in its discretion. Our shares will be offered for sale on a continuous basis by the Company and redemptions will be based on the NAV per share for each class calculated by our independent fund accountant, regardless of the volume of redemption requests. Because of these valuation guidelines applicable to our NAV, we expect that changes in the value of our shares will be more closely correlated, or aligned, with changes in prices of direct investments in real estate, as compared to changes in trading prices for the common stock of listed REITs. Since direct investments in real estate are not highly correlated with stock market prices generally, we expect that an investment in our shares will provide a measure of diversification to a stockholder’s portfolio that otherwise largely consists of stocks traded on a stock exchange.
In addition, on average, a direct investment in real estate, as measured by actual transactions, has historically exhibited significantly less volatility, or changes in value, than an investment in a listed REIT. Again, since the NAV for each class of our shares will be based on an estimate of the value of the real estate that we own, we expect that an investment in our shares will fluctuate in value, over time, less than an investment in a listed REIT.
Investors should bear in mind that purchasing our shares differs from investing in a listed REIT in significant ways. An investment in our shares has limited liquidity and our redemption program may be limited, modified or suspended. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time. Investing in our shares also differs from investing directly in real estate, including the expenses related to this offering and other fees and expenses that may become payable.

Q:	Are there risks associated with an investment in your common stock?

A:
This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” for a description of the principal risks you should consider before buying shares of our common stock.

Q:	How is an investment in shares of your common stock different from investing in shares of a traditional non-exchange traded REIT?

A:	Generally, an investment in shares of our common stock differs from a traditional non-exchange traded REIT because:

•
The per share purchase and redemption price of each class of our common stock is based on our NAV as calculated by our independent fund accountant, State Street Bank and Trust Company (“State Street”), and may vary from day to day. Traditional non-exchange traded REITs typically do not determine an NAV until more than two years after the commencement of their offering, and then generally only update their NAV on either an annual or quarterly basis thereafter. Daily pricing of our shares at NAV per share will enable stockholders to calculate a reasonable estimate of the total return on their investments as of any given time.

•
Contrary to traditional non-exchange traded REITs, which typically limit redemptions to 5% or less of the weighted average number of shares outstanding during the trailing twelve-month period, the goal of our redemption plan is to provide significantly greater liquidity to our stockholders by allowing for net redemptions per quarter of at least 5% of the prior quarter-end’s NAV and by maintaining a liquid reserve available to fund redemptions. There are circumstances under which our redemption program may be limited, modified or suspended.

•
Most traditional non-exchange traded REITs typically provide for a two to five year offering period and seek a single liquidity event, such as a listing on a national exchange or liquidation, within five to seven years of the end of the offering period. In contrast, we are a perpetual-life entity with no defined life and we will continuously offer shares for purchase and allow redemptions. This will provide our stockholders with greater flexibility in determining when they want to make or liquidate their investment.

Q:	What is the difference between the classes of common stock being offered?

A:
Pursuant to this prospectus, we are offering to the public four classes of shares of our common stock: D Shares, T Shares, S Shares and I Shares. The classes differ with respect to upfront selling commissions, dealer manager fees and ongoing stockholder servicing fees payable. No upfront selling commissions, dealer manager fees or stockholder servicing fees are paid with respect to I Shares.

	Class D	Class T	Class S	Class I
Upfront Selling Commissions	1.50%	3.00%	3.50%	None
Dealer Manager Fees	None	0.50%	None	None
Ongoing Stockholder Servicing Fees	0.25%	0.85%	0.85%	None
Assuming a constant net asset value per share and assuming applicable stockholder servicing fees are paid until the 8.75% of gross proceeds limit described in “Compensation—Stockholder Servicing Fees” is reached, we expect that a one-time investment representing an aggregate net asset value of $10,000 in shares of each class would be subject to the following upfront selling commissions, dealer manager fees and stockholder servicing fees:

	Upfront Selling Commissions	Dealer Manager Fees	Annual Stockholder Servicing Fees	Maximum Stockholder Servicing Fees Over Life of Investment (Length of Time)	Total (Length of Time)
Class D	$152	$—	$25	$738 (30 years)	$890 (30 years)
Class T	$311	$52	$85	$556 (7 years)	$919 (7 years)
Class S	$363	$—	$85	$556 (7 years)	$919 (7 years)
Class I	$—	$—	$—	$—	$—
The ongoing stockholder servicing fees listed above are allocated on a class-specific basis and borne by all holders of the applicable class. These class-specific fees may differ for each class, even when the NAV of each class is the same. We normally expect that the allocation of ongoing stockholder servicing fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then, pursuant to our valuation procedures, the class-specific fee allocations may lower the net asset value of a share class. If the NAVs of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “Valuation Policies and “Description of Capital Stock—Distributions” for more information.
Our T Shares, S Shares, D Shares and I Shares are available for different categories of investors. T Shares and S Shares are available to the general public. D Shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to D Shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to D Shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through investment advisers that are registered under the Investment Advisers Act of 1940 or applicable state law, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. I Shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to I Shares, (2) by institutional accounts as defined by FINRA Rule 4512(c), (3) through bank-sponsored collective trusts and bank-sponsored common trusts, (4) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (5) through certain financial intermediaries that are not otherwise registered with or as a broker-dealer and that direct clients to trade with a broker-dealer that offers I Shares, (6) through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law that are also registered with or as a broker-dealer, whose broker-dealer does not receive any compensation from us or our dealer manager, (7) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and our advisor’s product specialists or other affiliates of our advisor and their immediate family members, our product specialists and their affiliates and, if approved by our board of directors, joint venture partners, consultants and other service providers, (8) by participating broker dealers, including their registered representatives and immediate family members, (9) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers and (10) by any other categories of purchasers that we name in an amendment or supplement to this prospectus. Before making your investment decision, please consult with your investment adviser regarding your account type and the shares of common stock you may be eligible to purchase.
Certain participating broker-dealers may offer volume discounts, which would reduce upfront selling commissions and would therefore increase the length of time required for upfront selling commissions, dealer manager fees and stockholder servicing fees to reach the 8.75% (or a lower limit set forth in any applicable agreement between our dealer manager and a participating broker-dealer, provided that our dealer manager advises our transfer agent of the lower limit in writing) of primary offering gross proceeds limit described in “Plan of Distribution—Distribution Fees.” See “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees.”
If you are eligible to purchase more than one class of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, and the selling commissions, dealer manager fees and ongoing stockholder servicing fees attributable to the Class D, Class T, Class S and Class I shares, as applicable. Before making your investment decision, please consult with your investment advisor regarding your account type and the classes of common stock you may be eligible to purchase.

Q:	What is the purchase price for shares of your common stock?

A:
The per share purchase price varies from day-to-day and, on each business day, is equal to the NAV for that class divided by the number of shares of such class outstanding as of the close of business on such day, plus, for D Shares, T Shares and S Shares sold in the primary offering only, applicable upfront selling commissions and dealer manager fees. After the close of business (the close of the New York Stock Exchange (“NYSE”); generally, 4:00 p.m. Eastern Time), on each day that the NYSE is open (a business day), we will update our website, www.colenetlease.com/income-nav#summary, which identifies the NAV per share for each class for that day. The initial per share purchase price for S Shares will be equal to the T Share NAV per share on the first day we accept proceeds for S Shares, plus, applicable selling commissions. Any purchase orders that we receive prior to the close of business on any business day will be executed at a price equal to our NAV per share for that day, as calculated after the close of business on that day, plus, for D Shares, T Shares and S Shares sold in the primary offering only, applicable upfront selling commissions and dealer manager fees. Purchase orders that we receive after the close of business are executed at a price calculated after the close of business on the next business day. Purchase orders placed on a day that is not a business day, and purchase orders pursuant to our systematic investment program that would otherwise occur on a day that is not a business day, will be executed as if they were received prior to the close of business on the immediately following business day. See “Share Purchases and Redemptions — Buying Shares” for more details.

Q:	How will your NAV per share for each class be calculated?

A:
Our NAV per share for each class is calculated daily as of the close of business by our independent fund accountant using a process that reflects (1) estimated values of each of our commercial real estate assets, related liabilities, and notes receivable secured by real estate provided periodically by our independent valuation expert in individual appraisal reports, as they may be updated upon certain material events described below, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our daily distributions, and (4) estimates of daily accruals, on a net basis, of our operating revenues, expenses, including class-specific expenses, debt service costs and fees, including class-specific fees. Our advisor reviews estimated values of commercial real estate assets, related liabilities, and notes receivable secured by real estate provided in individual appraisal reports and if a material event in respect of such asset or liability occurs between scheduled valuations that our advisor believes may materially affect the value thereof, our advisor will inform the independent valuation expert so that, if appropriate, the independent valuation expert can issue an update to its individual appraisal report to adjust the most recent valuations to account for the estimated impact.

We have engaged CBRE, Inc. (“CBRE,” formerly known as CB Richard Ellis, Inc.), which has expertise in appraising commercial real estate, to act as our independent valuation expert. CBRE provides our independent fund accountant with periodic estimates of the values of our commercial real estate assets, related liabilities, and notes receivable secured by real estate, all or substantially all of which will be held in our operating partnership. Our assets will consist primarily of a portfolio of commercial real estate as well as notes receivable or marketable securities where the underlying collateral will typically be commercial real estate or security interests therein. We will also invest in liquid assets and hold cash and cash equivalents, which will not be valued by our independent valuation expert. Our other liabilities will be estimated by our advisor for use by our independent fund accountant in determining NAV and will include accrued operating expenses, including class-specific expenses, accrued stockholder servicing and advisory fees for each class.
Upon purchase, each real estate asset is initially carried at its purchase price, plus related acquisition costs. On an annual basis thereafter, our independent valuation expert will value each of our commercial real estate properties and real estate assets, such that each of these assets will be valued at least once a year. Based on all information deemed relevant, our independent valuation expert will analyze the cash flow from, and other characteristics of, each commercial real estate property in our portfolio. The independent valuation expert will consider, as appropriate, valuation methodologies, opinions and judgments in compliance with the Uniform Standards of Professional Appraisal Practice and the requirements of the Code of Professional Ethics and Standards of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. See “Valuation Policies — Valuation — Valuation of Commercial Real Estate Properties and Secured Loans.”
Between valuations, our advisor will monitor our commercial real estate assets, related liabilities, and notes receivable secured by real estate to determine whether a material event has occurred that our advisor believes may have a material impact on the most recent estimated values thereof as set forth in the relevant appraisal report provided by our independent valuation expert. If, in the opinion of our independent valuation expert, the event identified by our advisor, or in some circumstances an event that becomes known to the independent valuation expert through other means, is likely to have a material impact on previously provided estimated values of the affected commercial real estate assets, related liabilities, and notes receivable secured by real estate the independent valuation expert will recommend valuation adjustments that our independent fund accountant will then incorporate into our NAV. Any such adjustments will be estimates of the market impact of specific events based on assumptions and judgments that may or may not prove to be correct, and may also be based on limited information, as full and complete information may not be readily available.
In addition to providing estimated values of our commercial real estate asset portfolio, our independent valuation expert will also provide, on a quarterly basis beginning with the quarter following the first full calendar quarter after we acquire any notes receivable, an estimate of the value of our notes receivable, primarily relying on a discounted cash flow analysis, and an estimate of the value of our mortgages, primarily by comparing the terms of our mortgages to the terms of mortgages on comparable properties, as seen in the market generally. These quarterly valuations may also be adjusted, between quarters, as described above. Liquid assets and assets that are traded with reasonable frequency will be valued by third party pricing institutions on a daily basis, assuming market quotes are available. Our advisor will periodically review and provide input on the estimated value provided by the independent valuation expert set forth in an individual appraisal report for each such asset, but the independent valuation expert will be free to accept or reject such input in its discretion. The board of directors, including a majority of the independent directors, has adopted our valuation guidelines, will be responsible for ensuring that the independent valuation expert discharges its responsibilities in accordance with our valuation guidelines, and will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility.
Our independent fund accountant calculates our daily NAV at the end of each business day based on the net valuation of our operating partnership’s principal assets and liabilities, based primarily on the individual estimated values provided by the independent valuation expert as described above, together with the other components of NAV described elsewhere in this prospectus. First, our independent fund accountant will subtract from the net value of the operating partnership the other partnership liabilities, including estimates of accrued fees and expenses attributable to the offering, and estimates of accrued operating revenues, fees and expenses. Our independent fund accountant will take the resulting amount and multiply that amount by our percentage ownership interest in the operating partnership. Initially, the only limited partner was our wholly-owned subsidiary, CRI (Daily NAV), LLC, which, as of the date of this prospectus, held less than a 0.01% interest. Our independent fund accountant will then add any assets held directly by the REIT, which should be limited to cash and cash equivalents, and subtract an estimate of any accrued liabilities of the REIT, which should be limited to certain legal, accounting and administrative costs. Our independent fund accountant will then calculate the NAV for each class of shares (i.e., our D Shares, T Shares, S Shares and I Shares). NAV for each class will be adjusted for subscriptions, redemptions and accruals of the class’s daily distributions and estimates of class-specific fee and expense accruals. Upfront selling commissions and dealer manager fees will have no effect on the NAV of any class. NAV is intended to reflect our estimated value on the date that NAV is determined.
Our NAV per share for each class is determined by dividing the NAV for such class on such day by the number of shares of such class outstanding as of the end of such day, prior to giving effect to any share purchases or redemptions to be effected on such day. See “Valuation Policies — Calculation of Our NAV Per Share” for more details about how our NAV is calculated.

Q:	Does your independent valuation expert calculate, or is it responsible for, the NAV?

A:
Our NAV per share for each class is calculated by our independent fund accountant. While our independent valuation expert will periodically provide estimated values of each of our commercial real estate assets, related liabilities, and notes receivable secured by real estate based upon individual appraisal reports, our independent valuation expert is not responsible for and does not prepare our daily NAV per share for each class.

Q:	How exact is the calculation of the daily NAV per share?

A:
Our goal is to provide a reasonable estimate of the market value of our shares. Our assets will consist principally of commercial real estate assets, the valuation of which by our independent valuation expert is subject to a number of judgments and assumptions that may not prove to be accurate. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. The daily calculation of our NAV per share for each class by our independent fund accountant may not reflect the precise amount that might be paid for your shares of such class in a market transaction. On any given day, our published NAV per share for each class may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per share for each class may be in favor of either stockholders who redeem their shares of such class, or stockholders who buy new shares of such class, or existing stockholders. See “Valuation Policies — Calculation of Our NAV Per Share.”

Q:	Will I have the opportunity to redeem my shares of common stock?

A:
While you should view your investment in our shares as a long-term investment with limited liquidity, we have adopted a redemption plan whereby, on any business day, stockholders may request that we redeem all or any portion of their shares. The redemption price per share on any business day will be equal to NAV per share, determined as described above. Subject to limited exceptions, shares purchased after the date of this prospectus that are redeemed within 365 days of the date of purchase will be subject to a short-term trading fee equal to 5% of the aggregate NAV per share of such shares redeemed. See “Share Purchases and Redemptions — Redemption Plan.”

Q:	Will there be any limits on my ability to redeem my shares?

A:
Yes. While we designed our redemption plan to allow stockholders to request redemptions on any business day, of all or any portion of their shares, our ability to fulfill redemption requests is subject to a number of limitations. The vast majority of our assets will consist of commercial properties, which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. However, to fund our redemption plan, we will maintain a number of sources of liquidity including (i) cash, cash equivalents, other liquid investments and liquid securities and (ii) in the discretion of our advisor, a line of credit.

In order to maintain a reasonable level of liquidity, our investment guidelines provide that we will target the following aggregate allocation to the above sources of liquidity: (1) 10% of our NAV up to $1 billion and (2) 5% of our NAV in excess of $1 billion. In addition, we may also fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from this offering and/or the sale of our assets. Despite these sources of liquidity, we may not always have sufficient liquid resources to satisfy redemption requests and you may not always be able to redeem your shares.
Under ordinary circumstances the total amount of net redemptions for all classes during a calendar quarter is limited to five percent of our total net assets on the last business day of the preceding quarter. Redemption requests will be satisfied on a first-come, first-served basis. If net redemptions do not reach the five percent limit in a calendar quarter, the unused portion will be carried over to the next quarter, except that the maximum amount of net redemptions during any quarter can never exceed ten percent of our total net assets on the last business day of the preceding quarter. If net redemptions in a calendar quarter reach the five percent limit (plus any carried over amount), then after pro-rating redemptions for that day, we will be unable to process any redemption requests for the rest of the calendar quarter. We will begin accepting redemption requests again on the first business day of the next calendar quarter, but will apply the five percent quarterly limitation on redemptions on a per-stockholder basis, instead of a first-come, first-served basis. Therefore, at any time during that quarter each stockholder will be able to redeem up to five percent of the stockholder’s investment in our shares on the last business day of the preceding quarter, plus any new investment by the stockholder in our shares during that quarter (subject to applicable short-term trading fees). The per-stockholder limit will remain in effect for the following quarter if total net redemptions are more than two and one-half percent of our net assets on the last business day of the preceding quarter.
Further, to protect our operations and our non-redeeming stockholders, to prevent an undue burden on our liquidity or to preserve our status as a REIT, our board of directors may limit, or suspend our redemption program. See “Share Purchases and Redemptions — Redemption Plan — Redemption Limitations.”

Q:	Will I be charged upfront selling commissions or other fees?

A:
Our dealer manager may be entitled to receive upfront selling commissions of up to 1.50% of the transaction price, which is inclusive of such upfront selling commission (the “Offering Price”), of each D Share sold in the primary offering. Additionally, our dealer manager is entitled to receive upfront selling commissions of up to 3.00%, and dealer manager fees of 0.50%, of the Offering Price of each T Share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.50% of the Offering Price. Our dealer manager is also entitled to receive upfront selling commissions of up to 3.50% of the Offering Price of each S Shares sold in the primary offering. Our dealer manager will reallow 100% of such selling commissions to participating broker-dealers. At our dealer manager’s discretion it may reallow a portion of the dealer manager fee received to participating broker-dealers. No upfront selling commissions or dealer manager fees are paid with respect to purchases of I Shares sold through registered investment advisors or shares of any class sold pursuant to our distribution reinvestment plan.

Additionally, stockholder servicing fees will be paid to our dealer manager with respect to ongoing services provided to all of our holders of D Shares, T Shares and S Shares, as follows: (a) for D Shares only, a stockholder servicing fee equal to 0.25% per annum of the aggregate NAV for the D Shares, (b) for T Shares only, an advisor stockholder servicing fee of 0.65% per annum, and a stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the T Shares (however, such advisor stockholder servicing fee and stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares), (c) for S Shares only, a stockholder servicing fee equal to 0.85% per annum of the aggregate NAV for the S Shares. The stockholder servicing fees are paid monthly in arrears and accrues daily in an amount equal to (1) 1/365th of 0.25% of our NAV for D Shares for such day, (2) 1/365th of 0.85% of our NAV for T Shares for such day and (3) 1/365th of 0.85% of our NAV for S Shares for such day. We will cease paying the stockholder servicing fee with respect to any D Shares, T Shares or S Shares held in a stockholder’s account at the end of the month in which our dealer manager in conjunction with the transfer agent determines that total upfront selling commission, dealer manager fees and stockholder servicing fees paid with respect to the share held by such stockholder within such account would exceed, in the aggregate, 8.75% (or, in the case of shares sold through certain participating broker-dealers, a lower limit as set forth in any applicable agreement between our dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto). In addition, we will cease payment of the stockholder servicing fees with respect to all outstanding shares if, at the completion of this offering, in the aggregate, underwriting compensation from all sources, including upfront selling commissions, the dealer manager fees, the stockholder servicing fees and other underwriting compensation paid by us and our advisor and its affiliates, equals 10% of the gross proceeds from the primary portion of our offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan).
In addition, our advisor or its affiliates, pay on our behalf all other costs incurred in connection with our organization and the offering of our shares (excluding upfront selling commissions and dealer manager fees, and the ongoing stockholder servicing fees), including (i) our legal, accounting, printing, mailing and filing fees, and broker-dealer due diligence expenses; (ii) costs incurred in connection with preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers; and (iii) reimbursements for our dealer manager’s wholesaling costs, and other marketing and organization costs including payments made to participating broker-dealers. We reimburse our advisor for these costs. Reimbursement payments are made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.75% of the aggregate gross offering proceeds from this offering, including shares issued in connection with the distribution reinvestment plan, but excluding upfront selling commissions and dealer manager fees charged on D Shares, T Shares and S Shares sold in the primary offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.75% limit), calculated on an accumulated basis, until our advisor has been reimbursed in full.

Q:	What other fees and expenses will you pay to our advisor or any of its affiliates?

A.
We pay our advisor a monthly advisory fee that will be payable in arrears on a monthly basis and accrue daily in an amount equal to 1/365th of 1.10% of the NAV for each class of common stock for each day. We will also pay our advisor a performance fee calculated on the basis of our total return to stockholders. We will not pay advisory fees to the sub-advisor, as those fees will be paid by our advisor.

Although we will not pay our advisor any acquisition, financing or other similar fees in connection with making acquisitions, we reimburse our advisor for out-of-pocket expenses in connection with the acquisition and financing of commercial real estate properties, real estate-related assets and other investments. Additionally, we reimburse our advisor for out-of-pocket operating expenses in connection with providing services to us, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of services to us other than our executive officers. The expense reimbursements that we pay to our advisor include expenses incurred by the sub-advisor on our behalf.
The payment of fees and expenses will reduce the cash available for acquisitions and distribution and will directly impact our daily NAV. See “Compensation” for more details regarding the fees that will be paid to our advisor and its affiliates.

Q:	Will you acquire anything other than commercial properties?

A:
Yes. Our portfolio also may include other income-producing real estate, as well as other assets such as mortgage, mezzanine, bridge and other loans, and liquid securities. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and acquisition opportunities. We will not forego a high quality asset because it does not precisely fit our presently expected portfolio composition. Thus, to the extent that our advisor presents us with high quality acquisition opportunities that allow us to meet the REIT requirements under the Internal Revenue Code of 1986, as amended (the “Code”), and that result in an overall real estate portfolio that is consistent with our investment objectives, our portfolio composition may vary from time to time. Our goal is to assemble a portfolio that is diversified by asset type, size and risk, which generates a relatively predictable and stable stream of income for stockholders and the potential for long-term capital appreciation in the value of our real estate assets. See the section of this prospectus captioned “Investment Objectives, Strategy and Policies — Acquisition and Investment Policies” for a more detailed discussion of all of the types of acquisitions we may make.

Q:	Generally, what will be the terms of your leases?

A:
We have secured, and will continue to seek to secure, leases from creditworthy tenants, before or at the time we acquire a property. Our target leases are triple-net or double-net leases. Triple-net leases typically require the tenant to pay all costs associated with a property (e.g., real estate taxes, insurance, maintenance and repairs, including roof, structure and parking lot). Double-net leases typically hold the landlord responsible for the capital expenditures for the roof and structure, while the tenant is responsible for all lease payments and remaining operating expenses associated with the property (e.g., real estate taxes, insurance and maintenance). This helps ensure the predictability and stability of our expenses and, we believe, will result in greater predictability and stability of our cash distributions to stockholders. We generally intend to enter into long-term leases that may have terms of ten or more years, may include renewal options and may also include rental increases over the term of the lease; however, certain leases may have a shorter term. In addition, we expect that a number of our leases will be guaranteed by the corporate parent of the tenant, ensuring that, unless the parent company goes into bankruptcy, the rent on the property will be paid, even if the individual store is closed for any reason.

Q:	How will you determine whether tenants are creditworthy?

A:
Our advisor and its affiliates have a well-established underwriting process to determine the creditworthiness of our current and potential tenants. The underwriting process includes analyzing the financial data and other information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In some instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to such company under a long-term lease, we expect that we will meet with the senior management of the company to discuss the company’s business plan and strategy.

Q:	Will you use leverage?

A:
Yes, we intend to use leverage. Our targeted leverage is 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or market value of our gross assets. Please see “Investment Objectives, Strategy and Policies” for more details.

Q:	How often will I receive distributions?

A:
We expect that, on a quarterly basis, our board of directors will authorize and we will declare distributions for each class with a daily record date, and pay distributions monthly in arrears. During 2017, we paid dividends of $0.98 per share. Any distributions we make are at the discretion of our board of directors, and are based on, among other factors, our present and reasonably projected future cash flow. We also expect that the board of directors will set the rate of distributions at a level that will be reasonably consistent and sustainable over time. In addition, the board of directors’ discretion as to the payment of distributions is limited by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income. See “Description of Capital Stock — Distributions” and “Material U.S. Federal Income Tax Considerations.”

Any distributions that we make will directly impact our NAV, by reducing the amount of our assets. Our goal is to provide a reasonably predictable and stable level of current income, through monthly distributions, while at the same time maintaining a fair level of consistency in our NAV. Over the course of your investment, your distributions plus the change in NAV per share for the applicable class (either positive or negative) will produce your total return.

Q:	What will be the source of your distributions?

A:
We may pay distributions from sources other than cash flow from operations, including from the proceeds of this offering, from borrowings or from the sale of properties or other assets, among others, and we have no limit on the amounts we may pay from such sources. As of September 30, 2018, cumulative since inception, we have declared $71.9 million of distributions and we have paid $69.4 million, of which $36.8 million was paid in cash and $32.6 million was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. As of September 30, 2018, cumulative since inception, our distributions were funded by net cash provided by operating activities of $68.4 million and proceeds from our offering of $1.0 million.

Contrary to traditional non-exchange traded REITs, however, whose shares are typically sold and, on a limited basis, redeemed at, a fixed price that is not necessarily intended to reflect the current value of the shares, our common stock will be sold and redeemed on any business day at NAV per share for the applicable class. As a result, distributions that represent a return of capital or exceed our operating cash flow will be reflected in our daily calculation of NAV.

Q:	Will the distributions I receive be taxable as ordinary income?

A:
Unless your investment is held in a qualified tax-exempt account or we designate certain distributions as capital gain dividends, distributions that you receive generally will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Pursuant to H.R. 1, informally titled the Tax Cuts and Jobs Act, non-corporate recipients of dividends from a REIT (other than capital gains dividends and dividends eligible for treatment as qualified dividends) may deduct up to 20% of such REIT dividends for taxable years beginning after December 31, 2017 and before January 1, 2026. The portion of your distribution in excess of current and accumulated earnings and profits is considered a return of capital for tax purposes and will reduce the tax basis of your investment, rather than result in current tax, until your basis is reduced to zero. This, in effect, defers a portion of your tax until you redeem or sell your shares. Distributions made to you in excess of our earnings and your tax basis in our stock will be treated as sales proceeds from the sale of our stock. Distributions we designate as capital gain dividends will generally be taxable at long-term capital gains rates. However, because each stockholder’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this prospectus entitled “Material U.S. Federal Income Tax Considerations.”

Q:	May I reinvest my cash distributions in additional shares?

A:
Yes. We have adopted a distribution reinvestment plan whereby stockholders may elect to have their cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. The purchase price for shares purchased under our distribution reinvestment plan is equal to the NAV per share for such class on the date that the distribution is payable, after giving effect to the distribution. Because the dealer manager fees are calculated based on NAV, they reduce NAV with respect to all shares of our common stock, including shares issued under our distribution reinvestment plan. See “Description of Capital Stock — Distribution Reinvestment Plan” for more information regarding reinvestment of distributions you may receive from us.

Q:	Do you expect to acquire properties and enter into loans in transactions with your advisor or its affiliates?

A:
From time to time our advisor may direct certain of its affiliates to acquire properties that would be suitable acquisitions for us or may create special purpose entities to acquire properties for the specific purpose of selling the properties to us at a later time. Subsequently, we may acquire such properties from such affiliates, but any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of independent directors, not otherwise interested in such transactions as being fair and reasonable to us. In addition, either our purchase price in any such transaction will be limited to the cost of the property to the affiliate, including acquisition-related expenses, or a majority of our independent directors must determine that there is substantial justification for any amount above such cost and that the difference is reasonable. Further, our charter provides that in no event will the purchase price of any asset acquired from an affiliate exceed its current appraised value as determined by an independent appraiser.

We are additionally permitted to borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property or for the purpose of providing short term financing as necessary to satisfy valid redemption requests under the Company’s share redemption plan, in either case when offering proceeds alone are insufficient to do so and third party financing has not been arranged or is insufficient. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. Our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, but neither of these transactions would be considered a loan.

Q:	Will you acquire properties in joint ventures, including joint ventures with affiliates of the advisor?

A:
It is possible that we may acquire properties through one or more joint ventures in order to increase our purchasing power and diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Increased portfolio diversification reduces the risk to stockholders as compared to a program with less diversified assets. Our joint ventures may be with affiliates of our advisor or with unaffiliated third parties. Any joint venture with an affiliate of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers and the cost of our investment must be supported by a current appraisal of the asset. Generally, we will only enter into a joint venture in which we will approve major decisions of the joint venture. If we do enter into joint ventures, we may assume liabilities related to joint ventures that exceed the percentage of our participation in the joint venture.

Q:	For whom is an investment in your shares appropriate?

A:	An investment in our shares may be appropriate for you if you:

•	meet the minimum suitability standards mentioned above under “Suitability Standards;”

•	seek to diversify your portfolio by allocating a portion of your portfolio to a direct, long-term investment in commercial real estate that is non-correlated to the stock market;

•	seek to receive current income through our payment of distributions;

•	wish to obtain the benefits of potential long-term capital appreciation; and

•	are able to hold your investment in our shares as a long-term investment, as our redemption program may not always be available to redeem your shares.

Q:	How do I buy shares?

A:
You can buy shares pursuant to this prospectus by working with your financial advisor to (1) complete the required documentation and (2) pay for the shares at the time your purchase order is settled. Please see “Share Purchases and Redemptions — Buying Shares” for more information about how to purchase shares.

Q:	May I make an investment through my IRA or other tax-deferred retirement account?

A:
Yes. You may make an investment through your IRA or other tax-deferred retirement account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, or other retirement account, (2) whether the investment would constitute a prohibited transaction under ERISA or the Internal Revenue Code, (3) whether the investment satisfies the fiduciary requirements associated with your IRA or other retirement account, (4) whether the investment will generate unrelated business taxable income (“UBTI”) to your IRA, or other retirement account, and (5) whether there is sufficient liquidity for such investment under your IRA, or other retirement account.

Q:	Is there any minimum investment required?

A:
Subject to limited exceptions, the minimum initial investment in our D Shares, T Shares and S Shares is $2,500, and the minimum initial investment in our I Shares is $1.0 million, unless otherwise waived by our dealer manager.

Q:	What is the term or expected life of this offering?

A:
Pursuant to this prospectus, we have registered $3.5 billion in shares of our common stock to be sold in our primary offering and up to $500.0 million in shares to be sold pursuant to our distribution reinvestment plan. It is our intent, however, to conduct a continuous offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock, including filing an amendment to the registration statement with the SEC on or before such time as the most recent offering price per share represents a 20% change from the per share price set forth in the registration statement as originally declared effective by the SEC or the price per share set forth in the latest amendment thereto filed with the SEC. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such amendment until it is declared effective, if at all.
This is a “best efforts” offering, which means that our dealer manager and the participating brokers are only required to use their best efforts to sell the shares.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	quarterly customer account statements;

•	an annual report;

•	confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through the distribution reinvestment plan);

•
notification to our Maryland, New York and New Jersey stockholders regarding the sources of payments made to them that are not entirely from our funds from operations, which will be sent via U.S. mail with every third monthly distribution statement and/or check, as applicable; and

•
if you participate in our distribution reinvestment plan, an annual statement providing all material information regarding the plan and your participation in it, including the tax consequences thereof.

Depending on legal requirements, we will provide this information to you via one or more of the following methods:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery, including email; or

•	posting, or providing a link, on our sponsor’s website, which is www.colenetlease.com
In general, the above materials will be provided to you via U.S. mail unless you affirmatively elect to receive them via electronic delivery. Except for an annual report and any other reports required to be physically delivered to stockholders, we will not mail stockholders periodic or other reports we file with the SEC that are available to you on the SEC’s website at www.sec.gov.
In addition, on each business day, our current NAV per share for each class will be posted on our website and made publicly available on our toll-free, automated information line after it has been calculated at the end of each business day.

Q:	When will I get my detailed tax information?

A:
In the case of certain U.S. stockholders, your Form 1099-DIV and/or Form 1099-B tax information, if required, will be mailed or otherwise be made available by January 31 and February 15 respectively of each year (or by February 15 if the forms are consolidated). In the case of non-U.S. stockholders, Form 1042-S will be mailed or otherwise be made available by March 15 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your financial advisor or:
CCO Capital, LLC
2325 E. Camelback Road, 10th Floor
Phoenix, Arizona 85016
(866) 907-2653
Attn: Shareholder Relations
www.colenetlease.com

Prospectus Summary
This summary highlights some of the most significant information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. To understand this offering fully, you should read the entire prospectus carefully, including, without limitation, the information discussed under the caption “Risk Factors” before making a decision to invest in our shares.
CIM Income NAV, Inc.
CIM Income NAV, Inc. is a Maryland corporation formed on July 27, 2010 to primarily acquire commercial properties, which are leased to creditworthy companies, under long-term net leases. Our commercial properties will consist of properties in the retail, office and industrial sectors that meet our investment criteria. Once all of the offering proceeds are invested, we anticipate that our property sector allocations will broadly reflect the composition of the National Council of Real Estate Investment Fiduciaries Property Index (“NPI”) with the exception of multi-family and lodging, which will be excluded from our investment universe. Since our strategy will focus on income producing real estate with long term leases, we will not acquire multi-family or lodging properties due to their short duration leases and historically volatile performance. The actual percentage of our portfolio that is invested in retail, office and industrial property categories may fluctuate due to market conditions and acquisition opportunities or as a result of any changes to our investment policies. We believe that our acquisition approach will allow us to achieve a relatively predictable and stable current stream of income for our stockholders, along with the potential for long-term capital appreciation in the value of our real estate. In addition, an investment in our common stock will provide stockholders with exposure to a major asset class (commercial real estate) that historically has not been correlated with the stock market, has demonstrated less volatility than listed stocks over time and may provide diversification as part of an investment portfolio.
We are structured as a perpetual-life, non-exchange traded REIT. This means that, subject to regulatory approval of our filing for additional offerings, we will sell shares of our common stock on a continuous basis and for an indefinite period of time. We sell our shares at a price based on the daily net asset value, or NAV, of our underlying assets, as calculated by our independent fund accountant, plus applicable upfront selling commissions and dealer manager fees. Although our common stock will not be listed for trading on a stock market or other trading exchange, we expect to provide our stockholders with limited liquidity through a redemption program that will permit stockholders to request redemption of all or a portion of their shares on any business day, at the daily NAV per share for the applicable class, subject to certain limitations described in this prospectus. As a perpetual-life, non-exchange traded REIT, our investment strategy will not be restricted by the need to provide, and our charter does not require that we provide our stockholders with, liquidity through a single terminal “liquidity event.”
Our advisor will pay all costs incurred in connection with our organization and offering (other than upfront selling commissions and dealer manager fees, and ongoing stockholder servicing fees) and we will reimburse our advisor. Reimbursement payments are typically made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.75% of the aggregate gross offering proceeds from this offering, including shares issued in connection with the distribution reinvestment plan, but excluding upfront selling commissions and dealer manager fees charged on D Shares, T Shares and S Shares sold in the primary offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.75% limit), calculated on an accumulated basis, until our advisor has been reimbursed in full. See “Plan of Distribution.”
In periods when certain existing stockholders seek to redeem their shares, additional funds may also flow in from investors who are purchasing new shares; in these circumstances cash proceeds from the sale of new shares could be used to fund the redemptions. We believe that netting redemptions out of incoming proceeds from the offering is in the best interests of stockholders because of the time and transaction costs involved in investing new capital and in disposing of assets.
We elected to be taxed, and, as of the date of this prospectus, qualify, as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2012. We hold, and intend to continue to hold, all of our assets through our operating partnership, of which we are the sole general partner. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
Our offices are located at 2325 East Camelback Road, 10th Floor, Phoenix, Arizona 85016. Our telephone number is 866-907-2653. Our fax number is 877-616-1118, and the e-mail address of our shareholder relations department is shareholderrelations@cimgroup.com. We maintain a toll-free, automated information line at 866-907-2653, where you may obtain the daily determination of our NAV and the most recent offering price per share. You may find additional information about us at our website, www.colenetlease.com. The contents of that website are not incorporated by reference in, and are not otherwise a part of, this prospectus.

D Shares, T Shares, S Shares and I Shares of Common Stock
In this offering, we are offering to the public four classes of shares of our common stock: D Shares, T Shares, S Shares and I Shares. The differences among the share classes relate to upfront selling commissions dealer manager fees, and ongoing stockholder servicing fees. No upfront selling commissions, dealer manager fees or stockholder servicing fees are paid with respect to I Shares.

	Class D	Class T	Class S	Class I
Upfront Selling Commissions	1.50%	3.00%	3.50%	None
Dealer Manager Fees	None	0.50%	None	None
Ongoing Stockholder Servicing Fees	0.25%	0.85%	0.85%	None
Assuming a constant net asset value per share and assuming applicable stockholder servicing fees are paid until the 8.75% of gross proceeds limit described in “Compensation — Stockholder Servicing Fees” is reached, we expect that a one-time investment representing an aggregate net asset value of $10,000 in shares of each class would be subject to the following selling commissions, dealer manager fees and stockholder servicing fees:

	Upfront Selling Commission	Dealer Manager Fees	Annual Stockholder Servicing Fees	Maximum Stockholder Servicing Fees Over Life of Investment (Length of Time)	Total (Length of Time)
D Shares	$152	$—	$25	$738 (30 years)	$893 (30 years)
T Shares	$311	$52	$85	$556 (7 years)	$919 (7 years)
S Shares	$363	$—	$85	$556 (7 years)	$919 (7 years)
I Shares	$—	$—	$—	$—	$—
Certain participating broker-dealers may offer volume discounts with respect to our T Shares and S Shares, which would reduce upfront selling commissions and would therefore increase the length of time required for total selling commissions, dealer manager fees and stockholder servicing fees to reach 8.75% of gross proceeds. In the case of shares sold through certain participating broker-dealers, a lower limit than 8.75% of gross proceeds may be used, as set forth in any applicable agreement between the dealer manager and a participating broker-dealer. See “Plan of Distribution — Compensation of Our Dealer Manager and Other Participating Broker-Dealers — Selling Commissions, Volume Discounts, and Asset-Based Dealer Manager Fee and Distribution Fee.”
If you are eligible to purchase more than one class of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, and the selling commissions, dealer manager fees and ongoing stockholder servicing fees attributable to the D Shares, T Shares, S Shares and I Shares, as applicable. Before making your investment decision, please consult with your investment advisor regarding your account type and the classes of common stock you may be eligible to purchase.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed among the holders of D Shares, T Shares, S Shares and I Shares ratably in proportion to the respective NAV for each class in accordance with applicable law. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution to that class as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.
Other than the differing allocable fees and expenses, the differing NAVs and distributions per share and the differing distributions upon liquidation described above, D Shares, T Shares, S Shares and I Shares have identical rights and privileges. See “Description of Capital Stock — Common Stock” for more details regarding our classes of common stock.
Updates to our Public Offering
Effective November 27, 2018, we amended our charter to change the name of our company to CIM Income NAV, Inc., and to change our Wrap Class Common Shares, Advisor Class Common Shares and Institutional Class Common Shares to D Shares, T Shares and I Shares, respectively, and reclassify a portion of our common stock as S Shares, to be offered alongside our D Shares, T Shares and I Shares in our continuous public offering (the “Share Modifications”). Our operating partnership changed its name to CIM Income NAV Operating Partnership, LP, and also reclassified its units of limited partnership interest as Class D OP Units, Class T OP Units, Class S OP Units and Class I OP Units to align with the Share Modifications.

As a result of the Share Modifications, commencing November 27, 2018, we began offering and selling D Shares, T Shares, S Shares and I Shares in our continuous public offering rather than W Shares, A Shares and Class I Common Shares. In connection with the Share Modifications, effective November 27, 2018, we also amended and restated our multiple class plan, dealer manager agreement, advisory agreement and distribution reinvestment plan to reflect the changes to the names and classifications of our common stock, and to establish the fees associated with our D Shares, T Shares, S Shares and I Shares.
In connection with the renaming and reclassification of our common stock, we also adjusted the upfront and ongoing fees associated with investing in shares of our common stock to reduce ongoing fees for all classes of our common stock and impose a maximum amount of fees payable on shares of our common stock to reduce the aggregate fees payable on shares of our common stock over the course of the offering. Amending our charter and updating the terms of our share classes better aligns our continuous public offering with both the current competitive landscape and the best interests of our stockholders.
The tables below sets forth the selling commissions and fees previously payable on the offering of our W Shares, A Shares and I Shares and the fees now payable on the offering of our D Shares, T Shares, I Shares and S Shares.

	Prior Upfront Commission	Current Upfront Commission	Percentage Point Change	Prior Ongoing Selling Fees	Current Ongoing Selling Fees	Percentage Point Change
D Shares (previously W Shares)(1)	0.00%	Up to 1.50%	1.50%	0.55%	0.25%	(0.30)%
T Shares (previously A Shares)(1)	Up to 3.75%	Up to 3.50%(2)	(0.25)%	1.05%	0.85%	(0.20)%
I Shares	—%	—%	—%	0.25%	—%	(0.25)%
S Shares (new)(1)	N/A	3.50%	N/A	N/A	0.85%	N/A

(1)	Aggregate of upfront selling commissions and dealer manager fees and ongoing fees for each D Share, T Share and S Share not to exceed 8.75% of the purchase price of the shares.

(2)	Includes upfront dealer manager fee of 0.50%.
In addition, based on the performance of our advisor, and to align with current market terms, the advisory fee payable to our advisor was increased from an annualized amount equal to 0.90% of the NAV for each class of common stock to an annualized amount equal to 1.10% of the NAV for each class of common stock, commencing November 27, 2018.
Summary Risk Factors
An investment in our common stock involves risk and is not suitable for all investors. There is no certainty as to the amount of distributions you may receive, the value of your investment may decline and liquidity under our redemption program may not be available at all times. Some of the more significant risks relating to an investment in shares of our common stock include those listed below.

•
We have a limited prior operating history and there is no assurance that we will achieve our investment objectives. In addition, because we have limited assets and have not yet identified all of the specific properties that we may purchase with future offering proceeds, this is a “blind pool” offering and you will not be able to evaluate our additional acquisitions prior to the time of purchase.

•
The purchase and redemption price for shares of our common stock are based on our NAV per share for each class each business day, as calculated by our independent fund accountant. One component of that calculation is the estimated values of each of our commercial real estate assets, related liabilities, and notes receivable secured by real estate determined periodically by our independent valuation expert pursuant to individual appraisal reports, which may be adjusted upon the occurrence of material events, all in accordance with the valuation guidelines approved by our board of directors. The appraisal reports are based on information provided by our advisor, who also reviews them. The valuation methodologies used to determine the real estate component of our NAV involve subjective judgments and estimates, and may not accurately reflect the actual price at which our net real estate and real estate related assets could be liquidated on any given day. The resulting potential disparity in our NAV may be in favor of either investors who redeem their shares, or stockholders who buy new shares, or existing stockholders.

•
There is no public market for our shares of common stock, we do not expect that a public market will develop and our charter does not require us to effect a liquidity event at any time in the future. Our goal is to provide stockholders with limited liquidity through redemptions at the NAV per share for the applicable class; however, we will be acquiring primarily commercial real estate properties that cannot generally be readily liquidated. This means that there may be times during which we do not have sufficient liquid resources to satisfy all redemption requests. Further, to protect our operations and our non-redeeming stockholders, our board of directors may modify our redemption program, and under certain circumstances, our advisor may modify, limit or suspend our redemption program. As a result, our shares should be considered a potentially long-term investment with limited liquidity.

•
Our sponsor has used our acquisition strategy, of focusing on necessity retail, office and industrial income-producing properties, subject to long-term net leases to creditworthy tenants, in past and current real estate programs, and, as a result, we expect that we will compete with these other programs for properties and tenants.

•
We may pay distributions and fund redemptions from sources other than cash flows from operations, including borrowings, proceeds from the sale of our common stock and proceeds from the sale of our assets, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately use to acquire real estate, which may negatively impact the value of your investment and directly impact our daily NAV per share for each class.

•
We are dependent on our advisor and its affiliates to conduct our business and to distribute our shares. There are conflicts of interest between us and our advisor and its affiliates, including with respect to allocation of investment and borrowing opportunities and allocation of their time and resources. Further, we pay substantial fees to our advisor and its affiliates, including fees based on our daily NAV.

•
This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties acquiring additional properties and our ability to fully achieve our investment objectives, including diversification of our portfolio by property type and location, could be adversely affected.

•	We may suffer from delays if our advisor is not able to locate suitable acquisitions, which could adversely affect our ability to pay distributions and to achieve our investment objectives.

•	Our board of directors may change certain of our investment policies without stockholder approval, which could alter the nature of your investment.

•
If we do not remain qualified as a REIT, we will be subject to federal income tax at regular corporate rates, and our NAV and cash available for distribution to our stockholders could materially decrease.

Our Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and to our stockholders as fiduciaries. We have a six-member board of directors, consisting of the chairman of our board of directors, current president and chief executive officer, Richard S. Ressler, and our former president and chief executive officer, Glenn J. Rufrano, along with four independent directors, George N. Fugelsang, Richard J. Lehmann, W. Brian Kretzmer and Roger D. Snell. Our charter requires that a majority of our directors be independent. Among its other responsibilities, our board of directors (including the independent directors) has adopted our valuation guidelines for establishing our NAV for each class on each business day and our valuation guidelines pertaining to the valuation of our commercial real estate assets, related liabilities, and notes receivable secured by real estate and will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Our charter provides that our independent directors will also be responsible for reviewing the performance of our advisor and sub-advisor, overseeing the acquisitions made by our advisor and sub-advisor and approving the compensation paid to our advisor and its affiliates. Our directors will be elected on an annual basis by our stockholders. See the “Conflicts of Interest —Certain Conflict Resolution Procedures” section of this prospectus.
Our Sponsor and Our Advisor
Our sponsor is CCO Group, a group of affiliated entities directly or indirectly controlled by CIM, including CCO Group, LLC, CCO Capital, LLC (“CCO Capital”) and other affiliates of our advisor.
On February 1, 2018, CCA Acquisition, LLC (“CCA”), a newly-formed affiliate of CIM, acquired from VEREIT Operating Partnership, L.P. (“VEREIT OP”), a former affiliated entity of our sponsor, all of the issued and outstanding shares of common stock of Cole Capital Advisors, Inc., the direct or indirect owner of our external advisor, dealer manager and property manager (the “Transaction”). Immediately following the completion of the Transaction, Cole Capital Advisors, Inc. and our dealer manager were each converted into Delaware limited liability companies, Cole Capital Advisors, Inc.’s name was changed to CCO Group, LLC, and our dealer manager’s name was changed to CCO Capital, LLC. As a result of this transaction, CIM owns and/or controls CCO Group, and CCO Group owns and controls CIM Income NAV Advisors, CCO Capital and CREI Advisors, our external advisor, dealer manager and property manager, respectively. CIM is a vertically-integrated owner and operator of real assets for its own account and on behalf of its partners and co-investors seeking to invest in urban real assets, net-lease assets, and other associated credit strategies with a principal focus on North America. CIM’s real assets include urban residential, commercial, retail, hospitality, debt, and infrastructure investments as well as U.S.-based retail and industrial net-lease. CIM has multidisciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and asset management capabilities. CIM is headquartered in Los Angeles, California and has offices in Oakland, California; Bethesda, Maryland; Dallas, Texas; New York, New York; Chicago, Illinois; and Phoenix, Arizona.

In addition, as part of the Transaction, VEREIT OP and CCO Group, LLC entered into a services agreement (the Services Agreement) pursuant to which VEREIT OP will provide certain services to our sponsor and to us, CCPT IV, CCPT V, CCIT II, and CCIT III (CCPT IV, CCPT V, CCIT II, CCIT III and us, collectively, the Cole REITs), including operational real estate support. VEREIT OP is obligated pursuant to the Services Agreement to provide such services through March 31, 2019 (or, if later, the date of the last government filing other than a tax filing made by any of the Cole REITs with respect to its 2018 fiscal year) (the Initial Services Term) and will provide consulting and research services through December 31, 2023 as requested by CCO Group, LLC. CCO Group, LLC is evaluating and intends to effectuate during the Initial Services Term of the Services Agreement an appropriate transition of VEREIT OP’s services under the Services Agreement to other CIM affiliates or third parties with the goal of ensuring continuity and minimizing disruption.
Our advisor, a Delaware limited liability company, is an affiliate of our sponsor and was formed solely for the purpose of managing our affairs on a day-to-day basis. A significant number of our sponsor’s executives and employees also serve as executives and employees of our advisor. See “— Summary of Prior Offerings” below.
Our advisor is obligated to use its best efforts, subject to the oversight of our board of directors, to, among other things, manage our portfolio and provide information to our independent valuation expert concerning our portfolio. Management of our portfolio will include activities such as determining the allocation of our portfolio among retail, office and industrial real estate properties, real estate properties in other sectors and other assets. Further, portfolio management will include making decisions about the active management of our portfolio, including decisions to acquire or dispose of real estate assets. Our advisor is responsible for identifying and acquiring potential real estate acquisitions on our behalf. Each commercial property will be evaluated for the reliability and stability of its future income, as well as for its potential for capital appreciation. We expect that our advisor will consider the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors has delegated to our advisor broad authority to manage our business in accordance with our investment objectives, strategy, guidelines, policies and limitations. Our advisor’s role in the portfolio valuation process includes providing information about our commercial real estate assets, related liabilities and notes receivables secured by real estate to our independent valuation expert and estimating our accrued revenues and expenses. Our advisor also has the right to review estimated values set forth in individual appraisal reports prepared by our independent valuation expert prior to finalization. The independent valuation expert is free to accept or reject our advisor’s input in its discretion. Our independent fund accountant performs the administrative tasks necessary to calculate our daily NAV for each class. Our advisor performs its duties and responsibilities under an advisory agreement as our fiduciary. See “Management — The Advisor.”
The Sub-Advisor
Our advisor has engaged BlackRock Investment Management, LLC to serve as its sub-advisor and perform the functions related to selecting and managing our liquid assets (cash, cash equivalents, other short-term investments, U.S. government securities, agency securities, corporate debt, liquid real estate-related, equity or debt securities and other investments for which there is reasonable liquidity). We refer to BlackRock Investment Management, LLC as the sub-advisor.
The sub-advisor provides services related to the acquisition, management and disposition of our liquid assets, in accordance with our investment objectives, strategy, guidelines, policies and limitations. Our investment guidelines provide that we will target the following aggregate allocation to relatively liquid investments: (1) 10% of our NAV up to $1 billion and (2) 5% of our NAV in excess of $1 billion. To the extent that our advisor elects to maintain borrowing capacity under a line of credit, the amount available under the line of credit will be included in calculating our liquid assets under these guidelines. The fees paid to the sub-advisor will not be paid by us, but will instead be paid by our advisor out of the management fee that we pay to our advisor. The sub-advisor performs its duties and will serve as a fiduciary under a sub-advisory agreement with our advisor, and the sub-advisor has no contractual relationship with us. If our sub-advisor does not adequately perform its duties or fails to dedicate sufficient time to us our only recourse will be against our advisor.

Our Dealer Manager
CCO Capital, our dealer manager, is an affiliate of our sponsor and a member of the Financial Industry Regulatory Authority, or FINRA. Our dealer manager has distributed shares of many of our sponsor’s prior real estate programs, and has built relationships with a large number of broker-dealers throughout the country, which participated in some or all of those prior offerings. Our dealer manager will distribute our D Shares, T Shares, S Shares and I Shares of common stock on a best efforts basis, and will advise us regarding this offering, manage our relationships with participating broker-dealers and financial advisors and provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare.
The following chart shows the ownership structure and our relationship with our advisor and our dealer manager:
___________________________________

(1)
As of October 31, 2018, CIM Income NAV Advisors, LLC owned 13,333 of our D Shares, which represented less than 0.1% of the total outstanding shares of common stock as of such date. Pursuant to our Charter, CIM Income NAV Advisors, LLC is prohibited from selling these shares, which represent its initial investment in us, for so long as CCO Group remains our sponsor; provided, however, that CIM Income NAV Advisors, LLC may transfer ownership of all or a portion of these 13,333 shares to other affiliates of our sponsor.

Our Operating Partnership
We own, and, in the future, intend to own all or substantially all of our assets through CIM Income NAV Operating Partnership, LP (formerly known as Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP), our operating partnership, in order to be organized as an UPREIT. UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its assets through a partnership that the REIT controls as general partner. We have elected to use an UPREIT structure primarily to facilitate acquisitions of retail, office and industrial real estate properties, as well as other types of real estate and to facilitate investments in us by certain institutional investors. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may transfer the property to our operating partnership in exchange for limited partnership interests. Such exchange could be made on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller redeems its interests in our operating partnership for cash may give us a competitive advantage in acquiring desired properties or assets relative to buyers who cannot offer this opportunity. In addition, investing in our operating partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure. We are the sole general partner of our operating partnership and have contributed $900 to our operating partnership in exchange for our general partner interest. Initially, the only limited partner was our wholly-owned subsidiary, CRI (Daily NAV), LLC, which, as of the date of this prospectus, holds less than a 0.01% interest. We refer to partnership units in the operating partnership as “OP Units.” Our operating partnership has classes of OP Units that correspond to our four classes of common stock: Class D OP Units, Class T

OP Units, Class S OP Units and Class I OP Units. See “Our Structure and Formation” for a chart showing our ownership structure.
Investment Objectives
Our primary investment objectives are:

•	to acquire commercial real estate properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flow;

•	to maintain a level of liquid assets as a source of funds to meet redemption requests;

•	to provide reasonably stable, current income for you through the payment of distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.
Pursuant to our charter, these investment objectives may not be changed without the approval of our stockholders. See the “Investment Objectives, Strategy and Policies” section of this prospectus for a more complete description of our investment objectives and policies, as well as our investment restrictions. We may not achieve our investment objectives. See “Risk Factors” below.
Description of Real Estate Assets
As of October 31, 2018, our portfolio consisted of 151 properties located in 35 states, consisting of 5.6 million gross rentable square feet of commercial space, including the square feet of buildings that are on land subject to ground leases. Details of the properties are listed below in order of their date of acquisition.

Property Description	Type	Number of Tenants	Tenant (1)	Rentable Square Feet (2)	Purchase Price
Walgreens – Albuquerque, NM	Drugstore	1	Walgreens	15,525	$2,475,000
CVS – Austin, TX	Drugstore	1	CVS	10,906	3,054,150
Walgreens – Reidsville, NC	Drugstore	1	Walgreens	14,550	5,125,000
CVS – Erie, PA	Drugstore	1	CVS	10,125	2,300,000
CVS – Mansfield, OH	Drugstore	1	CVS	10,722	2,299,000
Advance Auto – Macomb, MI	Automotive	1	Advance Auto	7,000	2,099,000
Dollar General – Berwick, LA	Discount Store	1	Dollar General	12,466	1,780,767
Dollar General – Independence, MO	Discount Store	1	Dollar General	9,002	1,417,808
Dollar General – St. Joseph, MO	Discount Store	1	Dollar General	9,026	1,435,616
Sunoco – Merritt Island, FL	Convenience Store	1	Sunoco	2,353	2,809,105
Kum & Go – Cedar Rapids, IA	Convenience Store	1	Kum & Go	4,973	2,566,000
Natural Grocers – Prescott, AZ	Grocery	1	Natural Grocers	12,848	3,925,000
FedEx – Elko, NV	Logistics	1	FedEx Ground	11,482	2,724,000
Mattress Firm – Gadsden, AL	Home Furnishings	1	Mattress Firm	7,200	2,030,769
Dollar General – Sardis City, AL	Discount Store	1	Dollar General	12,406	1,701,767
PetSmart – Little Rock, AR	Pet Supplies	1	PetSmart	25,702	4,500,000
Sherwin-Williams – Douglasville, GA	Home and Garden	1	Sherwin-Williams	5,000	1,160,000
Algonac Plaza – Algonac, MI	Shopping Center	8	Various	69,305	9,442,550
Advance Auto – Sedalia, MO	Automotive	1	Advance Auto	6,895	1,720,000
T.J. Maxx – Danville, IL	Discount Store	1	T.J. Maxx	24,000	3,200,000
Sherwin-Williams – Lawrenceville, GA	Home and Garden	1	Sherwin-Williams	10,445	1,344,327
Jo-Ann – Roseville, MI	Hobby, Books and Music	1	Jo-Ann	32,863	3,847,886
Lowe’s – Fremont, OH	Home and Garden	1	Lowe’s	125,357	9,225,000
FedEx – Spirit Lake, IA	Logistics	1	FedEx Ground	25,632	2,911,000
CVS – Wisconsin Rapids, WI	Drugstore	1	CVS	13,307	3,097,465
Tellico Greens – Loudon, TN	Shopping Center	4	Various	40,928	5,350,000
Dollar General – Gladwin, MI	Discount Store	1	Dollar General	9,002	1,332,839
Dollar General – Lexington, MI	Discount Store	1	Dollar General	9,100	1,204,141
Mattress Firm – Phoenix, AZ	Home Furnishings	1	Mattress Firm	5,064	1,883,175

Property Description	Type	Number of Tenants	Tenant (1)	Rentable Square Feet (2)	Purchase Price
O’Reilly Auto Parts – Fayetteville, NC	Automotive	1	O’Reilly Auto Parts	7,545	$1,643,406
McAlister’s Deli – Amarillo, TX	Quick Service Restaurant	1	McAlister’s Deli	3,857	1,652,000
McAlister’s Deli – Shawnee, OK	Quick Service Restaurant	1	McAlister’s Deli	3,968	1,963,000
Family Dollar – Tatum, NM	Discount Store	1	Family Dollar	8,320	1,053,018
Family Dollar – Centreville, AL	Discount Store	1	Family Dollar	8,320	1,334,194
AT&T – Oklahoma City, OK	Communications	1	AT&T	4,800	2,468,000
DaVita – Austell, GA	Healthcare	1	DaVita	5,460	3,250,000
Dollar General – Ocala, FL	Discount Store	1	Dollar General	9,026	1,705,342
Raising Cane’s – Avondale, AZ	Quick Service Restaurant	1	Raising Cane’s	3,552	3,397,000
Great White – Oklahoma City, OK	Manufacturing	1	Great White	133,630	5,007,632
Mattress Firm – Fairview Park, OH	Home Furnishings	1	Mattress Firm	4,500	2,103,750
Family Dollar – Denton, NC	Discount Store	1	Family Dollar	8,000	1,087,500
Family Dollar – Danville, VA	Discount Store	1	Family Dollar	8,320	1,212,500
Dollar General – Sioux Falls, SD	Discount Store	1	Dollar General	9,002	1,421,091
Enid Crossing – Enid, OK	Shopping Center	2	Various	44,248	5,900,000
Shopko – Larned, KS	Discount Store	1	Shopko	26,500	2,270,328
Walgreens – Coweta, OK	Drugstore	1	Walgreens	15,000	4,346,342
Headwaters Resources – Bryan, TX	Manufacturing	1	Headwaters Resources	12,500	1,456,647
Walgreens – St. Louis, MO	Drugstore	1	Walgreens	14,820	3,812,985
Northern Tool – Hoover, AL	Home and Garden	1	Northern Tool	17,936	3,061,600
Aspen Dental – Somerset, KY	Healthcare	1	Aspen Dental	3,509	1,500,000
Family Dollar – Londonderry, OH	Discount Store	1	Family Dollar	8,320	1,309,877
Family Dollar – Deridder, LA	Discount Store	1	Family Dollar	8,320	1,041,092
Carrier Rental Systems – Houston, TX	Manufacturing	1	Carrier Rental Systems	30,820	5,018,966
Dollar General – Redfield, SD	Discount Store	1	Dollar General	9,100	1,038,042
Family Dollar – Hampton, AR	Discount Store	1	Family Dollar	8,233	979,640
Amcor Rigid Plastics – Ames, IA	Manufacturing	1	Amcor Rigid Plastics	251,138	14,282,494
Family Dollar – West Portsmouth, OH	Discount Store	1	Family Dollar	12,600	1,189,000
National Tire & Battery – Conyers, GA	Automotive	1	National Tire & Battery	13,748	2,493,200
Time Warner Cable – Streetsboro, OH	Industrial Warehouse	1	Time Warner Cable	78,083	5,330,456
Burger King – Midwest City, OK	Quick Service Restaurant	1	Burger King	3,243	1,150,237
Family Dollar – Darby, MT	Discount Store	1	Family Dollar	8,320	1,325,001
Tailwind Technologies – Denton, TX	Manufacturing	1	Tailwind Technologies	104,758	11,750,000
PetSmart – McAllen, TX	Pet Supplies	1	PetSmart	25,625	4,400,000
Tire Centers – Decatur, AL	Automotive	1	Tire Centers	16,336	1,972,887
AutoZone – Vandalia, OH	Automotive	1	AutoZone	7,381	800,000
Dollar General – Topeka (43rd) KS	Discount Store	1	Dollar General	9,100	1,195,261
Dollar General – Stacy, MN	Discount Store	1	Dollar General	9,026	989,579
Advance Auto – Ravenswood, WV	Automotive	1	Advance Auto	7,000	935,000
Sleepy’s – Roanoke Rapids, NC	Home Furnishings	1	Sleepy’s	5,000	1,700,680
West Marine – Mystic, CT	Retail Store	1	West Marine	13,000	4,754,286
FleetPride – Mobile, AL	Automotive	1	FleetPride	29,250	3,553,974
Title Resource Group – Mount Laurel, NJ	Real Estate	1	Title Resource Group	81,059	15,400,000
Chili’s & PetSmart Center – Panama City, FL	Various	3	Various	29,559	6,025,000
Walgreens Distribution Facility – Findlay Township, PA	Industrial	1	Walgreens	85,646	14,223,858
Shopko – Nephi, UT	Discount Store	1	Shopko	25,869	3,459,118
Mattress Firm & Panera Bread – Elyria, OH	Various	2	Various	8,800	4,308,148
Dollar General – Pine River, MN	Discount Store	1	Dollar General	9,002	1,198,058
Dollar General – Ada, MN	Discount Store	1	Dollar General	9,002	1,101,293
Dollar General – Winthrop, MN	Discount Store	1	Dollar General	9,026	1,095,207
Dollar General – Starbuck, MN	Discount Store	1	Dollar General	9,100	1,112,559

Property Description	Type	Number of Tenants	Tenant (1)	Rentable Square Feet (2)	Purchase Price
Dollar General – Wheaton, MN	Discount Store	1	Dollar General	9,100	$1,098,070
The Toro Company – Windom, MN	Manufacturing	1	The Toro Company	126,504	9,450,000
Dollar General – New Richland, MN	Discount Store	1	Dollar General	9,100	1,171,871
Dollar General – Glasford, IL	Discount Store	1	Dollar General	9,002	1,168,392
Dollar General – Erie, IL	Discount Store	1	Dollar General	9,026	1,134,604
Dollar General – Trimble, MO	Discount Store	1	Dollar General	9,026	1,131,437
Fresh Thyme – Worthington, OH	Grocery	1	Fresh Thyme	28,260	10,670,000
Caliber Collision – Houston, TX	Automotive	1	Caliber Collision	36,011	5,596,624
Caliber Collision – Venice, FL	Automotive	1	Caliber Collision	25,808	4,279,316
At Home – O’Fallon, IL	Home Furnishings	1	At Home	141,554	10,532,292
At Home – Colorado Springs, CO	Home Furnishings	1	At Home	151,334	11,259,970
O’Reilly Auto Parts – Decatur, GA	Automotive	1	O’Reilly Auto Parts	6,800	1,700,000
LA Fitness – Pawtucket, RI	Fitness	1	LA Fitness	45,000	14,666,667
Mister Car Wash – Spring Hill, FL	Automotive	1	Mister Car Wash	4,224	3,319,728
Mister Car Wash – Hudson, FL	Automotive	1	Mister Car Wash	4,064	2,380,272
Marshalls – Wilkesboro, NC	Discount Store	1	Marshalls	24,224	3,152,200
AutoZone – Jesup, GA	Automotive	1	AutoZone	6,840	1,186,000
Sherwin-Williams – Pigeon Forge, TN	Home & Garden	1	Sherwin-Williams	4,000	1,142,850
Sam’s Club – Timonium, MD	Warehouse Club	1	Sam’s Club	133,859	18,300,000
Teradata – Miami Township, OH	Technology	1	Teradata	60,000	11,400,000
Triangle Town Place – Raleigh, NC	Shopping Center	5	Various	149,471	30,250,000
Biolife – Ft. Wayne (Coldwater), IN (3)	Healthcare	1	Biolife	15,000	3,731,810
Biolife – Moorehead, MN (3)	Healthcare	1	Biolife	15,000	4,099,569
Marshalls & Petco – Blaine, MN	Various	2	Various	33,500	7,030,000
Lowe’s – North Dartmouth, MA	Home & Garden	1	Lowe’s	172,269	20,166,667
Caliber Collision – San Antonio, TX	Automotive	1	Caliber Collision	45,200	4,605,470
PetSmart – Lexington, NC	Pet Supplies	1	PetSmart	17,992	4,240,000
7-Eleven – Poquoson, VA	Convenience Store	1	7-Eleven	1,774	2,835,985
7-Eleven – Williamsburg (Bypass), VA	Convenience Store	1	7-Eleven	2,400	3,318,328
7-Eleven – Williamsburg (John Tyler), VA	Convenience Store	1	7-Eleven	1,986	3,818,391
7-Eleven – Newport News, VA	Convenience Store	1	7-Eleven	2,832	3,307,500
7-Eleven – Hampton (Village), VA	Convenience Store	1	7-Eleven	2,825	3,672,703
7-Eleven – Hampton (Mercury), VA	Convenience Store	1	7-Eleven	2,077	1,756,125
7-Eleven – Gloucester, VA	Convenience Store	1	7-Eleven	2,957	1,599,609
7-Eleven – Hampton (Beach), VA	Convenience Store	1	7-Eleven	2,762	2,163,656
7-Eleven – Surry, VA	Convenience Store	1	7-Eleven	2,584	1,152,703
LA Fitness – Rock Hill, SC	Fitness	1	LA Fitness	38,000	9,559,375
Sherwin-Williams – Fort Myers, FL	Home & Garden	1	Sherwin-Williams	4,000	1,617,000
Bob Evans – Defiance, OH	Restaurant	1	Bob Evans	5,785	2,946,872
Bob Evans – Dover, OH	Restaurant	1	Bob Evans	5,230	2,889,609
Bob Evans – Dundee, MI	Restaurant	1	Bob Evans	5,627	2,103,448
Bob Evans – Hamilton, OH	Restaurant	1	Bob Evans	6,040	2,206,897
Bob Evans – Hummelstown, PA	Restaurant	1	Bob Evans	6,744	2,586,207
Bob Evans – Mayfield Hts, OH	Restaurant	1	Bob Evans	5,656	2,103,448
Bob Evans – Richmond, VA	Restaurant	1	Bob Evans	5,170	896,552
Walmart – Randallstown, MD	Discount Store	1	Walmart	160,908	28,524,516
Valeo Production Facility - East Liberty, OH	Manufacturing	1	Valeo Production	75,000	6,425,000
CarMax – Tinley Park, IL	Automotive	1	CarMax	92,166	28,875,000
Cottage Plaza – Pawtucket, RI	Shopping Center	8	Various	84,455	23,050,000
North Lake Square – Gainesville, FL	Shopping Center	11	Various	140,116	24,250,000
Fresh Thyme Farmer’s Market – Indianapolis, IN	Grocery	1	Fresh Thyme	28,744	9,091,621

Property Description	Type	Number of Tenants	Tenant (1)	Rentable Square Feet (2)	Purchase Price
Art Van Furniture – Monroeville, PA	Home Furnishings	1	Art Van Furniture	74,600	$12,097,134
Art Van Furniture – York, PA	Home Furnishings	1	Art Van Furniture	60,200	9,729,598
Apex Technologies – Mason, OH	Manufacturing	1	Apex Technologies	85,336	14,500,000
Tempe Commerce Park – Tempe, AZ	Information & Communication	1	Consumer Cellular	85,245	16,823,608
Valeo North America HQ – Troy, MI	Manufacturing	1	Valeo	103,253	15,000,000
Hobby Lobby – Watertown, SD	Hobby, Books & More	1	Hobby Lobby	55,000	5,176,470
Hobby Lobby – Wilmar, MN	Hobby, Books & more	1	Hobby Lobby	55,000	5,702,205
Valvoline HQ – Lexington, KY	Manufacturing	1	Valvoline	162,358	42,750,000
Hobby Lobby – Sedalia, MO	Hobby, Books & More	1	Hobby Lobby	55,000	4,893,382
AAA Office Park – Hamilton, NJ	Insurance	1	AAA	120,000	34,750,000
Procter & Gamble – Fayetteville, AR	Manufacturing	1	Procter & Gamble	61,017	12,200,000
AK Steel Corp. – West Chester, OH	Manufacturing	1	AK Steel Corp.	135,936	25,000,000
H&E Equipment Services – Albuquerque, NM	Rental – Commercial Equipment	1	H&E Equipment Services	17,140	6,062,462
H&E Equipment Services – Suwanee, GA	Rental – Commercial Equipment	1	H&E Equipment Services	16,096	5,299,565
H&E Equipment Services – Fort Myers, FL	Rental – Commercial Equipment	1	H&E Equipment Services	16,450	5,637,973
Hobby Lobby – Cadillac, MI	Hobby, Books & More	1	Hobby Lobby	50,323	5,698,340
Weasler Engineering – West Bend, WI	Manufacturing	1	Weasler Engineering	218,147	14,700,000
SuperValu – Oglesby, IL	Distribution Warehouse	1	SuperValu	320,952	15,450,000
Duluth Trading – Arlington, TX	Apparel	1	Duluth Trading	15,623	5,198,929
Tempe Commerce Park – Tempe, AZ	Information & Communication	1	Consumer Cellular	75,068	14,539,057
				5,592,211	$885,563,690
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(1)	The tenant name represents the commonly-used tenant name and does not necessarily represent the legal name of the entity that is party to the lease agreement.

(2)	Includes square feet of buildings that are on land subject to ground leases.

(3)	The property is held through a joint venture arrangement in which we own an approximately 90% interest.
Investment Strategy
Our investment strategy is to primarily acquire a diversified portfolio of (1) necessity commercial properties in the retail, office and industrial sectors that are leased to creditworthy tenants under long-term net leases, and are strategically located throughout the United States and U.S. protectorates, (2) notes receivable and other investments secured by commercial real estate, including the origination of loans, and (3) U.S. government securities, agency securities, corporate debt and other investments for which there is reasonable liquidity. See “Investment Objectives, Strategy and Policies” for more details regarding our investment strategy. We believe that our organization as a perpetual-life REIT will allow us to acquire and manage our investment portfolio in a more active and flexible manner, as we will not be limited by a pre-determined operational period and the need to provide a “liquidity event” at the end of that period.
Investment Policies
Our independent members of our board of directors have adopted our investment policies. Our directors will formally review, at a duly called meeting, our investment policies on an annual basis and our real estate portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Our board of directors, including a majority of our independent directors, must approve any changes to our investment policies. Under our investment policies, our advisor is delegated broad authority to execute real estate property and real estate related asset acquisitions and dispositions. Our board of directors will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to our advisor which in turn will modify the scope of authority of the sub-advisor, with respect to acquisition and disposition transactions. See “Investment Objectives, Strategy and Policies” for more details regarding our investment policies.

Valuation Policies
We have engaged an independent valuation expert, CBRE, which has expertise in appraising commercial real estate assets, related liabilities, and notes receivable secured by real estate to provide, on a rolling annual basis, valuations of each of our commercial real estate assets, and on a rolling quarterly basis, valuations of each of our related liabilities, and notes receivable secured by real estate to be set forth in individual appraisal reports, and to adjust those valuations for events known to the independent valuation expert that it believes are likely to have a material impact on previously provided estimates of the value of the affected commercial real estate assets, and notes receivable secured by real estate or related real estate liabilities. All or substantially all of our commercial real estate assets, related liabilities, and notes receivable secured by real estate will be held in our operating partnership. Our real estate assets will consist primarily of a portfolio of commercial real estate, as well as notes receivable, where the underlying collateral will typically be commercial real estate. Our commercial real estate related liabilities will consist primarily of mortgage loans secured by our commercial real estate. In addition, our assets will include liquid assets, which will be priced daily by third party pricing sources, and cash and cash equivalents. We will amortize asset acquisition costs over a five year period. Our liabilities will include accrued fees and operating expenses, accrued debt service costs, accrued distributions payable, accrued dealer manager fees and advisory fees, which are estimated by our advisor. Our board of directors is responsible for ensuring that the valuation expert discharges its responsibilities in accordance with our valuation guidelines, and will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility, at regularly scheduled board of director meetings. See “Valuation Policies — Valuation.”
At the end of each business day, our independent fund accountant calculates the NAV per share for each class using a process that reflects (1) estimated values of each of our commercial real estate assets, related liabilities, and notes receivable secured by real estate provided periodically by our independent valuation expert in individual appraisal reports, as they may be updated upon certain material events described below, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our daily distributions, and (4) estimates of daily accruals, on a net basis, of our operating revenues, expenses, including class-specific expenses, debt service costs and fees, including class-specific fees. NAV for each class will be adjusted for contributions, redemptions and accruals of the class’s daily distributions and estimates of class-specific fee and expense accruals. Upfront selling commissions and dealer manager fees will have no effect on the NAV of any class. NAV is intended to reflect our estimated value on the date that the NAV is determined. As a result, the estimated liability for the future stockholder servicing fees payable, which is accrued at the time each share is sold, will have no effect on the NAV of any class. Our independent fund accountant determines our NAV per share by dividing the NAV for each class on such day by the number of shares of such class outstanding as of the end of such day, prior to giving effect to any share purchases or redemptions to be effected on such day.
Our goal is to provide a reasonable estimate of the market value of our shares. However, the majority of our assets will consist of commercial real estate assets and, as with any commercial real estate valuation protocol, the conclusions reached by our independent valuation expert will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. If a material event occurs between scheduled valuations that our advisor believes may materially affect the value of any of our commercial real estate assets, related liabilities, and notes receivable secured by real estate, our advisor will inform the independent valuation expert so that, if appropriate, the independent valuation expert can adjust the most recent valuations provided in the applicable appraisal report to account for the estimated impact. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets. In addition, on any given day, our published NAV per share for each class may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the daily calculation of our NAV per share for each class may not reflect the precise amount that might be paid for your shares in a market transaction, and any potential disparity in our NAV per share for each class may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders.
Purchase Price of Shares
The per share purchase price for each class varies from day-to-day and, on each business day, equals the NAV per share for such class as of the end of business on such day, in each case prior to giving effect to any share purchases or redemptions to be effected on such day; plus, for D Shares, T Shares and S Shares sold in the primary offering only, applicable upfront selling commissions and dealer manager fees.
We will file with the SEC after the close of business on a monthly basis a prospectus supplement disclosing the NAV per share for each class for each business day in the preceding month, which we refer to as the pricing supplement. Each business day, we will also post that business day’s NAV for each class on our public website www.colenetlease.com/income-nav#summary. The website contains this prospectus, including any supplements and amendments. You may also obtain the daily determination of the NAV per share for each class by calling our toll-free, automated information line at 866-907-2653. As disclosed in “Share Purchases and Redemptions — Buying Shares,” we will disclose, on a quarterly basis in a prospectus supplement filed with the SEC, the principal valuation components of our NAV.
Any purchase orders that we receive prior to the close of the NYSE (generally, 4:00 p.m. Eastern time) on any day the NYSE is open for trading (a business day) will be executed at a price equal to our NAV per share for the applicable class for that day, as calculated after the close of business on that day, plus, for D Shares, T Shares and S Shares sold in the primary offering only, applicable upfront selling commissions and dealer manager fees. Purchase orders that we receive after the close of the NYSE (generally, 4:00 p.m. Eastern time) will be executed at a price equal to our NAV per share for the applicable class as calculated after the close of business on the next business day, plus, for D Shares, T Shares and S Shares sold in the primary offering only, applicable upfront selling commissions and dealer manager fees. Purchase orders placed on a day that is not a business day, and purchase orders pursuant to our systematic investment program that would otherwise occur on a day that is not a business day, will be executed as if they were received prior to the close of business on the immediately following business day. See “Share Purchases and Redemptions — Buying Shares” for more details.
Daily Redemption of Shares at NAV
While you should view your investment as long-term, we have adopted a redemption plan, whereby on any business day, stockholders may request that we redeem all or any portion of their shares. Redemption requests received before the close of business (generally, 4:00 p.m. Eastern time) will be effected at a redemption price equal to the NAV per share for the applicable class calculated at the close of business on that day. Redemption requests received after the close of business (generally, 4:00 p.m. Eastern time) on any business day, or received on a day other than a business day, will be effected at the NAV per share for the applicable class calculated at the close of business on the next business day. Subject to limited exceptions, shares purchased after the date of this prospectus that are redeemed within 365 days of the date of purchase will be subject to a short-term trading fee equal to 5% of the aggregate NAV per share for the applicable class of such shares redeemed, which will inure indirectly to the benefit of our remaining stockholders. Shares that were purchased prior to November 27, 2018 are subject to a short term trading fee of 2% of the NAV per share. We also have the right to monitor the trading patterns of stockholders or their financial advisors and we reserve the right to reject any purchase or redemption transaction at any time based on what we deem to be a pattern of excessive, abusive or short-term trading. Requests for redemption will be settled promptly, subject to the limitations set forth below. We expect that there will be no regular secondary trading market for shares of our common stock.
Although the vast majority of our assets will consist of commercial real estate properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition, we will maintain a number of sources of liquidity including (i) cash equivalents, other short-term investments, U.S. government securities, agency securities, corporate debt and liquid real estate-related securities and (ii) in the discretion of our advisor, a line of credit. In order to maintain a reasonable level of liquidity, our investment guidelines provide that we will target the following aggregate allocation to the above sources of liquidity: (1) 10% of our NAV up to $1 billion and (2) 5% of our NAV in excess of $1 billion. In addition, we may also fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from this offering and/or sales of our assets. Despite these sources of liquidity, we may not always have sufficient liquid resources to satisfy redemption requests and you may not always be able to redeem your shares under the plan.
Under ordinary circumstances the total amount of net redemptions during a calendar quarter is limited to five percent of our total net assets on the last business day of the preceding quarter. Redemption requests will be satisfied on a first-come, first-served basis. If net redemptions do not reach the five percent limit in a calendar quarter, the unused portion will be carried over to the next quarter, except that the maximum amount of net redemptions during any quarter can never exceed ten percent of our total net assets on the last business day of the preceding quarter. If net redemptions in a calendar quarter reach the five percent limit (plus any carried over amount), after pro-rating redemptions for that day we will be unable to process any redemption requests for the rest of the calendar quarter. We will begin accepting redemption requests again on the first business day of the next calendar quarter, but will apply the five percent quarterly limitation on redemptions on a per-stockholder basis, instead of a first-come, first-served basis. Therefore each stockholder will be able to redeem at any time during that quarter up to five percent of the stockholder’s investment in our shares on the last business day of the preceding quarter, plus any new investment by the stockholder in our shares during that quarter (subject to applicable short-term trading fees). The per-stockholder limit will remain in effect for the following quarter if total net redemptions are more than two and one-half percent of our net assets on the last business day of the preceding quarter. Subject to these limits, our goal is to provide our stockholders uninterrupted access to liquidity for their investment to the maximum extent possible. Our board of directors, including a majority of independent directors, acting in accordance with their fiduciary duties to all stockholders, may modify or suspend our redemption plan in its discretion if it believes that such action is in the best interests of our stockholders. See “Shares Purchases and Redemptions — Redemption Plan — Redemption Limitations.”

Distributions
In order to continue to qualify as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income. For these purposes, REIT taxable income is computed without regard to the dividends-paid deduction and excludes certain non-cash items and net capital gain. Further, REIT taxable income does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States, or GAAP. We are subject to corporate level tax on any undistributed taxable income (including net capital gain). Our board of directors has authorized, and in the future may authorize, distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board may deem relevant. We have not established a minimum distribution level. During 2017, we paid dividends of $0.98 per share. We may pay distributions from sources other than cash flows from operating activities, including the proceeds of this offering, borrowings or the sale of properties or other assets, among others, and we have no limit on the amounts we may pay from such sources. As of September 30, 2018, cumulative since inception, we have declared $71.9 million of distributions and we have paid $69.4 million, of which $36.8 million was paid in cash and $32.6 million was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. As of September 30, 2018, cumulative since inception, our distributions were funded by net cash provided by operating activities of $68.4 million and proceeds from our offering of $1.0 million. Contrary to traditional non-exchange traded REITs, however, whose shares are typically sold and, on a limited basis, redeemed at, a fixed price that is not intended to reflect the value of the shares, our D Shares, T Shares, S Shares and I Shares of common stock will be sold and redeemed on any business day at NAV per share for the applicable class. As a result, distributions that exceed our operating cash flow will be reflected in our daily calculation of NAV for each class.
See the section of this prospectus captioned “Description of Capital Stock — Distributions” for a description of our distributions.
We have adopted a distribution reinvestment plan, whereby stockholders will be able to elect to have their cash distributions automatically reinvested in additional shares of common stock. The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the NAV per share applicable to the class of shares purchased on the distribution date, after giving effect to all distributions. No selling commissions or dealer manager fees will be charged with respect to shares purchased pursuant to the distribution reinvestment plan. See “Description of Capital Stock — Distribution Reinvestment Plan.”
Leverage
We intend to use leverage to provide additional funds to support our acquisition activities. Our advisor will target a leverage of 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets. Our board of directors may from time to time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our charter generally restricts the amount of indebtedness that we may incur to 300% of our net assets, which generally approximates 75% of the cost of our investments, but does not restrict the form of indebtedness we may incur. Notwithstanding the foregoing, our aggregate indebtedness may exceed such limit, but only if such excess is approved by a majority of our independent directors and such excess along with the justification for such excess is disclosed to our common stockholders within 60 days after the end of any fiscal quarter for which there is such excess. See “Investment Objectives, Strategy and Policies” for more details regarding our leverage policies.
Our Status Under the Investment Company Act
We do not believe that we are required, and we do not intend to, register as an investment company under the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that would restrict our activities and significantly increase our operating expenses. See “Risk Factors — Risks Related to our Corporate Structure.”

Summary of Prior Offerings
The “Prior Performance Summary” section of this prospectus contains a discussion of the public programs previously offered by our sponsor, from January 1, 2008 through December 31, 2017. Certain financial results and other information relating to such programs with investment objectives similar to ours are also provided in the “Prior Performance Tables” included as Appendix A to this prospectus. The prior performance of the public programs previously sponsored by our sponsor is not necessarily indicative of the results that we will achieve. Therefore, an investor should not assume that he, she or it will experience returns comparable to those experienced by stockholders in prior public real estate programs sponsored by our sponsor. We expect that our total expenses, including the costs of distributing our shares, will be lower than the total expenses of our sponsor’s prior public programs.
Fees and Expenses
We will pay our dealer manager and our advisor the fees and reimbursements described below in connection with performing services for us. We will not pay our advisor or its affiliates any separate fees for property acquisitions or dispositions, financings, property management or leasing.

Type of Compensation —Recipient (1)	Method of Compensation	Estimated Amount

Organization and Offering Stage
Upfront Selling Commissions and Dealer Manager Fees — Our Dealer Manager
Our dealer manager may be entitled to receive upfront selling commissions of up to 1.50% of the transaction price of each D Share sold in the primary offering. Our dealer manager is entitled to receive upfront selling commissions of up to 3.00%, and dealer manager fees of 0.50%, of the transaction price of each T Share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.50% of the transaction price. Our dealer manager is entitled to receive upfront selling commissions of up to 3.50% of the transaction price of each S Shares sold in the primary offering. Our dealer manager will reallow 100% of such selling commissions to participating broker-dealers. At our dealer manager’s discretion it may reallow a portion of the dealer manager fee received to participating broker-dealers.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of I Shares sold through registered investment advisors or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount of upfront selling commission and dealer manager fees will depend on the number of D Shares, T Shares and S Shares sold and the transaction price of each D Share, T Share and S Share. Aggregate upfront selling commissions will equal approximately $105,021,000 if we sell the maximum amount in our primary offering, and aggregate dealer manager fees will equal approximately $17,503,000 if we sell the maximum amount in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees, that all of our offering proceeds are from the sale of T Shares, and that the transaction prices of our T Shares remains constant at $18.46.

Stockholder Servicing Fees — Our Dealer Manager
Subject to FINRA limitations on underwriting compensation, we pay our dealer manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:

• with respect to our outstanding D Shares equal to 0.25% per annum of the aggregate NAV of our outstanding D Shares.

• with respect to our outstanding T Shares equal to 0.85% per annum of the aggregate NAV of our outstanding T Shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a stockholder servicing fee of 0.20% per annum, of the aggregate NAV of our outstanding T Shares, however, with respect to T Shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares
• with respect to our outstanding S Shares equal to 0.85% per annum of the aggregate NAV of our outstanding S Shares; and

• we do not pay a stockholder servicing fee with respect to our outstanding I Shares.

Actual amounts depend upon the per share NAVs of our D Shares, T Shares, S Shares, the number of D Shares, T Shares and S Shares purchased and when such shares are purchased. For D Shares, the stockholder servicing fees will equal approximately $8,621,000 per annum if we sell the maximum amount. For T Shares, the stockholder servicing fees will equal approximately $28,714,000 per annum if we sell the maximum amount. For S Shares, the stockholder servicing fees will equal approximately $28,714,000 per annum if we sell the maximum amount. In each case, we are assuming that the NAV per share of our D Shares, T Shares and S Shares remains constant at $18.10, $17.82 and $17.82 and none of our stockholders participate in our distribution reinvestment plan.

Type of Compensation —Recipient (1)	Method of Compensation	Estimated Amount

The stockholder servicing fees are paid monthly in arrears and accrues daily in an amount equal to (1) 1/365th of 0.25% of our NAV for D Shares for such day, (2) 1/365th of 0.85% of our NAV for T Shares for such day and (3) 1/365th of 0.85% of our NAV for S Shares for such day. At our dealer manager’s discretion, it may reallow all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers. Because the stockholder servicing fees are calculated based on our NAV for our D Shares, T Shares, S Shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to any D Shares, T Shares or S Shares held in a stockholder’s account at the end of the month in which our dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or, in the case of shares sold through certain participating broker-dealers, a lower limit as set forth in any applicable agreement between our dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto). In addition, we will cease payment of the stockholder servicing fees with respect to all outstanding shares if, at the completion of this offering, in the aggregate, underwriting compensation from all sources, including upfront selling commissions, the dealer manager fees, the stockholder servicing fees and other underwriting compensation paid by us and our advisor and its affiliates, equals 10% of the gross proceeds from the primary portion of our offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to D Shares over approximately 30 years from the date of purchase, and with respect to T Shares or S Shares over approximately 7 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to D Shares would total approximately $738 and with respect to T Shares or S Shares would total approximately $556, assuming a one-time investment representing an aggregate net asset value of $10,000 in shares of each class.

In addition, we will cease paying the stockholder servicing fee on D Shares, T Shares and S Shares on the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the “Plan of Distribution—Underwriting Compensation—Stockholder Servicing Fees— D Shares, T Shares and S Shares.”

Type of Compensation —Recipient (1)	Method of Compensation	Estimated Amount
	Operational Stage

Advisory Fee — Our Advisor
We will pay our advisor an advisory fee that will be payable in arrears on a monthly basis and accrue daily in an amount equal to 1/365th of 1.10% of the NAV for each class of common stock for each day.

The annualized management fee, and the actual dollar amounts, are dependent upon the monthly average NAV for each class of common stock and, therefore, cannot be determined at the present time. Based on the following assumed levels of the monthly average total NAV for all classes of common stock, our annualized management fee will be as follows:

		Monthly Average Total NAV	Total Annualized Advisory Fee ($)
		$1 billion	$11,000,000
		$2 billion	$22,000,000
		$4 billion	$44,000,000

Acquisition Expense Reimbursement — Our Advisor
We will not pay our advisor any acquisition, financing or other similar fees in connection with making investments. We will reimburse our advisor for out-of-pocket expenses in connection with the acquisition of commercial real estate properties, real estate-related assets and other investments, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of acquisition services to us other than our executive officers.
		The actual amount will depend upon actual expenses incurred and, therefore, cannot be determined at this time.
Operating Expense Reimbursement — Our Advisor
We will reimburse our advisor for out-of-pocket expenses in connection with providing services to us, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of services to us other than our executive officers. The expense reimbursements that we will pay to our advisor include expenses incurred by the sub-advisor on our behalf.
		Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Performance Fee — Through the Period Ending on December 31, 2018 — Our Advisor
Through the period ending on December 31, 2018, we will pay our advisor a performance fee calculated on the basis of our total return to stockholders for each class of common stock, payable annually in arrears, such that for any year in which our total return on stockholders’ capital for a class exceeds 6% per annum on a calendar year basis, our advisor will be entitled to 25% of the excess total return on such class but not to exceed 10% of the aggregate total return on such class for such year. In the event the NAV per share for our D Shares, T shares, S Shares and I Shares decreases below Base NAV for the respective share class, the performance-based fee will not be calculated on any increase in NAV up to Base NAV for the respective share class.

For a detailed explanation of how the performance fee is calculated through the period ending December 31, 2018, see “Management — The Advisory Agreement.”

The actual amount will depend on our performance, as well as on the number of shares sold, the daily NAV per share for each class of common stock and period of time that the stockholder continues to hold the shares and, therefore, cannot be determined at this time.

Performance Fee — Starting with the Period Beginning January 1, 2019 — Our Advisor
Starting with the period beginning on January 1, 2019, we will pay our advisor a performance fee, payable annually in arrears, equal to 12.5% of the Total Return for each class of common stock, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch — Up (each term as defined herein).

For a detailed explanation of how the performance participation fee is calculated starting with the period beginning on January 1, 2019, see “Management — The Advisory Agreement.”

The actual amount will depend on our performance, as well as on the number of shares sold, the daily NAV per share for each class of common stock and the period of time that the stockholder continues to hold the shares and, therefore, cannot be determined at this time.

____________________________________

(1)	We will pay all fees and expenses in cash, shares of our common stock, a non-interest bearing promissory note or any combination of the foregoing, as may be agreed upon by both parties.

(2)
Upfront selling commissions and dealer manager fees may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution — Underwriting Compensation — Selling Commissions, Volume Discounts, and Asset-Based Dealer Manager Fee and Distribution Fee.”

(3)
We will cease paying stockholder servicing fees if at the completion of this offering, in the aggregate, underwriting compensation from all sources, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation paid by us and our advisor and its affiliates, equals 10% of the gross proceeds from the primary portion of our offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering from any source (including from our advisor and its affiliates), does not exceed 10% of the gross proceeds of the primary portion of our offering. Our advisor and its affiliates may pay additional amounts, without reimbursement by us, associated with the sale and distribution of our shares, which may include amounts paid to participating broker-dealers based on among other things, the number of shares that were originally sold with the assistance of the participating broker-dealer or the extent of stockholder record keeping services, account maintenance services and other administrative services provided by the participating broker-dealer. Any such payments would indirectly be recouped by our sponsor, which indirectly wholly-owns our advisor, through the receipt of the dealer-manager fee. Also, such payments will be deemed to be “underwriting compensation” by FINRA and will be subject to the 10% of gross offering proceeds limit on underwriting compensation.

(4)
See “Compensation” for more details regarding the organization and offering expenses that will constitute underwriting compensation, subject to the underwriting limit of 10% of gross offering proceeds.

Our Structure
The organizational chart in the section “Our Structure and Formation” shows our ownership structure and our relationship with our advisor, the sub-advisor, our dealer manager and CIM Group. Our operating partnership owns our acquisitions of commercial properties and other assets, directly or indirectly, generally through special purpose entities.
Conflicts of Interest
Our advisor, our dealer manager, and their respective affiliates, officers and directors will experience potential conflicts of interest in connection with the management of our business, including the following:

•
Our advisor, our dealer manager and their affiliates will receive substantial fees in connection with the services provided to us, and, while those fees must be approved on an annual basis by our independent directors, the ability of our independent directors to negotiate on our behalf may be adversely impacted by the fact that our board of directors recognizes that our stockholders invested with the understanding and expectation that CIM Income NAV Advisors will act as our advisor;

•	The advisory fee and performance fee that we pay to our advisor are based upon our NAV, and our advisor is involved in estimating certain accrued fees and expenses that are part of our NAV;

•
Certain management personnel of our advisor, who also may make acquisition decisions for other programs sponsored by CCO Group, must determine which acquisition opportunities to recommend to us or the other programs sponsored by CCO Group, some of which have investment objectives and criteria substantially similar to ours, and such persons must determine how to allocate their time and other resources among us and the other programs sponsored by CCO Group;

•
VEREIT OP and certain of its management personnel provide operational real estate support services to us pursuant to the Services Agreement, and also provide such services to other programs sponsored by CCO Group, as well as to VEREIT, a widely-held public company whose shares are listed on the New York Stock Exchange (NYSE: VER), including in respect of the allocation of acquisition opportunities to us, other programs sponsored by CCO Group and to VEREIT;

•
Current or future management personnel of CIM or its affiliates will make or participate in acquisition decisions or provide operational real estate support services for us and other current or future programs sponsored by CCO Group, and will also provide such services to other affiliates of CIM, including in respect of decisions with respect to the allocation of certain double- or triple-net lease opportunities;

•	Our advisor, or an affiliate of our advisor, will manage and/or lease some or all of our properties; and

•	Our dealer manager is an affiliate of our advisor and therefore is not in a position to make an independent review of us or this offering.
Richard S. Ressler, the chairman of our board of directors, chief executive officer and president, and Nathan D. DeBacker, our chief financial officer and treasurer, may face conflicts similar to those described above because of their affiliation with our advisor, other programs sponsored by CCO Group and/or CIM. Similarly, Glenn J. Rufrano, one of our directors, will face conflicts of interest because of his affiliation with VEREIT and other programs sponsored by CCO Group, and W. Brian Kretzmer, one of our directors, will face conflicts of interest because of his service as a director of CCPT IV and CCIT III. See the “Conflicts of Interest” section of our prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

Risk Factors
An investment in shares of our common stock involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this prospectus before purchasing shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information.”
Risks Related to an Investment in CIM Income NAV, Inc.
We are considered to be a “blind pool,” as we owned 151 real estate properties as of October 31, 2018 and have not identified all of the specific properties and real estate-related assets that we may purchase with future offering proceeds. For this and other reasons, an investment in our shares is speculative.
Since we have not identified all of the specific properties that we may purchase with future offering proceeds, this is a “blind pool.” You will not be able to evaluate the economic merit of our additional acquisitions until after these acquisitions have been made. As a result, an investment in our shares is speculative.
To be successful in this market, we and our advisor must, among other things:

•	identify and acquire assets that further our investment objectives;

•	increase awareness of the CIM Income NAV, Inc. name within the investment products market;

•	expand and maintain our network of licensed broker-dealers and others who sell shares on our behalf and other agents;

•	rely on our advisor and its affiliates to attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate and other assets as well as for potential stockholders;

•	rely on our advisor and its affiliates to continue to build and expand our operations structure to support our business; and

•	rely on our advisor, who relies on its sub-advisor, and its affiliates and our board of directors to be continuously aware of, and interpret, marketing trends and conditions.
We may not succeed in achieving these goals, and our failure to do so could cause you to lose a significant portion of your investment. For a more detailed discussion of our investment policies, see the “Investment Objectives, Strategy and Policies — Acquisition and Investment Policies” section of this prospectus.
Your purchase and redemption of our shares is based on our NAV per share for each class, and the daily determination of our NAV per share is based upon subjective judgments, assumptions and opinions about future events, that may or may not turn out to be correct. As a result, our daily NAV per share may not reflect the precise amount that might be paid to you for your shares in a market transaction.
The purchase and redemption price for shares of our common stock is based on our NAV per share for each class each business day, which requires an estimate of the value of our assets and liabilities — consisting principally of illiquid commercial real estate and illiquid commercial real estate mortgages. Although periodic valuations of each of our commercial real estate assets, related liabilities, and notes receivable secured by real estate are performed by our independent valuation expert, our advisor also monitors our commercial real estate assets for events that may be expected to have a material impact on the most recent estimated values provided by our independent valuation expert. The valuation methodologies used to estimate the value of our commercial real estate assets, related liabilities, and notes receivable secured by real estate involve subjective judgments, assumptions and opinions about future events, which may or may not turn out to be correct. Any resulting potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders. See “Valuation Policies — Calculation of Our NAV Per Share” for more details about how our NAV is calculated.

It may be difficult to reflect, fully and accurately, material events that may impact our daily NAV between valuations.
Since our independent fund accountant’s determination of our daily NAV per share for each class is based in part on annual estimates of the values of each of our commercial real estate assets, and quarterly estimated values of related liabilities, and notes receivable secured by real estate, provided periodically by the independent valuation expert in individual appraisal reports in accordance with valuation guidelines approved by our board of directors, our published NAV per share on any given day may not fully reflect any or all changes in value that may have occurred since the most recent valuation. Our advisor reviews appraisal reports and monitors our commercial real estate and notes receivable assets and liabilities, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our commercial real estate assets, notes receivable secured by real estate or related real estate liabilities between periodic valuations, or to quickly obtain complete information regarding any such events. For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property may cause the value of a commercial real estate asset to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is made available and can be analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Any resulting disparity may be to the detriment of a purchaser of our shares or a stockholder selling shares pursuant to our share redemption program.
NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.
The method for calculating our NAV, including the components that are used in calculating our NAV, is not prescribed by rules of the SEC or any state securities regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish NAV solely for purposes of establishing the daily price at which we will sell and redeem classes of shares of our common stock, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology that are used by our independent fund accountant in calculating our NAV may differ from those used by other companies now or in the future.
In addition, our NAV calculations, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with GAAP. These valuations, which are based on market values that assume a willing buyer and seller, may differ from liquidation values that could be realized in the event that we were forced to sell assets.
You should carefully review the disclosure of our valuation policies and how NAV is calculated, including the illustrative hypothetical calculation of NAV, under “Valuation Policies.”
An investment in shares of our common stock has limited liquidity and we are not required, through our charter or otherwise, to provide for a liquidity event. There is no public market for our shares of common stock and our limited redemption program may not have sufficient liquidity at all times to redeem your shares. As a result, you should purchase your shares as a long-term investment.
There is no current public market for shares of our common stock, we do not expect that a public market will ever develop and our charter does not require a liquidity event at a fixed time in the future. Therefore, redemption of shares by us will likely be the only way for you to dispose of your shares. While we designed our redemption plan to allow stockholders to request redemptions, on any business day, of all or any portion of their shares, our ability to fulfill redemption requests is subject to a number of limitations. Most significantly, as of the date of this prospectus, the vast majority of our assets consist, and will consist in the future, of commercial real estate properties, which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Further, the redemption program is subject to quarterly redemption limits and to protect our operations, our status as a REIT, and our non-redeeming stockholders, our board of directors may modify or suspend our redemption program or limit stockholder redemptions. Additionally, subject to limited exceptions, shares of our common stock redeemed within 365 days of the date of purchase may be subject to a short-term trading fee of 5% of the aggregate NAV per share of such shares redeemed. As a result, your ability to have your shares redeemed by us may be limited, and our shares should be considered a potentially long-term investment with limited liquidity. See “Share Purchases and Redemptions — Redemption Plan — Redemption Limitations.”

Our board of directors may modify or suspend our redemption plan, which may limit your ability to redeem your shares.
Our board of directors, including a majority of independent directors, may modify or suspend our redemption plan in its discretion if it believes that such action is in the interests of our stockholders. For instance, our board of directors may modify or suspend our redemption plan to prevent an undue burden on our liquidity or to preserve our status as a REIT. As a result, you may not always be able to redeem your shares and an investment in our shares should be considered a potentially long-term investment with limited liquidity.
Economic events that may cause our stockholders to seek to redeem their shares may materially adversely affect our cash flow and our ability to achieve our investment objectives.
Economic events affecting the U.S. economy, such as the general negative performance of the real estate sector or the negative performance of the U.S. economy as a whole, could cause our stockholders to seek to redeem their shares. Even if we are able to satisfy all resulting redemption requests, our cash flow could be materially adversely affected. In addition, if we elect to sell valuable assets to satisfy redemption requests, our ability to achieve our investment objectives, including, without limitation, diversification of our real estate property portfolio by property type and location, moderate financial leverage, conservative operating risk and an attractive level of current income, could be materially adversely affected.
The amount and source of distributions we may make to our stockholders is uncertain and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.
We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this prospectus. Our board of directors will make determinations regarding distributions based upon, among other factors, our financial performance, our debt service obligations, our debt covenants, and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our stockholders are:

•	the limited size of our real estate portfolio;

•	our inability to invest, on a timely basis and in attractive commercial properties, the proceeds from sales of our shares;

•	our inability to realize attractive risk-adjusted returns on our acquisitions;

•	unanticipated expenses or reduced revenues that reduce our cash flow or non-cash earnings;

•	defaults in our portfolio or decreases in the value of our properties; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.
As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time.
We may suffer adverse tax consequences if the amount of distributions do not comply with certain tax requirements, and we expect that a substantial portion of our distributions will be taxed as ordinary income to our stockholders.
To continue to qualify for taxation as a REIT, we are required to distribute annually to our stockholders at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding certain non-cash items and net capital gains. To the extent we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our stockholders in a calendar year is less than a minimum amount specified under the Code.
In addition, dividends that we pay to our stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Pursuant to the Tax Cuts and Jobs Act , non-corporate recipients of dividends from a REIT (other than capital gains dividends and dividends eligible for treatment as qualified dividends) may deduct up to 20% of such REIT dividends for taxable years beginning after December 31, 2017 and before January 1, 2026. A return of capital distribution is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock, until the distribution exceeds the stockholder’s basis. Distributions in excess of our earnings and a stockholder’s tax basis in our shares will be treated as gain from the sale of shares.

We have paid, and may continue to pay, some or all of our distributions, and fund some or all redemptions, from sources other than cash flow from operations, including borrowings, proceeds from asset sales or the sale of securities, which may reduce the amount of capital we ultimately deploy in our real estate operations and may negatively impact the value of our common stock.
To the extent that cash flow from operations is insufficient to pay distributions or to fund redemptions, we may pay all or some of our distributions and fund all or some of our redemptions from borrowings by the REIT, proceeds from asset sales of the sale of our securities. We have no limits on the amounts we may use to pay distributions from sources other than cash flow from operations. The payment of distributions and redemptions from sources other than cash flows from operations may reduce the amount of proceeds available for acquisitions, negatively impact the value of our common stock and reduce the overall return. We expect that, from time to time, we may declare distributions and/or fund redemptions that exceed our cash flows from operations and in anticipation of future cash flows.
As of September 30, 2018, cumulative since inception, we have declared $71.9 million of distributions and we have paid $69.4 million, of which $36.8 million was paid in cash and $32.6 million was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. Our net income was $8.3 million and $2.7 million as of September 30, 2018, cumulative since inception, and for the nine months ended September 30, 2018, respectively, and our net income was $312,000 for the year ended December 31, 2017. The following table presents distributions and the source of distributions for the periods indicated below (dollars in thousands):

	Nine Months Ended September 30, 2018		Year Ended December 31, 2017			As of September 30, 2018, Cumulative Since Inception
	Amount	Percent	Amount		Percent	Amount	Percent
Distributions paid in cash	$10,417	51%	$10,448		50%	$36,795	53%
Distributions reinvested	10,003	49%	10,289		50%	32,572	47%
Total distributions	$20,420	100%	$20,737		100%	$69,367	100%

Sources of distributions:
Net cash provided by operating activities (1)	$20,420	100%	$19,311	(3)	93%	$68,383	99%
Proceeds from issuance of common stock (2)	—	—%	1,426		7%	984	1%
Total sources	$20,420	100%	$20,737		100%	$69,367	100%
———————————

(1)
Net cash provided by operating activities for the nine months ended September 30, 2018, the year ended December 31, 2017 and as of September 30, 2018, cumulative since inception, was $23.6 million, $19.3 million and $68.4 million, respectively.

(2)
Prior to the adoption of Accounting Standards Update (“ASU”) No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”), which clarifies the definition of a business by adding guidance to assist entities in evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses in April 2017, we treated our real estate acquisition–related expenses as funded by proceeds from the Initial Offering, including proceeds from the DRIP. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions for the year ended December 31, 2017 and as of September 30, 2018, cumulative since inception, includes the amount by which real estate acquisition–related expenses have reduced net cash flows from operating activities in prior periods.

(3)	Includes cash flows in excess of distributions from prior periods.
This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties acquiring additional properties and/or repaying or refinancing indebtedness and our ability to achieve our investment objectives, including diversification of our portfolio by property type and location, could be adversely affected.
This offering is being made on a “best efforts” basis, which means that the dealer manager and the broker-dealers participating in this offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. As a result, we may not be able to raise a substantial amount of additional capital in the near term. If we are not able to accomplish this goal, we may have difficulty in identifying and purchasing further suitable properties on attractive terms in order to meet our investment objectives. Therefore, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. If we fail to timely invest the net proceeds of this offering, our ability to achieve our investment objectives, including further diversification of our portfolio by property type and location, could be adversely affected. Failure to raise substantial capital also could hamper our ability to repay or refinance indebtedness. In addition, subject to our investment policies, we are not limited in the number or size of our acquisitions or the percentage of net proceeds that we may dedicate to a single asset. If we use all or substantially all of the future proceeds from this offering to acquire one or a few assets, the likelihood of our profitability being affected by the performance of any one of our assets will increase, and an investment in our shares will be subject to greater risk.
If we raise substantially less than the maximum offering amount, we may not be able to construct a diverse portfolio of real estate and real estate-related assets, and the value of your investment in our stock may fluctuate more widely with the performance of specific assets.
We are dependent upon the proceeds to be received from this offering to conduct our proposed acquisition activities. This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers that participate in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, we do not know the amount of proceeds that will be raised in this offering or that we will achieve sales of the maximum offering amount. If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio in terms of the number of assets owned, the geographic regions in which our assets are located and the types of acquisitions that we make. Your investment in shares of our common stock would be subject to greater risk to the extent that we lack a diversified portfolio of assets. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds in this offering.
We have experienced losses in the past, and we may experience additional losses in the future.
We have experienced net losses in the past (calculated in accordance with GAAP) and we may not be profitable or realize growth in the value of our assets. Many of our losses can be attributed to start-up costs, general and administrative expenses, depreciation and amortization, as well as acquisition expenses incurred in connection with purchasing properties or making other investments. Our ability to sustain profitability is uncertain, and together depends on the demand for, and value of, our portfolio of properties. For a further discussion of our operational history and the factors affecting our losses, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference into this prospectus.
We may suffer from delays in locating suitable acquisitions, which could adversely affect our ability to pay distributions and to achieve our investment objectives.
If we are able to raise capital quickly during this offering, we may have difficulty in identifying and purchasing suitable commercial real estate properties in a timely and efficient fashion. This may impact the value of your investment in our common stock and our ability to pay distributions to you.
Our board of directors may change certain of our investment policies without stockholder approval, which could alter the nature of your investment in our common stock.
Except for changes to the investment objectives and investment restrictions contained in our charter, which require stockholder consent to amend, our board of directors, a majority of whom are independent, may change our investment and operational policies, including our policies with respect to acquisitions, growth, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making acquisitions that are different from, and possibly riskier than, the types of acquisitions described in this prospectus. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and commercial real estate market fluctuations, all of which could materially affect our ability to achieve our investment objectives.
Our participation in a co-ownership arrangement may subject us to risks that otherwise may not be present in other real estate assets.
We may enter into co-ownership arrangements with respect to a portion of the properties we acquire. Co-ownership arrangements involve risks generally not otherwise present with an investment in real estate, such as the following:

•	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or contrary to our policies, objectives or status as a REIT;

•
the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents, result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-owner, or allow the bankruptcy court to reject the agreements entered into by the co-owners owning interests in the property;

•
the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

•
the risk that a co-owner could breach agreements related to the property, which may cause a default under, and possibly result in personal liability in connection with, any mortgage loan financing documents applicable to the property, violate applicable securities laws, result in a foreclosure or otherwise adversely affect the property and the co-ownership arrangement;

•	the risk that we could have limited control and rights, with management decisions made entirely by a third-party; and

•	the possibility that we will not have the right to sell the property at a time that otherwise could result in the property being sold for its maximum value.
In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.
We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, because we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright, we may not be able to sell our co-ownership interest in a property at the time we would like to sell.
Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.
A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our tenant and stockholder relationships. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those we have outsourced. We have implemented processes, procedures and internal controls to help mitigate cyber incidents, but these measures do not guarantee that a cyber incident will not occur or that attempted security breaches or disruptions would not be successful or damaging. A cyber incident could materially adversely impact our business, financial condition, results of operations, cash flow or our ability to satisfy our debt service obligations or to maintain our level of distributions on our common stock.
The proposed SEC standard of conduct for investment professionals could impact our ability to raise capital.
On April 18, 2018, the SEC proposed “Regulation Best Interest,” a new standard of conduct for broker-dealers under the Exchange Act that includes: (i) the requirement that broker-dealers refrain from putting the financial or other interests of the broker-dealer ahead of the retail customer, (ii) a new disclosure document, the consumer or client relationship summary, or Form CRS, which would require both investment advisers and broker-dealers to provide disclosure highlighting details about their services and fee structures and (iii) proposed interpretative guidance that would establish a federal fiduciary standard for investment advisers. The public comment period on Regulation Best Interest ended on August 7, 2018. Proposed Regulation Best Interest is complex and may be subject to revision or withdrawal. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding the impact that proposed Regulation Best Interest may have on purchasing and holding interests in our company. Proposed Regulation Best Interest or any other legislation or regulations that may be introduced or become law in the future could have negative implications on our ability to raise capital from potential investors, including those investing through IRAs.
Following the expiration of the Initial Services Term of the Services Agreement, CCO Group, LLC may be unable to make, on a timely or cost-effective basis, the changes necessary to replace the services provided by VEREIT OP pursuant to the Services Agreement and otherwise operate our programs.
Pursuant to the Services Agreement, VEREIT OP is obligated to provide certain services to CCO Group and to the Cole REITs, including operational real estate support, during the Initial Services Term of the Services Agreement. During this period, CCO Group, LLC is evaluating and intends to effectuate an appropriate transition of these services to other CIM affiliates or third parties with the goal of ensuring continuity and minimizing disruption. We cannot assure you that CCO Group, LLC will be able to successfully identify or transition to itself or third parties, on a timely and cost-effective basis, the services provided by VEREIT OP pursuant to the Services Agreement and continue to effectively sponsor our programs, and we cannot assure you that there will be no disruption in quality or quantity of services provided. Furthermore, any transition of such services to CCO Group, LLC or third parties could lead to increased expenses associated with such services. These increased expenses could materially and adversely affect our business, financial position or results of operations.
CIM, the new parent company of CCO Group, has limited experience in the business of operating or managing entities that engage in double- and triple-net lease activities, which is an important aspect of CCO Group’s operations.
CIM, the new parent company of CCO Group, has limited experience in the business of operating or managing entities that principally engage in double- or triple-net lease activities. While CIM’s management has considerable general real estate operational and management experience, and some members of CIM’s management have knowledge and abilities relating to double- or triple-net lease activities, operating entities that principally engage in double- and triple-net lease activities is a new business for CIM with risks that differ from those to which CIM has been subject historically. There can be no assurance that CIM’s management will have the skills needed to operate CCO Group profitably, especially following the expiration of the Initial Services Term of the Services Agreement.
Risks Related to Conflicts of Interest
Our advisor and its affiliates, including our dealer manager, face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.
Our advisor and its affiliates, including our dealer manager, are entitled to substantial fees from us under the terms of the advisory agreement and the dealer manager agreement. These fees could influence the judgment of our advisor and its affiliates in performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•
our advisor’s role in estimating accruals of expenses for our independent fund accountant’s calculation of our daily NAV, as the fees of our advisor and its affiliates are based on our NAV, however, any intentionally inaccurate estimation of the Company’s daily net operating revenues, expenses and fees by our advisor could constitute a breach of its fiduciary duty to the Company and its stockholders, and may subject our advisor to significant liability; and

•
the amount of fees paid to our advisor and its affiliates. While the fees must be approved on an annual basis by our independent directors, the approval process may be constrained, to some extent, because the independent directors are likely to consider, among other factors, our stockholders’ expectation that affiliates of CIM Income NAV Advisors will serve in management roles at our advisor and our dealer manager.

Our advisor is responsible for estimating amounts of certain liabilities that will affect the calculation of our NAV.
Our advisor is responsible for estimating the amounts of certain liabilities that are used by our independent fund accountant to determine our daily NAV per share. These estimated amounts will include estimates of accrued fees and expenses attributable to this offering, accrued operating fees and expenses and accrued distributions. To the extent that these liabilities are based on estimates, this could lead to conflicts of interest with our advisor because the advisor’s fee is based on a percentage of our NAV, although any intentionally inaccurate estimation of the Company’s daily net operating revenues, expenses and fees by our advisor could constitute a breach of its fiduciary duty to the Company and its stockholders, and may subject our advisor to significant liability.

Our advisor has engaged its sub-advisor to select and manage our liquid investments. Our advisor relies on the performance of its sub-advisor in implementing the liquid investments portion of our investment strategy.
Our advisor has engaged its sub-advisor to select liquid investments pursuant to a sub-advisory agreement between our advisor and its sub-advisor. The sub-advisor has and will continue to have substantial discretion, within our investment guidelines, to make decisions related to the acquisition, management and disposition of our liquid assets. If the sub-advisor does not succeed in implementing the liquid investments portion of our investment strategy, our performance will suffer. In addition, even though our advisor has the ability to terminate the sub-advisor at any time, it may be difficult and costly to terminate and replace the sub-advisor.
We do not have a direct contractual relationship with the sub-advisor. Therefore, it may be difficult for us to take enforcement action against the sub-advisor if its actions, performance or non-performance do not comply with the agreement.
We are not a party to the agreement with the sub-advisor pursuant to which the sub-advisor selects liquid investments. Therefore, we are dependent upon our advisor to manage and monitor the sub-advisor effectively. The sub-advisor may take actions that are not in our best interest, which could cause our performance to suffer, and as we are not a party to the agreement with the sub-advisor, we are limited in our ability to enforce that agreement.
Payment of fees to our advisor and our dealer manager will reduce the cash available for acquisitions and distribution and will increase the risk that you will not be able to recover the amount of your investment in our shares.
Our advisor and our dealer manager perform services for us in connection with the distribution of our shares, the selection and acquisition of our assets, and the management of our assets. We pay our advisor and our dealer manager fees for these services, which will reduce the amount of cash available for acquisitions or distributions to our stockholders. The fees we pay to our advisor and its affiliates decrease the value of our portfolio and increase the risk that stockholders may receive a lower price when they request redemption of their shares than the purchase price they initially paid for their shares.
Our advisor faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.
Pursuant to the terms of our advisory agreement, our advisor is entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. For example, the advisory fee is based on our NAV, and not on the costs or book value of our assets, and our advisor is entitled to an incentive fee, based on the annual performance of our stock. Nevertheless, our advisor could be motivated to recommend riskier or more speculative acquisitions in order for us to generate the specified levels of performance that would entitle our advisor to incentive compensation.
Other real estate programs sponsored by CCO Group, as well as VEREIT, CIM and certain of its affiliates, use investment strategies that are similar to ours; therefore, our executive officers and the officers and key personnel of VEREIT, our advisor and its affiliates may face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.
CCPT IV, CCPT V, CCIT II, CCIT III, CIM and its affiliates and VEREIT may have characteristics, including targeted asset types, investment objectives and criteria, substantially similar to ours. As a result, we may be seeking to acquire properties and real estate-related assets at the same time as CIM or its affiliates, VEREIT or one or more of the other real estate programs sponsored by CCO Group and managed by officers and key personnel of our advisor and/or its affiliates, and these other programs may use investment strategies and have investment objectives and criteria substantially similar to ours. Certain of our executive officers and certain officers of our advisor also are executive officers of CIM or its affiliates and other programs sponsored by CCO Group, the general partners of other private investment programs sponsored by CCO Group and/or the advisors or fiduciaries of other real estate programs sponsored by CCO Group. During the Initial Services Term of the Services Agreement, all transactions with a purchase price at or below $100 million will be allocated among VEREIT, us and the other real estate programs sponsored by CCO Group by an allocation committee, which is comprised of employees of VEREIT and employees of CIM, CCO Group and their respective affiliates, in a manner consistent with the policy described in the section of this prospectus captioned “Conflicts of Interest — Certain Conflict Resolution Procedures.” Additionally, for programs sponsored by CCO Group that commenced operations on or after March 5, 2013, VEREIT retains a right of first refusal for all opportunities to acquire real estate and real estate-related assets or portfolios with a purchase price greater than $100 million. This right of first refusal applies to CCIT II, CCIT III and CCPT V, but does not apply to CCPT IV or us. Accordingly, there is a risk that the allocation of acquisition opportunities may result in our acquiring a property that provides lower returns to us than a property purchased by VEREIT or another real estate program sponsored by CCO Group.

In addition, we have acquired, and may continue to acquire, properties in geographic areas where CIM or its affiliates, VEREIT or other real estate programs sponsored by CCO Group own properties. If one of these other real estate programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. Similar conflicts of interest may arise if our advisor recommends that we make or purchase mortgage loans or participations in mortgage loans, since CIM or its affiliates or other real estate programs sponsored by CCO Group may be competing with us for these assets. See the section of this prospectus captioned “Prior Performance Summary — Public Programs” for additional information on the amounts raised in the other programs sponsored by CCO Group.
Our officers, certain of our directors and our advisor, including its key personnel and officers, face conflicts of interest related to the positions they hold with affiliated and unaffiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you.
Mr. Ressler, the chairman of our board of directors, chief executive officer and president, is also a founder and principal of CIM and an officer/director of certain of its affiliates, as well as the chairman of the board of directors of CCPT IV and CCIT III. Furthermore, Glenn J. Rufrano, one of our directors, is the chief executive officer and a director of VEREIT and director of CCPT V, CCIT II and CCIT III, and W. Brian Kretzmer, one of our directors, serves as a director of CCPT IV and CCIT III. In addition, our chief financial officer and treasurer, Nathan D. DeBacker, is also an officer of other real estate programs sponsored by CCO Group. Also, our advisor and its key personnel are or may be key personnel of other current or future real estate programs that have investment objectives, targeted assets, and legal and financial obligations substantially similar to ours, and/or key personnel of the advisor to such programs, and they may have other business interests as well. As a result, Messrs. Ressler, Rufrano, Kretzmer and DeBacker may owe fiduciary duties to these other entities and their stockholders or equity owners, as applicable, which may from time to time conflict with the duties that they owe to us and our stockholders.
Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new acquisition opportunities, management time and operational expertise among us and the other entities, (2) our purchase of properties from, or sale of properties to, affiliated entities, (3) the timing and terms of the acquisition or sale of an asset, (4) development of our properties by affiliates, (5) investments with affiliates of our advisor, (6) compensation to our advisor and its affiliates, and (7) our relationship with, and compensation to, our dealer manager. Even if these persons do not violate their duties to us and our stockholders, they will have competing demands on their time and resources and may have conflicts of interest in allocating their time and resources among us and these other entities and persons. Should such persons devote insufficient time or resources to our business, returns on our acquisitions may suffer.
We depend on our advisor, and we may not be able to find a suitable replacement if our advisor terminates the advisory agreement.
We depend on our advisor, and we may not be able to find a suitable replacement if our advisor terminates the advisory agreement. Our ability to make distributions and achieve our investment objectives is dependent upon the performance of our advisor in the acquisition of real estate properties and other real estate-related assets, the management of our portfolio, the selection of tenants for our properties and the determination of any financing arrangements. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, our advisor may be unable to allocate sufficient time and resources to our operations. If our advisor is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or pay distributions to our stockholders. See “Conflicts of Interest — Transactions with Our Advisor and Its Affiliates.”
Our future success depends to a significant degree upon certain key personnel of our advisor. If our advisor loses or is unable to attract and retain key personnel, our ability to achieve our investment objectives could be delayed or hindered, which could adversely affect our ability to pay distributions to you and the value of your investment.
Our success depends to a significant degree upon the contributions of certain executive officers and other key personnel of our sponsor and advisor. We cannot guarantee that all of these key personnel, or any particular person, will remain affiliated with us, our sponsor and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our sponsor or advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

The termination or replacement of our advisor could trigger an event under our mortgage loans for some of our properties and the credit agreement governing for any line of credit we obtain.
Lenders may request provisions in the loan documentation that would make the termination or replacement of our advisor, without first obtaining the prior consent of the lender, an event of default. If an event of default occurs with respect to any of our financings, our ability to achieve our investment objectives could be adversely affected.
Our board of directors generally will not approve, in advance, the acquisition decisions made by our advisor.
Our board of directors has approved investment guidelines that delegate to our advisor the authority to (1) execute (i) real estate property acquisitions and dispositions and (ii) investments in other real estate-related assets, and to (2) contract with a sub-advisor to purchase and sell liquid assets, liquid real estate-related securities, cash and cash equivalents, in each case so long as such investments are consistent with our investment guidelines. As a result, our advisor has substantial latitude within these broad parameters in determining the types of assets that are proper acquisitions for us. Our directors generally do not review, in advance, the acquisition decisions made by our advisor or sub-advisor. Instead, our directors review our investment guidelines on an annual basis and our portfolio on a quarterly basis or, in each case, as often as they deem appropriate. In conducting these periodic reviews, our directors rely primarily on information provided to them by our advisor. Furthermore, transactions entered into on our behalf by our advisor may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.
Our dealer manager is an affiliate of our advisor and, therefore, you will not have the benefit of an independent review of the prospectus or of us that customarily is performed in underwritten offerings.
Our dealer manager, CCO Capital, is an affiliate of our advisor and, as a result, is not in a position to make an independent review of us or of this offering. Accordingly, you will have to rely on your own broker-dealer or financial advisor to make an independent review of the terms of this offering. If your broker-dealer or financial advisor conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer or financial advisor does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering.
Our charter permits us to acquire assets and borrow funds from affiliates of our advisor and sell or lease our assets to affiliates of our advisor, and any such transaction could result in conflicts of interest.
Our charter permits us to acquire assets and borrow funds from affiliates of our advisor on a limited basis as set forth below, and any such transaction could result in a conflict of interest.
Our advisor may create special purpose entities to acquire properties for the specific purpose of selling the properties to us, and we may acquire such properties, provided that any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, as being fair and reasonable to us and either the purchase price to us is no greater than the cost of the property to the affiliate of our advisor, including acquisition related expenses, or a majority of our independent directors determines that there is substantial justification for any amount above such cost and that the difference is reasonable. Further, we will not acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser.
From time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property or for the purpose of providing short term financing as necessary to satisfy valid redemption requests under the Company’s share redemption plan, in either case when offering proceeds alone are insufficient to do so and third party financing has not been arranged or is insufficient. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances. Finally, our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, but neither of these transactions would be considered a loan under our charter.

Our advisor faces conflicts of interest relating to joint ventures or other co-ownership arrangements that we may enter into with CIM or its affiliates, or another real estate program sponsored by CCO Group, which could result in a disproportionate benefit to CIM or its affiliates, or another real estate program sponsored by CCO Group.
We may enter into joint ventures or co-ownership arrangements (including co-investment transactions) with CIM or its affiliates, or another real estate program sponsored by CCO Group for the acquisition, development or improvement of properties, as well as the acquisition of real estate-related assets. Since one or more of the officers of our advisor are officers of CIM or its affiliates, including CCO Group and/or the advisors to other real estate programs sponsored by CCO Group, our advisor may face conflicts of interest in determining which real estate program should enter into any particular joint venture or co-ownership arrangement. These persons also may have a conflict in structuring the terms of the relationship between us and any affiliated co-venturer or co-owner, as well as conflicts of interests in managing the joint venture, which may result in the co-venturer or co-owner receiving benefits greater than the benefits that we receive.
In the event we enter into joint venture or other co-ownership arrangements with CIM or its affiliates, or another real estate program sponsored by CCO Group, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular property, or to make or dispose of another real estate-related asset. In addition, if we become listed for trading on a national securities exchange, we may develop more divergent goals and objectives from any affiliated co-venturer or co-owner that is not listed for trading. In the event we enter into a joint venture or other co-ownership arrangement with another real estate program sponsored by CIM, or its affiliates, or another real estate investment program sponsored by CCO Group that has a term shorter than ours, the joint venture may be required to sell its properties earlier than we may desire to sell the properties. Even if the terms of any joint venture or other co-ownership agreement between us and CIM or its affiliates, or another real estate program sponsored by CCO Group grants us the right of first refusal to buy such properties, we may not have sufficient funds or borrowing capacity to exercise our right of first refusal under these circumstances. We have adopted certain procedures for dealing with potential conflicts of interest as described in the section of this prospectus captioned “Conflicts of Interest — Certain Conflict Resolution Procedures.”
If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results.
An effective system of internal control over financial reporting is necessary for us to provide reliable financial reports, prevent fraud and operate successfully as a public company. As part of our ongoing monitoring of internal controls, we may discover material weaknesses or significant deficiencies in our internal controls that we believe require remediation. If we discover such weaknesses, we will make efforts to improve our internal controls in a timely manner. Any system of internal controls, however well designed and operated, is based in part on certain assumptions and can only provide reasonable, not absolute, assurance that the objectives of the system are met. Any failure to maintain effective internal controls, or implement any necessary improvements in a timely manner, could have a material adverse effect on our business, financial condition, results of operations, cash flow or our ability to satisfy our debt service obligations or to maintain our level of distributions on our common stock, or cause us to not meet our reporting obligations. Ineffective internal controls could also cause holders of our securities to lose confidence in our reported financial information, which would likely have a negative effect on business.
Risks Related to Our Corporate Structure
Your interest in us will be diluted if we issue additional shares.
Our stockholders will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue up to 500.0 million shares of capital stock. Of the total number of shares of capital stock authorized (a) 490.0 million shares are designated as common stock, 122.5 million of which are classified as D Shares, 122.5 million of which are classified as T Shares, 122.5 million of which are classified as S Shares, and 122.5 million of which are classified as I Shares, and (b) 10.0 million shares are designated as preferred stock. Our board of directors may amend the charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares of our common stock in this offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares of these classes of shares, or future classes of shares, in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares upon the exercise of the options we may grant to our independent directors or future employees; (4) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation; or (5) issue shares to sellers of properties we acquire in connection with an exchange of limited partnership interests of our operating partnership. To the extent we issue additional shares after your purchase in this offering, you will not experience dilution in the value of your shares given that each class of our common stock is valued daily based on our NAV; however, your percentage ownership interest will be diluted.

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.
Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted prospectively or retroactively by our board of directors, no person may beneficially or constructively own more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock pursuant to our charter. A person that did not acquire beneficially or constructively more than the applicable ownership limitations may become subject to such restrictions if redemptions by other stockholders cause such person’s holdings to exceed the applicable limits. Our ownership limitations may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our common stock or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.
Subject to its fiduciary duties to stockholders, our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock without stockholder approval. Thus, our board of directors in the exercise of its business judgment could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price to holders of our common stock.
The power of the board of directors to revoke our REIT election without stockholder approval may cause adverse consequences to our stockholders.
Our organizational documents permit our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if the board of directors determines that it is no longer in our best interest to continue to qualify as a REIT. In such a case, we would become subject to U.S. federal, state and local income tax on our net taxable income and we would no longer be required to distribute most of our net taxable income to our stockholders, which could have adverse consequences on the total return to you.
Our rights and the rights of our stockholders to recover claims against our directors and officers are limited, which could reduce your and our recovery against them if they cause us to incur losses.
The MGCL provides that a director will not have any liability in such capacity if he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, subject to any limitations required by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (which we refer to as the NASAA REIT Guidelines), Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment. Moreover, our charter requires us to indemnify our directors and officers, subject to any limitations required by the NASAA REIT Guidelines and Maryland law. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses. See “Indemnification and Limitation of Liability.”
Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.
Certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock, which we refer to as an “interested stockholder;”

•	an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was an interested stockholder; or

•	an affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder or an affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding shares of our voting stock, and two-thirds of the votes entitled to be cast by holders of our outstanding shares other than shares of voting stock held by the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ best interests. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder. See “Certain Provisions of Maryland Law and of our Charter and Bylaws — Business Combinations.”
Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.
Our directors and officers have duties to our corporation and our stockholders under Maryland law in connection with their management of the corporation. At the same time, we, as general partner, have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. If we admit outside limited partners to our operating partnership, our duties as general partner of our operating partnership and its partners may come into conflict with the duties of our directors and officers to the corporation and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our operating partnership provides that, for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.
Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees, will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, our operating partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that: (1) the act or omission was committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.
The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.
If we seek to internalize our management functions, we may be unable to obtain key personnel, which could adversely affect our operations and the value of your investment.
If our board of directors determines that it is in our best interest to internalize our management functions, certain key employees of the advisor may not become our employees, but may instead remain employees of our advisor or its affiliates. An inability to manage an internalization transaction effectively could thus result in our incurring additional costs, including potentially significant litigation costs; or experiencing operational issues that could divert our management’s attention from management of our assets and negatively impact the value of your investment.
Your investment return may be reduced if we are deemed to be an investment company under the Investment Company Act.
We do not intend, or expect to be required, to register as an investment company under the Investment Company Act. Rule 3a-1 under the Investment Company Act generally provides that an issuer will not be deemed to be an “investment company” provided that (1) it does not hold itself out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading securities and (2) no more than 45% of the value of its assets (exclusive of government securities and cash items) and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from securities other than government securities, securities issued by employees’ securities companies, securities issued by certain majority owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	requirements that we add directors who are independent of us, our advisor and its affiliates;

•	restrictions or prohibitions on retaining earnings;

•	restrictions on leverage or senior securities;

•	restrictions on unsecured borrowings;

•	requirements that our income be derived from certain types of assets;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.
If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.
Registration with the SEC as an investment company would be costly, would subject our company to a host of complex regulations, and would divert the attention of management from the conduct of our business. In addition, the purchase of real estate that does not fit our investment guidelines and the purchase or sale of investment securities or other assets to preserve our status as a company not required to register as an investment company could materially adversely affect our NAV, the amount of funds available for investment, and our ability to pay distributions to our stockholders.
General Risks Related to Real Estate Assets
To the extent we acquire industrial properties, the demand for and profitability of our industrial properties may be adversely affected by fluctuations in manufacturing activity in the United States.
We may acquire industrial properties that share some of the same core characteristics as our other commercial properties. To the extent we acquire industrial properties, such properties may be adversely affected if manufacturing activity decreases in the United States. Trade agreements with foreign countries have given employers the option to utilize less expensive non-U.S. manufacturing workers. The outsourcing of manufacturing functions could lower the demand for our industrial properties. Moreover, an increase in the cost of raw materials or decrease in the demand for housing could cause a slowdown in manufacturing activity, such as furniture, textiles, machinery and chemical products, and our profitability may be adversely affected.
If a major tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could have a material adverse effect on our financial condition and ability to pay distributions to you.
The bankruptcy or insolvency of our tenants may adversely affect the income produced by our properties. Under bankruptcy law, a tenant cannot be evicted solely because of its bankruptcy and has the option to assume or reject any unexpired lease. If the tenant rejects the lease, any resulting claim we have for breach of the lease (excluding collateral securing the claim) will be treated as a general unsecured claim. Our claim against the bankrupt tenant for unpaid and future rent will be subject to a statutory cap that might be substantially less than the remaining rent actually owed under the lease, and it is unlikely that a bankrupt tenant that rejects its lease would pay in full amounts it owes us under the lease. Even if a lease is assumed and brought current, we still run the risk that a tenant could condition lease assumption on a restructuring of certain terms, including rent, that would have an adverse impact on us. Any shortfall resulting from the bankruptcy of one or more of our tenants could adversely affect our business, financial condition, results of operations, cash flow or our ability to satisfy our debt service obligations or to maintain our level of distributions on our common stock.
In addition, the financial failure of, or other default by, one or more of the tenants to whom we have exposure could have an adverse effect on the results of our operations. While we evaluate the creditworthiness of our tenants by reviewing available financial and other pertinent information, there can be no assurance that any tenant will be able to make timely rental payments or avoid defaulting under its lease. If any of our tenants’ businesses experience significant adverse changes, they may fail to make rental payments when due, close a number of stores, exercise early termination rights (to the extent such rights are available to the tenant) or declare bankruptcy. A default by a significant tenant or multiple tenants could cause a material reduction in our revenues and operating cash flows. In addition, if a tenant defaults, we may incur substantial costs in protecting our assets.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.
We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback might be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our financial condition, cash flow and the amount available for distributions to you. If the sale-leaseback were re-characterized as a financing, we would not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property.
We have assumed, and may in the future assume, liabilities in connection with our property acquisitions, including unknown liabilities.
In connection with the acquisition of properties, we may assume existing liabilities, some of which may have been unknown or unquantifiable at the time of the transaction. Unknown liabilities might include liabilities for cleanup or remediation of undisclosed environmental conditions, claims of tenants or other persons dealing with the sellers prior to our acquisition of the properties, tax liabilities, and accrued but unpaid liabilities whether incurred in the ordinary course of business or otherwise. If the magnitude of such unknown liabilities is high, either singly or in the aggregate, it could adversely affect our business, financial condition, liquidity and results of operations, cash flow or our ability to satisfy our debt service obligations or to maintain our level of distributions on our common stock.
We are primarily dependent on single-tenant leases for our revenue and, accordingly, if we are unable to renew leases, lease vacant space, including vacant space resulting from tenant defaults, or re-lease space as leases expire on favorable terms or at all, our financial condition could be adversely affected.
Our portfolio is primarily comprised of freestanding, single-tenant commercial properties that are net leased to a single tenant. Therefore, the financial failure of, or other default in payment by, a single tenant under its lease may cause a significant reduction in our operating cash flows from that property and could cause a significant reduction in our revenues. In addition, to the extent that we enter into a master lease with a particular tenant, the termination of such master lease could affect each property subject to the master lease, resulting in the loss of revenue from all such properties.
We cannot assure you that our leases will be renewed or that we will be able to lease or re-lease the properties on favorable terms, or at all, or that lease terminations will not cause us to sell the properties at a loss. Any of our properties that incur a vacancy could be difficult to re-lease or sell. We have and may continue to experience vacancies either by the continued default of a tenant under its lease or the expiration of one of our leases. Upon the expiration of leases at our properties, we may be required to make rent or other concessions to tenants, or accommodate requests for renovations, build-to-suit remodeling and other improvements, in order to retain and attract tenants. Certain of our properties may be specifically suited to the particular needs of a tenant (e.g., a retail bank branch or distribution warehouse) and major renovations and expenditures may be required in order for us to re-lease the space for other uses. If the vacancies continue for a long period of time, we may suffer reduced revenues, resulting in less cash available for distribution to you. If we are unable to renew leases, lease vacant space, including vacant space resulting from tenant defaults, or re-lease space as leases expire on favorable terms or at all, our financial condition could be adversely affected.
We are subject to geographic and industry concentrations that make us more susceptible to adverse events with respect to certain geographic areas or industries.
As of September 30, 2018, we derive approximately:

•	12% of our 2018 gross annualized rental revenues from tenants in Ohio; and

•	14% of our 2018 gross annualized rental revenues from tenants in the manufacturing industry.

Any adverse change in the financial condition of a tenant to whom we may have a significant credit concentration now or in the future, or any downturn of the economy in any state or industry in which we may have a significant credit concentration now or in the future, could result in a material reduction of our cash flows or material losses to us.
Our portfolio of properties includes retail properties. Our performance, therefore, is linked to the market for retail space generally and a downturn in the retail market could have an adverse effect on the value of your investment in our common stock.
The market for retail space has been and could be adversely affected by weaknesses in the national, regional and local economies, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, excess amounts of retail space in a number of markets and competition for tenants with other shopping centers in our markets. Customer traffic to these shopping areas may be adversely affected by the closing of stores in the same shopping center, or by a reduction in traffic to these stores resulting from a regional economic downturn, a general downturn in the local area where our store is located, or a decline in the desirability of the shopping environment of a particular shopping center. A reduction in customer traffic could have a material adverse effect on our business, financial condition and results of operations.
Adverse economic, regulatory and geographical conditions that have an impact on the real estate market in general may prevent us from being profitable or from realizing growth in the value of our real estate properties.
We are subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or capital market conditions;

•
current and future adverse national real estate trends, including increasing vacancy rates, which may negatively impact resale value, declining rental rates and general deterioration of market conditions;

•	changes in supply of or demand for similar properties in a given market or metropolitan area that will result in changes in market rental rates or occupancy levels;

•	increased competition for real property assets targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	changes in interest rates and availability of financing; and

•	changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws.
All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and make distributions to stockholders.
We face risks associated with property acquisitions, which may adversely impact our ability to pay distributions and the value of your investment in our common stock.
We intend to acquire properties and portfolios of properties, including large portfolios that will increase our size and result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

•	we may be unable to complete an acquisition after making a non-refundable deposit and incurring certain other acquisition-related costs;

•	we may be unable to obtain financing for acquisitions on favorable terms or at all;

•	acquired properties may fail to perform as expected;

•	the actual costs of repositioning or redeveloping acquired properties may be greater than our estimates;

•
acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.
These acquisition risks may reduce our ability to pay distributions and may negatively impact the value of your investment in our common stock.

Many of our assets are public places such as shopping centers. Because these assets are public places, crimes, violence and other incidents beyond our control may occur, which could result in a reduction of business traffic at our properties and could expose us to civil liability.
Because many of our assets are open to the public, they are exposed to a number of incidents that may take place within their premises and that are beyond our control or our ability to prevent, which may harm our consumers and visitors. Some of our assets may be located in large urban areas, which can be subject to elevated levels of crime and urban violence. If violence escalates, we may lose tenants or be forced to close our assets for some time. If any of these incidents were to occur, the relevant asset could face material damage to its image and the property could experience a reduction of business traffic due to lack of confidence in the premises’ security. In addition, we may be exposed to civil liability and be required to indemnify the victims, which could adversely affect us. Should any of our assets be involved in incidents of this kind, our business, financial condition and results of operations could be adversely affected.
Increased competition from alternative retail channels could adversely impact our retail tenants’ profitability and ability to make timely lease payments to us.
Traditional retailers face increasing competition from alternative retail channels, including factory outlet centers, wholesale clubs, mail order catalogs, television shopping networks and various forms of e-commerce.
The increasing competition from such alternative retail channels could adversely impact our retail tenants’ profitability and ability to make timely lease payments to us. If our retail tenants are unable to make timely lease payments to us, our operating cash flows could be adversely affected.
The market environment may adversely affect our operating results, financial condition and ability to pay distributions to our stockholders.
Any deterioration of domestic or international financial markets could impact the availability of credit or contribute to rising costs of obtaining credit and therefore, could have the potential to adversely affect the value of our assets, the availability or the terms of financing, our ability to make principal and interest payments on, or refinance, any indebtedness and/or, for our leased properties, the ability of our tenants to enter into new leasing transactions or satisfy their obligations, including the payment of rent under existing leases. The market environment also could affect our operating results and financial condition as follows:

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Debt Markets — The debt market is sensitive to the macro environment, such as Federal Reserve policy, market sentiment, or regulatory factors affecting the banking and commercial mortgage backed securities (“CMBS”) industries. Should overall borrowing costs increase, due to either increases in index rates or increases in lender spreads, our operations may generate lower returns.

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Real Estate Markets — While incremental demand growth has helped to reduce vacancy rates and support modest rental growth in recent years, and while improving fundamentals have resulted in gains in property values, in many markets property values, occupancy and rental rates continue to be below those previously experienced before the most recent economic downturn. If recent improvements in the economy reverse course, the properties we acquire could substantially decrease in value after we purchase them. Consequently, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge or record a loss on sale in our earnings.

Uninsured losses or losses in excess of our insurance coverage could materially adversely affect our financial condition and cash flows, and there can be no assurance as to future costs and the scope of coverage that may be available under insurance policies.
We carry comprehensive liability, fire, extended coverage, and rental loss insurance covering all of the properties in our portfolio under one or more blanket insurance policies with policy specifications, limits and deductibles customarily carried for similar properties. In addition, we carry professional liability and directors’ and officers’ insurance, and cyber liability insurance. While we select policy specifications and insured limits that we believe are appropriate and adequate given the relative risk of loss, insurance coverages provided by tenants, the cost of the coverage and industry practice, there can be no assurance that we will not experience a loss that is uninsured or that exceeds policy limits. In addition, we may reduce or discontinue terrorism, earthquake, flood or other insurance on some or all of our properties in the future if the cost of premiums for any of these policies exceeds, in our judgment, the value of the coverage discounted for the risk of loss. Our title insurance policies may not insure for the current aggregate market value of our portfolio, and we do not intend to increase our title insurance coverage as the market value of our portfolio increases.

Further, we do not carry insurance for certain losses, including, but not limited to, losses caused by riots or acts of war. Certain types of losses may be either uninsurable or not economically insurable, such as losses due to earthquakes, riots or acts of war. If we experience a loss that is uninsured or which exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged. In addition, we carry several different lines of insurance, placed with several large insurance carriers. If any one of these large insurance carriers were to become insolvent, we would be forced to replace the existing insurance coverage with another suitable carrier, and any outstanding claims would be at risk for collection. In such an event, we cannot be certain that we would be able to replace the coverage at similar or otherwise favorable terms. As a result of any of the situations described above, our financial condition and cash flows may be materially and adversely affected.
We may be unable to secure funds for future leasing commissions, tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to you.
When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for leasing commissions, tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs and other expenses, we could be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. If we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain funds from available sources, if any, including operating cash flows, borrowings sales from this offering, or property sales. The use of cash from these sources may reduce the amount of capital we have available to acquire real estate, negatively impact the value of your investment and reduce your overall return. If additional capital is not available, this may adversely impact the value of the properties and our ability to attract new tenants.
We may be unable to successfully expand our operations into new markets.
Each of the risks described in the previous risk factors that are applicable to our ability to acquire and successfully integrate and operate properties in the markets in which our properties are located are also applicable to our ability to acquire and successfully integrate and operate properties in new markets. In addition to these risks, we may not possess the same level of familiarity with the dynamics and market conditions of certain new markets that we may enter, which could adversely affect our ability to expand into those markets. We may be unable to build a significant market share or achieve a desired return on our assets in new markets. If we are unsuccessful in expanding into new markets, it could have a material adverse effect on our business, financial condition, results of operations, cash flow or our ability to satisfy our debt service obligations or to maintain our level of distributions on our common stock.
We face significant competition for tenants for our properties, which may impact our ability to attract and retain tenants at reasonable rent levels.
We face significant competition from owners, operators and developers of retail real estate properties. Substantially all of our properties face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. Due to such competition, the terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus.
We may face potential difficulties or delays renewing leases or re-leasing space, which could adversely impact our cash flows and our ability to pay distributions.
We derive a significant portion of our rental income from rent received from our tenants. We seek to lease the rentable square feet at our real estate properties to creditworthy tenants. However, if a tenant experiences a downturn in its business or other types of financial distress, it may be unable to make timely rental payments. Also, when our tenants decide not to renew their leases or terminate early, we may not be able to re-let the space. Even if tenants decide to renew or lease new space, the terms of renewals or new leases, including the cost of required renovations or concessions to tenants, may be less favorable to us than current lease terms. As a result, our net income or loss and ability to pay distributions to stockholders could be materially adversely affected. In addition, the presence of hazardous or toxic substances on our real estate properties may adversely affect our ability to lease such property.

We are exposed to inflation risk as income from long-term leases is the primary source of our cash flows from operations.
We are exposed to inflation risk, as income from long-term leases will be the primary source of our cash flows from operations. Leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases, our cash flow from operations and financial position may be adversely affected.
We may have difficulty selling our real estate properties, which may limit our flexibility and ability to pay distributions.
Because real estate assets are relatively illiquid, it could be difficult for us to promptly sell one or more of our real estate properties on favorable terms. This may limit our ability to change our portfolio promptly in response to adverse changes in the performance of any such property or economic or market trends. In addition, federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions could adversely affect our ability to achieve our investment objectives.
Our properties where the underlying tenant has a below investment grade credit rating, as determined by major credit rating agencies, or has an unrated tenant may have a greater risk of default.
As of September 30, 2018, approximately 65.6% of our tenants were not rated or did not have an investment grade credit rating from a major ratings agency or were not affiliates of companies having an investment grade credit rating. Our properties with such tenants may have a greater risk of default and bankruptcy than properties leased exclusively to investment grade tenants. When we acquire properties where the tenant does not have a publicly available credit rating, we will use certain credit assessment tools as well as rely on our own estimates of the tenant’s credit rating which includes reviewing the tenant’s financial information (e.g., financial ratios, net worth, revenue, cash flows, leverage and liquidity, if applicable). If our ratings estimates are inaccurate, the default or bankruptcy risk for the subject tenant may be greater than anticipated. If our lender or a credit rating agency disagrees with our ratings estimates, we may not be able to obtain our desired level of leverage or our financing costs may exceed those that we projected. This outcome could have an adverse impact on our returns on that asset and hence our operating results.
We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property or may require us to maintain specified debt levels for a period of years on some properties.
A lock-out provision is a provision that prohibits the prepayment of a loan during a specified period of time. Lock-out provisions may include terms that provide strong financial disincentives for borrowers to prepay their outstanding loan balance. If a property is subject to a lock-out provision, we may be materially restricted from or delayed in selling or otherwise disposing of or refinancing such property. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.
In the event we obtain options to acquire real estate properties, we may lose the amount paid for such options whether or not the underlying property is purchased.
We may obtain options to acquire certain real estate properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Any unreturned option payments will reduce the amount of cash available for further acquisitions or distributions to our stockholders.

Our properties may be subject to impairment charges.
We routinely evaluate our real estate assets for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, tenant performance and lease structure. For example, the early termination of, or default under, a lease by a tenant may lead to an impairment charge. Since our focus is on properties net leased to a single tenant, the financial failure of, or other default by, a single tenant under its lease may result in a significant impairment loss. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of the property, which could have a material adverse effect on our results of operations in the period in which the impairment charge is recorded. Negative developments in the real estate market may cause management to reevaluate the business and macro-economic assumptions used in its impairment analysis. Changes in management’s assumptions based on actual results may have a material impact on the Company’s financial statements.
We may obtain only limited warranties when we purchase a property and typically have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.
The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property.
Joint ventures could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.
We may co-invest in the future with third parties through partnerships or other entities, which we collectively refer to as joint ventures, acquiring non-controlling interests in or sharing responsibility for managing the affairs of the joint venture. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.
In addition, our joint ventures may be considered variable interest entities, which may not be consolidated for purposes of financial reporting and may be reflected under the equity method of accounting on our balance sheets contained in our annual and quarterly reports. Consequently, this non-consolidation could be material for the purpose of analyzing our financial position.
Terrorism and war could harm our operating results.
The strength and profitability of our business depends on demand for and the value of our properties. Future terrorist attacks in the United States, such as the attacks that occurred in New York and the District of Columbia on September 11, 2001 and in Boston on April 15, 2013, and other acts of terrorism or war may have a negative impact on our operations. Terrorist attacks in the United States and elsewhere may result in declining economic activity, which could harm the demand for and the value of our properties. In addition, the public perception that certain locations are at greater risk for attack, such as major airports, ports, and rail facilities, may decrease the demand for and the value of our properties near these sites. A decrease in demand could make it difficult for us to renew or re-lease our properties at these sites at lease rates equal to or above historical rates. Such terrorist attacks could have an adverse impact on our business even if they are not directed at our properties.
In addition, the terrorist attacks of September 11, 2001 have substantially affected the availability and price of insurance coverage for certain types of damages or occurrences, and our insurance policies for terrorism include large deductibles and co-payments. Although we maintain terrorism insurance coverage on our portfolio, the amount of our terrorism insurance coverage may not be sufficient to cover losses inflicted by terrorism and therefore could expose us to significant losses and have a negative impact on our operations.

Costs of complying with environmental laws and regulations may adversely affect our income and the cash available for any distributions.
Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. We could be subject to liability in the form of fines or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns.
From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will estimate the costs of environmental investigation, clean-up and monitoring and factor them into the amount we will pay for such properties. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.
In some instances, our advisor may rely on third party property managers to operate our properties and leasing agents to lease vacancies in our properties.
Under our advisory agreement, our advisor is obligated to manage our properties and find tenants to lease our vacant properties. We expect that, in some instances, our advisor will rely on third party property managers and leasing agents. The third party property managers will have significant decision-making authority with respect to the management of our properties. Our ability to direct and control how our properties are managed may be limited. We will not supervise any of the property manager or leasing agents or any of their respective personnel on a day-to-day basis. Thus, the success of our business may depend in part on the ability of our third party property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. Any adversity experienced by our property managers or leasing agents could adversely impact the operation and profitability of our properties and, consequently, our ability to achieve our investment objectives, including, without limitation, diversification of our real estate properties portfolio by property type and location, moderate financial leverage, conservative levels of operating risk and an attractive level of current income.
Our net leases may require us to pay property-related expenses that are not the obligations of our tenants.
Under the terms of the majority of our net leases, in addition to satisfying their rent obligations, our tenants will be responsible for the payment or reimbursement of property expenses such as real estate taxes, insurance and ordinary maintenance and repairs. However, under the provisions of certain existing leases and leases that we may enter into in the future with our tenants, we may be required to pay some or all of the expenses of the property, such as the costs of environmental liabilities, roof and structural repairs, real estate taxes, insurance, certain non-structural repairs and maintenance. If our properties incur significant expenses that must be paid by us under the terms of our leases, our business, financial condition and results of operations may be adversely affected and the amount of cash available to meet expenses and to pay distributions to you may be reduced.
Changes in U.S. accounting standards regarding operating leases may make the leasing of our properties less attractive to our potential tenants, which could reduce overall demand for our leasing services.
Under current authoritative accounting guidance for leases, a lease is classified by a tenant as a capital lease if the significant risks and rewards of ownership are considered to reside with the tenant. Under capital lease accounting for a tenant, both the leased asset and liability are reflected on its balance sheet. If the lease does not meet the criteria for a capital lease, the lease is to be considered an operating lease by the tenant, and the obligation does not appear on the tenant’s balance sheet; rather, the contractual future minimum payment obligations are only disclosed in the footnotes thereto. Thus, entering into an operating lease can appear to enhance a tenant’s balance sheet in comparison to direct ownership. The Financial Accounting Standards Board (the “FASB”) and the International Accounting Standards Board conducted a joint project to re-evaluate lease accounting. In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (“ASU 2016-02”), which will require that a tenant recognize assets and liabilities on the balance sheet for all leases with a lease term of more than 12 months, with the result being the recognition of a right of use asset and a lease liability and the disclosure of key information about the entity's leasing arrangements. These and other potential changes to the accounting guidance could affect both our accounting for leases as well as that of our current and potential tenants. These changes may affect how our real estate leasing business is conducted. For example, with the ASU 2016-02 revision, companies may be less willing to enter into leases in general or desire to enter into leases with shorter terms because the apparent benefits to their balance sheets under current practice could be reduced or eliminated. This impact in turn could make it more difficult for us to enter into leases on terms we find favorable. The amendments in ASU 2016-02 are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are still currently evaluating the full impact ASU 2016-02 will have on our consolidated financial statements; however, we plan to adopt ASU 2016-02 as of January 1, 2019.
Changes in accounting standards may adversely impact our financial condition and/or results of operations.
We are subject to the rules and regulations of the FASB related to GAAP. Various changes to GAAP are constantly being considered, some of which could materially impact our reported financial condition and/or results of operations. Also, to the extent that public companies in the United States would be required in the future to prepare financial statements in accordance with International Financial Reporting Standards instead of the current GAAP, this change in accounting standards could materially affect our financial condition or results of operations.
Compliance with the Americans with Disabilities Act of 1990, as amended, and fire, safety and other regulations may require us to make unanticipated expenditures that could significantly reduce the cash available for distributions on our common stock.
Our properties are subject to regulation under federal laws, such as the Americans with Disabilities Act of 1990, as amended (the ADA), pursuant to which all public accommodations must meet federal requirements related to access and use by disabled persons. Although we believe that our properties substantially comply with present requirements of the ADA, we have not conducted an audit or investigation of all of our properties to determine our compliance. If one or more of our properties or future properties are not in compliance with the ADA, we might be required to take remedial action, which would require us to incur additional costs to bring the property into compliance. Noncompliance with the ADA could also result in imposition of fines or an award of damages to private litigants.
Additional federal, state and local laws also may require modifications to our properties or restrict our ability to renovate our properties. We cannot predict the ultimate amount of the cost of compliance with the ADA or other legislation.
In addition, our properties are subject to various federal, state and local regulatory requirements, such as state and local earthquake, fire and life safety requirements. If we were to fail to comply with these various requirements, we might incur governmental fines or private damage awards. If we incur substantial costs to comply with the ADA or any other regulatory requirements, our business, financial condition, results of operations, cash flow or our ability to satisfy our debt service obligations or to maintain our level of distributions on our common stock could be materially adversely affected. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers may restrict our use of our properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our properties, including prior to acquiring a property or when undertaking renovations of any of our existing properties.
Risks Associated with Debt Financing
We have incurred mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions, and decrease the value of your investment.
We have financed, and intend to continue to finance, a portion of the purchase price of properties by borrowing funds. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the cost of our properties before non-cash reserves and depreciation. Our board of directors, including our independent directors has adopted a policy limiting our borrowing to 60%, absent special approval by a majority of our independent directors. As of the date of this prospectus, we have sought and received approval of our independent directors to exceed this limit because we are in the process of raising our equity capital to acquire our portfolio.
In addition, we may incur mortgage debt and pledge some or all of our properties as security for that debt to obtain funds to acquire additional properties or for working capital. We may also obtain lines of credit to provide a flexible borrowing source which generally will allow us to borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. Furthermore, we may borrow under lines of credit if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes or avoid taxes on undistributed income.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment in our common stock. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to qualify and maintain our qualification as a REIT. We may give full or partial guarantees to lenders of recourse mortgage debt to the entities that own our properties. If we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected, which could result in us losing our REIT status and would result in a decrease in the value of your investment.
If we draw on a line of credit to fund redemptions or for any other reason, our leverage will increase.
We have obtained a line of credit which could provide for a ready source of liquidity to fund redemptions of shares of our common stock, in the event that redemption requests exceed our operating cash flows, liquid assets and net proceeds from our continuous offering. There can be no assurances that we will be able to obtain future lines of credit on reasonable terms given the recent volatility in the capital markets. In addition, we may not be able to obtain additional lines of credit of an appropriate size for our business until such time as we have a substantial portfolio, or at all. If we borrow under a line of credit to fund redemptions of shares of our common stock, our leverage will increase until we receive additional net proceeds from our continuous offering, additional operating cash flows or sell some of our assets to repay outstanding indebtedness.
Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.
We have incurred, and in the future may incur additional, indebtedness that bears interest at a variable rate. To the extent that we incur variable rate debt and do not hedge our exposure thereunder, increases in interest rates would increase the amounts payable under such indebtedness, which could reduce our operating cash flows and our ability to pay distributions to you. In addition, if our existing indebtedness matures or otherwise becomes payable during a period of rising interest rates, we could be required to liquidate one or more of our properties at times that prevent realization of the maximum return on such assets.
We may not be able to generate sufficient cash flow to meet our debt service obligations.
Our ability to make payments on and to refinance our indebtedness, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.
We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness or to fund our other liquidity needs.
Additionally, if we incur additional indebtedness in connection with any future deployment of capital or development projects or for any other purpose, our debt service obligations could increase. We may need to refinance all or a portion of our indebtedness before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition and market conditions at the time;
•restrictions in the agreements governing our indebtedness;
•general economic and capital market conditions;
•the availability of credit from banks or other lenders; and
•our results of operations.
As a result, we may not be able to refinance our indebtedness on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity, or delaying any strategic acquisitions and alliances or capital expenditures, any of which could have a material adverse effect on our business, financial condition, results of operations, cash flow or our ability to satisfy our debt service obligations or maintain our level of distributions on our common stock.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.
When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property or discontinue insurance coverage. In addition, loan documents may limit our ability to replace the property sponsor or terminate certain operating or lease agreements related to the property. These or other limitations imposed by a lender may adversely affect our flexibility and our ability to pay distributions on our common stock.
If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.
Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.
Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.
Subject to limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets and/or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may have a material adverse effect on our ability to achieve our investment objectives.
Risks Associated with Real Estate-Related Assets
The real estate-related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.
We may invest in equity securities of both publicly traded and private real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate discussed in this prospectus, including risks relating to rising interest rates.
The value of the real estate-related securities in which we may invest may be volatile.
The value of real estate-related securities fluctuates in response to issuer, political, market and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments and they can affect a single issuer, multiple issuers within an industry or economic sector or geographic region or the market as a whole. The real estate industry is sensitive to economic downturns. The value of securities of companies engaged in real estate activities can be affected by changes in real estate values and rental income, property taxes, interest rates and tax and regulatory requirements.

CMBS in which we may invest are subject to several types of risks that may adversely impact our performance.
CMBS are bonds that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities we invest in are subject to all the risks of the underlying mortgage loans, including the risks of prepayment or default.
In a rising interest rate environment, the value of CMBS may be adversely affected when repayments on underlying mortgage loans do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated assets but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying CMBS to make principal and interest payments or to refinance may be impaired. In this case, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities. The value of CMBS also may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties.
CMBS are also subject to several risks created through the securitization process. Certain subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid. Subordinate securities of CMBS are also subject to greater risk than those CMBS that are more highly rated.
The mortgage instruments in which we may invest may be impacted by unfavorable real estate market conditions, which could result in losses to us.
If we make investments in mortgage loans or mortgage-backed securities, we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including general prevailing local, national and global economic conditions, economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described above under the heading “— Risks Related to Investments in Real Estate,” as well as, among other things:

•	competition from comparable types of properties;

•	success of tenant businesses;

•	property management decisions;

•	changes in use of property;

•	shift of business processes and functions offshore;

•	property location and condition;

•	changes in specific industry segments;

•	declines in regional or local real estate values, or rental or occupancy rates; and

•	increases in interest rates, real estate tax rates and other operating expenses.
If we acquire a property by foreclosure following defaults under our mortgage loan investments, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our ability to achieve our investment objectives. We do not know whether the values of the property securing any of our real estate securities investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.
Delays in liquidating defaulted mortgage loan investments could reduce our investment returns.
If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly, which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The mezzanine loans in which we may invest will involve greater risks of loss than senior loans secured by income-producing real properties, which may result in losses to us.
We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.
Interest rate and related risks may cause the value of our real estate-related assets to be reduced.
Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value of our shares may tend to decline if market interest rates rise.
During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as “call risk” or “prepayment risk.” If this occurs, we may be forced to reinvest in lower yielding securities. This is known as “reinvestment risk.” Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate-related securities investments.
U.S. Federal Income and Other Tax Risks
Failure to remain qualified as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders.
We believe that our prior, current and proposed organization, ownership and method of operation has enabled and will enable us to meet the requirements for qualification and taxation as a REIT. However, we cannot assure you that we have qualified or will qualify as such. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within our control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.
If we fail to remain qualified as a REIT in any taxable year, or are determined to have lost our REIT status in a prior year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our stockholders because:

•	we would not be allowed a deduction for dividends paid to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates; and

•	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.
In addition, if we fail to remain qualified as a REIT we will no longer be required to make distributions. As a result of all these factors, our failure to remain qualified as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common stock. See “Material U.S. Federal Income Tax Considerations” for a discussion of material U.S. federal income tax consequences relating to us and the return on an investment in our common stock.
Even if we maintain our status as a REIT, we may face other tax liabilities that reduce our cash flows.
Even if we maintain our status as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our stockholders in a calendar year is less than a minimum amount specified under the Code. Further, any taxable REIT subsidiary (“TRS”) we establish will be subject to regular corporate U.S. federal, state and local taxes. Any of these taxes would decrease cash available for distribution to stockholders. See “Material U.S. Federal Income Tax Considerations” for a discussion of the various tax liabilities we may face.
REIT distribution requirements could adversely affect our liquidity and may force us to borrow funds or sell assets during unfavorable market conditions.
In order to maintain our qualification as a REIT and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. Our cash flows from operations may be insufficient to fund required distributions for numerous reasons, including as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments. The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our qualification as a REIT.
If we fail to invest a sufficient amount of the net proceeds from selling our stock in real estate assets within one year from the receipt of the proceeds, we could fail to continue to qualify as a REIT.
Temporary investment of the net proceeds from sales of our stock in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our stock in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to continue to qualify as a REIT. See “Material U.S. Federal Income Tax Considerations.”
If our operating partnership is treated as a corporation for U.S. federal income tax purposes, we will cease to qualify as a REIT.
As of the date of this prospectus, our operating partnership is a disregarded entity for U.S. federal income tax purposes. Our operating partnership will become a partnership for U.S. federal income tax purposes if and when it issues interests to a person other than the Company or an entity disregarded from the Company for tax purposes. As a partnership, our operating partnership would not be subject to U.S. federal income tax on its income. Instead, each of its partners, including us, would be required to take into account its allocable share of the operating partnership’s income. No assurance can be provided, however, that the IRS would not challenge our operating partnership’s status as a partnership for U.S. federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating our operating partnership as a corporation for tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, cease to qualify as a REIT. Also, our operating partnership would become subject to U.S. federal, state and local income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners, including us.
Dividends payable by REITs generally do not qualify for reduced tax rates available for some dividends.
Income from “qualified dividends” payable to U.S. stockholders that are individuals, trusts and estates are generally subject to tax at preferential rates. Dividends payable by REITs, however, generally are not eligible for the preferential tax rates applicable to qualified dividend income (but under the Tax Cuts and Jobs Act, U.S. stockholders that are individuals, trusts and estates generally may deduct 20% of ordinary dividends from a REIT for taxable years beginning after December 31, 2017, and before January 1, 2026). Although these rules do not adversely affect the taxation of REITs or dividends payable by REITs, to the extent that the preferential rates continue to apply to regular corporate qualified dividends, investors who are individuals, trusts and estates may perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could materially and adversely affect the value of the shares of REITs.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or to liquidate otherwise attractive assets.
To maintain our qualification as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our capital stock. In order to meet these tests, we may be required to forego acquisitions we might otherwise make. Thus, compliance with the REIT requirements may hinder our performance.
In addition, if we fail to comply with certain asset ownership tests, at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification. As a result, we may be required to liquidate otherwise attractive assets. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.
Our ability to dispose of some of our properties may be constrained by their tax attributes.
Federal tax laws may limit our ability to sell properties and this may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions may reduce our ability to respond to changes in the performance of our assets and could adversely affect our financial condition and results of operations.
Our ability to dispose of some of our properties is constrained by their tax attributes. Properties which we own for a significant period of time or which we acquire through tax deferred contribution transactions in exchange for partnership interests in our operating partnership often have low tax bases. If we dispose of low-basis properties outright in taxable transactions, we may recognize a significant amount of taxable gain that we must distribute to our stockholders in order to avoid tax, and potentially in order to meet the minimum distribution requirements of the Code for REITs, which in turn would impact our cash flow. In some cases, without incurring additional costs we may be restricted from disposing of properties contributed in exchange for interests in our operating partnership under tax protection agreements with contributors. To dispose of low basis or tax-protected properties efficiently we may use like-kind exchanges, which qualify for non-recognition of taxable gain, but can be difficult to consummate and result in the property for which the disposed assets are exchanged inheriting their low tax bases and other tax attributes (including tax protection covenants).
The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to continue to qualify as a REIT.
We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans may not be real estate assets and could adversely affect our REIT status.
Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.
The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets or to offset certain other positions, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of one or both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because a domestic TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS will generally not provide any tax benefit, except for being carried forward against future taxable income of such TRS.
Investments outside the United States could present additional complications to our ability to satisfy the REIT qualification requirements and may subject us to additional taxes.
Operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are customarily structured differently than they are in the U.S. or are subject to different legal rules may complicate our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements. In addition, non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes.
The IRS may take the position that gains from sales of property are subject to a 100% prohibited transaction tax.
We may have to sell assets from time to time to fund redemption requests, to satisfy our REIT distribution requirements, to satisfy other REIT requirements, or for other purposes. It is possible that the IRS may take the position that one or more sales of our properties may be a prohibited transaction, which is a sale of property held by us primarily for sale in the ordinary course of our trade or business. If we are deemed to have engaged in a prohibited transaction, our gain from such sale would be subject to a 100% tax. The Code sets forth a safe harbor under which a REIT may, under certain circumstances, sell property without risking the imposition of the 100% tax, but there is no assurance that we will be able to qualify for the safe harbor. We do not intend to hold property for sale in the ordinary course of business, but there is no assurance that the IRS will not challenge our position, especially if we make frequent sales or sales of property in which we have short holding periods.
You may have a current tax liability on distributions you elect to reinvest in our common stock.
If you participate in our distribution reinvestment plan, for U.S. federal income tax purposes you will be deemed to have received, and will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the reinvested distributions.
We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability or reduce our operating flexibility, including the recently passed Tax Cuts and Jobs Act.
In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect our taxation and our ability to continue to qualify as a REIT, or the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. Our stockholders are urged to consult with their tax advisor with respect to the impact of recent legislation on their investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a regular corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interests of our stockholders.
In addition, the Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and businesses, generally effective for taxable years beginning after December 31, 2017. The Tax Cuts and Jobs Act makes major changes to the Code, including a number of provisions of the Code that affect the taxation of REITs and their stockholders. Among the changes made by the Tax Cuts and Jobs Act are permanently reducing the generally applicable corporate tax rate, generally reducing the tax rate applicable to individuals and other noncorporate taxpayers for tax years beginning after December 31, 2017 and before January 1, 2026, eliminating or modifying certain previously allowed deductions (including substantially limiting interest deductibility and, for individuals, the deduction for non-business state and local taxes), and, for taxable years beginning after December 31, 2017 and before January 1, 2026, providing for preferential rates of taxation through a deduction of up to 20% (subject to certain limitations) on most ordinary REIT dividends and certain trade or business income of non-corporate taxpayers. The Tax Cuts and Jobs Act also imposes new limitations on the deduction of net operating losses and requires us to recognize income for tax purposes no later than when we take it into account on our financial statements, which may result in us having to make additional taxable distributions to our stockholders in order to comply with REIT distribution requirements or avoid taxes on retained income and gains. The Tax Cuts and Jobs Act also makes numerous large and small changes to the tax rules that do not affect the REIT qualification rules directly but may otherwise affect us or our stockholders.

While the changes in the Tax Cuts and Jobs Act generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Internal Revenue Code may have unanticipated effects on us or our stockholders. Moreover, Congressional leaders have recognized that the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification and unintended consequences that will have to be revisited in subsequent tax legislation. At this point, it is not clear if or when Congress will address these issues or when the Internal Revenue Service will issue administrative guidance on the changes made in the Tax Cuts and Jobs Act.
We urge you to consult with your own tax advisor with respect to the status of the Tax Cuts and Jobs Act and other legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common stock.
We may be subject to adverse tax consequences if certain sale-leaseback transactions are not characterized by the IRS as “true leases.”
We may acquire real estate properties and lease them back to the sellers of such properties. In the event the IRS does not characterize such leases as “true leases,” we could be subject to certain adverse tax consequences, including an inability to deduct depreciation expense and cost recovery relating to such property, and under certain circumstances, we could fail to maintain our qualification as a REIT as a result.
Our property taxes could increase due to property tax rate changes or reassessment, which would impact our cash flows.
Even if we continue to qualify as a REIT for U.S. federal income tax purposes, we will be required to pay some state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. Therefore, the amount of property taxes we pay in the future may increase substantially. If the property taxes we pay increase and if any such increase is not reimbursable under the terms of our lease, then our cash flows will be impacted, which in turn could have a material adverse effect on our business, financial condition, results of operations, cash flow or our ability to satisfy our debt service obligations or maintain our level of distributions on our common stock.
Non-U.S. stockholders may be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax upon the disposition of our shares.
Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a “U.S. real property interest” (“USRPI”) under the Foreign Investment in Real Property Tax Act of 1980 (FIRPTA). Our common stock will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe that we are a domestically-controlled qualified investment entity. Because our shares may be purchased or will be, or redeemed on any business day, no assurance can be given that we are, have been during the applicable testing period, or will be a domestically controlled qualified investment entity.
Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if: (a) our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (b) such non-U.S. stockholder owned, actually and constructively, 10% or less of our common stock at any time during the five-year period ending on the date of the sale.
The share transfer and ownership restrictions applicable to REITs contained in our charter may inhibit market activity in our shares of stock and restrict our business combination opportunities.
In order to continue to qualify as a REIT, five or fewer individuals, as defined in the Internal Revenue Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of each taxable year, other than the first year for which a REIT election is made. Attribution rules in the Internal Revenue Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year, other than the first year for which a REIT election is made. To help ensure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of our shares of stock.
Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted prospectively or retroactively by the board of directors, for so long as we continue to qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Internal Revenue Code) more than 9.8%

in value of or number of shares, whichever is more restrictive, of our outstanding capital stock and more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of common stock. The board of directors, in its sole discretion and upon receipt of certain representations and undertakings, may exempt a person (prospectively or retrospectively) from the ownership limits. However, the board of directors may not, among other limitations, grant an exemption from these ownership restrictions to any proposed transferee whose ownership, direct or indirect, in excess of the 9.8% ownership limit would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if the board of directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance with the restrictions is no longer required in order for us to continue to so qualify as a REIT.
These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.
If we elect to treat one or more of our subsidiaries as a TRS, it will be subject to corporate-level taxes, and our dealings with our TRSs may be subject to a 100% excise tax.
A REIT may own up to 100% of the stock of one or more TRSs. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A TRS will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income, including corporate income tax on the TRS’s income, and is, as a result, less tax efficient than with respect to income we earn directly. The after-tax net income of our TRSs would be available for distribution to us. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. In addition, the rules, which are applicable to us as a REIT, also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. For example, to the extent that the rent paid by one of our TRSs exceeds an arm’s-length rental amount, such amount would be potentially subject to a 100% excise tax. While we intend that all transactions between us and our TRSs would be conducted on an arm’s-length basis, and therefore, any amounts paid by our TRSs to us would not be subject to the excise tax, no assurance can be given that the IRS would not disagree with such conclusion and levy an excise tax on such transactions.
For qualified plans and accounts, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, it is possible that our stockholders may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested. In order to avoid triggering additional taxes and/or penalties, if our stockholders intend to invest in our shares through retirement plans (such as pension or profit-sharing trusts) or IRAs, they should consider additional factors.
If you are investing the assets of any of the entities identified in the prior sentence in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code applicable to your plan or IRA;

•	your investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

•	your investment will not impair the liquidity of the trust, plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•
you will be able to value the assets of the plan annually (or more frequently, if required) in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document;

•	your investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; and

•	our assets will not be treated as “plan assets” of your plan arrangement.
For a more complete discussion of the foregoing issues and other risks associated with an investment in our shares by retirement plans and IRAs, please see the section of this prospectus captioned “Investment by Tax-Exempt Entities and ERISA Considerations.”
Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.
Specific rules apply to foreign, governmental and church plans.
As a general rule, certain employee benefit plans, including foreign pension plans, governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements and are not “benefit plan investors” within the meaning of the Plan Assets Regulation. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code and, under certain circumstances in the case of church plans, Section 4975 of the Internal Revenue Code. Also, some foreign plans and governmental plans may be subject to foreign, state, or local laws which are, to a material extent, similar to the provisions of ERISA or Section 4975 of the Internal Revenue Code. Each fiduciary of a plan subject to any such similar law should make its own determination as to the need for and the availability of any exemption relief.
If you invest in our common stock through an IRA or other retirement plan, you may be limited in your ability to withdraw required minimum distributions.

If you establish a plan or account through which you invest in our common stock, federal law may require you to withdraw required minimum distributions from such plan or account in the future. Our common stock will be highly illiquid, and our share redemption program only offers limited liquidity. See “Description of Shares — Share Redemption Program.” If you require liquidity, you may generally sell your shares, but such sale may be at a price less than the price at which you initially purchased your common stock. If you fail to withdraw required minimum distributions from your plan or account, you may be subject to certain taxes and tax penalties.

Statements Regarding Forward-Looking Information
We make statements in this prospectus, and in the information incorporated by reference, that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this prospectus or in the information incorporated by reference into this prospectus.
The forward-looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	changes in economic conditions generally and the real estate and securities markets specifically;

•
the effect of financial leverage, including changes in interest rates, availability of credit, loss of flexibility due to negative and affirmative covenants, refinancing risk at maturity and generally the increased risk of loss if our assets fail to perform as expected;

•	our ability to raise a substantial amount of capital in the near term;

•
our ability to access sources of liquidity when we have the need to fund redemptions of common stock in excess of the proceeds from the sales of shares of our common stock in this offering and the consequential risk that we may not have the resources to satisfy redemption requests;

•	our ability to effectively deploy the proceeds raised in this offering;

•	our ability to make property sector allocations of our properties consistent with our present expectations;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	changes to GAAP; and

•	our sponsor’s ability to fully reestablish the financial network which previously supported us.
Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

Use of Proceeds
We are offering up to $4.0 billion in the aggregate of D Shares, T Shares, S Shares and I Shares of our common stock, including up to $500.0 million in shares pursuant to our distribution reinvestment plan. We sell shares of our common stock at a price that varies from day-to-day and, on any given day, is equal to our NAV per share for the applicable class, plus applicable upfront selling commissions and dealer manager fees.
The table sets forth estimated figures assuming the sale of shares of our common stock representing the maximum offering amount of $4.0 billion, excluding all of the $500.0 million in shares under our distribution reinvestment plan. The table assumes that 1/4 of the primary offering gross proceeds come from sales of D Shares, 1/4 of the primary offering gross proceeds come from sales of T Shares, 1/4 of the primary offering gross proceeds come from sales of S Shares and 1/4 of the primary offering gross proceeds come from sales of I Shares.
The actual amount of upfront selling commissions and dealer manager fees will vary depending on (1) the number of D Shares, T Shares and S Shares that we will sell, (2) the price at which D Shares, T Shares, S Shares and I Shares will be sold, which will vary day-to-day based on our daily NAV per share for the applicable class of shares, with actual upfront selling commissions and dealer manager fees per D Share, T Share and S Share, as applicable, being a percentage of the total price per D Share, T Share and S Share, as applicable, and (3) possible reduction or elimination of the upfront selling commissions and dealer manager fees in connection with certain categories of sales of D Shares, T Shares and S Shares in our primary offering, such as sales for which a volume discount applies. Any reduction in upfront selling commissions and dealer manager fees will be accompanied by a corresponding reduction in the D Shares, T Shares and S Shares per share purchase price, but will not affect the amount available for investment.
We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in a manner approved by our board of directors, who serve as fiduciaries to our stockholders.
We intend to contribute the proceeds from this offering to our operating partnership. Our operating partnership will use the proceeds received from us: (1) to make acquisitions in accordance with our investment strategy and policies, (2) to reduce borrowings and repay indebtedness incurred under various financing instruments into which it may enter, and (3) to fund distributions to our stockholders and redemption activity (to the extent that cash flow from operations is insufficient to pay such distributions or redemptions). The “Amount Invested in Assets” in the table below reflects the estimated amount of proceeds available for all of such purposes; however, it is not possible to specifically identify the percentage of proceeds from this offering that will be used to reduce future borrowings, repay future indebtedness or fund future distributions and redemption activity. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

	Primary Offering		Distribution Reinvestment Plan
	Amounts (1)	Percent	Amounts (1)	Percent
Gross Offering Proceeds (2)	$3,500,000,000	100%	$500,000,000	100%
Less:
Upfront selling commissions and dealer manager fees(3)	74,375,000	2.13%	—	0.00%
Organization and Offering Expenses (4)	26,250,000	0.75%	3,750,000	0.75%
Amount Available for Investment	$3,399,375,000	97.12%	$496,250,000	99.25%
Acquisition Expenses (5)	27,195,000	0.80%	3,970,000	0.80%
Amount Invested in Assets	$3,372,180,000	96.32%	$492,280,000	98.45%
____________________________________

(1)
The dollar amounts in the table are based on the assumption that, throughout the offering period, our NAV per share for each class remains the same as the NAV per share for such class at the commencement of this offering. See “Plan of Distribution — Compensation of Our Dealer Manager and Other Participating Broker-Dealers — Selling Commissions, Volume Discounts, and Asset-Based Dealer Manager Fee and Distribution Fee.”

(2)
We intend to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”); however, in certain states this offering is subject to annual extensions.

(3)
The table assumes that 1/4 of the primary offering gross proceeds come from D Shares, 1/4 of primary offering gross proceeds come from sales of T Shares, 1/4 of the primary offering gross proceeds come from S Shares and 1/4 of primary offering gross proceeds come from sales of I Shares. Because no sales commissions are paid on shares sold in the distribution reinvestment plan, it is not necessary to make any assumptions regarding the number of D Shares, T Shares, S Shares or I Shares sold in the distribution reinvestment plan. For each purchase, the total per share purchase price will be calculated by adding the upfront selling commission and any dealer manager fee percentage to the NAV per share of D Shares, T Shares and S Shares sold; the actual upfront selling commission and dealer manager fees per share that we pay will be the total per share purchase price less the NAV per share. Upfront selling commissions presented in the table reflect that no upfront selling commissions or dealer manager fees are paid with respect to the I Shares or on distribution reinvestment plan shares. See “Plan of Distribution — Compensation of Our Dealer Manager and Other Participating Broker-Dealers — Selling Commissions, Volume Discounts, and Asset-Based Dealer Manager Fee and Distribution Fee.”

(4)
Our advisor has agreed to fund on our behalf all costs of our organization and offering (other than the upfront selling commissions and dealer manager fees, and ongoing stockholder servicing fees). We will reimburse our advisor on a monthly basis for the organization and offering expenses incurred on our behalf. The organization and offering expense amounts shown above represent our estimates of expenses incurred in connection with this offering (other than the upfront selling commissions and dealer manager fees, and ongoing stockholder servicing fees) that will be paid using offering proceeds, including (i) our legal, accounting, printing, mailing and filing fees, and broker-dealer due diligence expenses; (ii) costs incurred in connection with preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers; and (iii) reimbursements for our dealer manager’s wholesaling costs and other marketing and organization costs including payments made to participating broker-dealers.

(5)
Acquisition expenses include legal fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent third party appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties, whether or not acquired. While the majority of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may include reimbursement to our advisor or its affiliates for expenses incurred in connection with its provision of acquisition related services, including personnel costs. For purposes of this table, we have assumed average expenses of 0.80% of the estimated amount invested in assets; however, expenses on a particular acquisition may be higher. Additionally, the use of alternative assumptions in estimating expected future capital raise could result in a different determination of the expected acquisition expenses and a different conclusion regarding acquisition expenses as a percentage of the estimated amount invested in assets. Acquisition expenses, together with any acquisition fees paid to third parties for a particular real estate-related asset, will in no event exceed 6% of the gross purchase price.

In periods when certain existing stockholders seek to redeem their shares, additional funds may also flow in from investors who are purchasing new shares; in these circumstances cash proceeds from the sale of new shares could be used to fund the redemptions. We believe that netting redemptions out of incoming proceeds from the offering is in the best interests of stockholders because of the time and transaction costs involved in investing new capital and in disposing of assets. To the extent that cash from new sales in the offering is used to fund redemptions, neither the Company’s aggregate NAV nor NAV per share for any class are expected to be impacted.
Our advisor will pursue opportunities to purchase assets with the objective of building a diversified portfolio of assets. See “Investment Objectives, Strategy and Policies — Real Property Acquisitions” for a description of the properties that we have acquired as of the date of this prospectus. We may enter into purchase options to allow us to acquire properties on future dates following the receipt of sufficient proceeds from this offering to make the acquisitions. In light of the continuous nature of this offering, the identification and disclosure of actual property acquisitions will be an ongoing process. At any given point in time we will be actively pursuing multiple acquisition opportunities, with due diligence and negotiations at different stages of advancement. See “Risk Factors — Risks Related to an Investment in CIM Income NAV, Inc.”
Our advisor, directly or through an affiliate, has agreed to fund organizational expenses and expenses incurred in connection with the offering (other than upfront selling commissions and dealer manager fees, and ongoing stockholder servicing fees), including: (i) our legal, accounting, printing, mailing and filing fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts incurred in connection with holding our own educational conferences and sponsoring and/or attending conferences conducted by our participating broker-dealers for performing these services; and (iii) other marketing and organization costs, including payments made to participating broker-dealers.
Reimbursement payments are made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.75% of the aggregate gross offering proceeds, including shares issued in connection with the distribution reinvestment plan, but excluding upfront selling commissions and dealer manager fees charged on D Shares, T Shares and I Shares sold in the primary offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.75% limit), calculated on an accumulated basis, until our advisor has been reimbursed in full. See “Compensation.”

We will pay our dealer manager an asset-based stockholder servicing fee for D Shares, T Shares and S Shares that is payable in arrears on a monthly basis and accrues daily based on the NAV per share for D Shares, T Shares and S Shares, respectively. Accordingly, if the maximum amount of the stockholder servicing fees are paid, total maximum selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the D Shares, T Shares and S Shares will be 8.75% of the gross proceeds in our primary offering for D Shares, T Shares and S Shares. We will cease paying the stockholder servicing fee, if at the completion of this offering, in the aggregate, underwriting compensation from all sources, including upfront selling commissions, the dealer manager fees, the stockholder servicing fee and other underwriting compensation paid by us and our advisor and its affiliates, equals 10% of the gross proceeds from the primary portion of our offering. We will not pay a stockholder servicing fee on I Shares. See “Compensation” for more details regarding this and other amounts payable to our advisor and its affiliates.
We may pay distributions from proceeds raised in this offering in anticipation of future cash flows, and we have not placed a limit on the amount of such proceeds we may use to pay distributions or redemptions. To the extent that our operating cash flow is insufficient to cover organization and offering expenses, costs of distribution and amounts payable to our advisor and its affiliates, we may use funds from any source for such purposes, including borrowings, asset sales and proceeds from this offering. See “Our Structure and Formation” and “Compensation.”

Investment Objectives, Strategy and Policies
Investment Objectives
Our primary investment objectives are:

•	to acquire commercial properties, leased under long-term net leases to creditworthy tenants, which provide current operating cash flow;

•	to maintain a level of liquid assets as a source of funds to meet redemption requests;

•	to provide reasonably stable, current income for you through the payment of distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.
Pursuant to our charter, these investment objectives may not be changed without the approval of our stockholders. We may not achieve any of these objectives. See the “Risk Factors” section of this prospectus.
Our Competitive Strengths
We believe that we will be able to distinguish ourselves from other owners, operators, acquirers and developers of commercial properties. We believe our long-term success will be supported through the following competitive strengths:

•
Our Sponsor’s Disciplined Approach to Net Lease Assets. Our advisor utilizes a disciplined approach with respect to the ownership and management of net lease assets that is focused on acquiring necessity commercial and other income-producing properties, many of which share certain core characteristics, including a principal, creditworthy tenant in a long-term net lease and a strategic location. In addition, our sponsor targets properties that typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value). Through this disciplined approach, we expect to achieve a relatively predictable and stable stream of income, which will provide a principal source of return for our stockholders, plus the potential for capital appreciation in the value of our real estate assets.

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Experienced Advisor. The members of our advisor’s real estate management team each have decades of experience in acquiring, structuring, developing and selling income-producing commercial properties. Additionally, our advisor’s management team has public company operating experience, with several of its officers having held senior positions at publicly held REITs and other public companies.

•
Successful Credit Underwriting Experience. Our sponsor has demonstrated an ability to successfully underwrite the tenants that occupy the real estate assets of other real estate programs sponsored by our sponsor. The combined portfolios of CCPT IV, CCPT V, CCIT II, CCIT III and our program had a 98% occupancy rate as of December 31, 2017.

•
Strong Industry Relationships. We believe that our advisor’s extensive network of industry relationships with the real estate brokerage, development and investor communities will enable us to successfully execute our acquisition and investment strategies. These relationships augment our advisor’s ability to source acquisitions in off-market transactions outside of competitive marketing processes, capitalize on development opportunities and capture repeat business and transaction activity. Our strong relationships with the tenant and leasing brokerage communities aid in attracting and retaining tenants. Our advisor’s strong relationships with the tenant and leasing brokerage communities are expected to aid in attracting and retaining tenants.

•
Ability to Purchase Properties for Cash. We believe that one of our competitive strengths is our ability to purchase properties for cash and to close transactions quickly. We believe our ability to purchase properties for cash will expedite our acquisition process and make us an attractive purchaser to potential sellers of properties, particularly those sellers motivated by time constraints. CCO Capital, the broker-dealer affiliate of our sponsor, has successfully raised capital for other real estate programs sponsored by CCO Group, and we expect that, through its well-developed distribution capabilities and relationships with other broker-dealers, CCO Capital will be successful in selling shares on our behalf.

While we believe that these factors will help distinguish us from our competitors and contribute to our long-term success, there is no guarantee that they will provide us with any actual competitive advantages.
Investment Strategy
Our investment strategy is to primarily acquire a diversified portfolio of (1) necessity commercial properties in the retail, office and industrial sectors that are leased to creditworthy tenants under long-term net leases, and are strategically located throughout the United States and U.S. protectorates, (2) notes receivable secured by commercial real estate, including the origination of loans, and (3) U.S. government securities, agency securities and corporate debt and other investments for which there is reasonable liquidity. Our acquisition of commercial properties is limited to the retail, office and industrial sectors that meet our investment criteria. The actual percentage of our portfolio that is invested in retail, office and industrial property categories may fluctuate due to market conditions and acquisition opportunities or as a result of any changes to our investment policies.
Acquisition and Investment Policies
Our board of directors, including our independent directors, has adopted investment policies. Our directors will formally review at a duly called meeting our investment policies on an annual basis and our portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment policies must be approved by our board of directors, including a majority of our independent directors. Our board of directors may revise our investment policies, which we describe in more detail below, without the concurrence of our stockholders. However, our board of directors will not amend our charter, including any investment policies that are provided in our charter, without the concurrence of a majority of the outstanding shares, except for amendments that do not adversely affect the rights, preferences and privileges of our stockholders.
Our investment policies delegate to our advisor broad authority to execute real estate property acquisitions and dispositions. Our board of directors will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to our advisor with respect to acquisition and disposition transactions.
Commercial Real Estate Properties
Our commercial real estate acquisitions will primarily consist of single-tenant, necessity commercial properties, which are leased to creditworthy tenants under long-term net leases and provide current operating cash flow. We use the term necessity commercial properties to describe retail properties that are important to customers and office and industrial properties that are essential to the business operations of a corporate tenant. Over time, we expect our property sector allocations to broadly reflect the composition of the NPI with the exception of multi-family and lodging, which will be excluded from our investment universe. The actual percentage of our portfolio that is used to acquire retail, office and industrial properties may fluctuate due to market conditions and acquisition opportunities.
Necessity retail describes companies that provide consumers with products that are important to, and part of, their everyday lives. Examples of necessity retail properties include pharmacies, home improvement stores, grocery stores, national superstores, restaurants and regional retailers that provide products considered necessities to that region. Historically, the retail sector of commercial real estate has been able to withstand most market cycles better than other sectors, due to the long-term resilience of consumer spending. By focusing our retail investment strategy on necessity retailers subject to long-term net leases, our objective is to provide our stockholders with a relatively stable stream of current income, while avoiding a significant decline in the value of our real estate portfolio.
Necessity office and industrial properties are essential to the business operations of a corporate tenant, typically due to one or more of the following factors:

•	difficulty of replacement or prohibitive cost to relocate;

•	sole or major location for its distribution or office operations;

•	proximity to its distribution, manufacturing, research facilities or customer base;

•	lower labor, transportation and/or operating costs;

•	more stable labor force;

•	optimal access to transportation networks that enable efficient distribution; and/or

•
significant amount of tenant-funded capital improvements, such as customized computer systems and information technology infrastructure, racking and sorting systems, and cooling or refrigeration systems.

For example, distribution facilities, warehouses, manufacturing plants and corporate or regional headquarters are often considered to be necessity office and industrial properties. We believe that necessity office and industrial properties provide a relatively greater level of stability than other office and industrial property types because necessity properties typically involve long-term leases and experience relatively low tenant turnover. We also believe that, as a result of recent and ongoing business developments, such as the role of the internet in the distribution of products, globalization of importing and exporting products and consolidation of businesses requiring office buildings to accommodate a single-tenant, there is, and we expect there will continue to be, increasing demand by commercial tenants for necessity office and industrial properties.
Our goal is to acquire a portfolio of commercial properties that are diversified by way of property type, location and industry, in order to minimize the potential adverse impact of economic slow-downs or downturns in local markets or a specific industry. There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be used to acquire a single property. The number and mix of properties comprising our portfolio will depend upon real estate market conditions and other circumstances existing at the time we acquire properties, and the amount of proceeds we raise in this offering. We are not restricted to acquisitions of commercial properties and we will not forgo a high quality asset because it does not precisely fit our expected portfolio composition.
We intend to incur debt to acquire properties where our advisor determines that incurring such debt is in our best interests. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by one or more of such properties if favorable financing terms are available. We will use the proceeds from these loans to acquire additional properties and maintain liquidity. See “— Borrowing Policies” below for a more detailed description of our borrowing intentions and limitations.
Retail Real Estate Properties. We expect the portion of our portfolio allocated to retail real estate properties will focus on regional or national retail businesses with creditworthy and established track records. It is our present intention to hold substantially all of the retail properties that we acquire for an extended period. We will also pursue properties leased to tenants representing a variety of retail industries to avoid concentration in any one industry. These industries include all types of retail establishments, such as big box retailers, convenience stores, drug stores and restaurant properties. We expect that some of these acquisitions will provide long-term value by virtue of their size, location, quality and condition, and lease characteristics. We expect that substantially all of our retail properties acquisitions will be in the United States, including U.S. protectorates.
We believe that focusing on the acquisition of single-tenant and multi-tenant necessity retail properties net leased to creditworthy tenants presents lower investment risks and greater stability than many other sectors of today’s commercial real estate market. By acquiring a large number of single-tenant and multi-tenant retail properties, we believe that lower than expected results of operations from one or a few acquisitions will not necessarily preclude our ability to realize our investment objective of cash flow from our overall portfolio. We believe this approach can result in less risk to stockholders than an investment approach that targets other asset classes. In addition, we believe that retail properties under long-term triple-net and double-net leases offer a distinct investment advantage since these properties generally require less management and operating capital, have less recurring tenant turnover and, with respect to single-tenant properties, often offer superior locations that are less dependent on the financial stability of adjoining tenants. In addition, since we intend to acquire properties that are geographically diverse, we expect to minimize the potential adverse impact of economic slowdowns or downturns in local markets.
Many retail companies today are entering into sale-leaseback arrangements as a strategy for applying capital that would otherwise be applied to their real estate holdings to their core operating businesses. We believe that our investment strategy will enable us to take advantage of the increased emphasis on retailers’ core business operations in today’s competitive corporate environment as many retailers attempt to divest from real estate assets.
Office and Industrial Real Estate Properties. We expect that our office properties will include recently constructed, high quality, low, mid- or high-rise office buildings that are necessary to a principal tenant, subject to a long-term net lease, and used for purposes such as a corporate, regional or product-specific headquarters. We also expect that our industrial property portfolio will include recently constructed, high quality industrial properties that are necessary to a single principal tenant, subject to a long-term net lease, and used for purposes such as warehousing, distribution, light manufacturing, research and development, or industrial flex facilities. It is our present intention to hold substantially all of the office and industrial properties that we acquire for an extended period.
We expect that some of our office and industrial properties will be multi-tenant properties, anchored by one or more principal tenants, who are creditworthy and subject to long-term net leases. We expect that, from time to time, we may invest in corporate development projects, designed to construct an income producing office or industrial property to serve one or more creditworthy tenants.
Real Estate Underwriting Process. In evaluating potential property acquisitions consistent with our investment objectives, our advisor applies its well-established underwriting process to determine the creditworthiness of potential tenants. Similarly, our advisor will apply its credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio.

Our advisor’s underwriting process includes analyzing the financial data and other available information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. Generally, these tenants must have a proven track record in order to meet the credit tests applied by our advisor. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to the company under a long-term lease, we will meet with the tenant’s senior management to discuss the company’s business plan and strategy.
When using debt rating agencies, a tenant typically will be considered creditworthy when the tenant has an “investment grade” debt rating by Moody’s Investors Service (“Moody’s”) of Baa3 or better, credit rating by Standard & Poor’s Financial Services (“Standard & Poor’s”) of BBB- or better, or its payments are guaranteed by a company with such rating. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of creditworthy tenants in the future.
Moody’s ratings are forward looking opinions of future relative creditworthiness, which considers, but is not limited to, franchise value, financial statement analysis and management quality. The rating given to a debt obligation describes the level of risk associated with receiving full and timely payment of principal and interest on that specific debt obligation and how that risk compares with that of all other debt obligations. The rating, therefore, provides one measure of the ability of a company to generate cash in the future.
A Moody’s debt rating of Baa3, which is the lowest investment grade rating given by Moody’s, is assigned to companies which, in Moody’s opinion, are subject to moderate credit risk and as such may possess certain speculative characteristics. A Moody’s debt rating of AAA, which is the highest investment grade rating given by Moody’s, is assigned to companies which, in Moody’s opinion, are of the highest quality and subject to the lowest level of credit risk.
Standard & Poor’s assigns a credit rating to companies and to each issuance or class of debt issued by a rated company. A Standard & Poor’s credit rating of BBB-, which is the lowest investment grade rating given by Standard & Poor’s, is assigned to companies that, in Standard & Poor’s opinion, exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the company to meet its financial commitments. A Standard & Poor’s credit rating of AAA+, which is the highest investment grade rating given by Standard & Poor’s, is assigned to companies that, in Standard & Poor’s opinion, have extremely strong capacities to meet their financial commitments.
While we will utilize ratings by Moody’s and Standard & Poor’s as one factor in determining whether a tenant is creditworthy, our advisor will also consider other factors in determining whether a tenant is creditworthy, for the purpose of meeting our investment objectives. Our advisor’s underwriting process will also consider other information provided by third party analytical services, such as Moody’s CreditEdge, along with our advisor’s own analysis of the financial condition of the tenant and/or the guarantor, the operating history of the property with the tenant, the tenant’s market share and track record within the tenant’s industry segment, the general health and outlook of the tenant’s industry segment, the strength of the tenant’s management team and the terms and length of the lease at the time of the acquisition.
Description of Leases. We expect, in most instances, to acquire tenant properties with existing double-net or triple-net leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, maintenance, insurance and building repairs related to the property, in addition to the lease payments. Triple-net leases typically require the tenant to pay all costs associated with a property (e.g., real estate taxes, insurance, maintenance and repairs, including roof, structure and parking lot). Double-net leases typically hold the landlord responsible for the capital expenditures for the roof and structure, while the tenant is responsible for all lease payments and remaining operating expenses associated with the property (e.g., real estate taxes, insurance and maintenance). We expect that double-net and triple-net leases will help ensure the predictability and stability of our expenses, which we believe will result in greater predictability and stability of our cash distributions to stockholders. We expect that not all of our leases will be net leases. Since each lease is an individually negotiated contract between two or more parties, each lease will have different obligations of both the landlord and tenant. Many large national tenants have standard lease forms that generally do not vary from property to property. We will have limited ability to revise the terms of leases to those tenants. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into net leases.
Typically, we expect to enter into leases that have terms of ten years or more. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term. We expect that many of our leases will contain periodic rent increases. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance by our advisor’s property and risk management departments.
As a precautionary measure, we may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss. In addition, some leases require that we procure insurance for both commercial general liability and property damage; however, generally the premiums are fully reimbursable from the tenant. In such instances, the policy will list us as the named insured and the tenant as the additional insured.
We may purchase properties and lease them back to the sellers of such properties. While we intend to use our best efforts to structure any such sale-leaseback transaction (as well as other leases) so that the lease will be characterized as a “true lease” and so that we are treated as the owner of the property for federal income tax purposes, the IRS could challenge this characterization. In the event that any sale-leaseback transaction (or other leases) is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed and in certain circumstances we could lose our REIT status. See the “Material U.S. Federal Income Tax Considerations — Qualification as a REIT — Income Tests — Sale-Leaseback Transactions” section of this prospectus.
Other Possible Commercial Real Estate Acquisitions. Although we expect to primarily acquire necessity retail, office and industrial properties, we also may acquire other income-producing properties, where the properties share some of the same characteristics as our core properties, including one or more principal, creditworthy tenants, long-term leases, and/or strategic locations. We may also acquire ground leases.
Ownership Structure. Our investment in real estate generally takes the form of holding fee title or a long-term leasehold estate. We have acquired, and expect to continue to acquire, such interests either directly through our operating partnership or indirectly through limited liability companies, limited partnerships or other entities owned and/or controlled by our operating partnership. We may acquire properties by acquiring the entity that holds the desired properties. We also may acquire properties through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including the developers of the properties or affiliates of our advisor. See the section captioned “Operating Partnership Agreement” in this prospectus and the “— Joint Ventures” section below.
Acquisition Decisions. Our advisor has substantial discretion with respect to the selection of our specific assets, subject to our investment and borrowing policies, and our policies are reviewed by our independent directors and approved by our board of directors. In pursuing our investment objectives and making acquisition decisions on our behalf, our advisor evaluates the proposed terms of the acquisition against all aspects of the transaction, including the condition and financial performance of the asset, the terms of existing leases, the creditworthiness of the tenant or tenants, and property location and characteristics. Because the factors considered, including the specific weight we place on each factor, vary for each potential acquisition, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.
Our advisor procures and reviews an independent valuation estimate on each and every proposed acquisition. In addition, our advisor, to the extent such information is available, considers the following:

•	tenant rolls and tenant creditworthiness;

•	a property condition report;

•	unit level store performance;

•	property location, visibility and access;

•	age of the property, physical condition and curb appeal;

•	neighboring property uses;

•	local market conditions, including vacancy rates;

•	area demographics, including trade area population and average household income; and

•	neighborhood growth patterns and economic condition.

Our advisor also reviews the terms of each existing lease by considering various factors, including:

•	rent escalations;

•	remaining lease term;

•	renewal option terms;

•	tenant purchase options;

•	termination options;

•	scope of the landlord’s maintenance, repair and replacement requirements;

•	projected net cash flow yield; and

•	projected internal rates of return.
Environmental Matters. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. State and federal laws in this area are constantly evolving, and we intend to take commercially reasonable steps, a summary of which is described below, to protect ourselves from the impact of these laws.
We generally will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines the assessment is not necessary under the circumstances. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property and may not reveal all environmental hazards on a property.
In the event the Phase I environmental site assessment uncovers potential environmental problems with a property, our advisor will determine whether we will pursue the acquisition opportunity and whether we will have a “Phase II” environmental site assessment performed. The factors we may consider in determining whether to conduct a Phase II environmental site assessment include, but are not limited to, (1) the types of operations conducted on the property and surrounding property, (2) the time, duration and materials used during such operations, (3) the waste handling practices of any tenants or property owners, (4) the potential for hazardous substances to be released into the environment, (5) any history of environmental law violations on the subject property and surrounding property, (6) any documented environmental releases, (7) any observations from the consultant that conducted the Phase I environmental site assessment, and (8) whether any party (i.e., surrounding property owners, prior owners or tenants) may be responsible for addressing the environmental conditions. We will determine whether to conduct a Phase II environmental site assessment on a case by case basis.
We expect that some of the properties that we will acquire may contain, at the time of our acquisition, or may have contained prior to our acquisition, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our potential properties may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our potential properties may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous or toxic substances.
From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will underwrite the costs of environmental investigation, clean-up and monitoring into the cost of acquiring the property. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

Conditions to Closing Our Acquisitions. Generally, we condition our obligation to close the purchase of any asset on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our advisor;

•	financial statements covering recent operations of properties having operating histories;

•	title and liability insurance policies; and

•	tenant estoppel certificates.
In addition, we will take such steps as we deem necessary with respect to potential environmental matters. See the section of the prospectus, above, entitled “— Environmental Matters.”
We may enter into purchase and sale arrangements with a seller or developer of a suitable property under development or construction. In such cases, we will be obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. In such cases, prior to our acquiring the property, we generally would receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. If renovation or remodeling is required prior to the purchase of a property, we expect to pay a negotiated maximum amount to the seller upon completion.
In determining whether to purchase a particular property, we may obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased and normally is credited against the purchase price if the property is purchased.
In the purchasing, leasing and developing of properties, we are subject to risks generally incident to the ownership of real estate. See the “Risk Factors — Risks Related to Investments in Real Estate” section of this prospectus.
Joint Ventures
We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements with third parties, including affiliates of our advisor, for the acquisition, development or improvement of properties or the acquisition of other real estate-related assets. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, our advisor will evaluate the underlying real property or other real estate-related asset using the same criteria described above in “— Acquisition Decisions” for the selection of our real property assets. Our advisor also will evaluate the joint venture or co-ownership partner and the proposed terms of the joint venture or a co-ownership arrangement.
Our general policy is to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell all or a portion of the interests held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the joint venture. It is also possible that joint venture partners may resist granting us a right of first refusal or may insist on a different methodology for unwinding the joint venture if one of the parties wishes to liquidate its interest.
Our advisor’s officers and key persons may have conflicts of interest in determining which program sponsored by CCO Group should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor’s officers and key persons may face a conflict in structuring the terms of the relationship between our interests and the interests of the co-venturer and in managing the joint venture. Since some or all of our advisor’s officers and key persons will also advise the co-venturer, agreements and transactions between us or any other co-venturer sponsored by CCO Group will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.
We may enter into joint ventures with other CCO Group real estate programs, or with our sponsor, our advisor, one or more of our directors, or any of their respective affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by unaffiliated joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.
Development and Construction of Properties
We may acquire properties on which improvements are to be constructed or completed or which require substantial renovation or refurbishment. We expect that joint ventures would be the exclusive vehicle through which we would acquire build-to-suit properties. Any such joint ventures will make up no more than 20% of our total assets and our general policy is to structure them as follows:

•	we may enter into a joint venture with the future tenant whereby we will provide a portion of the equity or debt financing;

•	we would accrue a preferred return during construction on any equity investment;

•	the properties will be developed by third parties; and

•	consistent with our general policy regarding joint ventures, we would have a right of first refusal to purchase the co-investor’s interest.
In the event that we may elect to engage in development or construction projects, in order to help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by a completion guaranty, completion bond or performance bond. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See the “Risk Factors — Risks Related to Investments in Real Estate” section of this prospectus.
We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent. We may directly employ one or more project managers, to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us.
In addition, we may acquire unimproved properties or originate or invest in mortgage loans secured by such properties, provided that we will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating cash flows, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.
Investing in and Originating Loans
The criteria that our advisor will use in making or investing in loans on our behalf is substantially the same as those involved in acquiring our properties. We do not intend to make loans to other persons, to underwrite securities of other issuers or to engage in the purchase and sale of any types of assets other than those relating to real estate. However, unlike our property acquisitions, which we expect to hold for an extended period, we expect that the average duration of loans will typically be one to five years. We are not limited as to the amount of gross offering proceeds that we may apply to mortgage loan investments.
We do not expect to make or invest in loans that are not directly or indirectly secured by real estate. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loan, would exceed an amount equal to 85% of the appraised value of the property, as determined by an independent third party appraiser, unless we find substantial justification due to other underwriting criteria. We may find such justification in connection with the purchase of loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the loan investment does not exceed the fair market value of the underlying property. We will not invest in or make loans unless an appraisal has been obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency.
We may invest in first, second and third mortgage loans, mezzanine loans, bridge loans, wraparound mortgage loans, construction mortgage loans on real property, loans on leasehold interest mortgages, and CMBS held as long-term investments.

However, we will not make or invest in any loans that are subordinate to any mortgage or equity interest of our advisor or any of its or our affiliates. We also may invest in participations in mortgage loans. A mezzanine loan is a loan made in respect of certain real property but is secured by a lien on the ownership interests of the entity that, directly or indirectly, owns the real property. A bridge loan is short term financing, for an individual or business, until permanent or the next stage of financing, can be obtained. Second mortgage and wraparound loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.
In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the investment amount to the underlying property’s value;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	the condition and use of the property;

•	current and projected cash flow of the property;

•	potential for rent increases;

•	the degree of liquidity of the investment;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located;

•	in the case of mezzanine loans, the ability to acquire the underlying real property; and

•	other factors that our advisor believes are relevant.
In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. We will also consider the requirements of the REIT rules, which may limit our ability to make certain loan investments. Because the factors considered, including the specific weight we place on each factor, will vary for each prospective loan investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.
We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.
We do not have any policies directing the portion of our assets that may be invested in construction loans, mezzanine loans, bridge loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio, to the extent that we make or invest in loans at all. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. We are not limited as to the amount of gross offering proceeds that we may use to invest in or originate loans.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.
Liquid Investment Portfolio
Investment in Liquid Securities. To the extent permitted by the REIT rules, we intend for our liquid investment portfolio to primarily consist of U.S. government securities, agency securities and corporate debt. We use the term “agency” to refer to a U.S. government agency such as the Government National Mortgage Association, or Ginnie Mae, or a federally-chartered corporation such as the Federal National Mortgage Association, or Fannie Mae, or the Federal Home Loan Mortgage Corporation, or Freddie Mac.
We may also invest in liquid real estate-related securities, including equity and debt securities of companies whose shares are listed for trading on a national securities exchange and are engaged in real estate activities. Listed companies engaged in real estate activities may include, for example, REITs. Our investments in securities of companies engaged in activities related to real estate will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer.
We may also make investments in CMBS to the extent permitted by the REIT rules. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes.
Additionally, we may acquire exchange traded funds, or ETFs, and mutual funds focused on REITs and real estate companies. To a lesser extent we may also invest in traded securities that are unrelated to real estate and make other investments or enter into transactions designed to limit our exposure to market volatility, illiquidity, interest rate or other risks related to our real-estate related, equity or debt, securities subject to complying with the REIT rules.
Cash, Cash Equivalents and Other Short-Term Investments. Our cash, cash equivalents and other short-term investments may include investments in money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements and interest-bearing time deposits), to the extent consistent with our qualification as a REIT.
Other Investments
Although it is our expectation that our portfolio will consist primarily of commercial real estate, as well as notes receivable, liquid assets and cash and cash equivalents, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a high quality asset because it does not precisely fit our presently expected portfolio composition. Thus, to the extent that our advisor presents us with high quality investment opportunities that allow us to meet the REIT requirements under the Code, and that result in an overall real estate portfolio that is consistent with our investment objectives, our portfolio composition may vary from time to time.
Borrowing Policies
Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to stockholders and providing us with added liquidity. By operating on a leveraged basis, we have more funds available to acquire properties. This allows us to make more acquisitions than would otherwise be possible, resulting in a more diversified portfolio.

At the same time, our advisor believes in utilizing leverage in a moderate fashion. Under our charter we may not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria. Additionally, our charter limits our aggregate borrowings to 75% of the greater of cost (or 300% of net assets) (before deducting depreciation, reserves for bad debts or other non-cash reserves) or market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Consistent with our advisor’s approach toward the moderate use of leverage, our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or market value of our gross assets; provided, however, that a majority of our board of directors (including a majority of the independent directors) has determined that, as a general policy, borrowing in excess of 60% of the greater of cost (before deducting depreciation and other non-cash reserves) or fair market value of our gross assets may be justified and in the best interest of us and our stockholders during the capital raise stage. Our advisor will generally target a leverage of 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets.
Our advisor uses its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive asset becomes available and the proceeds from the refinancing can be used to purchase such asset. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and an increase in property ownership if some refinancing proceeds are reinvested in real estate.
Our ability to increase our diversification through borrowing may be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted and we may not be able to adequately diversify our portfolio.
In an effort to have adequate cash available to support our redemption plan, our advisor may determine to reserve borrowing capacity under our line of credit. Our advisor could then elect to borrow against this line of credit in its discretion in order to fund redemption requests.
Disposition Policies
We intend to hold each property we acquire for an extended period. Holding periods for other real estate-related assets may vary. Regardless of intended holding periods, circumstances might arise that could cause us to determine to sell an asset before the end of the expected holding period if we believe the sale of the asset would be in the best interests of our stockholders. The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, current tenant rolls and tenant creditworthiness, whether, depending on the assets tax attributes, we could apply the proceeds from the sale of the asset to make other acquisitions, whether disposition of the asset would increase cash flow, and whether the sale of the asset would be a prohibited transaction under the Code or otherwise impact our status as a REIT. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease and the remaining lease term(s). If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.
Investment Limitations, In General
Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to these limitations, we will not:

•
borrow in excess of 75% of the greater of the aggregate cost (or 300% of net assets) (before deducting depreciation, reserves for bad debts or other non-cash reserves) or fair market value of all assets owned by us, unless approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for such excess borrowing (although our board of directors has adopted a policy to reduce this limit from 75% to 60% and as of the date of this prospectus, we have sought and received approval of our independent directors to exceed this limit as we may determine appropriate because we are in the process of raising our equity capital to acquire our portfolio);

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•
make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	invest in indebtedness secured by a mortgage on real property that is subordinate to the lien or other indebtedness of our advisor, any director, our sponsor or any of our affiliates;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•
invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•
issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption plan or the ability of our operating partnership to issue redeemable partnership interests;

•
issue options or warrants to our advisor, our directors, our sponsor or any of their respective affiliates except on the same terms as such options or warrants, if any, are sold to the general public and provided that such options or warrants do not exceed ten percent of our outstanding shares on the date of grant;

•
make any investment that we believe will be inconsistent with our objectives of remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;

•
invest in debt secured by a mortgage on real property which is subordinate to the lien of other debt, except where the amount of junior debt, plus the outstanding amount of senior debt, does not exceed 90% of the appraised value of the property, if, after giving effect thereto, the value of all such investments would not then exceed 25% of our tangible assets; provided, however, that any such investment shall also be subject to the limitations on borrowing described above and in Section 9.3(d) of our charter and Section V.K.3.b of the NASAA REIT Guidelines;

•
invest in equity securities not listed on a national securities exchange or traded in an over-the-counter market unless a majority of directors, including a majority of independent directors, not otherwise interested in the transaction approve the investment as being fair, competitive and commercially reasonable;

•	engage in securities trading, or engage in the business of underwriting;

•
acquire interests or securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in entities having securities listed on a national securities exchange or traded in an over-the-counter market; or

•	acquire properties or loans from affiliates, except as noted in “Conflicts of Interest — Transactions with Our Advisor and Its Affiliates.”
In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described below under the “Conflicts of Interest” section of this prospectus. Our charter also includes restrictions on roll-up transactions, which are described under the “Description of Capital Stock” section of this prospectus.

Investment Limitations to Avoid Registration as an Investment Company
We intend to conduct our operations and the operations of our operating partnership so that each is exempt from registration as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and

•
pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis (the 40% test). “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will continue to be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.
Because we are organized as a holding company that conducts its business primarily through our operating partnership, which in turn is a holding company that conducts its business through its subsidiaries, we intend to conduct our operations and the operations of our operating partnership so that each will comply with the 40% test. In addition, we expect that most, if not all, of our wholly-owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly- and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.
In addition, we believe that we, our operating partnership and any subsidiaries of our operating partnership will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because none of these entities will engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, our operating partnership and any subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect that we, our operating partnership and any subsidiaries will be able to conduct our respective operations such that none of these entities will be required to register as an investment company under the Investment Company Act.
The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We intend to treat entities in which we own at least a majority of the outstanding voting securities as majority owned subsidiaries for purposes of the 40% test. We do not intend to request that the SEC staff approve our treatment of any particular entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.
Even if the value of investment securities held by any of our wholly-owned or majority-owned subsidiaries were to exceed 40% of their respective total assets, we expect that such subsidiaries would be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion, as interpreted by the staff of the SEC, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of additional qualifying assets and a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets.

We will classify our assets for purposes of the Investment Company Act, including our 3(c)(5)(C) exclusion, in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Accordingly, no assurance can be given that the SEC will concur with our classification of our assets.
For purposes of determining whether we satisfy the exclusion provided by Section 3(c)(5)(C), as interpreted by the staff of the SEC, we will classify the assets in which we invest as follows:

•
Real Property. Based on the no-action letters issued by the SEC staff, we will classify our fee interests in real properties as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions affecting the joint venture; otherwise, such investments will be classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.

•
Securities. We intend to treat as real estate-related assets debt and equity securities of both non-majority owned publicly traded and private companies primarily engaged in real estate businesses, including REITs and other real estate operating companies, and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets or real estate-related assets.

•
Loans. Based on the no-action letters issued by the SEC staff, we will classify our investments in various types of whole loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. However, we will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets. We will treat our mezzanine loan investments as qualifying assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the guidance published by the SEC staff in a no-action letter that discusses the classifications of Tier 1 mezzanine loans under Section 3(c)(5)(C) of the Investment Company Act.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.
A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain our exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
Change in Investment Policies
Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interests of our stockholders. Each determination and the basis for that determination shall be set forth in the minutes of the meetings of our board of directors. The methods of implementing our investment policies also may vary as new real estate development trends emerge and new investment techniques are developed. The methods of implementing our investment policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.
Real Property Acquisitions
We engage in the acquisition and ownership of commercial properties in the retail, office and industrial sectors that are leased to creditworthy tenants under long-term net leases, and are strategically located throughout the United States and U.S. protectorates.
As of October 31, 2018, we, through separate wholly-owned limited liability companies and limited partnerships, owned 151 properties located in 35 states, consisting of 5.6 million gross rentable square feet of commercial space. The properties were acquired through the use of proceeds from our initial public offering and proceeds from our line of credit. Our properties as of October 31, 2018 are listed below in order of date of acquisition:

Property Description	Date Acquired	Year Built/Renovated	Purchase Price (1)	Initial Yield (2)	Average Yield (3)	Physical Occupancy
Walgreens – Albuquerque, NM	December 7, 2011	1994	$2,475,000	7.90%	7.90%	100%
CVS – Austin, TX (4)	December 8, 2011	1997	3,054,150	7.01%	7.01%	100%
Walgreens – Reidsville, NC (4)	December 8, 2011	2008	5,125,000	7.06%	7.06%	100%
CVS – Erie, PA	December 9, 2011	1999	2,300,000	7.65%	7.65%	100%
CVS – Mansfield, OH	December 9, 2011	1998	2,299,000	7.35%	7.35%	100%
Advance Auto – Macomb, MI	December 20, 2011	2009	2,099,000	8.30%	8.30%	100%
Dollar General – Berwick, LA	November 30, 2012	2012	1,780,767	7.30%	7.37%	100%
Dollar General – Independence, MO	March 15, 2013	2012	1,417,808	7.30%	7.37%	100%
Dollar General – St. Joseph, MO	April 2, 2013	2013	1,435,616	7.30%	7.79%	100%
Sunoco – Merritt Island, FL	April 12, 2013	2008	2,809,105	7.45%	9.83%	100%
Kum & Go – Cedar Rapids, IA	May 3, 2013	2011	2,566,000	7.14%	8.04%	100%
Natural Grocers – Prescott, AZ	May 6, 2013	2012	3,925,000	7.76%	7.82%	100%
FedEx – Elko, NV	May 28, 2013	2012	2,724,000	7.10%	7.10%	100%
Mattress Firm – Gadsden, AL	June 10, 2013	2012	2,030,769	7.80%	8.41%	100%
Dollar General – Sardis City, AL	June 26, 2013	2012	1,701,767	7.30%	7.38%	100%
PetSmart – Little Rock, AR	July 19, 2013	1996	4,500,000	7.79%	7.79%	100%
Sherwin-Williams – Douglasville, GA	August 2, 2013	2009	1,160,000	7.11%	7.11%	100%
Algonac Plaza – Algonac, MI	August 30, 2013	2003	9,442,550	8.34%	7.67%	94%
Advance Auto – Sedalia, MO	September 23, 2013	2013	1,720,000	6.85%	6.85%	100%
T.J. Maxx – Danville, IL	September 23, 2013	2013	3,200,000	7.13%	7.13%	100%
Sherwin-Williams – Lawrenceville, GA	September 24, 2013	2013	1,344,327	7.11%	7.11%	100%
Jo-Ann – Roseville, MI	September 30, 2013	2013	3,847,886	7.90%	8.14%	100%
Lowe’s – Fremont, OH	December 11, 2013	1996	9,225,000	7.04%	6.58%	100%
FedEx – Spirit Lake, IA	December 12, 2013	2013	2,911,000	7.10%	7.10%	100%
CVS – Wisconsin Rapids, WI	December 13, 2013	2013	3,097,465	6.05%	6.05%	100%
Tellico Greens – Loudon, TN	December 20, 2013	2008	5,350,000	9.44%	9.44%	100%
Dollar General – Gladwin, MI	January 24, 2014	2013	1,332,839	7.15%	7.15%	100%
Dollar General – Lexington, MI	January 24, 2014	2013	1,204,141	7.15%	7.15%	100%
Mattress Firm – Phoenix, AZ	February 26, 2014	2014	1,883,175	8.00%	8.43%	100%
O’Reilly Auto Parts – Fayetteville, NC	March 18, 2014	2012	1,643,406	7.01%	7.36%	100%
McAlister’s Deli – Amarillo, TX	March 27, 2014	2010	1,652,000	7.52%	8.53%	100%
McAlister’s Deli – Shawnee, OK	March 27, 2014	2007	1,963,000	7.52%	7.91%	100%
Family Dollar – Tatum, NM	March 31, 2014	2014	1,053,018	8.35%	8.35%	100%
Family Dollar – Centreville, AL	April 29, 2014	2013	1,334,194	8.25%	8.25%	100%
AT&T – Oklahoma City, OK	May 1, 2014	2013	2,468,000	7.00%	7.31%	100%
DaVita – Austell, GA	May 6, 2014	2009	3,250,000	7.39%	8.10%	100%
Dollar General – Ocala, FL	May 7, 2014	2013	1,705,342	7.17%	7.17%	100%
Raising Cane’s – Avondale, AZ	May 23, 2014	2013	3,397,000	7.05%	8.21%	100%
Great White – Oklahoma City, OK	May 29, 2014	2006	5,007,632	7.49%	7.49%	100%
Mattress Firm – Fairview Park, OH	June 16, 2014	2014	2,103,750	8.00%	8.37%	100%
Family Dollar – Denton, NC	June 17, 2014	2012	1,087,500	8.00%	8.00%	100%
Family Dollar – Danville, VA	June 17, 2014	2013	1,212,500	8.00%	8.00%	100%
Dollar General – Sioux Falls, SD	June 25, 2014	2014	1,421,091	7.15%	7.22%	100%
Enid Crossing – Enid, OK	June 30, 2014	2013	5,900,000	7.66%	7.88%	86%
Shopko – Larned, KS	June 30, 2014	2008	2,270,328	9.15%	9.65%	100%
Walgreens – Coweta, OK	June 30, 2014	2009	4,346,342	6.15%	6.15%	100%
Headwaters Resources – Bryan, TX	July 23, 2014	2014	1,456,647	8.65%	8.96%	100%
Walgreens – St. Louis, MO	August 8, 2014	2007	3,812,985	6.03%	6.03%	100%
Northern Tool – Hoover, AL	August 15, 2014	2014	3,061,600	7.20%	7.79%	100%
Aspen Dental – Somerset, KY	August 18, 2014	2014	1,500,000	7.72%	8.03%	100%
Family Dollar – Londonderry, OH	September 3, 2014	2014	1,309,877	8.10%	8.10%	100%

Property Description	Date Acquired	Year Built/Renovated	Purchase Price (1)	Initial Yield (2)	Average Yield (3)	Physical Occupancy
Family Dollar – Deridder, LA	September 3, 2014	2014	$1,041,092	8.15%	8.15%	100%
Carrier Rental Systems – Houston, TX	September 4, 2014	2006	5,018,966	7.32%	8.37%	100%
Dollar General – Redfield, SD	September 5, 2014	2014	1,038,042	7.15%	7.22%	100%
Family Dollar – Hampton, AR	September 15, 2014	2014	979,640	8.15%	8.15%	100%
Amcor Rigid Plastics – Ames, IA	September 19, 2014	1996	14,282,494	6.95%	8.01%	100%
Family Dollar – West Portsmouth, OH	September 23, 2014	2004	1,189,000	8.20%	8.20%	100%
National Tire & Battery – Conyers, GA	September 26, 2014	1995	2,493,200	7.00%	7.00%	100%
Time Warner Cable – Streetsboro, OH	September 30, 2014	2003	5,330,456	6.23%	8.10%	100%
Burger King – Midwest City, OK	September 30, 2014	1989	1,150,237	7.45%	8.03%	100%
Family Dollar – Darby, MT	September 30, 2014	2014	1,325,001	8.00%	8.00%	100%
Tailwind Technologies – Denton, TX	September 30, 2014	2017	11,750,000	7.00%	8.07%	100%
PetSmart – McAllen, TX	September 30, 2014	1995	4,400,000	7.47%	7.47%	100%
Tire Centers – Decatur, AL	October 3, 2014	1998	1,972,887	8.00%	9.05%	100%
Auto Zone – Vandalia, OH	October 10, 2014	2014	800,000	6.25%	6.25%	100%
Dollar General – Topeka (43rd) KS	October 22, 2014	2014	1,195,261	7.18%	7.25%	100%
Dollar General – Stacy, MN	November 6, 2014	2014	989,579	7.20%	7.20%	100%
Advance Auto – Ravenswood, WV	June 17, 2015	1996	935,000	7.11%	7.11%	100%
Sleepy’s – Roanoke Rapids, NC	August 17, 2015	2015	1,700,680	7.35%	7.35%	100%
West Marine – Mystic, CT	September 11, 2015	2014	4,754,286	7.00%	7.40%	100%
FleetPride – Mobile, AL	October 22, 2015	2015	3,553,974	7.70%	7.90%	100%
Title Resource Group – Mount Laurel, NJ	November 24, 2015	2004	15,400,000	6.84%	7.74%	100%
Chili’s & PetSmart Center – Panama City, FL	December 10, 2015	2005	6,025,000	7.59%	7.30%	92%
Walgreens Distribution Facility – Findlay Township, PA	February 29, 2016	2015	14,223,858	6.75%	7.13%	100%
Shopko – Nephi, UT	March 4, 2016	2015	3,459,118	7.95%	8.03%	100%
Mattress Firm & Panera Bread – Elyria, OH	April 7, 2016	2015	4,308,148	6.75%	7.11%	100%
Dollar General – Pine River, MN	April 8, 2016	2016	1,198,058	7.15%	7.15%	100%
Dollar General – Ada, MN	April 8, 2016	2015	1,101,293	7.15%	7.15%	100%
Dollar General – Winthrop, MN	April 8, 2016	2016	1,095,207	7.15%	7.15%	100%
Dollar General – Starbuck, MN	April 15, 2016	2016	1,112,559	7.15%	7.15%	100%
Dollar General – Wheaton, MN	April 22, 2016	2016	1,098,070	7.15%	7.15%	100%
The Toro Company – Windom, MN	May 19, 2016	2016	9,450,000	6.25%	7.22%	100%
Dollar General – New Richland, MN	June 24, 2016	2016	1,171,871	7.15%	7.15%	100%
Dollar General – Glasford, IL	June 24, 2016	2016	1,168,392	7.15%	7.15%	100%
Dollar General – Erie, IL	June 30, 2016	2016	1,134,604	7.15%	7.15%	100%
Dollar General – Trimble, MO	June 30, 2016	2016	1,131,437	7.15%	7.15%	100%
Fresh Thyme – Worthington, OH	August 9, 2016	2015	10,670,000	6.91%	7.66%	100%
Caliber Collision – Houston, TX	August 11, 2016	2016	5,596,624	7.02%	7.75%	100%
Caliber Collision – Venice, FL	August 12, 2016	2015	4,279,316	7.02%	7.75%	100%
At Home – O’Fallon, IL	September 9, 2016	2014	10,532,292	6.72%	7.74%	100%
At Home – Colorado Springs, CO	September 9, 2016	2013	11,259,970	6.72%	7.74%	100%
O’Reilly Auto Parts – Decatur, GA	September 12, 2016	2007	1,700,000	6.47%	6.40%	100%
LA Fitness – Pawtucket, RI	October 11, 2016	2015	14,666,667	6.75%	7.48%	100%
Mister Carwash – Spring Hill, FL	October 19, 2016	2008	3,319,728	7.35%	7.35%	100%
Mister Carwash – Hudson, FL	October 19, 2016	2007	2,380,272	7.35%	7.35%	100%
Marshalls – Wilkesboro, NC	October 20, 2016	2016	3,152,200	6.65%	6.23%	100%
AutoZone – Jesup, GA	October 25, 2016	2005	1,186,000	7.25%	6.74%	100%
Sherwin-Williams – Pigeon Forge, TN	November 1, 2016	2015	1,142,850	6.65%	6.65%	100%
Sam’s Club – Timonium, MD	November 28, 2016	2000	18,300,000	6.00%	6.00%	100%
Teradata – Miami Township, OH	December 12, 2016	2010	11,400,000	7.71%	7.11%	100%
Triangle Town Place – Raleigh, NC	December 15, 2016	2004	30,250,000	7.39%	7.50%	100%
Biolife – Ft. Wayne (Coldwater), IN (5)	December 16, 2016	2007	3,731,810	7.25%	7.42%	100%

Property Description	Date Acquired	Year Built/Renovated	Purchase Price (1)	Initial Yield (2)	Average Yield (3)	Physical Occupancy
Biolife – Moorehead, MN (5)	December 16, 2016	2008	$4,099,569	7.25%	7.41%	100%
Marshalls & Petco – Blaine, MN	December 29, 2016	2016	7,030,000	6.61%	6.78%	100%
Lowe’s – North Dartmouth, MA	January 4, 2017	2004	20,166,667	6.05%	6.06%	100%
Caliber Collision – San Antonio, TX	January 19, 2017	2015	4,605,470	7.02%	7.78%	100%
PetSmart – Lexington, NC	January 27, 2017	2016	4,240,000	7.00%	7.21%	100%
7-Eleven – Poquoson, VA	February 9, 2017	2012	2,835,985	6.05%	6.66%	100%
7-Eleven – Williamsburg (Bypass), VA	February 9, 2017	1997	3,318,328	6.05%	6.66%	100%
7-Eleven – Williamsburg (John Tyler), VA	February 9, 2017	1977	3,818,391	6.05%	6.66%	100%
7-Eleven – Newport News, VA	February 9, 2017	2000	3,307,500	6.05%	6.69%	100%
7-Eleven – Hampton (Village), VA	February 9, 2017	2001	3,672,703	6.05%	6.66%	100%
7-Eleven – Hampton (Mercury), VA	February 9, 2017	1979	1,756,125	6.20%	6.60%	100%
7-Eleven – Gloucester, VA	February 9, 2017	2011	1,599,609	6.05%	6.66%	100%
7-Eleven – Hampton (Beach), VA	February 9, 2017	1962	2,163,656	6.05%	6.66%	100%
7-Eleven – Surry, VA	February 9, 2017	1981	1,152,703	6.20%	6.60%	100%
LA Fitness – Rock Hill, SC	April 6, 2017	2015	9,559,375	6.49%	6.49%	100%
Sherwin-Williams – Fort Myers, FL	April 26, 2017	2016	1,617,000	6.40%	6.40%	100%
Bob Evans – Defiance, OH	April 28, 2017	2011	2,946,872	7.25%	8.81%	100%
Bob Evans – Dover, OH	April 28, 2017	2013	2,889,609	7.25%	8.81%	100%
Bob Evans – Dundee, MI	April 28, 2017	2011	2,103,448	7.25%	8.81%	100%
Bob Evans – Hamilton, OH	April 28, 2017	1997	2,206,897	7.25%	8.81%	100%
Bob Evans – Hummelstown, PA	April 28, 2017	2013	2,586,207	7.25%	8.81%	100%
Bob Evans – Mayfield Hts, OH	April 28, 2017	2003	2,103,448	7.25%	8.81%	100%
Bob Evans – Richmond, VA	April 28, 2017	1990	896,552	7.25%	8.81%	100%
Walmart – Randallstown, MD	May 17, 2017	2012	28,524,516	6.00%	6.00%	100%
Valeo Production Facility – East Liberty, OH	June 2, 2017	2016	6,425,000	7.09%	7.35%	100%
CarMax – Tinley Park, IL	June 27, 2017	1998	28,875,000	6.66%	6.66%	100%
Cottage Plaza – Pawtucket, RI	June 29, 2017	2004	23,050,000	7.59%	7.59%	100%
North Lake Square – Gainesville, FL	July 26, 2017	2016	24,250,000	7.17%	7.37%	99%
Fresh Thyme Farmer’s Market – Indianapolis, IN	September 26, 2017	2016	9,091,621	6.75%	7.24%	100%
Art Van Furniture – Monroeville, PA	November 22, 2017	2004	12,097,134	7.40%	8.99%	100%
Art Van Furniture – York, PA	November 22, 2017	1978	9,729,598	7.40%	8.99%	100%
Apex Technologies – Mason, OH	December 19, 2017	2013	14,500,000	7.65%	8.82%	100%
Tempe Commerce Park – Tempe, AZ	December 22, 2017	1998	16,823,608	8.56%	9.88%	100%
Valeo North America HQ – Troy, MI	February 9, 2018	2007	15,000,000	7.52%	8.33%	100%
Hobby Lobby – Watertown, SD	February 22, 2018	2016	5,176,470	6.80%	7.38%	100%
Hobby Lobby – Wilmar, MN	February 22, 2018	2017	5,702,205	6.80%	7.33%	100%
Valvoline HQ – Lexington, KY	March 1, 2018	2017	42,750,000	6.23%	6.97%	100%
Hobby Lobby – Sedalia, MO	March 15, 2018	2016	4,893,382	6.80%	7.45%	100%
AAA Office Park – Hamilton, NJ	March 22, 2018	2007	34,750,000	6.70%	7.56%	100%
Procter & Gamble – Fayetteville, AR	April 2, 2018	2006	12,200,000	7.65%	8.22%	100%
AK Steel – West Chester, OH	April 30, 2018	2007	25,000,000	7.88%	8.25%	100%
H&E Equipment Services – Albuquerque, NM	June 19, 2018	2016	6,062,462	6.98%	6.98%	100%
H&E Equipment Services – Suwanee, GA	June 19, 2018	2016	5,299,565	6.91%	6.91%	100%
H&E Equipment Services – Fort Myers, FL	June 19, 2018	2016	5,637,973	6.86%	6.86%	100%
Hobby Lobby – Cadillac, MI	June 22, 2018	2017	5,698,340	6.80%	7.25%	100%
Weasler Engineering – West Bend, WI	June 22, 2018	2016	14,700,000	6.03%	7.02%	100%
SuperValu – Oglesby, IL	July 23, 2018	1996	15,450,000	6.49%	7.41%	100%
Duluth Trading – Arlington, TX	August 16, 2018	2018	5,198,929	7.00%	7.73%	100%
Tempe Commerce Park – Tempe, AZ	September 17, 2018	1998	14,539,057	8.39%	9.36%	100%
			$885,563,690
____________________________________

(1)	Purchase price does not include acquisition-related expenses.

(2)
Initial yield is calculated as the effective annualized rental income, adjusted for rent concessions or abatements, if any, for the in-place lease at the property divided by the property’s purchase price, plus the estimated cost of significant capital improvements to be incurred in the first year of ownership, if any, and exclusive of acquisition-related expenses. In general, our properties are subject to long-term triple-net or double-net leases, and the future costs associated with the double-net leases are unpredictable and may reduce the yield. Accordingly, our management believes that effective annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.

(3)
Average yield is calculated as the average annual rental income, adjusted for rent concessions or abatements, if any, for the in-place lease over the non-cancelable lease term at the respective property divided by the property’s purchase price, plus the estimated cost of significant capital improvements to be incurred over the ten-year period subsequent to the acquisition date, if any, exclusive of acquisition-related expenses. In general, our properties are subject to long-term triple-net or double-net leases, and the future costs associated with the double-net leases are unpredictable and may reduce the yield. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.

(4)
These properties were acquired from Series C, LLC (“Series C”), an affiliate of our advisor. A majority of our board of directors (including all of our independent directors) not otherwise interested in the acquisitions approved them as being fair and reasonable to us, and determined that the aggregate cost to us was equal to the aggregate cost of the properties to Series C (including acquisition related expenses). In addition, the aggregate purchase price of the properties, exclusive of closing costs, was less than the aggregate current appraised values of the properties.

(5)	The property is held through a joint venture arrangement in which we own an approximately 90% interest.
The following table sets forth the principal provisions of the lease term for the major tenants at each of the properties listed above:

Property	Major Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)		Effective Annual Base Rent per Square Foot (3)	Lease Term (4)
Walgreens – Albuquerque, NM	Walgreens	15,525	100%	4/5 yr.	$195,574		$12.60	12/7/2011 – 4/30/2026
CVS – Austin, TX	CVS	10,906	100%	5/5 yr.	$214,000		$19.62	12/8/2011 – 9/30/2036
Walgreens – Reidsville, NC	Walgreens	14,550	100%	(5)	$362,050		$24.88	12/8/2011 – 10/31/2033
CVS – Erie, PA	CVS	10,125	100%	6/5 yr.	$176,000		$17.38	12/9/2011 – 1/31/2037
CVS – Mansfield, OH	CVS	10,722	100%	6/5 yr.	$169,000		$15.76	12/9/2011 – 1/31/2037
Advance Auto – Macomb, MI	Advance Auto	7,000	100%	3/5 yr.	$174,226		$24.89	12/20/2011 – 7/31/2024
Dollar General – Berwick, LA	Dollar General	12,466	100%	4/5 yr.	$129,996	(6)	$10.43	11/30/2012 – 10/31/2027
Dollar General – Independence, MO	Dollar General	9,002	100%	4/5 yr.	$103,500	(6)	$11.50	3/15/2013 – 1/31/2028
Dollar General – St. Joseph, MO	Dollar General	9,026	100%	4/5 yr.	$104,800	(6)	$11.61	4/2/2013 – 2/29/2028
Sunoco – Merritt Island, FL	Sunoco	2,353	100%	3/5 yr.	$209,278	(7)	$88.94	4/12/2013 – 2/5/2029
Kum & Go – Cedar Rapids, IA	Kum & Go	4,973	100%	4/5 yr.	$183,300	(8)	$36.86	5/3/2013 – 12/8/2031
Natural Grocers –Prescott, AZ	Natural Grocers	12,848	100%	3/5 yr.	$304,731	(9)	$23.72	5/6/2013 – 8/31/2027
FedEx – Elko, NV	FedEx Ground	11,482	100%	2/5 yr.	$193,401		$16.84	5/28/2013 – 11/30/2022
Mattress Firm –Gadsden, AL	Mattress Firm	7,200	100%	2/5 yr.	$158,400	(10)	$22.00	6/10/2013 – 8/31/2024
Dollar General –Sardis City, AL	Dollar General	12,406	100%	5/5 yr.	$124,229	(11)	$10.01	6/26/2013 – 5/31/2027
PetSmart –Little Rock, AR	PetSmart	25,702	100%	4/5 yr.	$350,702		$13.64	7/19/2013 – 2/28/2024
Sherwin-Williams – Douglasville, GA	Sherwin-Williams	5,000	100%	3/5 yr.	$82,500		$16.50	8/2/2013 – 3/31/2023
Algonac Plaza – Algonac, MI	Kroger	47,608	69%	6/5 yr.	$580,000		$12.18	8/30/2013 – 11/30/2022
	Dollar Tree	8,400	12%	3/5 yr.	$69,300		$8.25	8/30/2013 – 2/28/2015
					$60,060		$7.15	3/1/2015 – 2/28/2020
Advance Auto – Sedalia, MO	Advance Auto	6,895	100%	3/5 yr.	$117,831		$17.09	9/23/2013 – 7/31/2028
T.J. Maxx – Danville, IL	T.J. Maxx	24,000	100%	4/5 yr.	$228,000		$9.50	9/23/2013 – 9/30/2023
Sherwin-Williams – Lawrenceville, GA	Sherwin-Williams	10,445	100%	4/5 yr.	$95,582		$9.15	9/24/2013 – 6/30/2023
Jo-Ann – Roseville, MI	Jo-Ann Stores	32,863	100%	4/5 yr.	$303,983	(12)	$9.25	9/30/2013 – 1/31/2026
Lowe’s – Fremont, OH	Lowe’s	125,357	100%	4/5 yr.	$649,349	(13)	$5.18	12/11/2013 – 2/28/2026
FedEx – Spirit Lake, IA	FedEx Ground	25,632	100%	2/5 yr.	$206,693		$8.06	12/12/2013 – 6/30/2023
CVS – Wisconsin Rapids, WI	CVS	13,307	100%	10/5 yr.	$187,397		$14.08	12/13/2013 – 1/31/2039
Tellico Greens – Loudon, TN	Food Lion	34,928	85%	6/5 yr.	$426,939		$12.22	12/20/2013 – 12/16/2028
Dollar General – Gladwin, MI	Dollar General	9,002	100%	5/5 yr.	$95,298		$10.59	1/24/2014 – 8/31/2028
Dollar General – Lexington, MI	Dollar General	9,100	100%	5/5 yr.	$86,094		$9.46	1/24/2014 – 8/31/2028
Mattress Firm – Phoenix, AZ	Mattress Firm	5,064	100%	2/5 yr.	$150,654	(16)	$29.75	5/22/2014 – 5/31/2025

Property	Major Tenants (1)	Total Square Feet Leased		% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)		Effective Annual Base Rent per Square Foot (3)	Lease Term (4)
O’Reilly Auto Parts – Fayetteville, NC	O’Reilly Auto Parts	7,545		100%	4/5 yr.	$115,203	(17)	$15.27	3/18/2014 – 8/17/2032
McAlister’s Deli – Amarillo, TX	McAlister’s Deli	3,857		100%	3/5 yr.	$124,302	(16)	$32.23	3/27/2014 – 10/28/2025
McAlister’s Deli – Shawnee, OK	McAlister’s Deli	3,968		100%	2/5 yr.	$147,675	(16)	$37.22	3/27/2014 – 10/12/2023
Family Dollar – Tatum, NM	Family Dollar	8,320		100%	6/5 yr.	$87,297		$10.49	3/31/2014 – 9/30/2023
Family Dollar – Centreville, AL	Family Dollar	8,320		100%	6/5 yr.	$110,071		$13.23	4/29/2014 – 9/30/2024
AT&T – Oklahoma City, OK	AT&T	4,800		100%	2/5 yr.	$172,800	(16)	$36.00	5/1/2014 – 9/30/2023
DaVita – Austell, GA	DaVita	5,460		100%	2/5 yr.	$240,282	(18)	$44.01	5/6/2014 – 3/31/2024
Dollar General – Ocala, FL	Dollar General	9,026		100%	4/5 yr.	$122,273		$13.55	5/7/2014 – 10/31/2028
Raising Cane’s – Avondale, AZ	Raising Cane’s	3,552		100%	3/5 yr.	$239,514	(16)	$67.43	5/23/2014 – 10/31/2033
Great White – Oklahoma City, OK	Great White	133,630		100%	2/5 yr.	$374,822	(34)	$2.80	5/29/2014 – 12/12/2026
Mattress Firm – Fairview Park, OH	Mattress Firm	4,500		100%	2/5 yr.	$168,300		$37.40	6/16/2014 – 4/30/2020
						$185,130		$41.14	5/1/2020 – 4/30/2025
Family Dollar – Denton, NC	Family Dollar	8,000		100%	5/5 yr.	$87,000		$10.88	6/17/2014 – 1/31/2023
Family Dollar – Danville, VA	Family Dollar	8,320		100%	5/5 yr.	$97,000		$11.66	6/17/2014 – 1/31/2023
Dollar General – Sioux Falls, SD	Dollar General	9,002		100%	4/5 yr.	$101,608	(6)	$11.29	6/25/2014 – 5/31/2029
Enid Crossing – Enid, OK	PetSmart	12,234		28%	5/5 yr.	$134,574	(31)	$11.00	6/30/2014 – 1/31/2024
	T.J. Maxx	26,000		59%	4/5 yr.	$221,000		$8.50	6/30/2014 – 2/29/2024
Shopko – Larned, KS	Shopko	26,500		100%	3/5 yr.	$207,735	(16)	$7.84	6/30/2014 – 8/31/2023
Walgreens – Coweta, OK	Walgreens	15,000		100%	10/5 yr.	$267,300		$17.82	6/30/2014 – 9/30/2037
Headwaters Resources – Bryan, TX	Headwaters Resources	12,500		100%	2/5 yr.	$126,000	(21)	$10.08	7/23/2014 – 4/30/2024
Walgreens – St. Louis, MO	Walgreens	14,820		100%	10/5 yr.	$230,000		$15.52	8/8/2014 – 9/30/2032
Northern Tool – Hoover, AL	Northern Tool	17,936		100%	5/5 yr.	$220,433	(22)	$12.29	8/15/2014 – 7/31/2026
Aspen Dental – Somerset, KY	Aspen Dental	3,509		100%	3/5 yr.	$115,797	(23)	$33.00	8/18/2014 – 7/31/2024
Family Dollar – Londonderry, OH	Family Dollar	8,320		100%	6/5 yr.	$106,100		$12.75	9/3/2014 – 3/31/2024
Family Dollar – Deridder, LA	Family Dollar	8,320		100%	6/5 yr.	$84,849		$10.20	9/3/2014 – 6/30/2025
Carrier Rental Systems – Houston, TX	Carrier Rental Systems	30,820		100%	1/5 yr.	$367,423		$11.92	9/4/2014 – 5/31/2015
						$412,426		$13.38	6/1/2015 – 11/30/2018
						$435,535		$14.13	12/1/2018 – 11/30/2023
Dollar General – Redfield, SD	Dollar General	9,100		100%	4/5 yr.	$74,220	(6)	$8.16	9/5/2014 – 7/31/2029
Family Dollar – Hampton, AR	Family Dollar	8,233		100%	6/5 yr.	$79,826		$9.70	9/15/2014 – 6/30/2024
Amcor Rigid Plastics – Ames, IA	Amcor Rigid Plastics	251,138		100%	2/5 yr.	$991,995	(18)	$3.95	9/19/2014 – 8/31/2029
Family Dollar – West Portsmouth, OH	Family Dollar	12,600		100%	4/5 yr.	$97,500		$7.74	9/23/2014 – 6/30/2024
National Tire & Battery – Conyers, GA	National Tire & Battery	13,748		100%	4/5 yr.	$174,524	(24)	$12.69	9/26/2014 – 9/30/2025
Time Warner Cable – Streetsboro, OH	Time Warner Cable	78,083		100%	1/5 yr.	$331,853		$4.25	9/30/2014 – 8/31/2015
						$347,469		$4.45	9/1/2015 – 8/31/2016
						$366,990		$4.70	9/1/2016 – 8/31/2017
						$382,607		$4.90	9/1/2017 – 8/31/2018
						$402,127		$5.15	9/1/2018 – 8/31/2019
						$441,169		$5.65	9/1/2019 – 8/31/2020
						$511,444		$6.55	9/1/2020 – 7/31/2024
Burger King – Midwest City, OK	Burger King	3,243		100%	4/5 yr.	$85,693	(25)	$26.42	10/1/2014 – 9/30/2034
Family Dollar – Darby, MT	Family Dollar	8,320		100%	6/5 yr.	$106,000		$12.74	9/30/2014 – 5/31/2024
Tailwind Technologies – Denton, TX	Tailwind Technologies	104,758		100%	2/5 yr.	$822,500	(18)	$7.85	9/30/2014 –9/30/2029
PetSmart – McAllen, TX	PetSmart	25,625		100%	5/5 yr.	$328,740		$12.83	9/30/2014 – 6/30/2020
						$328,769		$12.83	7/1/2020 – 6/30/2025
Tire Centers – Decatur, AL	Tire Centers	16,336		100%	1/5 yr.	$157,831	(26)	$9.66	10/3/2014 – 11/30/2023
Auto Zone – Vandalia, OH	AutoZone	—	(19)	100%	4/5 yr.	$50,000	(20)	$6.77	10/10/2014 – 7/31/2029
Dollar General – Topeka (43rd) KS	Dollar General	9,100		100%	4/5 yr.	$85,760	(6)	$9.42	10/22/2014 – 9/30/2029
Dollar General – Stacy, MN	Dollar General	9,026		100%	3/5 yr.	$71,250		$7.89	11/6/2014 – 10/31/2029
Advance Auto – Ravenswood, WV	Advance Auto	7,000		100%	2/5 yr.	$66,500		$9.50	6/17/2015 – 12/31/2024
Sleepy’s – Roanoke Rapids, NC	Sleepy’s LLC	5,000		100%	2/5 yr.	$125,000		$25.00	8/17/2015 – 11/30/2026

Property	Major Tenants (1)	Total Square Feet Leased		% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)		Effective Annual Base Rent per Square Foot (3)	Lease Term (4)
West Marine – Mystic, CT	West Marine	13,000		100%	3/5 yr.	$332,800	(16)	$25.60	9/11/2015 – 11/13/2024
FleetPride – Mobile, AL	FleetPride	29,250		100%	2/5 yr.	$273,656	(25)	$9.36	10/22/2015 – 8/30/2025
Title Resource Group – Mount Laurel, NJ	Title Resource Group	81,059		100%	—	$1,053,797	(27)	$13.00	11/24/2015 – 12/31/2026
Chili’s & PetSmart Center – Panama City, FL	PetSmart	20,057		68%	2/5 yr.	$296,844		$14.80	12/10/2015 – 02/29/2016
						$276,787		$13.80	3/1/2016 – 2/28/2021
						$286,815		$14.30	3/1/2021 – 2/28/2026
	Chili’s	—	(19)	19%	3/5 yr.	$120,000	(20)	$21.05	12/10/2015 – 1/31/2016
						$125,000		$21.93	2/1/2016 – 1/31/2021
Walgreens Distribution Facility – Findlay Township, PA	Walgreens	85,646		100%	3/5 yr.	$906,092	(28)	$10.58	2/29/2016 – 11/30/2025
Shopko – Nephi, UT	Shopko	25,869		100%	4/5 yr.	$275,000	(16)	$10.63	3/4/2016 – 9/30/2030
Mattress Firm & Panera Bread – Elyria, OH	Mattress Firm	4,500		51%	2/5 yr.	$157,500	(16)	$35.00	4/7/2016 – 1/31/2026
	Panera Bread	4,300		49%	3/5 yr.	$133,300	(16)	$31.00	4/7/2016 – 3/31/2026
Dollar General – Pine River, MN	Dollar General	9,002		100%	5/5 yr.	$85,661		$9.52	4/8/2016 – 2/28/2031
Dollar General – Ada, MN	Dollar General	9,002		100%	5/5 yr.	$78,742		$8.75	4/8/2016 – 12/31/2030
Dollar General – Winthrop, MN	Dollar General	9,026		100%	5/5 yr.	$78,307		$8.68	4/8/2016 – 2/28/2031
Dollar General – Starbuck, MN	Dollar General	9,100		100%	5/5 yr.	$79,548		$8.74	4/15/2016 - 2/28/2031
Dollar General – Wheaton, MN	Dollar General	9,100		100%	5/5 yr.	$78,512		$8.63	4/22/2016 - 3/31/2031
The Toro Company – Windom, MN	The Toro Company	126,504		100%	3/5 yr.	$682,551	(18)	$5.40	5/19/2016 - 2/19/2031
Dollar General – New Richland, MN	Dollar General	9,100		100%	5/5 yr.	$83,789		$9.21	6/24/2016 – 2/28/2031
Dollar General – Glasford, IL	Dollar General	9,002		100%	5/5 yr.	$83,540		$9.28	6/24/2016 - 3/31/2031
Dollar General – Erie, IL	Dollar General	9,026		100%	5/5 yr.	$81,124		$8.99	6/30/2016 – 3/31/2031
Dollar General – Trimble, MO	Dollar General	9,026		100%	5/5 yr.	$80,898		$8.96	6/30/2016 – 3/31/2031
Fresh Thyme – Worthington, OH	Fresh Thyme	28,260		100%	4/5 yr.	$737,586	(16)	$26.10	8/9/2016 – 12/31/2030
Caliber Collision – Houston, TX	Caliber Collision	36,011		100%	2/5 yr.	$392,883	(16)	$10.91	8/11/2016 – 7/31/2031
Caliber Collision – Venice, FL	Caliber Collision	25,808		100%	2/5 yr.	$300,412	(16)	$11.64	8/12/2016 – 7/31/2031
At Home – O’Fallon, IL	At Home	141,554		100%	4/5 yr.	$707,770	(18)	$5.00	9/9/2016 – 9/30/2031
At Home – Colorado Springs, CO	At Home	151,334		100%	4/5 yr.	$756,670	(18)	$5.00	9/9/2016 – 9/30/2031
O’Reilly Auto Parts – Decatur, GA	O’Reilly	6,800		100%	3/5 yr.	$109,992		$16.18	9/12/2016 – 1/31/2019
						$116,592		$17.15	2/1/2019 – 1/31/2029
LA Fitness – Pawtucket, RI	LA Fitness	45,000		100%	3/5 yr.	$990,000	(16)	$22.00	10/11/2016 – 1/31/2031
Mister Car Wash – Spring Hill, FL	Mister Car Wash	4,224		100%	4/5 yr.	$244,000		$57.77	10/19/2016 – 10/31/2036
Mister Car Wash – Hudson, FL	Mister Car Wash	4,064		100%	4/5 yr.	$174,950		$43.05	10/19/2016 – 10/31/2036
Marshalls – Wilkesboro, NC	Marshalls	24,224		100%	4/5 yr.	$209,538		$8.65	10/20/2016 – 9/30/2026
AutoZone – Jesup, GA	AutoZone	6,840		100%	4/5 yr.	$86,004		$12.57	10/25/2016 – 6/30/2025
Sherwin-Williams – Pigeon Forge, TN	Sherwin-Williams	4,000		100%	4/5 yr.	$76,000		$19.00	11/1/2016 – 1/31/2026
Sam’s Club – Timonium, MD	Sam’s Club	133,859		100%	6/5 yr.	$1,097,644		$8.20	11/28/2016 – 11/1/2026
Teradata – Miami Township, OH	Teradata	60,000		100%	2/5 yr.	$878,608		$14.64	12/12/2016 – 12/31/2025
Triangle Town Place – Raleigh, NC	Dick’s Sporting Goods	75,000		50%	4/5 yr.	$1,191,750		$15.89	12/15/2016 – 1/31/2020
						$1,229,250		$16.39	2/1/2020 – 1/31/2025
	Bed Bath & Beyond	32,000		21%	2/5 yr.	$331,200		$10.35	2/1/2015 – 1/31/2020
	DSW	23,165		16%	3/5 yr.	$347,475		$15.00	2/1/2016 – 1/31/2021
Biolife – Ft. Wayne (Coldwater), IN	Biolife	15,000		100%	2/5 yr.	$270,556		$18.04	12/16/2016 – 11/30/2022
						$284,084		$18.94	12/1/2022 – 11/30/2027
Biolife – Moorehead, MN	Biolife	15,000		100%	2/5 yr.	$297,219		$19.81	12/16/2016 – 3/31/2023
						$312,080		$20.81	4/1/2023 – 3/31/2028
Marshalls & Petco – Blaine, MN	Marshalls	21,000		63%	2/5 yr.	$252,000		$12.00	12/29/2016 – 10/31/2021
						$262,500		$12.50	11/1/2021 – 10/31/2026
	Petco	12,500		37%	2/5 yr.	$212,500		$17.00	12/29/2016 – 9/30/2021
						$225,000		$18.00	10/1/2021 – 1/31/2027
Lowe’s – North Dartmouth, MA	Lowe’s	172,269		100%	6/5 yr.	$1,210,000		$7.02	1/4/2017 – 6/22/2027
Caliber Collision – San Antonio, TX	Caliber Collision	45,200		100%	2/5 yr.	$323,304	(16)	$7.15	1/19/2017 – 5/31/2031

Property	Major Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)		Effective Annual Base Rent per Square Foot (3)	Lease Term (4)
PetSmart – Lexington, NC	PetSmart	17,992	100%	4/5 yr.	$296,868		$16.50	1/27/2016 – 1/31/2022
					$314,860		$17.50	2/1/2022 – 1/31/2027
7-Eleven – Poquoson, VA	7-Eleven	1,774	100%	1/2.5 yr. &	$171,600		$96.73	2/9/2017 – 10/31/2019
				3/5 yr.	$188,760		$106.40	11/1/2019 – 10/31/2024
					$207,636		$117.04	11/1/2024 – 4/30/2027
7-Eleven – Williamsburg (Bypass), VA	7-Eleven	2,400	100%	1/2.5 yr. & 3/5 yr.	$200,750		$83.65	2//9/2017 –10/31/2019
					$220,825		$92.01	11/1/2019 – 10/31/2024
					$242,908		$101.21	11/1/2024 – 4/30/2027
7-Eleven – Williamsburg (John Tyler), VA	7-Eleven	1,986	100%	1/2.5 yr. &	$231,000		$116.31	2//9/2017 –10/31/2019
				3/5 yr.	$254,100		$127.95	11/1/2019 – 10/31/2024
					$279,510		$140.74	11/1/2024 – 4/30/2027
7-Eleven – Newport News, VA	7-Eleven	2,832	100%	1/2.5 yr. & 3/5 yr.	$200,100		$70.66	2//9/2017 –10/31/2019
					$221,110		$78.08	11/1/2019 – 10/31/2024
					$244,221		$86.24	11/1/2024 – 4/30/2027
7-Eleven – Hampton (Village), VA	7-Eleven	2,825	100%	1/2.5 yr. & 3/5 yr.	$222,200		$78.65	2//9/2017 –10/31/2019
					$244,420		$86.52	11/1/2019 – 10/31/2024
					$268,862		$95.17	11/1/2024 – 4/30/2027
7-Eleven – Hampton (Mercury), VA	7-Eleven	2,077	100%	4/5 yr.	$108,900	(16)	$52.43	2/9/2017 – 10/31/2024
7-Eleven – Gloucester, VA	7-Eleven	2,957	100%	1/2.5 yr. & 3/5 yr.	$96,800		$32.74	2//9/2017 –10/31/2019
					$106,480		$36.01	11/1/2019 – 10/31/2024
					$117,128		$39.61	11/1/2024 – 4/30/2027
7-Eleven – Hampton (Beach), VA	7-Eleven	2,762	100%		$130,900		$47.39	2//9/2017 –10/31/2019
					$143,990		$52.13	11/1/2019 – 10/31/2024
					$158,389		$57.35	11/1/2024 – 4/30/2027
7-Eleven – Surry, VA	7-Eleven	2,584	100%	4/5 yr.	$71,500	(16)	$27.67	2/9/2017 – 10/31/2024
LA Fitness – Rock Hill, SC	LA Fitness	38,000	100%	3/5 yr.	$611,800		$16.10	4/6/2017 –2/28/2031
Sherwin-Williams – Fort Myers, FL	Sherwin-Williams	4,000	100%	4/5 yr.	$103,500		$25.88	4/26/2017 – 12/31/2026
Bob Evans – Defiance, OH	Bob Evans	5,785	100%	5/5 yr.	$213,648	(18)	$36.93	4/28/2017 – 4/30/2037
Bob Evans – Dover, OH	Bob Evans	5,230	100%	5/5 yr.	$209,497	(18)	$40.06	4/28/2017 – 4/30/2037
Bob Evans – Dundee, MI	Bob Evans	5,627	100%	5/5 yr.	$152,500	(18)	$27.10	4/28/2017 – 4/30/2037
Bob Evans – Hamilton, OH	Bob Evans	6,040	100%	5/5 yr.	$160,000	(18)	$26.49	4/28/2017 – 4/30/2037
Bob Evans – Hummelstown, PA	Bob Evans	6,744	100%	5/5 yr.	$187,500	(18)	$27.80	4/28/2017 – 4/30/2037
Bob Evans – Mayfield Hts, OH	Bob Evans	5,656	100%	5/5 yr.	$152,500	(18)	$30.11	4/28/2017 – 4/30/2037
Bob Evans – Richmond, VA	Bob Evans	5,170	100%	5/5 yr.	$65,000	(18)	$8.61	4/28/2017 – 4/30/2037
Walmart – Randallstown, MD	Walmart	160,908	100%	6/5 yr.	$1,711,471		$10.64	5/17/2017 – 10/16/2032
Valeo Production Facility – East Liberty, OH	Valeo	75,000	100%	2/5 yr.	$455,250		$6.07	6/2/2017 – 2/14/2021
					$485,244		$6.47	2/15/2021 – 2/14/2026
CarMax – Tinley Park, IL	CarMax	92,166	100%	4/5 yr.	$1,924,020		$20.88	6/27/2017 –1/31/2031
Cottage Plaza – Pawtucket, RI	Stop & Shop	65,486	78%	11/5 yr.	$1,375,206	(29)	$21.00	6/29/2017 – 11/30/2024
North Lake Square – Gainesville, FL	Hobby Lobby	55,000	39%	3/5 yr.	$467,500		$8.50	7/26/2017 – 10/31/2030
	Burlington Coat Factory	40,317	29%	4/5 yr.	$443,487	(29)	$11.00	7/26/2017 – 2/29/2032
	HomeGoods	20,000	14%	4/5 yr.	$195,000	(29)	$9.75	7/26/2017 – 6/23/2026
Fresh Thyme Farmer’s Market – Indianapolis, IN	Fresh Thyme Farmer’s Market	28,744	100%	4/5 yr.	$613,684		$21.35	9/26/2017 – 8/31/2021
					$654,501		$22.77	9/1/2021 – 8/31/2026
					$698,192		$24.29	9/1/2026 – 8/31/2031
Art Van Furniture — Monroeville, PA	Art Van Furniture	74,600	100%	1/5 yr. & 1/4 yr.	$895,200	(18)	$12.00	11/22/2017 – 11/30/2037
Art Van Furniture – York, PA	Art Van Furniture	60,200	100%	1/5 yr. & 1/4 yr.	$720,000	(18)	$11.96	11/22/2017 – 11/30/2037
Apex Technologies – Mason, OH	Apex Technologies	85,336	100%	3/5 yr.	$1,109,368	(18)	$13.00	12/19/2017 – 12/31/2032
Tempe Commerce Park – Tempe, AZ	Consumer Cellular	85,245	100%	2/5 yr.	$1,385,231	(32)	$16.25	12/22/2017 – 6/30/2028

Property	Major Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)		Effective Annual Base Rent per Square Foot (3)	Lease Term (4)
Valeo North America HQ — Troy, MI	Valeo	103,253	100%	1/10 yr.	$1,127,523	(18)	$10.92	2/9/2018 – 11/30/2027
Hobby Lobby – Watertown, SD	Hobby Lobby	55,000	100%	4/5 yr.	$352,000	(30)	$6.40	2/22/2018 – 1/31/2032
Hobby Lobby – Wilmar, MN	Hobby Lobby	55,000	100%	4/5 yr.	$387,750	(30)	$7.05	2/22/2018 – 1/31/2032
Valvoline HQ – Lexington, KY	Valvoline	162,358	100%	3/5 yr.	$2,663,617	(31)	$16.41	3/1/2018 – 5/31/2032
Hobby Lobby – Sedalia, MO	Hobby Lobby	55,000	100%	4/5 yr.	$332,750	(29)	$6.05	3/15/2018 – 2/28/2031
AAA Office Park – Hamilton, NJ	AAA	120,000	100%	2/5 yr.	$2,742,000		$22.85	3/22/2018 – 8/31/2022
					$2,961,600		$24.68	9/1/2022 – 11/30/2027
Procter & Gamble – Fayetteville, AR	Procter & Gamble	61,017	100%	1/5 yr.	$933,560	(31)	$15.30	4/2/2018 – 8/31/2027
AK Steel – West Chester, OH	AK Steel	135,936	100%	2/5 yr.	$1,971,072		$14.50	4/30/2018 – 7/31/2019
					$2,039,040		$15.00	8/1/2019 – 7/31/2024
					$2,107,008		$15.50	8/1/2024 –7/31/2029
H&E Equipment Services – Albuquerque, NM	H&E Equipment Services	17,140	100%	4/5 yr.	$422,011	(15)	$24.62	6/19/2018 – 2/28/2031
H&E Equipment Services – Suwanee, GA	H&E Equipment Services	16,096	100%	4/5 yr.	$366,171	(15)	$22.75	6/19/2018 – 11/30/2031
H&E Equipment Services – Fort Myers, FL	H&E Equipment Services	16,450	100%	4/5 yr.	$387,851	(15)	$23.58	6/19/2018 – 9/30/2031
Hobby Lobby – Cadillac, MI	Hobby Lobby	50,323	100%	4/5 yr.	$387,487	(29)	$7.70	6/22/2018 – 2/28/2033
Weasler Engineering – West Bend, WI	Weasler Engineering	218,147	100%	2/5 yr.	$885,860	(14)	$4.06	6/22/2018 – 4/30/2036
SuperValu – Oglesby, IL	SuperValu	320,952	100%	5/5 yr.	$1,002,975	(14)	$3.13	7/23/2018 – 5/8/2023
					$1,093,861		$3.41	5/9/2023 – 5/8/2028
					$1,175,901		$3.66	5/9/2028 – 5/8/2033
					$1,264,093		$3.94	5/9/2033 – 5/8/2038
Duluth Trading – Arlington, TX	Duluth Trading	15,623	100%	4/5 yr.	$363,925	(16)	$23.29	8/16/2018 – 6/30/2033
Tempe Commerce Park (7419) – Tempe, AZ	Consumer Cellular	75,068	100%	2/5 yr.	$1,219,855	(32)	$16.25	9/17/2018 – 6/30/2028
____________________________________

(1)
Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property, or those tenants whose annual rental revenue accounts for greater than 10% of the property’s annual rental revenue. The tenant name represents the commonly-used tenant name and does not necessarily represent the legal name of the entity that is party to the lease agreement.

(2)	Represents the number of renewal options and the term of each option.

(3)	Effective annual base rent and effective annual base rent per square foot include adjustments for rent concessions or abatements, if any.

(4)
Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised, as of the respective purchase date. In general, these properties are subject to long term triple- or double-net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

(5)
The lease for the Walgreens property located in Reidsville, NC continues for 50 years following the end of the non-cancellable portion of the lease term, provided that the tenant has the right to terminate the lease as of the last day of any month during such 50-year period upon 12 months’ prior notice.

(6)	The annual base rent under the lease increases by 3% of the then-current annual base rent at the beginning of the eleventh lease year.

(7)	The annual base rent under the lease increases every three years by 10% of the then-current annual base rent.

(8)	The annual base rent under the lease increases every five years by 7.5% of the then-current annual base rent.

(9)	The annual base rent under the lease increases on September 1, 2022 by 2% of the then-current annual base rent.

(10)	The annual base rent under the lease increases on September 1, 2017 and September 1, 2022 by 10.0% and 8.3% of the then-current annual base rent, respectively.

(11)	The annual base rent under the lease increases on June 1, 2023 by 3% of the then-current annual base rent.

(12)	The annual base rent under the lease increases at the beginning of the sixth lease year by 5.4% of the then-current annual base rent.

(13)	The annual base rent under the lease decreases on March 1, 2016 by 5% of the then-current annual base rent.

(14)	The annual base rent under the lease increases each year by 1.75% of the then-current annual base rent.

(15)	The annual base rent amount for the upcoming year will increase by 100% of the proportionate increase in the Consumer Price Increase (CPI) during the prior lease year.

(16)	The annual base rent under the lease increases every five years by 10% of the then-current annual base rent.

(17)	The annual base rent under the lease increases on September 1, 2022 and September 1, 2027 by 6% of the then-current annual base rent.

(18)	The annual base rent under the lease increases each year by approximately 2% of the then-current annual base rent.

(19)	Subject to a ground lease.

(20)	Effective annual base rent per square foot calculated based on square feet of a building, which is built or will be constructed, on land subject to a ground lease.

(21)	The annual base rent under the lease increases every four years by 5% of the then-current annual base rent.

(22)	The annual base rent under the lease increases every four years by 8% of the then-current annual base rent.

(23)	The annual base rent under the lease increases every five years by 8% of the then-current annual base rent.

(24)
The annual base rent under the lease increases every five years by the lesser of two times the cumulative percentage increase in the CPI over the preceding five year period or 8% of the then-current annual base rent.

(25)	The annual base rent under the lease increases every five years by 5% of the then-current annual base rent.

(26)	The annual base rent under the lease increases each year by 2.5% of the then-current annual base rent.

(27)
At the beginning of the second lease year, the annual base rent under the lease increases annually by approximately 1.8% of the then-current annual base rent and then at the beginning of the ninth lease year the annual base rent under the lease increases annually by approximately 3.2% of the then-current annual base rent.

(28)	The annual base rent under the lease increases annually by 1% of the then-current annual base rent.

(29)	The annual base rent per square foot under this lease increases every five years by $0.50 per square foot of the then-current annual base rent per square foot.

(30)	The annual base rent per square foot under this lease increases every five years by $0.51 per square foot of the then-current annual base rent per square foot.

(31)	The annual base rent under the lease increases annually by 1.5% of the then-current annual base rent.

(32)	The annual base rent per square foot under this lease increases annually by $0.50 per square foot of the then-current annual base rent per square foot.

(33)
The annual base rent under the lease increases annually by 1.75% of the then-current annual base rent for the first five years of the lease, then increases 7.5% for the three subsequent five year periods of the lease.

(34)
At the beginning of each lease year, the rent shall be increased in an amount equal to the product of the rent times a number equal to the percentage increase in the CPI over a 12 month period, calculated by using the most recently published CPI and the CPI published 12 months earlier.

Placement of Debt on Certain Real Property Acquisitions
Credit Facility
On September 6, 2017, our operating partnership amended and restated its credit agreement dated September 12, 2014 by entering into the second amended and restated credit agreement (the “Second Amended Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) as administrative agent, joint lead arranger and a letter of credit issuer; U.S. Bank, as syndication agent, joint lead arranger and a letter of credit issuer; Capital One, National Association (“Capital One”) as joint lead arranger and a letter of credit issuer; and other financial institutions that are or may become parties to the Second Amended Credit Agreement (collectively, with JPMorgan Chase, U.S. Bank and Capital One, the “Lenders”).
The Second Amended Credit Agreement increased the allowable borrowings up to $425.0 million (the “Credit Facility”), allowing our operating partnership to borrow up to $212.5 million in unsecured term loans (the “Term Loans”), all of which was borrowed as of October 31, 2018, and up to $212.5 million in unsecured revolving loans (the “Revolving Loans”) under a revolving credit facility (the “Revolving Facility”), of which $8.0 million was borrowed as of October 31, 2018 and the remaining $204.5 million may be borrowed on or prior to September 6, 2021, but may be extended to September 6, 2022.
Up to 15.0% of the total amount of revolving commitments under the Revolving Facility may be used for issuing letters of credit. The Credit Facility is guaranteed by us and the consolidated subsidiaries owning or leasing the underlying unencumbered asset pool. Subject to meeting certain conditions described in the Second Amended Credit Agreement and the payment of certain fees, the amount of the Credit Facility may be increased up to a maximum of $750.0 million, with each increase being no less than $25.0 million. The Term Loans mature on September 6, 2022. The Revolving Facility matures on September 6, 2021 unless we elect to extend the maturity date for up to two six-month periods, but no later than September 6, 2022, subject to satisfying certain conditions described in the Second Amended Credit Agreement.
The Revolving Loans bear interest at rates depending upon the type of loan specified by us. For a Revolving Loan that is a eurodollar rate loan, as defined in the Second Amended Credit Agreement, the interest rate will be equal to the one-month, two-month, three-month or six-month LIBOR, as elected by us, multiplied by the statutory reserve rate (the “Eurodollar Rate”) for the interest period plus the applicable rate. The applicable rate is based upon the overall leverage ratio, as defined in the Second Amended Credit Agreement (the “Leverage Ratio”), and for Revolving Loans that are Eurodollar Rate loans, ranges from 1.70% at a Leverage Ratio of 40.0% or less to 2.20% at a Leverage Ratio greater than 55.0%. For Revolving Loans that are base rate loans, the interest rate will be a per annum amount equal to the applicable rate (which is 1.00% lower than the applicable rate for Revolving Loans that are Eurodollar Rate loans) plus the greatest of (a) JPMorgan Chase’s prime rate; (b) the Federal Funds Effective Rate, as defined in the Second Amended Credit Agreement, plus 0.50%; or (c) the Eurodollar Rate for a period of one month plus 1.00% (the “Base Rate”). As of October 31, 2018, the Revolving Loans outstanding totaled $8.0 million at a weighted average interest rate of 4.09%. Our operating partnership will be required to make periodic interest payments on the Revolving Loans, and the outstanding principal and any accrued and unpaid interest is due on September 6, 2021, unless extended as provided in the Second Amended Credit Agreement.
The Term Loans bear interest at rates depending upon the type of loan specified by us. The applicable rates for the Term Loans are determined in a manner consistent with Revolving Loans; however, the applicable rate for Term Loans that are Eurodollar Rate loans ranges from 1.60% at a Leverage Ratio of 40.0% or less to 2.10% at a Leverage Ratio greater than 55.0% and the applicable rate for Term Loans that are Base Rate loans is 1.00% lower than the applicable rate for Term Loans that are Eurodollar Rate loans. As of October 31, 2018, the Term Loans outstanding totaled $212.5 million, all of which is subject to interest rate swap agreements (the “Swapped Term Loans”). The interest rate swap agreements have the effect of fixing the Eurodollar Rate per annum of the Swapped Term Loans. Based on the Leverage Ratio in effect, the weighted average all-in rate for the Swapped Term Loans was 3.67%. Our operating partnership will be required to make periodic interest payments on the Term Loans, and the outstanding principal and any accrued and unpaid interest is due on September 6, 2022.
The Borrower has the right to prepay the outstanding amounts under the Credit Facility, in whole or in part, subject to certain specific conditions including minimum prepayment amounts.
PNC Loan
On September 9, 2014, we, through certain of our wholly-owned subsidiaries, entered into a loan agreement with PNC Bank, National Association (“PNC Bank”), in the principal amount of approximately $20.3 million (the “PNC Loan”). The PNC Loan is collateralized by eight single-tenant commercial properties and one anchored shopping center, which we purchased for an aggregate collective purchase price of approximately $33.8 million. The PNC Loan bears interest at a fixed rate of 3.82% per annum with interest payments due monthly. The principal amount will be due October 1, 2021, the maturity date.
The PNC Loan contains certain yield maintenance provisions that includes a prepayment penalty, which would apply if we elect to prepay the PNC Loan in whole on or subsequent to October 1, 2016, but prior to March 31, 2021. There is no prepayment penalty due if we prepay the PNC Loan on or subsequent to April 1, 2021. The PNC Loan is non-recourse to us and our subsidiaries, but we are each liable for customary non-recourse carve-outs. The PNC Loan contains customary financial, affirmative and negative covenants. Upon the occurrence of an event of default, interest on the PNC Loan will accrue at an annual default interest rate equal to the lesser of 8.82% per annum or the highest rate permitted by the applicable law governing the PNC Loan and any outstanding principal and interest would be payable on the demand of PNC Bank.
Silverpeak Loan
On February 6, 2015, we, through certain of our wholly-owned subsidiaries, entered into a loan agreement with Silverpeak Real Estate Finance LLC (“Silverpeak”), in the principal amount of approximately $17.0 million (the “Silverpeak Loan”). The Silverpeak Loan is collateralized by 12 single-tenant commercial properties (the “Collateralized Properties”), which we purchased for an aggregate collective purchase price of approximately $25.5 million. The Silverpeak Loan bears interest at a fixed rate of 4.05% per annum with interest payments due monthly. The principal amount will be due February 6, 2025, the maturity date. We generally do not have the right to prepay the Silverpeak Loan in whole, or in part, prior to March 31, 2017. The Silverpeak Loan contains certain yield maintenance provisions that include a prepayment penalty, which would apply if we elect to prepay the Silverpeak Loan in whole on, or subsequent to, March 31, 2017, but prior to November 6, 2024. There is no prepayment penalty due if we prepay the Silverpeak Loan on, or subsequent to, November 6, 2024. The Silverpeak Loan is non-recourse to us and our subsidiaries that own the Collateralized Properties, but we are each liable for customary non-recourse carve-outs. The Silverpeak Loan contains customary financial, affirmative and negative covenants. Upon the occurrence of an event of default, interest on the Silverpeak Loan will accrue at an annual default interest rate equal to the lesser of 8.05% per annum or the highest rate permitted by the applicable law governing the Silverpeak Loan and any outstanding principal and interest would be payable on the demand of Silverpeak.
CorAmerica Loan
On July 16, 2015, we, through certain of our wholly-owned subsidiaries, entered into a loan agreement with CorAmerica Capital, LLC (“CorAmerica”) in the principal amount of approximately $23.0 million (the “CorAmerica Loan”). The CorAmerica Loan is collateralized by three single-tenant and two anchored shopping centers, which we purchased for an aggregate collective purchase price of approximately $40.0 million. The CorAmerica Loan bears interest at a fixed rate of 3.81% per annum with interest payments due monthly. The principal amount will be due August 1, 2022, the maturity date.

We generally do not have the right to prepay the CorAmerica Loan, in whole or in part, prior to September 1, 2019. The CorAmerica Loan contains certain yield maintenance provisions that includes a prepayment penalty, which would apply if we elect to prepay the CorAmerica Loan in whole on, or subsequent to, September 1, 2019, up to and including May 2, 2022. The CorAmerica Loan is non-recourse to us and our subsidiaries, but we are each liable for customary non-recourse carve-outs. The CorAmerica Loan contains customary financial, affirmative and negative covenants. Upon the occurrence of an event of default, interest on the CorAmerica Loan will accrue at an annual default interest rate equal to the lesser of 12% per annum or the highest rate permitted by the applicable law governing the CorAmerica Loan and any outstanding principal and interest would be payable on the demand of CorAmerica.
Niagara Loan
On November 24, 2015, we, through one of our wholly-owned subsidiaries, entered into a loan agreement with First Niagara Bank, N.A. (“Niagara”) in the principal amount of approximately $9.2 million (the “Niagara Loan”). The Niagara Loan is collateralized by one single-tenant commercial property, which we purchased for $15.4 million. The Niagara Loan bears interest at a fixed rate of approximately 3.57% per annum, as a result of an interest rate swap that we entered into, with interest payments due monthly. The principal amount will be due December 1, 2020, the maturity date.
We have the right to prepay the Niagara Loan, in whole or in part, prior to maturity, however under the interest rate swap, we would incur a swap breakage fee. The Niagara Loan is non-recourse to us and our subsidiary, but we are each liable for customary non-recourse carve-outs. The Niagara Loan contains customary financial, affirmative and negative covenants. Upon the occurrence of an event of default, interest on the Niagara Loan will accrue at an annual default interest rate of 8.565% and any outstanding principal and interest would be payable on the demand of Niagara.
Huntington National Bank Loan
On December 16, 2016, we, through one of our wholly-owned subsidiaries, entered into a loan agreement with Huntington in the principal amount of $16.4 million (the “Huntington Loan”). The Huntington Loan is collateralized by one anchored shopping center, which we purchased for approximately $30.3 million. The Huntington Loan bears interest at a fixed rate of 4.17% per annum, as a result of an interest rate swap that we entered into, with interest payments due monthly. The principal amount will be due January 1, 2022, the maturity date.
We have the right to prepay the Huntington Loan, in whole or in part, prior to maturity, upon payment of customary breakage charges, if any, and under the interest rate swap, we would incur a swap breakage fee. The Huntington Loan is non-recourse to us and our subsidiary, but we are each liable for customary non-recourse carve-outs. The Huntington Loan contains customary financial, affirmative and negative covenants. Upon the occurrence of an event of default, interest on the Huntington Loan will accrue at an annual default interest rate of 9.165% and any outstanding principal and interest would be payable on the demand of Huntington.
People’s United CarMax Loan
On June 27, 2017, we, through one of our wholly-owned subsidiaries, entered into a loan agreement with People’s United Bank, N.A. (“People’s United”) in the principal amount of $15.8 million (the “People’s United CarMax Loan”). The People’s United CarMax Loan is collateralized by one single-tenant retail property, which we purchased for approximately $28.9 million. The People’s United CarMax Loan bears interest at a fixed rate of approximately 4.05% per annum, as a result of an interest rate swap that we entered into, with interest payments due monthly. The principal amount will be due July 1, 2022, the maturity date.
We have the right to prepay the People’s United CarMax Loan, in whole or in part, prior to maturity; however, under the interest rate swap, we would incur a swap breakage fee. The People’s United CarMax Loan is non-recourse to us, subject to customary carve-outs. The People’s United CarMax Loan contains customary financial, affirmative and negative covenants. Upon the occurrence of an event of default, interest on the People’s United CarMax Loan will accrue at an annual default interest rate of approximately 9.05% and any outstanding principal and interest would be payable on the demand of People’s United.
Farmington Walmart Loan
On June 29, 2017, we, through one of our wholly-owned subsidiaries, entered into a loan agreement with Farmington Bank in the principal amount of approximately $14.3 million (the “Farmington Walmart Loan”). The Farmington Walmart Loan is collateralized by one single-tenant retail property, which we purchased for approximately $28.5 million. The Farmington Walmart Loan bears interest at a fixed rate of approximately 3.56% per annum, as a result of an interest rate swap that we entered into, with interest payments due monthly. The principal amount will be due July 1, 2022, the maturity date.

We have the right to prepay the Farmington Walmart Loan, in whole or in part, prior to maturity; however, under the interest rate swap, we would incur a swap breakage fee. The Farmington Walmart Loan is non-recourse to us, subject to customary carve-outs. The Farmington Walmart Loan contains customary financial, affirmative and negative covenants. Upon the occurrence of an event of default, interest on the Farmington Walmart Loan will accrue at an annual default interest rate of approximately 8.56% and any outstanding principal and interest would be payable on the demand of Farmington Bank.
People’s United Sam’s Club Loan
On June 30, 2017, we, through one of our wholly-owned subsidiaries, entered into a loan agreement with People’s United in the principal amount of approximately $9.2 million (the “People’s United Sam’s Club Loan”). The People’s United Sam’s Club Loan is collateralized by one single-tenant retail property, which we purchased for $18.3 million. The People’s United Sam’s Club Loan bears interest at a fixed rate of approximately 3.90% per annum, as a result of an interest rate swap that we entered into, with interest payments due monthly. The principal amount will be due July 1, 2022, the maturity date.
We have the right to prepay the People’s United Sam’s Club Loan, in whole or in part, prior to maturity; however, under the interest rate swap, we would incur a swap breakage fee. The People’s United Sam’s Club Loan is non-recourse to us, subject to customary carve-outs. The People’s United Sam’s Club Loan contains customary financial, affirmative and negative covenants. Upon the occurrence of an event of default, interest on the People’s United Sam’s Club Loan will accrue at an annual default interest rate of approximately 8.90% and any outstanding principal and interest would be payable on the demand of People’s United.
Huntington North Lake Shopping Center Loan
On July 26, 2017, we, through one of our wholly-owned subsidiaries, entered into a loan agreement with The Huntington National Bank in the principal amount of approximately $13.4 million (the “Huntington North Lake Shopping Center Loan”). The Huntington North Lake Shopping Center Loan is collateralized by one multi-tenant retail property, which we purchased for approximately $24.3 million. The Huntington North Lake Shopping Center Loan bears interest at a fixed rate of approximately 4.14% per annum, as a result of an interest rate swap that we entered into, with interest payments due monthly. The principal amount will be due August 1, 2022, the maturity date.
We have the right to prepay the Huntington North Lake Shopping Center Loan, in whole or in part, prior to maturity; however, under the interest rate swap, we would incur a swap breakage fee. The Huntington North Lake Shopping Center Loan is non-recourse, subject to customary carve-outs. Upon the occurrence of an event of default, interest on the Huntington North Lake Shopping Center Loan will accrue at an annual default interest rate of approximately 9.14% and any outstanding principal and interest would be payable on the demand of The Huntington National Bank.
Net Debt Leverage Ratio
As of September 30, 2018, our ratio of debt to the cost (before deducting depreciation or other non-cash reserves) of our gross assets was 41.6%, and our ratio of debt to the fair market value of our gross assets was 40.5%. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage, and we therefore believe that the presentation of net debt provides useful information to stockholders. Net debt is a non-GAAP measure used to show our outstanding principal debt balance, excluding certain GAAP adjustments, such as financing and issuance costs and related accumulated amortization, less all cash and cash equivalents. As of September 30, 2018, our net debt leverage ratio, which is the ratio of net debt to total gross real estate assets net of gross intangible lease liabilities, was 41.3%. The following table provides a reconciliation of the credit facility and notes payable, net balance, as reported on our condensed consolidated unaudited balance sheet, to net debt as of September 30, 2018 (in thousands):

Balance as of September 30, 2018
Credit facility and notes payable, net	$372,292
Deferred costs, net (1)	2,942
Less: Cash and cash equivalents	(3,002)
Net debt	$372,232
Gross real estate assets, net (2)	$902,347
Net debt leverage ratio	41.3%
———————————
(1)    Deferred costs relate to mortgage notes payable and the term portion of the credit facility.
(2)    Net of gross intangible lease liabilities.

Tenant Lease Expirations
The following table sets forth the aggregate lease expirations for each of our properties that have been acquired as of October 31, 2018 for each of the next ten years and thereafter, assuming no renewal options are exercised. For purposes of the table, the Total Annual Base Rent Expiring column represents annualized rental revenue, on a straight line basis, for each lease that expires during the respective year.

Year Ending December 31,	Number of Leases Expiring	Square Feet Expiring	Total Annual Base Rent Expiring	% of Total Annual Base Rent
2018	—	—	$—	—%
2019	1	1,600	37,120	*
2020	5	47,685	509,736	1%
2021	5	33,385	533,455	1%
2022	7	66,487	919,274	1%
2023	16	184,298	2,112,536	3%
2024	21	325,274	4,724,460	7%
2025	12	319,842	4,646,932	7%
2026	22	746,231	6,706,301	10%
2027	20	564,565	9,224,332	14%
2028	10	262,292	4,240,509	6%
Thereafter	60	3,026,161	33,058,553	50%
Total	179	5,577,820	$66,713,208	100%
____________________________________

*	Represents less than 1% of the total annual base rent.
Depreciable Tax Basis
For federal income tax purposes, the aggregate depreciable basis in the properties noted above is approximately $710.4 million. When we calculate depreciation expense for federal income tax purposes, we depreciate buildings and improvements over a 40-year recovery period, land improvements over a 20-year recovery period and furnishings and equipment over a 12-year recovery period using a straight-line method and a mid-month convention. The depreciable basis in the properties noted above is estimated, as of October 31, 2018 as follows:

Wholly-owned Property	Depreciable Tax Basis
Walgreens – Albuquerque, NM	$1,989,900
CVS – Austin, TX	2,455,537
Walgreens – Reidsville, NC	4,120,500
CVS – Erie, PA	1,849,200
CVS – Mansfield, OH	1,848,396
Advance Auto – Macomb, MI	1,687,596
Dollar General – Berwick, LA	1,431,737
Dollar General – Independence, MO	1,139,918
Dollar General – St. Joseph, MO	1,154,235
Sunoco – Merritt Island, FL	2,258,520
Kum & Go – Cedar Rapids, IA	2,063,064
Natural Grocers – Prescott, AZ	3,155,700
FedEx – Elko, NV	2,190,096
Mattress Firm – Gadsden, AL	1,632,738
Dollar General – Sardis City, AL	1,368,221
PetSmart – Little Rock, AR	3,618,000
Sherwin-Williams – Douglasville, GA	932,640
Algonac Plaza – Algonac, MI	7,591,810
Advance Auto – Sedalia, MO	1,382,880
T.J. Maxx – Danville, IL	2,572,800

Wholly-owned Property	Depreciable Tax Basis
Sherwin-Williams – Lawrenceville, GA	$1,080,839
Jo-Ann – Roseville, MI	3,093,700
Lowe’s – Fremont, OH	7,416,900
FedEx – Spirit Lake, IA	2,340,444
CVS – Wisconsin Rapids, WI	2,490,362
Tellico Greens – Loudon, TN	4,301,400
Dollar General – Gladwin, MI	1,071,603
Dollar General – Lexington, MI	968,129
Mattress Firm – Phoenix, AZ	1,514,073
O’Reilly Auto Parts – Fayetteville, NC	1,321,298
McAlister’s Deli – Amarillo, TX	1,328,208
McAlister’s Deli – Shawnee, OK	1,578,252
Family Dollar – Tatum, NM	846,626
Family Dollar – Centreville, AL	1,072,692
AT&T – Oklahoma City, OK	1,984,272
DaVita – Austell, GA	2,613,000
Dollar General – Ocala, FL	1,371,095
Raising Cane’s – Avondale, AZ	2,731,188
Great White – Oklahoma City, OK	4,026,136
Mattress Firm – Fairview Park, OH	1,691,415
Family Dollar – Denton, NC	874,350
Family Dollar – Danville, VA	974,850
Dollar General – Sioux Falls, SD	1,142,557
Enid Crossing – Enid, OK	4,743,600
Shopko – Larned, KS	1,825,344
Walgreens – Coweta, OK	3,494,459
Headwaters Resources – Bryan, TX	1,171,144
Walgreens – St. Louis, MO	3,065,640
Northern Tool – Hoover, AL	2,461,526
Aspen Dental – Somerset, KY	1,206,000
Family Dollar – Londonderry, OH	1,053,141
Family Dollar – Deridder, LA	837,038
Carrier Rental Systems – Houston, TX	4,035,249
Dollar General – Redfield, SD	834,586
Family Dollar – Hampton, AR	787,631
Amcor Rigid Plastics – Ames, IA	11,483,125
Family Dollar – West Portsmouth, OH	955,956
National Tire & Battery – Conyers, GA	2,004,533
Time Warner Cable – Streetsboro, OH	4,285,687	(1)
Burger King – Midwest City, OK	924,791
Family Dollar – Darby, MT	1,065,301
Tailwind Technologies – Denton, TX	9,447,000
PetSmart – McAllen, TX	3,537,600
Tire Centers – Decatur, AL	1,586,201
AutoZone – Vandalia, OH	—	(2)
Dollar General – Topeka (43rd) KS	960,990
Dollar General – Stacy, MN	795,622
Advance Auto – Ravenswood, WV	751,740
Sleepy’s – Roanoke Rapids, NC	1,367,347
West Marine – Mystic, CT	3,822,446
FleetPride – Mobile, AL	2,857,395
Title Resource Group – Mount Laurel, NJ	12,381,600

Wholly-owned Property	Depreciable Tax Basis
Chili’s & PetSmart Center – Panama City, FL	$3,909,990	(2)
Walgreens Distribution Facility – Findlay Township, PA	11,435,982
Shopko – Nephi, UT	2,781,131
Mattress Firm & Panera Bread – Elyria, OH	3,463,751
Dollar General – Pine River, MN	963,239
Dollar General – Ada, MN	885,440
Dollar General – Winthrop, MN	880,546
Dollar General – Starbuck, MN	894,498
Dollar General – Wheaton, MN	882,849
The Toro Company – Windom, MN	7,597,800
Dollar General – New Richland, MN	942,184
Dollar General – Glasford, IL	939,387
Dollar General – Erie, IL	912,222
Dollar General – Trimble, MO	909,675
Fresh Thyme – Worthington, OH	8,578,680
Caliber Collision – Houston, TX	4,499,686
Caliber Collision – Venice, FL	3,440,570
At Home – O’Fallon, IL	8,467,963
At Home – Colorado Springs, CO	9,053,016
O’Reilly Auto Parts – Decatur, GA	1,366,800	(1)
LA Fitness – Pawtucket, RI	11,792,000
Mister Car Wash – Spring Hill, FL	2,669,061
Mister Car Wash – Hudson, FL	1,913,739
Marshalls – Wilkesboro, NC	2,534,369	(1)
AutoZone – Jesup, GA	953,544	(1)
Sherwin-Williams – Pigeon Forge, TN	918,851
Sam’s Club – Timonium, MD	14,713,200
Teradata – Miami Township, OH	9,165,600
Triangle Town Place – Raleigh, NC	24,321,000	(1)
Marshalls & Petco – Blaine, MN	5,652,120
Lowe’s – North Dartmouth, MA	16,214,000
Biolife – Ft. Wayne (Coldwater), IN	3,000,375
Biolife – Moorehead, MN	3,296,053
Caliber Collision – San Antonio, TX	3,702,798
PetSmart – Lexington, NC	3,408,960
7-Eleven – Poquoson, VA	2,280,132
7-Eleven – Williamsburg (Bypass), VA	2,667,936
7-Eleven – Williamsburg (John Tyler), VA	3,069,986
7-Eleven – Newport News, VA	2,659,230
7-Eleven – Hampton (Village), VA	2,952,853
7-Eleven – Hampton (Mercury), VA	1,411,925
7-Eleven – Gloucester, VA	1,286,086
7-Eleven – Hampton (Beach), VA	1,739,579
7-Eleven – Surry, VA	926,773
LA Fitness – Rock Hill, SC	7,685,738
Sherwin-Williams – Fort Myers, FL	1,300,068
Bob Evans – Defiance, OH	2,369,285
Bob Evans – Dover, OH	2,323,246
Bob Evans – Dundee, MI	1,691,172
Bob Evans – Hamilton, OH	1,774,345
Bob Evans – Hummelstown, PA	2,079,310
Bob Evans – Mayfield Hts, OH	1,691,172

Wholly-owned Property	Depreciable Tax Basis
Bob Evans – Richmond, VA	$720,828
Walmart – Randallstown, MD	22,933,711
Valeo Production Facility – East Liberty, OH	5,165,700
CarMax – Tinley Park, IL	23,215,500
Cottage Plaza – Pawtucket, RI	18,532,220	(2)
North Lake Square – Gainesville, FL	19,497,000
Fresh Thyme Farmer’s Market – Indianapolis, IN	7,309,663
Art Van Furniture – Monroeville, PA	9,726,096
Art Van Furniture – York, PA	7,822,597
Apex Technologies – Mason, OH	11,658,000
Tempe Commerce Park – Tempe, AZ	13,526,181
Valeo North America HQ – Troy, MI	12,060,000
Hobby Lobby – Watertown, SD	4,161,882
Hobby Lobby – Wilmar, MN	4,584,573
Valvoline HQ – Lexington, KY	34,371,000
Hobby Lobby – Sedalia, MO	3,934,279
AAA Office Park – Hamilton, NJ	27,939,000
Procter & Gamble – Fayetteville, AR	9,808,800
AK Steel – West Chester, OH	20,100,000
H&E Equipment Services – Albuquerque, NM	4,874,219
H&E Equipment Services – Suwanee, GA	4,260,850
H&E Equipment Services – Fort Myers, FL	4,532,930
Hobby Lobby – Cadillac, MI	4,581,465
Weasler Engineering – West Bend, WI	11,818,800
SuperValu – Oglesby, IL	12,421,800
Duluth Trading – Arlington, TX	4,179,939
Tempe Commerce Park (7419) – Tempe, AZ	11,689,402
	$710,415,919
____________________________________

(1)
At the respective acquisition date for each of the properties, we estimated future capital improvements and renovations. The total estimate for future capital improvements and renovations as of the respective acquisition dates was $3.9 million. At the time these estimates were determined, we expected to pay for these future improvements and renovations with future net cash flows provided by operations and/or available borrowings.

(2)	Depreciable basis excludes any ground leases.
Except as noted above, we currently have no plans for any renovations, improvements or development of the properties listed above and we believe the properties are adequately insured. We intend to obtain adequate insurance coverage for all future properties that we acquire.
Our advisor and its affiliates are continually evaluating various potential property acquisitions and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties. If we believe that a reasonable probability exists that we will acquire a significant property, this prospectus will be supplemented to disclose the pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential acquisition. A supplement to this prospectus will describe any significant improvements proposed to be constructed upon the respective real property. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change prior to any actual purchase.

Selected Financial Data
The following data should be read in conjunction with our condensed consolidated unaudited financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, and our audited consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference into this prospectus.
The selected financial data (in thousands, except share and per share amounts) presented below has been derived from our condensed consolidated unaudited financial statements as of and for the nine months ended September 30, 2018 and our audited financial statements as of and for the years ended December 31, 2017, 2016, 2015, 2014 and 2013, respectively.
Certain line items of the consolidated balance sheets as of December 31, 2015, 2014 and 2013 have been adjusted to reflect a correction based on an interpretative clarification regarding our industry’s accounting of the recognition of ongoing periodic fees, as discussed in “Note 2 — Correction of Prior Period Amounts” to our consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017:

	As of and for the nine months ended September 30, 2018	As of and for the year ended December 31,
		2017	2016	2015	2014	2013
Balance Sheet Data:
Total real estate assets, net	$844,569	$671,426	$436,774	$257,583	$225,505	$102,796
Cash and cash equivalents	$3,002	$2,923	$4,671	$14,840	$4,489	$5,370
Total assets	$887,114	$699,463	$453,572	$281,502	$233,162	$109,883
Credit facility and notes payable, net	$372,292	$274,830	$159,143	$117,730	$119,530	$43,900
Redeemable common stock	$57,068	$47,024	$32,076	$17,967	$17,545	$6,982
Total liabilities	$421,268	$316,993	$185,486	$133,558	$130,578	$49,875
Stockholders’ equity	$408,778	$334,674	$235,224	$129,977	$90,039	$53,026
Operating Data:
Total revenues	$51,972	$48,146	$27,311	$19,109	$13,305	$5,089
Total operating expenses	$38,807	$37,508	$23,233	$13,444	$10,503	$4,679
Operating income	$13,165	$10,638	$4,078	$5,665	$2,802	$410
Net income (loss) attributable to the Company	$2,744	$312	$(1,292)	$7,327	$251	$(534)
Cash Flow Data:
Net cash provided by operating activities	$23,646	$19,311	$8,293	$8,234	$6,574	$1,650
Net cash used in investing activities	$(201,441)	$(253,937)	$(187,140)	$(36,009)	$(126,605)	$(70,976)
Net cash provided by financing activities	$178,674	$232,279	$169,160	$38,219	$119,070	$73,681
Per Common Share Data:
Class D Common Stock:
Net income (loss) attributable to the Company	$1,714	$242	$(952)	$6,025	$223	$(531)
Basic and diluted weighted average number of common shares outstanding	17,225,420	14,374,833	9,986,524	6,506,020	5,412,144	2,490,886
Basic and diluted net income (loss) per common share	$0.10	$0.02	$(0.10)	$0.93	$0.04	$(0.21)
Distributions declared per common share	$0.73	$0.98	$0.98	$0.98	$0.98	$0.94
Class T Common Stock:
Net income (loss) attributable to the Company	$921	$45	$(276)	$911	$19	$(1)
Basic and diluted weighted average number of common shares outstanding	10,219,353	6,590,846	2,713,815	986,216	413,621	3,607
Basic and diluted net income (loss) per common share	$0.09	$0.01	$(0.10)	$0.92	$0.05	$(0.18)
Distributions declared per common share	$0.73	$0.98	$0.98	$0.98	$0.98	$0.94
Class I Common Stock:
Net income (loss) attributable to the Company	$109	$25	$(64)	$391	$8	$(3)
Basic and diluted weighted average number of common shares outstanding	1,002,333	936,555	718,206	420,662	194,160	15,187
Basic and diluted net income (loss) per common share	$0.11	$0.03	$(0.09)	$0.93	$0.04	$(0.18)
Distributions declared per common share	$0.73	$0.98	$0.98	$0.98	$0.98	$0.94

Valuation Policies
Our Independent Valuation Expert
We have retained CBRE as our independent valuation expert. CBRE has expertise in appraising commercial real estate. CBRE will be provided with access to all of the information in our possession about our commercial real estate assets that it may deem relevant to the discharge of its responsibilities. CBRE will also have access to other sources of information as a result of its affiliated businesses. The compensation we pay to the independent valuation expert will not be based on the estimated values of the commercial real estate assets, related liabilities, and notes receivable secured by real estate. Our independent valuation expert is not affiliated with us, or with our advisor or its affiliates. Our board of directors may replace the independent valuation expert at any time by majority vote (including a majority vote of our independent directors).
Our board of directors, including a majority of our independent directors, has adopted valuation guidelines to be used by our independent valuation expert in connection with estimating the values of our commercial real estate assets, related liabilities, and notes receivable secured by real estate. Our independent valuation expert will review our valuation guidelines and methodologies with our advisor and our board of directors at least annually. Any changes to our valuation guidelines will require the approval of our board of directors, including a majority of our independent directors. We will publicly announce any changes to the identity or role of the independent valuation expert or material changes to our valuation guidelines in reports we file with the SEC and/or via our website.
The independent valuation expert will discharge its responsibilities under the oversight of our board of directors and in accordance with our valuation guidelines. Our board will not be involved in the day to day valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility, at regularly scheduled board of directors meetings. The valuations performed by our independent valuation expert will be one of several components to be used by our independent fund accountant in its calculation of our NAV per share for each class, in the manner described below.
While our independent valuation expert will periodically provide estimated values of each of our commercial real estate assets, related liabilities, and notes receivable secured by real estate based upon individual appraisal reports, our independent valuation expert will not be responsible for or prepare our daily NAV per share for any class.
Additional Information Regarding the Engagement for Valuation Services. We have contracted to receive valuation services from CBRE pursuant to that certain master agreement for real estate valuation services between CBRE and us dated September 1, 2011, as amended on November 27, 2018. A copy of the master agreement and amendment thereto have been filed as Exhibits 10.1 and 10.2, respectively, to the registration statement of which this prospectus forms a part. The following is a brief description of such agreement, which is qualified in its entirety by reference to such exhibits, which are incorporated by reference herein.
Pursuant to our master agreement for real estate valuation services, as amended, CBRE’s individual appraisal reports for each asset and liability will be addressed solely to the Company to assist our independent fund accountant in establishing an estimated value of our commercial real estate and real estate related assets and related liabilities. CBRE’s appraisal reports to be provided to us will not constitute a recommendation to any person to purchase or sell any shares of our common stock. CBRE’s appraisal reports will not be addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock.
In preparing its appraisal reports, CBRE will not, and will not be requested to, solicit third party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of the Company. CBRE’s analyses, opinions, and conclusions will be developed, in conformity with the Uniform Standards of Professional Appraisal Practice, as well as the requirements of the state where the real property is located. The reported analyses, opinions, and conclusions to be developed will be prepared in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. The use of the reports are subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.
In conducting its investigation and analyses, CBRE will take into account such accepted financial and commercial procedures and considerations as it deems relevant, which may include, without limitation, the review of documents, materials and information provided by us to CBRE, such as: (i) historical operating revenues and expenses of the properties; (ii) lease agreements on the properties; (iii) the revenues and expenses of the properties; (iv) information regarding recent or planned capital expenditures; and (v) any other information relevant to valuing the real estate property.

In connection with its review, while CBRE may review the information supplied or otherwise made available to it by us for reasonableness, CBRE will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and will not undertake any duty or responsibility to verify independently any of such information. CBRE will not make or obtain an independent valuation or appraisal of any other assets or liabilities (contingent or otherwise) of the Company other than our commercial real estate and real estate related assets and related liabilities. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with CBRE, CBRE will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, board of directors and advisor, and will rely upon us to advise CBRE promptly if any information previously provided becomes inaccurate or was required to be updated during the period of its review.
In performing its analyses, CBRE will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond CBRE’s control and our control, as well as certain factual matters. For example, CBRE will assume that we have clear and marketable title to each commercial real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, CBRE’s analysis, opinions and conclusions will necessarily be based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect CBRE’s analysis and conclusions.
The foregoing is a summary of the standard assumptions, qualifications and limitations that generally apply to CBRE’s appraisal reports. All of the CBRE appraisal reports, including the analysis, opinions and conclusions set forth in such reports, are qualified by the assumptions, qualifications and limitations set forth in the respective appraisal reports.
The analyses to be performed by CBRE will not address the market value of any class of the Company’s common stock. The prices at which the Company’s commercial real estate properties may actually be sold could differ from CBRE’s analyses. Among its other responsibilities, our board of directors has adopted our valuation guidelines for establishing our NAV for each class on each business day. Consequently, the analyses contained in the CBRE individual appraisal reports should not be viewed as being determinative of the value of our common stock.
CBRE is actively engaged in the business of undertaking the valuation of commercial real estate properties in connection with public offerings, private placements, business combinations and similar transactions. CBRE has been engaged by the Company to deliver valuation reports and will receive fees upon the delivery of such reports. In addition, we have agreed to indemnify CBRE against certain liabilities arising out of this engagement.
CBRE is an affiliate of CBRE Group, Inc., a parent holding company of affiliated companies that are engaged in the ordinary course of business in many areas related to commercial real estate and related services. In the two years prior to the date hereof, CBRE and its affiliates have provided a number of commercial real estate and financial advisory services for us and our affiliates and have received fees in connection with such services. CBRE and its affiliates may from time to time in the future perform other commercial real estate and financial advisory services for us and our affiliates in transactions related to the properties that are the subjects of the valuations, so long as such other services do not adversely affect the independence of the applicable CBRE appraiser as certified in the applicable appraisal report.
In the ordinary course of its business, CBRE, its affiliates, directors and officers may structure and effect transactions for its own account or for the accounts of its customers in commercial real estate assets of the same kind and in the same markets as the Company’s assets.
Valuation
Valuation of Commercial Real Estate Properties and Secured Loans
Wholly Owned Commercial Real Estate Properties. Our independent valuation expert will value on a rolling basis each of our wholly owned real estate properties held, directly or indirectly, by our operating partnership at least once per year. The independent valuation expert will collect all reasonably available material information that it deems relevant, including information about the properties from our advisor, the independent valuation expert’s own sources, market information from public sources, the expert’s own proprietary data, and, when deemed necessary by our independent valuation expert, a physical inspection. The independent valuation expert will also review trends in capitalization rates, discount rates, interest rates, leasing rates, as well as a variety of macro- and micro-economic factors.

Based on the available information, the independent valuation expert will estimate the value of that property. The independent valuation expert will consider, as appropriate, valuation methodologies, opinions and judgments, to the extent consistent with our valuation guidelines as adopted by our board of directors, and with the recommendations set forth in the Uniform Standards of Professional Appraisal Practice and the requirements of the Code of Professional Ethics and Standards of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute.
Between valuations, our advisor will monitor our real estate assets to determine whether a material event has occurred that our advisor believes may have a material impact on the most recent estimated values provided by our independent valuation expert. If, in the opinion of our independent valuation expert, an event identified by our advisor, or in some circumstances an event that becomes known to the independent valuation expert through other means, is likely to have a material impact on previously provided estimated values of the affected commercial real estate assets, and notes receivable secured by real estate or related real estate liabilities, the independent valuation expert will recommend valuation adjustments that our independent fund accountant will then incorporate into our NAV. For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property or capital market events may cause the value of a property to change materially. Our independent valuation expert will determine the appropriate adjustment to be made to the estimated value of the property based on the information available. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time.
Upon acquisition, commercial properties will initially be carried at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) until the asset has been held for one full calendar year. Thereafter, each commercial property will be valued on a rolling annual basis by our independent valuation expert. We will amortize acquisition costs and expenses over a five year period. The independent valuation expert may perform valuations at any time during the quarter following the one year anniversary of the acquisition, based on its judgment. We will allocate the acquisition costs and expenses incurred in connection with the acquisition of multiple commercial properties that are not directly related to any single property among the applicable properties, generally pro rata based on relative purchase price of each property.
Commercial Real Estate Properties Held Through Joint Ventures. The estimated values of real estate properties held by joint ventures that we invest in will be determined by our independent valuation expert on the same basis as wholly-owned commercial real estate properties. Once the independent valuation expert has estimated the value of a joint venture real estate property, the value of our interest in the joint venture will be calculated by applying a percentage based on the distribution provisions of the applicable joint venture agreements to the value of the underlying real estate property held by the joint venture. Newly acquired properties held in a joint venture will be initially carried at cost and subsequently valued in the manner, and at the times, described above for wholly owned properties.
Loans and Other Investments Secured by Real Estate. Notes receivable and mezzanine loans held for long-term investment, which will typically be secured directly or indirectly by real estate, will initially be carried at our acquisition cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) until the investment has been held by us for one full calendar quarter following the calendar quarter of acquisition. Thereafter, our independent valuation expert will value these assets on a rolling basis each quarter, and we will amortize the acquisition costs over the lesser of the remaining life of the loan or a five year period. Typically, notes receivable will be valued by using a discounted cash flow analysis to estimate the value of the remaining loan payments and any balloon payment at maturity. In projecting the cash flow and the discount rate, various factors will be considered, including among others the quality of the underlying real estate collateral, loan-to value ratio, payment history and the remaining term of the notes. In addition, consideration will be given to the general real estate market conditions and prevailing interest rates.
Valuation of Other Illiquid Real Estate Related Assets
To the extent we invest in CMBS and privately placed, illiquid securities of real estate-related operating businesses (other than joint ventures that hold real estate properties), such as real estate development or management companies, those investments will initially be valued by at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) and thereafter will be valued quarterly on a rolling basis at fair value as determined in good faith by one or more third party pricing services that we will retain for this purpose (which may, under certain circumstances, include CBRE, subject to their acceptance of the additional engagement). Acquisition costs will be amortized over the lesser of the remaining life of the investment or a five year period. In evaluating the fair value of our interests in certain commingled investment vehicles (such as private real estate funds), the third party pricing service performing the valuation may rely upon values periodically assigned to such interests by the respective issuers or affiliated investment advisers.

Valuation of Liquid Investment Portfolio
Liquid Real Estate-Related Securities. Liquid debt and equity real estate-related securities that are not restricted as to salability or transferability will be valued daily, on the basis of information provided by third parties and not by the independent valuation expert. Generally, to the extent the information is available to our independent fund accountant, such securities will be valued at the price determined by third party pricing services and available to our independent fund account prior to its calculation of the NAV for such day. The value of liquid equity and debt real estate-related securities that are restricted as to salability or transferability will be adjusted for a discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.
Valuation of Liquid Non-Real Estate-Related Assets. Liquid non-real estate-related assets include credit rated government and corporate debt securities, agency securities, publicly traded equity securities, cash and cash equivalents and other investments designed to limit our exposure to market volatility, illiquidity, interest rate or other risks related to our real-estate related, equity or debt securities. Liquid non-real estate-related assets will be valued daily based on information provided by third party pricing services and not by the independent valuation expert.
Valuation of Our Commercial Real Estate Related Liabilities
Our independent valuation expert will estimate the values of our commercial real estate-related liabilities, such as loans where we are the borrower, by using industry accepted methodologies specific to each type of liability. Typically, mortgage loans collateralized by our real estate will be valued by comparing the differences between the contractual loan terms and current market loan terms. This comparison would generally involve the present value of the remaining contractual payments and maturity amount at a market based interest rate. The market interest rate would reflect the risks associated with the loan, such as loan-to-value ratio, remaining loan term, the quality of the underlying collateral or other security, and credit risk, among other factors. Various sources could be used to estimate market terms for a specific loan, including published materials and market information gathered by other valuation experts.
Commercial real estate-related liabilities, such as loans, will initially be carried at cost (loan proceeds less all related costs and expenses, such as legal fees and closing costs) until the loan has been outstanding for one full calendar quarter following the quarter we enter into the loan. Thereafter, the independent valuation expert will estimate the value of these liabilities each quarter on a rolling basis, and we will amortize the related loan costs over the remaining loan term. The valuations may be performed at any time during a quarter based on the judgment of our independent valuation expert. We will allocate the financing costs and expenses incurred in connection with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan.
Role of Our Advisor and Our Board in the Valuation Process
The estimates of the values of our real estate and real estate related assets and liabilities will be reviewed by our advisor for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions. Our independent valuation expert may consider any comments received from our advisor to its individual appraisal reports, but the final estimated values of our commercial real estate assets, related liabilities, and notes receivable secured by real estate shall be determined by our independent valuation expert and provided by our independent valuation expert to our independent fund accountant, State Street.
At regularly scheduled board of directors meetings, our independent expert will be available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation process generally. Our board of directors will have the right to engage additional experts to review the valuation of our assets, if deemed appropriate.
Calculation of Our NAV Per Share
Pursuant to this prospectus, we are offering to the public four classes of shares of our common stock, D Shares, T Shares, S Shares and I Shares. We have retained State Street to serve as our independent fund accountant to calculate our daily NAV per share for each class, which uses a process that reflects (1) estimated values of each of our commercial real estate assets, related liabilities, and notes receivable secured by real estate provided periodically by our independent valuation expert in individual appraisal reports, as they may be updated upon certain material events described below, (2) daily updates in the price of liquid assets for which third party market quotes are available, (3) accruals of our daily distributions for each class, and (4) estimates of daily accruals, on a net basis, of our operating revenues, expenses, including class-specific expenses, debt service costs and fees, including class-specific fees. If a material event occurs between scheduled valuations that our advisor believes may materially affect the value of our commercial real estate assets, our notes receivable secured by real estate, or related real estate liabilities, our advisor will inform the independent valuation expert so that, if appropriate, the expert can adjust the most recent valuations to account for the estimated impact. Upfront selling commissions and dealer manager fees will have no effect on the NAV of any class. NAV is intended to reflect our estimated value on the date that the NAV is determined, and the NAV of any class at any given time will not reflect any obligation to pay future trail fees that may become payable after the date the NAV is determined. As a result, the estimated liability for the future stockholder servicing fees, which is accrued at the time each share is sold, will have no effect on the NAV of any class.
Calculation of NAV
Our independent fund accountant calculates our NAV daily by beginning with the most recent estimated market values of our operating partnership’s commercial real estate assets, related liabilities, and notes receivable secured by real estate provided by our independent valuation expert in individual appraisal reports in accordance with valuation guidelines approved by our board of directors. The latest value of liquid assets and assets that are traded with reasonable frequency, as determined by third party pricing institutions, will then be added. Our independent fund accountant will then subtract from the net value of the operating partnership’s real estate and real estate related assets and liabilities any other partnership liabilities that are not class-specific, including the reimbursement of non-class specific organization and offering expenses paid for by our advisor on our behalf. These liabilities are estimated by our advisor based on a number of factors, including recent and estimated operating data with respect to each of our commercial real estate properties, as well as our portfolio of real estate related assets and recent and estimated data for other income earned and expenses payable by us. From time to time, but no less frequently than at the end of each calendar month, our advisor will, to the extent necessary, adjust the accruals to reflect actual operating results and to reflect appropriately the outstanding receivable, payable and other account balances. After taking into account the daily estimate of accrued liabilities, our advisor will take the resulting amount and multiply that amount by our percentage ownership interest in the operating partnership. Initially, the only limited partner in the operating partnership was our wholly-owned subsidiary, CRI (Daily NAV), LLC, which holds a nominal interest.
While our independent valuation expert periodically provides estimated values of each of our commercial real estate assets, related liabilities, and notes receivable secured by real estate based upon individual appraisal reports, our independent valuation expert is not responsible for and does not prepare our daily NAV per share for each class.
Our independent fund accountant will then add any assets held by the REIT, which should be limited to cash and cash equivalents, and subtract an estimate of any accrued liabilities of the REIT to the extent such liabilities are not reimbursable by the operating partnership, which should be limited to certain legal, accounting and administrative costs.
Calculation of NAV Per Share
Our independent fund accountant will then calculate the NAV for each class of shares (i.e., our D Shares, T Shares, S Shares and I Shares) by allocating the NAV to each share class based on its respective ownership percentage. NAV for each class will then be adjusted for contributions, redemptions and accruals of the class’s daily distributions and estimates of class-specific fee and expense accruals. Distributions will reflect the daily distribution rate set by our board of directors which may vary for each class. Our NAV per share for each class will be determined by dividing such class’s NAV on such day by the number of shares outstanding for that class as of the end of such business day, prior to giving effect to any share purchases or redemptions to be effected on such day. We will disclose on a quarterly basis in a prospectus supplement filed with the SEC, the primary components of the Company’s NAV and that certain components are based on appraisal reports provided by the independent valuation expert.
At regularly scheduled board of directors meetings, our board will review the process by which our advisor estimated accrued liabilities and our independent fund accountant calculated the NAV per share for each class and the operation and results of the process to determine NAV per share generally.

The table below provides a hypothetical illustration of how various factors could affect the calculation of our NAV at the end of any given business day. This table does not reflect that we effectively have four classes of common stock. As described above and in the footnote to the table below, each class of shares may have a different NAV because certain expenses and fees differ with respect to each class. All amounts shown in the hypothetical calculation below are for illustrative purposes only and are not indicative of our current or projected financial condition or performance.

NAV
Beginning NAV on Hypothetical Business Day (1)	$2,000,000,000
Daily Portion of:
Portfolio Income (Loss) on Real Estate Portfolio and All Other Assets, Before Fees (2)	365,000
Advisory Fee, Dealer Manager Fee, Stockholder Servicing Fee and Performance Fee (3)	(140,000)
Accrued Dividend/Distribution	(300,000)
Increase (Decrease) in Market or Appraised Value of Assets and Liabilities	200,000
NAV Before Sales and Redemptions of Shares	2,000,125,000
Sales of Shares (4)	2,192,000
Redemptions of Shares (4)	(1,100,000)
Ending NAV on Hypothetical Business Day	$2,001,217,000
____________________________________

(1)	NAV at the beginning of a hypothetical business day will reflect all sales and redemptions of shares made on the prior business day.

(2)
Portfolio Income (Loss) represents the net accrual of operating income, expenses, debt service costs and offering and organization costs, and excludes the daily portion of the Advisory Fee, Dealer Manager Fee, Stockholder Servicing Fee and Performance Fee, shown on the next line in the table above.

(3)
Our share classes may have different expense accruals associated with certain fees and expenses tied to NAV for each share class, which may vary over time primarily due to different class-specific expenses.

(4)	Daily sales and redemptions of shares at NAV will not increase or decrease our NAV per share for any class because sales and redemptions of shares on each business day will be made at that day’s NAV.
Limits on the Calculation of Our NAV Per Share
The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our assets, or the price that would be received for that asset in orderly transactions between market participants. However, the majority of our assets will consist of real estate assets and, as with any real estate valuation protocol, the conclusions reached by our independent valuation expert will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate assets. Any resulting potential disparity in our NAV per share for any class may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders, depending on the circumstances at the time.
In addition, on any given day, our published NAV per share for each class may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable or known. Between valuations, our advisor will monitor our real estate assets to determine whether a material event has occurred that our advisor believes may have a material impact on the most recent estimated values provided by our independent valuation expert. If, in the opinion of our independent valuation expert, an event identified by the advisor, or in some circumstances an event that becomes known to the independent valuation expert through other means, is likely to have a material impact on previously provided estimated values of our affected real estate or real estate related assets or liabilities, the independent valuation expert will recommend valuation adjustments that our independent fund accountant will then incorporate into our NAV. Our independent valuation expert will determine the appropriate adjustment to be made to the estimated value of the property based on the information available. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on limited information that is readily available at that time. Any potential disparity in our NAV from this estimate or from the independent valuation expert’s determination that no adjustment is necessary may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders, depending on the circumstances at the time.

Historical NAV Per Share
The table below provides the components of our NAV, as determined by State Street, our independent fund accountant, and the computation of NAV per share for each share class as of September 30, 2018 and June 30, 2018. Our NAV per share for each share class is posted daily on our website at https://www.colenetlease.com/income-nav#summary. Our NAV is not prepared in accordance with GAAP. Stockholders should refer to our financial statements and accompanying footnotes which are incorporated by reference into the prospectus, for our net book value on a per share basis in accordance with GAAP, which is our stockholders’ equity divided by shares outstanding as of the date of measurement. Our NAV is calculated using a detailed set of valuation methodologies, as described under the heading “Valuation Policies” in the prospectus.(1) When the fair value of our assets and liabilities is calculated for the purposes of determining our NAV per share for each share class, the calculation is done using the fair value methodologies detailed within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures.(2) Our NAV is not audited or reviewed by our independent registered public accounting firm.

	NAV as of
	September 30, 2018
	(unaudited)
	D Shares (3)	T Shares(3)	I Shares(3)	Consolidated
Newly Acquired Real Estate Properties (4)	$63,454,200	$40,081,747	$3,971,630	$107,507,577
Operating Real Estate Properties (5)	484,172,624	305,834,519	30,304,607	820,311,750
Total Real Estate Properties (6)	547,626,824	345,916,266	34,276,237	927,819,327
Real Estate Related Securities and Real Estate Related Assets
Acquisition Expenses and Deferred Financing Costs	7,122,098	4,498,774	445,776	12,066,648
Cash, Marketable Securities and Other Assets	4,921,492	3,108,730	308,039	8,338,261
Total Assets	559,670,414	353,523,770	35,030,052	948,224,236
Newly Incurred Debt (7)	7,672,990	4,846,754	480,256	13,000,000
Outstanding Debt (8)	209,530,255	132,352,763	13,114,603	354,997,621
Accrued Liabilities	5,630,956	3,556,874	352,444	9,540,274
Total Liabilities	222,834,201	140,756,391	13,947,303	377,537,895
NAV	$336,836,213	$212,767,379	$21,082,749	$570,686,341
Number of Shares of Common Stock Issued and Outstanding	18,509,975	11,867,671	1,144,914
NAV Per Share (9)	$18.20	$17.93	$18.41

	NAV as of
	June 30, 2018
	(unaudited)
	D Shares (3)	T Shares(3)	I Shares(3)	Consolidated
Newly Acquired Real Estate Properties (4)	$111,092,779	$66,704,474	$5,710,606	$183,507,859
Operating Real Estate Properties (5)	434,067,665	260,631,300	22,312,784	717,011,749
Total Real Estate Properties (6)	545,160,444	327,335,774	28,023,390	900,519,608
Real Estate Related Securities and Real Estate Related Assets
Acquisition Expenses and Deferred Financing Costs	6,668,957	4,004,304	342,811	11,016,072
Cash, Marketable Securities and Other Assets	5,288,067	3,175,164	271,827	8,735,058
Total Assets	557,117,468	334,515,242	28,638,028	920,270,738
Newly Incurred Debt (7)	36,323,059	21,809,793	1,867,148	60,000,000
Outstanding Debt (8)	190,749,047	114,533,231	9,805,251	315,087,529
Accrued Liabilities	4,961,806	2,979,264	255,056	8,196,126
Total Liabilities	232,033,912	139,322,288	11,927,455	383,283,655
NAV	$325,083,556	$195,192,954	$16,710,573	$536,987,083
Number of Shares of Common Stock Issued and Outstanding	17,774,819	10,820,115	903,552
NAV Per Share (9)	$18.29	$18.04	$18.49
____________________________________

(1)
Our valuation policies, which address specifically each category of our assets and liabilities and are applied separately from the preparation of our financial statements in accordance with GAAP, involve adjustments from historical cost. There are certain factors which cause NAV to be different from net book value on a GAAP basis. For NAV purposes, our real estate properties and real estate related liabilities are valued by CBRE, our independent valuation expert, on a rolling quarterly basis once the asset or liability has been held for one full calendar quarter. CBRE does not prepare and is not responsible for our NAV or our daily NAV per share for each share class. For GAAP purposes, these assets and liabilities are generally recorded at depreciated or amortized cost. Other factors, including straight-lining of rent for GAAP purposes and the treatment of acquisition related expenses and organization and offering costs, will cause our GAAP net book value to be different from our NAV.

(2)
No rule or regulation mandates the manner for calculating NAV. While our NAV calculation methodologies are consistent with standard industry practices for valuing private real estate funds, they involve significant professional judgment in the application of both observable and unobservable attributes, and there is no established practice among publicly-offered REITs, listed or unlisted, for calculating NAV. As a result, our methodologies or assumptions may differ from other REITs’ methodologies or assumptions.

(3)
For presentation purposes and to demonstrate the calculation of the NAV per share for each class, the consolidated amount of each category of our assets and liabilities has been allocated to each share class based on the relative NAV of each class, as determined by State Street on September 30, 2018 and June 30, 2018. Additionally, share class specific assets and liabilities have been allocated in full to their applicable share class.

(4)
The consolidated amount represents the estimated value of our newly acquired real estate properties and capital expenditures, which are valued at cost until the investment has been held for one full calendar quarter following the quarter of acquisition, and thereafter will be valued by our independent valuation expert.

(5)
The consolidated amount represents the sum of the estimated values of each of our operating real estate properties, excluding newly acquired real estate properties which are valued at cost until the investment has been held for one full calendar quarter following the quarter of acquisition, contained in the individual property appraisal reports provided by CBRE. After a property valuation is performed by CBRE, it provides its appraisal report to us and to State Street, and State Street adds all the property values from all of the appraisal reports it has received from CBRE to arrive at the total estimated value of our operating real estate properties. CBRE does not prepare, and is not responsible for, our daily NAV per share for any share class or for calculating the total estimated value of our operating real estate properties.

(6)	The aggregate purchase price of total real estate properties was $906.1 million and $877.7 million, as of September 30, 2018 and June 30, 2018, respectively.

(7)
The consolidated amount represents the estimated value of our newly incurred real estate-related liabilities, which are valued at cost until the loan has been outstanding for one full calendar quarter following the quarter we enter into the loan, and thereafter will be valued by CBRE. This amount also includes amounts drawn on our line of credit subsequent to valuation by CBRE.

(8)
The consolidated amount represents the estimated value of our commercial real estate-related liabilities contained in the fair value analysis provided by CBRE. After a loan valuation is performed by CBRE, it provides its fair value analysis to us and State Street, which compiles the estimated value of our real estate-related liabilities. CBRE does not prepare, and is not responsible for, our daily NAV per share for any share class or for calculating the total estimated value of our debt. The September 30, 2018 loan valuations prepared by CBRE concluded the value of our loans to have a fair value which was estimated to be less than book value by $7.2 million.

(9)
See “Risk Factors” in the prospectus for the limitations and risks associated with our NAV per share for each share class, including the risk that the components of NAV and the methodologies used by us and State Street in the discharge of our or their respective responsibilities in connection with it may differ from those used by other companies now or in the future.

In the preparation of individual appraisal reports, CBRE primarily applied an income capitalization approach and relied on modeling assumptions to estimate the value of our operating real estate properties. Key assumptions, as of September 30, 2018, which vary from property to property, market to market and period to period, include capitalization rates (ranging from 5.50% to 9.00%), annual market rent growth rates (ranging from 0.00% to 3.00%) and holding periods (ranging from 9.00 to 12.00 years). Changes in these assumptions would impact the calculation of the value of our real estate assets. For example, assuming all other factors remain unchanged, our advisor has calculated that an increase in the implied capitalization rate of 0.25% would cause the total estimated value of our operating real estate properties to decrease by $22.1 million in the aggregate as of September 30, 2018 and a reduction in the implied capitalization rate of 0.25% would cause the total estimated value of our operating real estate properties to increase by $23.6 million in the aggregate as of September 30, 2018. This is only a mathematical illustration and is not intended to qualify the values reflected above. See “Risk Factors” and “Valuation Policies” in the prospectus for a discussion on the limitations and risks associated with the utilization of judgments and assumptions in valuing our operating real estate properties.

The following table provides our NAV per share for each quarter following the commencement of our operations for each of our classes of common stock:

	NAV Per Share
Date	D Shares	T Shares	I Shares
12/31/2011	$14.99	*	*
3/31/2012	$15.00	*	*
6/30/2012	$15.75	*	*
9/30/2012	$15.82	*	*
12/31/2012	$16.11	*	*
3/31/2013	$16.31	*	*
6/30/2013	$16.56	*	*
9/30/2013	$16.71	*	*
12/31/2013	$16.84	$16.83	$16.85
3/31/2014	$16.99	$16.97	$17.01
6/30/2014	$17.07	$17.04	$17.10
9/30/2014	$17.10	$17.05	$17.14
12/31/2014	$17.51	$17.45	$17.55
3/31/2015	$18.08	$18.07	$18.15
6/30/2015	$18.18	$18.16	$18.25
9/30/2015	$18.16	$18.12	$18.23
12/31/2015	$18.24	$18.17	$18.31
3/31/2016	$18.28	$18.19	$18.37
6/30/2016	$18.31	$18.21	$18.42
9/30/2016	$18.25	$18.13	$18.37
12/31/2016	$18.15	$18.01	$18.29
3/31/2017	$18.08	$17.91	$18.22
6/30/2017	$18.14	$17.95	$18.30
9/30/2017	$18.13	$17.92	$18.30
12/31/2017	$18.37	$18.15	$18.55
3/31/2018	$18.39	$18.16	$18.59
6/30/2018	$18.29	$18.04	$18.49
9/30/2018	$18.20	$17.93	$18.41
____________________________________

*	Not available. T Shares and I Shares were not available prior to August 26, 2013, and we did not issue any T Shares or I Shares as of September 30, 2013.

Our Structure and Formation
CIM Income NAV, Inc., formerly Cole Real Estate Income Strategy (Daily NAV), Inc., was formed as a Maryland corporation on July 27, 2010. Our operating partnership was formed as a Delaware limited partnership on July 27, 2010.
In order to be organized as an UPREIT, we have contributed, and intend to continue to contribute, the proceeds from this offering to our operating partnership and to hold all or substantially all of our assets and conduct our operations through the operating partnership. UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its assets through a partnership which the REIT controls as general partner. We have elected to use an UPREIT structure to facilitate real estate property acquisitions and to facilitate investments in us by certain institutional investors. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may transfer the property to our operating partnership in exchange for limited partnership interests. Such exchange generally could be made on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller redeems its interests in our operating partnership for cash may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity. In addition, investing in our operating partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure.
We are the sole general partner of our operating partnership and CRI (Daily NAV), LLC, our wholly-owned subsidiary, is the limited partner. As the sole general partner of our operating partnership, we have the exclusive power under the partnership agreement to manage and conduct its business, subject to certain limited approval and voting rights of the limited partners described more fully in “Operating Partnership Agreement.” Pursuant to the terms of our advisory agreement, we will delegate to our advisor authority to make decisions related to our and our operating partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers.
The following chart shows the ownership structure and our relationship with our advisor and our dealer manager:
____________________________________

(1)
As of October 31, 2018, CIM Income NAV Advisors, LLC owned 13,333 of our D Shares, which represented less than 0.1% of the total outstanding shares of common stock as of such date. Pursuant to our Charter, CIM Income NAV Advisors, LLC is prohibited from selling these shares, which represent its initial investment in us, for so long as CCO Group remains our sponsor; provided, however, that CIM Income NAV Advisors, LLC may transfer ownership of all or a portion of these 13,333 shares to other affiliates of our sponsor.

Management
Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has retained CIM Income NAV Advisors as our advisor to manage our day-to-day affairs and the acquisition and disposition of our assets, subject to our board of directors’ supervision. Prior to the effective date of this offering, our charter was reviewed and ratified by our board of directors, including a majority of the independent directors. This ratification by our board of directors is required by the NASAA REIT Guidelines.
Our charter and bylaws provide that the number of directors on our board of directors may be established by a majority of the entire board of directors, but may not be fewer than three. Our bylaws further provide that the number of directors may not be more than 15. Our charter provides that, in general, upon and after commencement of this offering, a majority of the directors must be independent directors. An “independent director” is a person who is not, and within the last two years has not been, directly or indirectly associated with us or any of our affiliates or with our sponsor, our advisor or any of their affiliates by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, (2) employment by us, our sponsor our advisor or any of our or their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates, (4) performance of services other than as a director for us, (5) service as a director of more than three REITs organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. Each director deemed to be independent pursuant to our charter also will be independent in accordance with the NASAA REIT Guidelines. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of our independent directors must have at least three years of relevant real estate experience. We have a total of six directors, including a majority of independent directors. Mr. Snell has more than three years of relevant real estate experience.
Each director will serve until the next annual meeting of stockholders and until his successor is duly elected and qualifies. Although the number of directors may be increased or decreased, provided that a minimum of three directors will serve on the board at all times, a decrease will not have the effect of shortening the term of any incumbent director.
Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. None of the members of our board of directors, our advisor or any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, shares owned by members of our board of directors, our advisor and their respective affiliates will not be included.
Any vacancy created by the death, resignation, removal, adjudicated incompetence or other incapacity of a director or an increase in the number of directors must be filled only by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualified. Independent directors shall nominate replacements for vacancies in the independent director positions or to fill newly-created independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter and bylaws.
Our board of directors will not be required to devote all of their time to our business and only are required to devote the time to our affairs as their duties require. Our directors meet quarterly, in person or by teleconference, or more frequently if necessary. Consequently, in the exercise of their responsibilities, the directors will rely heavily on our advisor and on information provided by our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us.
Our board of directors has adopted written policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may revise those policies or establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. In addition, our board of directors (including the independent directors) has adopted and is responsible for our valuation guidelines for establishing NAV and our valuation guidelines pertaining to the valuation of commercial real estate assets, related liabilities, and notes receivable secured by real estate and will periodically review valuation information.
Additionally, our board of directors is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates. The independent directors also will be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. The independent directors will consider such factors as they deem relevant, including:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and to stockholders other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	our advisor’s performance in selecting, overseeing and managing its sub-advisor;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor or its affiliates for its other clients.
Our board of directors has approved the renewal of our advisory agreement with our advisor for a term expiring on November 30, 2018, and our advisory agreement may be renewed for an unlimited number of successive one-year periods. Either party may terminate the advisory agreement upon 60 days’ written notice without cause or penalty. Fees payable to our advisor pursuant to the advisory agreement, including any fees that may be paid upon termination of the advisory agreement, are described below under the caption “— The Advisory Agreement” and the section of this prospectus captioned “Compensation.”
Committees of Our Board of Directors
Our board of directors will be responsible for supervising our entire business. However, our bylaws provide that our board of directors may establish such committees as the board of directors believes appropriate and in our best interests. Our board of directors will appoint the members of the committee in the board of directors’ discretion. Our charter and bylaws require that a majority of the members of each committee of our board of directors is comprised of independent directors.
Our board of directors has established an audit committee, which consists of George N. Fugelsang, W. Brian Kretzmer, and Roger D. Snell and , all of whom are independent directors. Mr. Snell serves as the chairman of our audit committee. The audit committee, by approval of at least a majority of its members, will select the independent registered public accounting firm to audit our annual financial statements, review with the independent registered public accounting firm the plans and results of the audit engagement, approve the audit and non-audit services provided by the independent registered public accounting firm, review the independence of the independent registered public accounting firm, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.
Our board of directors has established a Nominating and Corporate Governance Committee consisting of George N. Fugelsang, Richard J. Lehmann, and Richard S. Ressler. Mr. Lehmann serves as chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for establishing the criteria for selection of directors to serve on the board of directors, evaluating the candidacy of prospective directors, recommending candidates to the board of directors to be nominated for election as a director by stockholders or to fill any vacancies on the board, reviewing governance documents and policies including our Code of Ethics for Principal Executive Officer and Senior Financial Officers and Code of Ethics for Independent Directors, and advising and making recommendations to the board of directors on corporate governance matters and all matters pertaining to the role of the board of directors and the practices and performance of our directors. The board of directors has adopted a charter for the Nominating and Corporate Governance Committee that sets forth its specific functions and responsibilities.
Our board of directors has established a Valuation, Compensation and Affiliate Transactions committee that is comprised of all of our independent directors, namely George N. Fugelsang, Richard J. Lehmann, W. Brian Kretzmer and Roger D. Snell. Mr.

Fugelsang serves as chairman of the Valuation, Compensation and Affiliate Transactions Committee. The Valuation, Compensation and Affiliate Transactions Committee, by the approval of at least a majority of its members, is primarily responsible for:

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assisting the board of directors in satisfying its obligations with respect to matters related to our NAV, including periodic review of our valuation policies, engagement and oversight of third-party valuation experts, compliance with all SEC, FINRA, charter and policy requirements related to the NAV;

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review and oversight of compensation and benefits matters pertaining to our directors and, if applicable, executive officers, including equity compensation matters, plans and agreements, regulatory compliance, and disclosures pertaining to any such compensation and benefits. We currently have no employees and do not compensate our executive officers; and

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considering matters requiring review and approval by the independent directors under our charter and investment policies, including the compensation and performance of our advisor; any amendments, renewals, extensions or other changes to the advisory agreement or dealer manager agreement; or any other transaction between us or our affiliates, on the one hand, and our advisor or its affiliates, on the other hand.

The board of directors has adopted a charter for the Valuation, Compensation and Affiliate Transactions committee that sets forth its specific functions and responsibilities.
Responsibilities of Independent Directors
In accordance with the NASAA REIT Guidelines, a majority of our independent directors generally must approve corporate actions that directly relate to the following:

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any transfer or sale of our sponsor’s initial investment in us; provided however, our sponsor may not sell its initial investment while it remains our sponsor, but our sponsor may transfer the shares to an affiliate;

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the duties of our directors, including ratification of our charter, the written policies on investments and borrowing, the monitoring of administrative procedures, investment operations and our performance and the performance of our advisor;

•	the advisory agreement;

•	liability and indemnification of our directors, advisor and its affiliates;

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fees, compensation and expenses, including organization and offering expense reimbursements, acquisition expenses, total operating expenses (including amounts paid to the transfer agent, independent fund accountant, and the independent valuation expert), real estate commissions on the resale of property, incentive fees, and advisor compensation;

•	any change or modification of our statement of objectives;

•	real property appraisals;

•	our borrowing policies;

•	annual and special meetings of stockholders;

•	election of our directors; and

•	our distribution reinvestment plan.
Compensation of Directors
We pay to each of our independent directors an annual retainer of $90,000, plus an additional annual retainer of $15,000 for service on each committee of our board of directors on which they serve (except that the chair of each committee will be paid $25,000 annually for service as the chair of such committee). On an annual basis, 75% of the compensation is paid in cash and the remaining 25% is paid in the form of an annual grant of restricted D Shares based on the then-current per share NAV of such shares at the time of grant. Restricted stock grants will generally vest one year from the date of the grant. All directors are additionally reimbursed for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel, and food). Independent directors are not reimbursed by us, our sponsor, our advisor or any of their affiliates for spouses’ expenses to attend events to which spouses are invited. If a non-independent director is also an employee of our company or our advisor or their affiliates, we will not pay compensation for services rendered as a director. We do not compensate Messrs. Ressler or Rufrano for their services to us as members of our board of directors.

Executive Officers and Directors
Richard S. Ressler serves as the chairman of our board of directors, chief executive officer and president, and Nathan D. DeBacker serves as our chief financial officer and treasurer. We do not directly compensate Messrs. Ressler or DeBacker for their service as executive officers, or, in the case of Messrs. Ressler and Rufrano, for their service as directors, of our company, nor do we reimburse our advisor or any affiliate of our advisor for their salaries or benefits. Jeffrey R. Smith serves as our vice president of accounting and principal accounting officer. We do not directly compensate Mr. Smith for his services as a non-executive officer of our company, nor do we reimburse our advisor or any affiliate of our advisor for his salary or benefits. We have provided below certain information about these three officers and our directors.

Name	Age*	Position(s)
Richard S. Ressler	60	Chairman of the board of directors, chief executive officer and president
Nathan D. DeBacker	38	Chief financial officer and treasurer
Jeffrey R. Smith	35	Vice president of accounting and principal accounting officer**
George N. Fugelsang	78	Independent director
Richard J. Lehmann	74	Independent director
Roger D. Snell	62	Independent director
W. Brian Kretzmer	65	Independent director
Glenn J. Rufrano	68	Director
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* As of October 31, 2018
** Non-executive officer.
Richard S. Ressler has served as our chief executive officer, president and as one of our directors since February 2018. In August 2018, Mr. Ressler was appointed as chairman of the board of directors and as a member of the nominating and corporate governance committee of the board of directors. Mr. Ressler also has served as vice president of CIM Income NAV Advisors since February 2018. In addition, Mr. Ressler serves in the following positions for CCO Group and certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
CCPT IV and CCIT III	Chief executive officer, president and director	February 2018 – Present
	Chairman of the board of directors	August 2018 – Present
Cole Corporate Income Advisors II, LLC (“CCI II Advisors”); Cole Corporate Income Advisors III, LLC (“CCI III Advisors”); Cole REIT Advisors IV, LLC (“CCPT IV Advisors”); Cole REIT Advisors V, LLC (“CCPT V Advisors”); CREI Advisors; and CCO Group, LLC
	Vice president	February 2018 – Present
Mr. Ressler is the founder and President of Orchard Capital Corp. (“Orchard Capital”), a firm through which Mr. Ressler oversees companies in which Orchard Capital or its affiliates invest. Through his affiliation with Orchard Capital, Mr. Ressler serves in various senior capacities with, among others, CIM, Orchard First Source Asset Management (together with its controlled affiliates, “OFSAM”), a full-service provider of capital and leveraged finance solutions to U.S. corporations, and OCV Management, LLC (“OCV”), an investor, owner and operator of technology companies. Mr. Ressler also serves as a board member for various public and private companies in which Orchard Capital or its affiliates invest, including as chairman of j2 Global, Inc. (NASDAQ: JCOM), director of Presbia PLC (NASDAQ: LENS), and chairman of CIM Commercial Trust Corporation (NASDAQ: CMCT). Mr. Ressler served as Chairman and CEO of JCOM from 1997 to 2000 and, through an agreement with Orchard Capital, currently serves as its non-executive Chairman. Mr. Ressler has served as a director of LENS since January 2015 and as chairman of CMCT since March 2014. Mr. Ressler co-founded CIM in 1994 and, through an agreement with Orchard Capital, chairs its executive, investment, allocation and asset management committees and serves on its credit committee. CIM Investment Advisors, LLC, an affiliate of CIM, is registered with the SEC as a registered investment adviser. Mr. Ressler co-founded the predecessor of OFSAM in 2001 and, through an agreement with Orchard Capital, chairs its executive committee. OFS Capital Management, LLC, an affiliate of OFSAM, is registered with the SEC as a registered investment adviser. Mr. Ressler co-founded OCV in 2016 and, through an agreement with Orchard Capital, chairs its executive committee. OCV is a relying adviser of OFS Capital Management, LLC. Prior to founding Orchard Capital, from 1988 until 1994, Mr. Ressler served as Vice Chairman of Brooke Group Limited, the predecessor of Vector Group, Ltd. (NYSE: VGR) and served in various executive capacities at VGR and its subsidiaries. Prior to VGR, Mr. Ressler was with Drexel Burnham Lambert, Inc., where he focused on merger and acquisition transactions and the financing needs of middle-market companies.

Mr. Ressler began his career in 1983 with Cravath, Swaine and Moore, working on public offerings, private placements, and merger and acquisition transactions. Mr. Ressler holds a B.A. from Brown University, and J.D. and M.B.A. degrees from Columbia University. Mr. Ressler was selected to serve as a director because of his extensive real estate, business management and finance experience and expertise, in addition to his leadership roles at CMCT and its affiliates, all of which are expected to bring valuable insight to the board of directors.
Nathan D. DeBacker has served as our chief financial officer and treasurer since August 2016, and as vice president of CIM Income NAV Advisors since February 2018. In addition, Mr. DeBacker also serves in the following positions for CCO Group and certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
CCPT IV; CCPT V; CCIT II; CCIT III	Chief financial officer and treasurer	August 2016 – Present
CR IV Advisors; CR V Advisors; CCI II Advisors; CCI III Advisors; CIM Income NAV Advisors; CCO Group, LLC; and CREI Advisors, LLC	Vice president	February 2018 – Present
CCO Capital	Chief financial officer	February 2018 – Present
From August 2016 to February 2018, Mr. DeBacker served as senior vice president and chief financial officer, Cole REITs, of VEREIT. Mr. DeBacker was the principal at CFO Financial Services, LLC, a certified public accounting firm that provided accounting, payroll, tax, forecasting and planning, business valuation and investment advisory services to individuals and business organizations, from May 2014 until August 2016 and sold his ownership interest in the assets of CFO Financial Services, LLC in March 2017. He did not manage or otherwise provide any services with respect to any client accounts for CFO Financial Services, LLC from the time that he joined VEREIT in August 2016 until the sale of his ownership interest in the assets of CFO Financial Services, LLC was finalized. Mr. DeBacker was also registered as an investment adviser representative with Archer Investment Corporation, an investment advisory firm that partners with accountants and CPAs to provide investment management solutions for their clients, from November 2015 until August 2016. From December 2005 until May 2014, Mr. DeBacker worked at Cole Capital, the predecessor to CCO Group, and, following the merger with VEREIT, most recently served as vice president of real estate planning and analysis. From 2002 until 2005, Mr. DeBacker worked as an auditor for the independent public accounting firm of Ernst & Young LLP. Mr. DeBacker earned his bachelor’s degree in accounting from the University of Arizona and is a Certified Public Accountant in Arizona.
Jeffrey R. Smith has served as our vice president of accounting and principal accounting officer since June 2017. Mr. Smith also serves in the following positions for certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
CCPT IV, CCIT II, CCIT III, CCPT V	Vice president of accounting and principal accounting officer *	June 2017 – Present
______________________

*	Non-executive officer
Prior to his appointment, Mr. Smith served as director of accounting of VEREIT from June 2016 until June 2017. From September 2008 until joining VEREIT in June 2016, Mr. Smith worked as an auditor for the independent public accounting firm of KPMG LLP. Mr. Smith earned his master’s degree in accounting from Brigham Young University and is a Certified Public Accountant.
Each of our executive and non-executive officers has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her appointment as an executive or non-executive officer. We do not compensate Mr. Smith for his services as a non-executive officer of our company.
George N. Fugelsang has served as one of our independent directors since September 2011 and the chairman of the valuation, compensation and affiliate transactions committee of our board of directors, and as a member of the nominating and corporate governance committee of our board of directors since August 2018. Mr. Fugelsang previously served as non-executive chairman of our board of directors from June 2015 to August 2018. Mr. Fugelsang served as a member of the board of directors, audit committee and compensation committee of CCPT II from May 2010, June 2010 and May 2011, respectively, until CCPT II’s merger with Spirit Realty Capital, Inc. in July 2013. From 1994 through 2001, Mr. Fugelsang was chief executive officer of Dresdner Kleinwort Benson North America, the U.S.-based investment banking business of Dresdner Bank AG, where he was responsible for all of Dresdner Bank AG’s activities in North America. From 1996 until 2001, Mr. Fugelsang was also chairman of the board of Dresdner Bank Mexico, S.A., chairman of the board of Dresdner Bank Canada and a member of the board of directors of Dresdner RCM Global Investors LLC. Mr. Fugelsang served on the board of managers of

Mrs. Fields Famous Brands, LLC from May 2004 until July 2008. Mr. Fugelsang also served on the boards of trustees of the Institute of International Bankers and the Thunderbird School of Global Management, and as a member of the board of directors of Advanced Research Technologies of Montreal, Canada. He was also a member of the board of the New York City Partnership, the German American Chamber of Commerce, Inc., and a director of the Foreign Policy Association in New York. Mr. Fugelsang formerly served on the advisory board of the Monterey Institute of International Studies, an affiliate of Middlebury College. Mr. Fugelsang was selected to serve as a director because of his experience as the chief executive officer of an investment bank, his extensive financing experience and his general business accomplishments, all of which are expected to bring valuable insight to the board of directors.
Richard J. Lehmann has served as one of our independent directors since January 2012 and as the chairman of the nominating and corporate governance committee of our board of directors, and as a member of the valuation, compensation and affiliate transactions committee of our board of directors since August 2018. He has served as the founding principal of The Biltmore Bank of Arizona since 2002, and previously served as chairman of Bank Capital Corporation, its former holding company, from 2002 until 2014. In 2014, The Biltmore Bank of Arizona was sold to Grandpoint Capital, Inc., a bank holding company headquartered in California. Mr. Lehmann serves on the board of directors of Grandpoint Capital. Mr. Lehmann began his banking career with Citibank in 1969. When he left Citibank in 1988 he was senior corporate officer for Europe, Middle East and Africa. In 1988, he became chairman and chief executive officer of Valley National Bank of Arizona and served in that capacity until the bank was sold to Banc One Corporation in 1993. Mr. Lehmann remained with the combined company and was appointed president and chief operating officer of Banc One and as a member of its board of directors in 1995. Following the merger of Banc One with First Chicago NBD Corporation to form Bank One Corporation in 1998, Mr. Lehmann served as vice chairman of the combined entity with responsibility for all consumer banking activities until his retirement on December 31, 1999. Mr. Lehmann also serves on the boards of directors and the compensation committee of Knight Transportation, Inc. and as director and chairman of the finance and investments committee of the TGen Foundation. He previously served on the boards of eFunds Corporation, iCrossing, Inc., Moore Corporation, and the Thunderbird School of Global Management. Prior civic activities include board participation with the Phoenix Art Museum, Ohio State University Hospital, Greater Phoenix Leadership, United Way of Greater Phoenix (campaign Chairman), and The Nature Conservancy of Arizona. Mr. Lehmann received an MBA and B.A. from the University of Washington. Mr. Lehmann was selected to serve as a director because of his experience as a financial services industry executive, with strong leadership, finance and global experience, all of which are expected to bring valuable insight to the board of directors.
Roger D. Snell has served as one of our independent directors since September 2011 and as a member of the valuation, compensation and affiliate transactions committee of our board of directors since August 2018. Mr. Snell has been chief investment officer of Veritas Investments, a multi-family real estate investment firm, since January 2012. From February 2003 until June 2012, Mr. Snell was the managing director of SIP Investment Partners, a commercial real estate investment firm. From February 1997 to June 2002, Mr. Snell was president and chief executive officer of Peregrine Real Estate Investment Trust, a publicly-traded commercial real estate and hotel property REIT that was reorganized into a private company named WinShip Properties. Prior to joining Peregrine, Mr. Snell was managing director of Snell & Co., LLC, an investment advisory firm, in 1996, and president and chief executive officer of Perini Investment Properties, a publicly traded REIT focusing on commercial real estate and hotel properties (later renamed Pacific Gateway Properties), from January 1993 to January 1996. Prior to joining Perini, Mr. Snell held various leadership positions in other commercial real estate investment and development companies. Mr. Snell received an MBA from Harvard Business School and a B.S. degree from the University of California, Berkeley. Mr. Snell was selected to serve as a director because of his experience as a real estate industry executive with executive investment, capital markets and portfolio management expertise, all of which are expected to bring valuable insight to the board of directors.
W. Brian Kretzmer has served as an independent director of our company since February 2018 and as a member of the audit committee of our board of directors, and as a member of the valuation, compensation and affiliate transactions committee of our board of directors since August 2018. In addition, Mr. Kretzmer serves in the following positions for certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
CCPT IV and CCIT III	Independent director	February 2018 – Present
Mr. Kretzmer currently operates his own consultancy practice and is an investor in several private firms where he serves in multiple capacities. From 1999 to 2006, Mr. Kretzmer was Chief Executive Officer of MAI Systems Corporation (which operated principally through its subsidiary Hotel Information Systems), a provider of enterprise management solutions for lodging organizations. He also served as Chief Financial Officer of MAI Systems Corporation from 1993 to 1996 and 1999 to

2000. Mr. Kretzmer is a thirty-year veteran in technology industries. Mr. Kretzmer has also served as a director of j2 Global, Inc. since July 2007. Mr. Kretzmer holds a B.A. from Montclair State University and an M.B.A. from Farleigh Dickinson University. Mr. Kretzmer was selected to serve as a director because of his extensive operational and financial perspective and accounting expertise, in addition to his leadership roles at MAI Systems Corporation, all of which are expected to bring valuable insight to the board of directors.
Glenn J. Rufrano has served as one of our directors since June 2015. Mr. Rufrano served as our chief executive officer and president from June 2015 to February 2018. He served as chief executive officer and president of CIM Income NAV Advisors from June 2015 until February 2018. In addition, Mr. Rufrano serves or served in the following positions for CCO Group and certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
CCIT II; CCPT V; CCIT III	Director	June 2015 — Present
CCPT IV	Director	June 2016 — February 2018
CCI II Advisors; CCPT V Advisors; and CCI III Advisors	Chief executive officer and president	June 2016 — February 2018
CCO Capital	Director	June 2016 — February 2018
CCO Group, LLC	Chief executive officer and director	June 2016 — February 2018
Since April 2015, Mr. Rufrano has served as the chief executive officer and a director of VEREIT, which provides services to CCO Group and to us and the other Cole REITs under the Services Agreement. Prior to joining VEREIT, he served as chairman and chief executive officer of O’Connor Capital Partners, a privately-owned, independent real estate investment, development and management firm that he co-founded, from November 2013 through March 2015, and as president and chief executive officer and a member of the board of directors of Cushman & Wakefield, Inc., a privately-held commercial property and real estate services company, from March 2010 to June 2013. From January 2008 through February 2010, Mr. Rufrano served as chief executive officer of Centro Properties Group, an Australian-based shopping center company, and, from April 2007 through January 2008, served as chief executive officer of Centro Properties Group U.S. From 2000 until its acquisition by Centro Properties Group in April 2007, he served as chief executive officer and a director of New Plan Excel Realty Trust, a commercial retail REIT. He presently serves on the Board of New York University’s Real Estate Institute and the National Association of Real Estate Investment Trusts Advisory Board of Governors. Mr. Rufrano previously served as a director for Ventas, Inc., a publicly traded senior housing and healthcare REIT, from June 2010 to May 2018, and as a director of Columbia Property Trust, Inc., a publicly traded commercial real estate REIT, from January 2015 until March 2015. Mr. Rufrano received his Bachelor’s degree in Business Administration from Rutgers University and his Masters of Science degree in Management and Real Estate from Florida International University. Mr. Rufrano was selected to serve as a director because of his extensive real estate and capital markets experience and investment expertise, all of which are expected to bring valuable insight to our board of directors.
The Advisor
Our advisor is CIM Income NAV Advisors, a Delaware limited liability company that is owned and controlled by CCO Group, LLC. Whereas CIM Income NAV Advisors was formed solely for the purpose of managing our company and had no operating history prior to managing our company, certain employees within the organization of CCO Group, LLC and its subsidiaries, which is owned and/or controlled by CIM, are dual employees of CIM Income NAV Advisors, and perform the services required to manage our operations in that capacity. These employees include the members of our advisor’s real estate management team. Our advisor has contractual and fiduciary responsibilities to us and our stockholders. Our advisor is wholly-owned indirectly by CIM. The officers and key personnel of our advisor or certain affiliates are as follows:

Name	Age*	Position(s)
Avraham Shemesh	56	President and treasurer
Richard S. Ressler	60	Vice president
Shaul Kuba	55	Vice president
Nicholas V. Morosoff	53	Vice president
Kelly Eppich	61	Vice president
Charles E. Garner, II	56	Vice president
Terry Wachsner	69	Vice president
Nathan D. DeBacker	38	Vice president
William C. Miller	49	Vice president
Mark G. Selman	63	Vice president
Brian R. McGlynn	48	Vice president
Jordan Dembo	40	Vice president and secretary
David Thompson	55	Vice president and chief financial officer
____________________________________
* As of October 31, 2018.
The backgrounds of Messrs. Ressler and DeBacker are described in the “Management — Executive Officers and Directors” section above. Below is a brief description of the other officers and key employees of our advisor.
Avraham Shemesh has served as president and treasurer of CIM Income NAV Advisors since February 2018. In addition, Mr. Shemesh serves in the following positions for CCO Group and certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
CCIT II	Chief executive officer, president and director	February 2018 – Present
CCPT V	Chief executive officer and president	February 2018 – Present

	Director	March 2018 – Present
CCI II Advisors; CCPT IV Advisors; CCPT V Advisors; CCI III Advisors	President and treasurer	February 2018 – Present
CCO Group, LLC	President and treasurer	February 2018 – Present
Since 1994, Mr. Shemesh has served as Co-Founder and a Principal of CIM, a vertically-integrated owner and operator of real assets for its own account and on behalf of its partners and co-investors seeking to invest in urban real assets and associated credit strategies and, since February 1, 2018, the indirect parent of our sponsor, advisor, dealer manager and property manager. As Principal and Head of CIM’s Investments Group, he is actively involved in the acquisition process and provides guidance on the diverse acquisition ideas across CIM’s platforms. He serves on CIM’s Investment Committee and Asset Management Committee. Additionally, Mr. Shemesh is responsible for the day-to-day operations of CIM, including strategic initiatives, asset management and leasing and partner & co-investor relations and product management. Since March 2014, Mr. Shemesh also has served as a director of CIM Commercial Trust Corporation (NASDAQ: CMCT), a real estate investment trust that acquires, owns and operates office investments and is an affiliate of CIM. Prior to CIM, Mr. Shemesh was involved in a number of successful entrepreneurial real estate activities, including co-founding Dekel Development, which developed a wide variety of commercial and residential properties in Los Angeles.
Shaul Kuba has served as vice president of CIM Income NAV Advisors since February 2018. In addition, Mr. Kuba serves in the following positions for CCO Group:

Entity	Position(s)	Dates
CCI II Advisors; CCPT IV Advisors; CCPT V Advisors; CCI III Advisors; CCO Group, LLC; and CREI Advisors	Vice president	February 2018 – Present
Mr. Kuba, Co-Founder and a Principal of CIM, has been an active real estate investor for more than 25 years. Since co-founding CIM in 1994, Mr. Kuba has been an integral part of building CIM’s investment platforms. As a Principal and Head of CIM’s development group, he is actively involved in the development, redevelopment and repositioning of CIM’s real estate investments. Additionally, Mr. Kuba is instrumental in sourcing new investment transactions and establishing and maintaining relationships with national and regional retailers, hospitality brands and restaurateurs. He serves on CIM’s Investment and Asset Management Committees and provides guidance on the diverse investment ideas across CIM’s platforms. Prior to CIM, Mr. Kuba was involved in a number of successful entrepreneurial real estate activities including co-founding Dekel Development, which developed a variety of commercial and multifamily properties in Los Angeles.
Nicholas V. Morosoff has served as vice president of CIM Income NAV Advisors since February 2018. In addition, Mr. Morosoff serves in the following positions for CCO Group:

Entity	Position(s)	Dates
CCI II Advisors; CCPT IV Advisors; CCPT V Advisors; CCI III Advisors; CCO Group, LLC; and CREI Advisors	Vice president	February 2018 – Present
Mr. Morosoff is a Principal, Counsel for CIM. As a Principal, he serves on CIM’s Investment Committee. From January 1998 until joining CIM full time in January 2001, Mr. Morosoff was General Counsel of Orchard Capital Corporation and of j2 Global, Inc. and also served as CIM’s part-time General Counsel. Before joining Orchard Capital Corporation, from August 1994 until December 1997, Mr. Morosoff was an Assistant U.S. Attorney working for the Department of Justice in Los Angeles, specializing in real property seizures and forfeitures. Prior to that, from October 1989 until August 1994, he was an Associate with Sullivan & Cromwell in New York and Los Angeles. In that capacity he performed research, analysis and negotiations on a variety of real estate transactions including acquisitions and dispositions, tenant leases, sale-leaseback transactions, and securitized real estate financings. Mr. Morosoff received both a B.A. in Economics and a J.D. from Boston University.
Kelly Eppich has served as vice president of CIM Income NAV Advisors since February 2018. In addition, Mr. Eppich serves in the following positions for CCO Group:

Entity	Position(s)	Dates
CCI II Advisors; CCPT IV Advisors; CCPT V Advisors; CCI III Advisors; CCO Capital; CCO Group, LLC; and CREI Advisors	Vice president	February 2018 – Present
Mr. Eppich is a Principal, Investments of CIM. As a Principal, he serves on CIM’s Investment Committee. From January 2000 until joining CIM in March 2002, Mr. Eppich served as the Chief Financial Officer of the Decurion Corporation/Pacific Theatres. In that capacity, he was responsible for all areas of finance, accounting, treasury, risk management and information systems development of the firm. From 1989 to 2000, he was Vice President Finance/Controller and then Vice President of Business Development, Finance and Administration for the International Recreation Enterprises Division of Warner Bros., which was responsible for the acquisition, development and operations of theme parks and multiplex theater real estate projects outside of the United States. Prior to joining Warner Bros., Mr. Eppich served as an Assistant Vice President and Assistant Corporate Controller for Maxicare Health Plans Inc. from 1986 to 1989 and worked for Ernst & Young from 1979 to 1986. Mr. Eppich received a B.S. in Finance with an emphasis in Accounting from Weber State University.
Charles E. Garner, II has served as vice president of CIM Income NAV Advisors since February 2018. In addition, Mr. Garner serves in the following positions for CCO Group:

Entity	Position(s)	Dates
CCI II Advisors; CCPT IV Advisors; CCPT V Advisors; CCI III Advisors; CCO Group, LLC; and CREI Advisors	Vice president	February 2018 – Present
Mr. Garner is a Principal, Investments of CIM. As a Principal, Investments, he is involved in the investment and asset management process across CIM’s platforms, and serves on CIM’s Investment and Asset Management Committees. Mr. Garner joined CIM in January 2003. He has also been Chief Executive Officer of CMCT since August 2014. Prior to joining CIM, Mr. Garner worked closely with CIM in various capacities since 1996, including originating Federal Realty Investment Trust’s partnership with CIM and managing that relationship for Federal Realty Investment Trust. Mr. Garner has been involved in billions of dollars of real estate transactions including the acquisition, joint venture investment, disposition and equity and debt financing of more than 100 properties. He began his career in 1984 as a C.P.A. in the Washington, D.C. office of PricewaterhouseCoopers and has held various transactional positions with The Stout & Teague Companies (1986-1989), Federal Realty (1989-1999) and Walker & Dunlop (2000-2002). Mr. Garner holds a B.S. in Management from Tulane University’s A.B. Freeman School of Business.

Terry Wachsner has served as vice president of CIM Income NAV Advisors since February 2018. In addition, Mr. Wachsner serves in the following positions for CCO Group:

Entity	Position(s)	Dates
CCI II Advisors; CCPT IV Advisors; CCPT V Advisors; CCI III Advisors; CCO Group, LLC; and CREI Advisors	Vice president	February 2018 – Present
Mr. Wachsner is a Principal, Asset Management of CIM. As a Principal, Mr. Wachsner serves on CIM’s Investment Committee. Prior to joining CIM in September 2005, Mr. Wachsner was Director of Asset Services for Continental Development Corporation where he was involved in property acquisitions, new revenue generation, real estate tax appeals, leasing, and joint venture representation for company-owned assets. Prior to that, Mr. Wachsner held the position of Executive Managing Director for Kennedy-Wilson Properties, Ltd. where he was responsible for operations and leasing of a 75 million square foot national portfolio of office, retail, industrial, and apartments (10,000 units). From 1980 to 1998, Mr. Wachsner headed up Heitman Properties, Ltd. as President, Property Management responsible for the day-to-day operations of the management division that included at one point 125 million square feet of office and industrial properties plus 25,000 apartment properties. From 1976 to 1980, Mr. Wachsner was Regional Manager at R&B Corporate Housing. Prior to that, from 1975 to 1976, Mr. Wachsner held the position of Real Estate Sales Associate at Mary Mac & Associates. Mr. Wachsner received a B.A. degree in Psychology from University of California, Los Angeles, and a Master of Arts in Architecture and Urban Planning from University of California Los Angeles.
William C. Miller has served as President & CEO for CCO Capital since February 2018. In addition, Mr. Miller serves in the following positions for CCO Group:

Entity	Position(s)	Dates
CCPT I Advisors; CCPT III Advisors; CCPT IV Advisors; CCPT V Advisors; CCI II Advisors; Cole Capital Advisors; CCI III Advisors	Executive vice president, investment management Vice President	June 2015 – February 2018 September 2018 – Present
CCO Capital	President Treasurer	June 2015 – Present June 2015 – August 2016
CCO Group, LLC	Executive vice president, investment management	June 2015 – February 2018
Cole Capital Partners, LLC	President and chief executive officer	June 2015 – February 2018
Mr. Miller has served as chief executive officer and president at CCO Capital since June 2015. In this role, Mr. Miller provides strategic direction and oversees all aspects of private capital management for Cole Capital, including external and internal sales, broker/dealer relations and capital markets. Mr. Miller previously served as senior vice president and chief sales officer of Cole Capital from March 2015 through June 2015. Mr. Miller has been in the financial services business for more than 20 years and has extensive leadership experience in capital markets, real estate and distribution. Prior to joining CCO Capital, he served as senior vice president and director of national accounts for American Funds, from July 2012 until March 2015, where he was responsible for leading business development, strategy and relationship management efforts for the retail wire/regional broker-dealers, as well as the global banking channel in the United States. In addition to his experience at American Funds, Mr. Miller previously served as executive vice president and managing director of national products for Realty Capital Securities from May 2010 until June 2012, as executive vice president and chief sales officer for AXA Equitable Distributors from 2006 until 2010, and in senior leadership roles for Lincoln Financial Distributors from 2003 until 2006, most recently as senior vice president and channel president. Mr. Miller is a graduate of Hobart College. He holds FINRA Series 7 and 24 licenses.

Mark G. Selman has served as Managing Director, Investments at CIM Group since February 2018. In addition, Mr. Selman serves in the following positions for CCO Group:

Entity	Position(s)	Dates
CCPT I Advisors; CCPT III Advisors; CCPT IV Advisors; CCPT V Advisors; CCI II Advisors; Cole Capital Advisors; CCI III Advisors	Vice president	September 2018 – Present
CCIT	Chief executive officer, president and director	December 2014 – January 2015
Cole Corporate Income Advisors, LLC	Chief executive officer and president	December 2014 – January 2015
Mr. Selman has more than 25 years of experience in real estate and capital markets. Prior to joining the CIM, he served as Senior Vice President of Portfolio Management at VEREIT. Mr. Selman was also Vice President with McMillin Commercial, where his responsibilities included raising equity, acquisitions and asset management. He also held the position of Senior Vice President of Portfolio Management at Realty Income Corporation, a publicly traded REIT, where he was responsible for managing its portfolio. Prior to joining Realty Income, Mr. Selman was a Senior Manager with KPMG Peat Marwick’s Real Estate Consulting Group. Mr. Selman earned a Master of Business Administration, a Bachelor of Science in Business Administration (Finance) and a Bachelor of Arts in Psychology from San Diego State University.]
Brian R. McGlynn has served as Managing Director, Investments at CIM Group since February 2018. In addition, Mr. McGlynn serves in the following positions for CCO Group:

Entity	Position(s)	Dates
CCPT I Advisors; CCPT III Advisors; CCPT IV Advisors; CCPT V Advisors; CCI II Advisors; Cole Capital Advisors; CCI III Advisors	Vice president	September 2018 – Present

Mr. McGlynn has worked in the commercial real estate industry for more than 20 years. Prior to joining CIM, Mr. McGlynn served as Senior Vice President of Underwriting & Retail Asset Management at VEREIT and Cole Capital. Mr. McGlynn’s key accomplishments at VEREIT and Cole included founding the company’s underwriting department, implementing transaction and credit review procedures and formulating a new deal review process. Prior to joining VEREIT and Cole in November 2005, Mr. McGlynn was Vice President of Operations for Lowe Enterprises Real Estate Group in Phoenix and was responsible for all property management, leasing and construction management duties for Lowe's portfolio of commercial real estate assets in the Phoenix metropolitan area. Prior to that, Mr. McGlynn was an auditor with E&Y Kenneth Leventhal (the real estate division of Ernst & Young). Mr. McGlynn earned three Bachelor of Science degrees from Northern Arizona University - Accounting, Corporate Finance and Business Administration.
Jordan Dembo has served as vice president and secretary of CIM Income NAV Advisors since February 2018. In addition, Mr. Dembo serves in the following positions for CCO Group:

Entity	Position(s)	Dates
CCI II Advisors; CCPT IV Advisors; CCPT V Advisors; CCI III Advisors; CCO Group, LLC; and CREI Advisors	Vice president and secretary	February 2018 – Present
CCO Capital	Vice president	February 2018 – Present
Mr. Dembo is a Managing Director and Chief Legal Officer within CIM’s legal department. In this capacity, Mr. Dembo oversees fund formation, assists with corporate governance and compliance oversight, and provides general advice on other legal issues affecting CIM and its investments. Prior to joining CIM in November 2011, Mr. Dembo was a Senior Associate in the Real Estate Department for four years at the Los Angeles office of Katten Muchin Rosenman. Prior to that, from 2005 to 2007, Mr. Dembo was an Associate at Cox, Castle & Nicholson, LLP. Mr. Dembo holds a B.B.A. in Real Estate from the University of Wisconsin-Madison and received a J.D. from UCLA, graduating Order of the Coif. Mr. Dembo was named a rising star by Super Lawyers from 2009-2011.

David Thompson has served as vice president and chief financial officer of CIM Income NAV Advisors since February 2018. In addition, Mr. Thompson serves in the following positions for CCO Group:

Entity	Position(s)	Dates
CCI II Advisors; CCPT IV Advisors; CCPT V Advisors; CCI III Advisors; CCO Group, LLC; and CREI Advisors	Vice president and chief financial officer	February 2018 – Present
Mr. Thompson is a Principal, Chief Financial Officer of CIM. As a Principal, Mr. Thompson serves on CIM’s Investment Committee. He has also been Chief Financial Officer of CMCT since March 2014. Prior to joining CIM in November 2009, Mr. Thompson spent 15 years with Hilton Hotels Corporation, most recently as Senior Vice President and Controller, where he was responsible for worldwide financial reporting, financial planning and analysis, internal control and technical accounting compliance. Mr. Thompson’s experience includes billions of dollars of real estate acquisitions and dispositions, as well as significant capital markets experience. Mr. Thompson began his career as a C.P.A. in the Los Angeles office of Arthur Andersen & Co. Mr. Thompson received a B.S. degree in Accounting from the University of Southern California.
In addition to the officers and key personnel listed above, our advisor employs personnel who have extensive experience in selecting, managing and selling commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus, our wholly-owned subsidiary, CRI (Daily NAV), LLC, is the sole limited partner of our operating partnership.
The Advisory Agreement
Many of the services performed by our advisor in managing our day-to-day activities pursuant to the advisory agreement are summarized below. We believe that our advisor currently has sufficient staff and experience so as to be capable of fulfilling the duties set forth in the advisory agreement. This summary is provided to illustrate the material functions that our advisor performs for us as our advisor, and it is not intended to identify each and every task to be performed by our advisors. Under the terms of the advisory agreement, our advisor will undertake to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate or an unaffiliated third party, shall, among other duties and subject to the supervision of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	participate in formulating our financial valuation and other policies, consistent with achieving our investment objectives;

•	monitor the independent valuation expert’s valuation process to ensure that it complies with our valuation guidelines and report on such compliance to our board of directors on a quarterly basis;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•
determine the proper allocation of our investments between retail, corporate office and industrial properties and real estate-related assets and cash, cash equivalents and other short-term investments;

•	select its sub-advisor, joint venture and strategic partners, and service providers for us such as our transfer agent and independent fund accountant and structure corresponding agreements;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•	provide property management and leasing services;

•
hire, direct and establish policies for employees who will have direct responsibility for the operations of each property we acquire, which may include, but is not limited to, on-site managers and building and maintenance personnel;

•	direct the purchase of equipment and supplies, and supervise all maintenance activity, for our properties;

•
investigate, select, and, on our behalf, engage and conduct business with such third parties as our advisor deems necessary to the proper performance of our advisor’s obligations under the advisory agreement;

•	consult with, and provide information to, our officers and our board of directors and assist our board of directors in formulating and implementing our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•
enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages;

•	actively manage our real estate portfolio in accordance with our investment objectives, strategies and policies;

•
prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies; and

•	dispose of properties on our behalf in compliance with our investment objectives, strategies and policies.
It is the duty of the board of directors to evaluate the capabilities of our advisor before entering into the advisory agreement, and to evaluate the performance of our advisor before renewing the advisory agreement. The criteria used in such evaluation will be reflected in the minutes of the applicable meetings of our board of directors. Our board of directors has approved the renewal of our advisory agreement with our advisor, in connection with the amendment and restatement of the same, for a term expiring on November 30, 2019, and our advisory agreement may be renewed for an unlimited number of successive one-year periods thereafter. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.
We pay our advisor an advisory fee that will be payable in arrears on a monthly basis and accrue daily in an amount equal to 1/365th of 1.10% of the NAV for each class of common stock for each day. Any portion of this fee may be deferred and paid in a subsequent year.
As compensation for services provided pursuant to the advisory agreement, we will also pay our advisor a performance-based fee calculated based on our annual total return to stockholders (defined below), payable annually in arrears. For periods before January 1, 2019, the performance fee will be calculated such that for any calendar year in which the total return per share for a particular class exceeds 6%, which we refer to as the 6% return, our advisor will receive 25% of the excess total return above the 6% return allocable to that class, but in no event will we pay our advisor more than 10% of the aggregate total return for that class for such year. However, in the event the NAV per share of our D Shares, T Shares, S Shares and I Shares decreases below $15.00, $16.72, $17.82 and $16.82, respectively (the “Base NAV”), for the respective share class, the performance–based fee will not be calculated on any increase in NAV up to the Base NAV of that class. In addition, the performance fee will not be paid with respect to any calendar year in which the NAV per share as of the last business day of the calendar year (the “Ending NAV”) for the respective share class is less than the Base NAV of that class. The Base NAV of any share class is subject to downward adjustment in the event that our board of directors, including a majority of the independent directors, determines that such an adjustment is necessary to provide an appropriate incentive to our advisor to perform in a manner that seeks to maximize stockholder value and is in the best interests of our stockholders. In the event of any stock dividend, stock split, recapitalization or similar change in our capital structure, the Base NAV for the respective share class shall be ratably adjusted to reflect the effect of any such event. The total return to stockholders is defined for each class of our common stock as the change in NAV per share for such class plus distributions per share for such class. The NAV per share for a class calculated on the last trading day of a calendar year shall be the amount against which changes in NAV per share are measured during the subsequent calendar year. Therefore, for each class of our common stock, payment of the performance-based component of the advisory fee (1) is contingent upon our actual annual total return exceeding the 6% return and the Ending NAV per share for the respective share class being greater than the Base NAV of that class, (2) will vary in amount based on our actual performance, (3) cannot cause our total return as a percentage of stockholders’ invested capital for the year to be reduced below 6%, and (4) is payable to our advisor if our total return exceeds the 6% return in a particular calendar year, even if the total return to stockholders (or any particular stockholder) on a cumulative basis over any longer or shorter period has been less than 6% per annum. The advisor will not be obligated to return any portion of advisory fees paid based on our subsequent performance.
Our advisor will calculate our total return for each calendar year as the sum of capital appreciation or depreciation, measured by the change in NAV, and cumulative distributions for such year. Our advisor will begin the calculation with respect to each calendar year for each class by taking the sum of (i) the Ending NAV for such class and (ii) the cumulative distributions per share for such class for the year, and then (iii) subtracting the NAV per share for such class at the beginning of such year (the “Starting NAV”); provided, however, that if the Starting NAV is less than the Base NAV of that class, the Base NAV of that class shall be used as the Starting NAV for purposes of this calculation. Our advisor will then divide the resulting amount by the Starting NAV (or, if the Base NAV of that class is used as the Starting NAV pursuant to the preceding sentence, the Base NAV of that class) to calculate the total return per share, expressed as a percentage. If the total return per share exceeds 6% and the Ending NAV of that class is greater than the Base NAV of that class, then the performance-based fee is calculated by multiplying the excess percentage (the percentage above 6%) by 25%, and then multiplying the resulting amount by the Starting NAV for such class (or if the Base NAV of that class is used as the Starting NAV in the total return calculation, the Base NAV of that class). Finally, that amount is multiplied by the weighted average number of shares of such class outstanding during the year (to reflect share issuances and/or share redemptions during the year) to arrive at the total amount of the performance-based fee payable for such class, subject to the limitation set forth above that in no event will the performance-based fee exceed 10% of the annual total return for the calendar year for which the performance-based fee is being determined. The performance-based fee will be calculated daily and an estimated accrual will be included in our calculation of NAV based on an estimated annualized distribution rate combined with the year to date capital appreciation or depreciation.
In the event the advisory agreement is terminated on a day other than December 31, 2018, the fee will be calculated on the basis of a prorated 6% priority return and our actual total return to stockholders through the date of termination, and will be paid to our advisor promptly following completion of the necessary calculation.
Starting with the period beginning January 1, 2019, our advisor will be entitled to a performance fee equal to 12.5% of the Total Return of each class of our shares, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined below). Such fee will be paid annually in arrears.
Specifically, our advisor is entitled to receive a performance fee for each class of shares in an amount equal to:

•
First, if the Total Return for the year exceeds the sum of (i) the Hurdle Amount for that year and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to our advisor equals 12.5% of the sum of (x) the Hurdle Amount for that year and (y) any amount allocated to our advisor pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“Total Return” equals, for each class of shares, the Per Share Total Return multiplied by (i) the Starting NAV (as defined herein), and (ii) the weighted average number of shares of such class outstanding during the year (to reflect share issuances and/or share redemptions during the year).

“Per Share Total Return” means, for each class of shares, a percentage equal to the sum of: (i) the cumulative distributions per share accrued or paid (without duplication) for such class for the year, plus (ii) the change in NAV per share of such class from the beginning of each calendar year (the “Starting NAV”) to the end of each calendar year (the “Ending NAV”), divided by the Starting NAV.
“Hurdle Amount” means, for each class of shares, the per share amount that results in a 5% annualized rate of return for the year, calculated using the Starting NAV of such class, multiplied by the weighted average number of shares of such class for the year, and taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such shares, and calculated in accordance with recognized industry practices. The Ending NAV of the shares used in calculating the rate of return for each class will be calculated before giving effect to any allocation/accrual to the performance fee. Except as described in Loss Carryforward below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
“Loss Carryforward Amount” for each class of shares shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of our advisor’s performance fee. This is referred to as a “High Water Mark.”
In the event the advisory agreement is terminated on a day other than the last business day of a calendar year, the performance fee will be prorated based on the number of days elapsed during any partial calendar year and annual Total Return achieved for the period of such partial calendar year, and will be paid to our advisor following completion of the necessary calculation.
We will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services including acquisition and financing services, such as the portion of the salaries paid to employees of our sponsor who are dual employees of our advisor (including executive officers and key personnel of our advisor who are not also executive officers of our company) that are attributed to services rendered by our advisor in connection with our operations, including non-offering related legal and accounting services; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to our executive officers.
The NASAA REIT Guidelines require that we include in our charter a provision that requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such a share in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative. Because we intend to be an investment vehicle of indefinite duration, as opposed to a finite-life vehicle that returns capital to stockholders following a single liquidation event, such as upon sale of its assets, as contemplated by the NASAA REIT Guidelines, we do not currently intend to pay incentive fees to our advisor in connection with the sale of our assets. Rather, our advisor will be entitled to receive performance compensation, if any, calculated based on the total return to stockholders exceeding an annual rate of 6%, measured over each calendar year during the term of the advisory agreement, the payment of which is not limited to asset disposition transactions.
Our advisor or its affiliates will pay on our behalf all other costs incurred in connection with our organization and the offering of our shares (excluding the dealer manager fees), including (i) our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, and broker-dealer due diligence expenses; (ii) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials for us, holding educational conferences and attending retail seminars conducted by broker-dealers; and (iii) reimbursement for our dealer manager’s wholesaling costs, other marketing and organization costs including payments made to participating broker-dealers. Reimbursement payments are typically made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.75% of the aggregate gross offering proceeds from this offering, including shares issued in connection with the distribution reinvestment plan, but excluding upfront selling commissions charged on D Shares, T Shares and S Shares sold in the primary offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.75% limit), calculated on an accumulated basis, until our advisor has been reimbursed in full.
Our advisor must reimburse us at least annually for fees paid to the advisor in any year to the extent that such fees to the advisor cause our total operating expenses to exceed the greater of (1) 2% of our average invested assets, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees and any amounts we may pay to intermediaries for record keeping, account maintenance services and other administrative services provided to our stockholders, but excluding: (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees; and (f) acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).
Notwithstanding the foregoing, to the extent that total operating expenses payable by us exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be paid in future periods for the full amount of the excess expenses, or any portion thereof. Within 60 days after the end of any fiscal quarters for which our total operating expenses for the four consecutive fiscal quarters then ended exceed these limits, we will send our stockholders a written disclosure of such fact, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. Our independent directors will review the total fees for operating expenses paid to our advisor to determine if they are reasonable in light of, among other factors, our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs.
Our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and the compensation we pay to it to determine that the provisions of the advisory agreement are being carried out. For a list of the factors our independent directors will consider in evaluating the fees paid to our advisor, see the “Management — Board of Directors” section of this prospectus.
Other than the fees described above, neither our advisor nor its affiliates will be entitled to any additional fees for acquiring our properties, managing our properties, leasing our properties or assisting in the disposition of our properties. Our advisor is permitted to collect from tenants of our properties administrative charges such as credit report fees and charges for non-negotiable checks.
Officers, employees and affiliates of our advisor engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor will be required to devote sufficient resources to our administration to discharge its obligations. CCO Group is a business segment within CIM, an entity which employs dual employees of our advisor who dedicate a portion of their time to providing services on behalf of our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. See the section of this prospectus captioned “Conflicts of Interest - Interests in Other Real Estate Programs and Other Concurrent Offerings” for additional information about our advisor, our sponsor and their affiliates.
Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. The advisory agreement also provides that our advisor may engage one or more sub-advisors to assist our advisor in providing services. We may assign or transfer the advisory agreement to a successor entity; provided that at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to our advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.
Our advisor’s principal assets will be its cash balances and its advisory agreement with the Company, and the revenues associated with such agreement. In addition, our advisor is covered by an errors and omissions insurance policy. If our advisor is held liable for a breach of fiduciary duty, the Company expects that the liability would be paid by our advisor from its cash balances or by the insurance policy.
The fees payable to our advisor under the advisory agreement are described in further detail in the “Compensation” section of this prospectus.
The above summary is provided to illustrate the material functions which our advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by our advisor or third parties. The advisory agreement provides that our advisor may engage one or more sub-advisors to assist our advisor in providing these services.
The Sub-Advisory Agreement
Our advisor has engaged BlackRock Investment Management, LLC, a leading provider of investment advisory solutions, to serve as its sub-advisor and has entered into a sub-advisory agreement with the sub-advisor, pursuant to which the sub-advisor will serve as a fiduciary under the sub-advisory agreement and provide advisory services relating to selection, acquisitions, management and dispositions of our liquid assets (cash, cash equivalents, other short-term investments, U.S. government securities, agency securities, corporate debt, liquid, real estate-related, equity or debt securities and other investments for which there is reasonable liquidity). The sub-advisor will provide services related to the acquisition, management and disposition of our liquid assets and the selection of those assets in accordance with our investment objectives, strategy, guidelines, policies and limitations. The sub-advisory agreement may be terminated by our advisor or by the sub-advisor at any time. The fees paid to the sub-advisor will not be paid by us, but will instead be paid by our advisor out of the management fee that we will pay to our advisor. The sub-advisor will also be reimbursed for expenses incurred on our behalf. In the event the sub-advisory agreement is terminated, the sub-advisor will be paid all accrued and unpaid fees and expense reimbursements. The expense reimbursements that we will pay to our advisor include expenses incurred by the sub-advisor on our behalf that our advisor is required to reimburse to the sub-advisor under the sub-advisory agreement. Notwithstanding the terms of our advisor’s engagement of the sub-advisor, our advisor will be ultimately responsible to us for the performance of all of the matters entrusted to it pursuant to the advisory agreement, however, it will not have a fiduciary or contractual relationship with us. If our sub-advisor does not adequately perform its duties or fails to dedicate sufficient time to us our only recourse will be against our advisor.

Acquisition Decisions
The primary responsibility for the acquisition decisions of our advisor and its affiliates, the negotiation for the purchase and sale of these assets, and the management of our assets resides with the executive officers and key personnel of our advisor and its affiliates. The backgrounds of the officers of our advisor are described in the “— Executive Officers and Directors” and “— The Advisor” sections above. Our board of directors is responsible for supervising and monitoring the activities of our advisor.
Dealer Manager
CCO Capital, our dealer manager, is a member firm of FINRA. CCO Capital was organized in December 1992 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by CCO Group, its affiliates and its predecessors, all of whom are affiliated with our sponsor.
CCO Capital will advise us regarding this offering, manage our relationships with participating broker-dealers and financial advisors and provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare. It may also sell a limited number of shares at the retail level. The compensation we pay to CCO Capital in connection with this offering is described in the section of this prospectus captioned “Compensation.” See also “Plan of Distribution — General.”
CCO Capital is wholly-owned by CCO Group, which is an indirect wholly-owned subsidiary of CIM. CCO Capital is an affiliate of our advisor. The backgrounds of the officers of CCO Capital are described in the “— Executive Officers and Directors” and “— The Advisor” sections of this prospectus.

Compensation
We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation, fees and reimbursements we will pay to our advisor and its affiliates, including our dealer manager. See the “Plan of Distribution” section of this prospectus. We will not pay our advisor or its affiliates any separate fees for property acquisitions or dispositions, financings, property management or leasing. This table assumes the shares are sold through distribution channels associated with the highest possible dealer manager fee.

Type of Compensation —Recipient (1)	Method of Compensation	Estimated Amount

Organization and Offering Stage
Upfront Selling Commissions and Dealer Manager Fees — Our Dealer Manager
Our dealer manager may be entitled to receive upfront selling commissions of up to 1.50% of the transaction price of each D Share sold in the primary offering. Our dealer manager is entitled to receive upfront selling commissions of up to 3.00%, and dealer manager fees of 0.50%, of the transaction price of each T Share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.50% of the transaction price. Our dealer manager is entitled to receive upfront selling commissions of up to 3.50% of the transaction price of each S Share sold in the primary offering. Our dealer manager will reallow 100% of such selling commissions to participating broker-dealers. At our dealer manager’s discretion it may reallow a portion of the dealer manager fee received to participating broker-dealers.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I Shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount of upfront selling commission and dealer manager fees will depend on the number of D Shares, T Shares and S Shares sold and the transaction price of each D Share, T Share and S Share. Aggregate upfront selling commissions will equal approximately $105,021,000 if we sell the maximum amount in our primary offering, and aggregate dealer manager fees will equal approximately $17,503,000 if we sell the maximum amount in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees, that all of our offering proceeds are from the sale of T Shares, and that the transaction prices of our T Shares remains constant at $18.46.

Stockholder Servicing Fees — Our Dealer Manager
Subject to FINRA limitations on underwriting compensation, we pay our dealer manager selling fees over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:

• with respect to our outstanding D Shares equal to 0.25% per annum of the aggregate NAV of our outstanding D Shares;

• with respect to our outstanding T Shares equal to 0.85% per annum of the aggregate NAV of our outstanding T Shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a stockholder servicing fee of 0.20% per annum, of the aggregate NAV of our outstanding T Shares, however, with respect to T Shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

• with respect to our outstanding S Shares equal to 0.85% per annum of the aggregate NAV of our outstanding S Shares; and

• we do not pay a stockholder servicing fee with respect to our outstanding I Shares.

The stockholder servicing fees are paid monthly in arrears and accrues daily in an amount equal to (1) 1/365th of 0.25% of our NAV for D Shares for such day, (2) 1/365th of 0.85% of our NAV for T Shares for such day and (3) 1/365th of 0.85% of our NAV for S Shares for such day. At our dealer manager’s discretion, it may reallow all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers. Because the stockholder servicing fees are calculated based on our NAV for our D Shares, T Shares, S Shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

Actual amounts depend upon the per share NAVs of our D Shares, T Shares, S Shares, the number of D Shares, T Shares and S Shares purchased and when such shares are purchased. For D Shares, the stockholder servicing fees will equal approximately $8,621,000 per annum if we sell the maximum amount. For T Shares, the stockholder servicing fees will equal approximately $28,714,000 per annum if we sell the maximum amount. For S Shares, the stockholder servicing fees will equal approximately $28,714,000 per annum if we sell the maximum amount. In each case, we are assuming that the NAV per share of our D Shares, T Shares and S Shares remains constant at $18.10, $17.82 and $17.82 and none of our stockholders participate in our distribution reinvestment plan.

Type of Compensation —Recipient (1)	Method of Compensation	Estimated Amount

We will cease paying the stockholder servicing fee with respect to any D Shares, T Shares or S Shares held in a stockholder’s account at the end of the month in which our dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or, in the case of shares sold through certain participating broker-dealers, a lower limit as set forth in any applicable agreement between our dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto). In addition, we will cease payment of the stockholder servicing fees with respect to all outstanding shares if, at the completion of this offering, in the aggregate, underwriting compensation from all sources, including upfront selling commissions, the dealer manager fees, the stockholder servicing fees and other underwriting compensation paid by us and our advisor and its affiliates, equals 10% of the gross proceeds from the primary portion of our offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to D Shares over approximately 30 years from the date of purchase, and with respect to T Shares or S Shares over approximately 7 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to D Shares would total approximately $738 and with respect to T Shares or S Shares would total approximately $556, assuming a one-time investment representing an aggregate net asset value of $10,000 in shares of each class.

In addition, we will cease paying the stockholder servicing fee on D Shares, T Shares and S Shares on the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the “Plan of Distribution—Underwriting Compensation—Stockholder Servicing Fees— D Shares, T Shares and S Shares.”

	Operational Stage

Advisory Fee — Our Advisor
We will pay our advisor an advisory fee that will be payable in arrears on a monthly basis and accrue daily in an amount equal to 1/365th of 1.10% of the NAV for each class of common stock for each day.

The annualized management fee, and the actual dollar amounts, are dependent upon the monthly average NAV for each class of common stock and, therefore, cannot be determined at the present time. Based on the following assumed levels of the monthly average total NAV for all classes of common stock, our annualized management fee will be as follows:

		Monthly Average Total NAV	Total Annualized Advisory Fee ($)
		$1 billion	$11,000,000
		$2 billion	$22,000,000
		$4 billion	$44,000,000

Type of Compensation —Recipient (1)	Method of Compensation	Estimated Amount
Acquisition Expense Reimbursement — Our Advisor (5)
We will not pay our advisor any acquisition, financing or other similar fees in connection with making investments. We will reimburse our advisor for out-of-pocket expenses in connection with the acquisition of commercial real estate properties, real estate-related assets and other investments, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of acquisition services to us other than our executive officers.
The actual amount will depend upon actual expenses incurred and, therefore, cannot be determined at this time.

Operating Expense Reimbursement — Our Advisor (6)
We will reimburse our advisor for out-of-pocket expenses in connection with providing services to us, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of services to us other than our executive officers. The expense reimbursements that we will pay to our advisor include expenses incurred by the sub-advisor on our behalf.
Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Performance Fee — Through the Period Ending on December 31, 2018 — Our Advisor
Through the period ending on December 31, 2018, we will pay our advisor a performance fee calculated on the basis of our total return to stockholders for each class of common stock, payable annually in arrears, such that for any year in which our total return on stockholders’ capital for a class exceeds 6% per annum, on a calendar year basis, our advisor will be entitled to 25% of the excess total return on such class but not to exceed 10% of the aggregate total return on such class for such year. In the event the NAV per share for our D Shares, T Shares, S Shares and I Shares decreases below Base NAV for the respective share class, the performance-based fee will not be calculated on any increase in NAV up to Base NAV for the respective share class.

For a detailed explanation of how the performance fee is calculated through the period ending on December 31, 2018, see “Management — The Advisory Agreement.”

The actual amount will depend on our performance, as well as on the number of shares sold, the daily NAV per share for each class of common stock and period of time that the stockholder continues to hold the shares and, therefore, cannot be determined at this time.

Performance Fee — Starting with the Period Beginning January 1, 2019 — Our Advisor
Starting with the period beginning on January 1, 2019, we will pay our advisor a performance fee, payable annually in arrears, equal to 12.5% of the Total Return for each class of common stock, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch — Up (each term as defined herein).

For a detailed explanation of how the performance participation fee is calculated starting with the period beginning on January 1, 2019, see “Management — The Advisory Agreement.”

The actual amount will depend on our performance, as well as on the number of shares sold, the daily NAV per share for each class of common stock and the period of time that the stockholder continues to hold the shares and, therefore, cannot be determined at this time.

____________________________________

(1)	We will pay all fees and expenses in cash, shares of our common stock, a non-interest bearing promissory note or any combination of the foregoing, as may be agreed upon by both parties.

(2)
Upfront selling commissions may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution — Underwriting Compensation — Selling Commissions, Volume Discounts, and Asset-Based Dealer Manager Fee and Stockholder Servicing Fee.”

(3)
We will cease paying stockholder servicing fees, if at the completion of this offering, in the aggregate, underwriting compensation from all sources, including upfront selling commissions and dealer manager fees, and ongoing stockholder servicing fees and other underwriting compensation paid by us and our advisor and its affiliates, equals 10% of the gross proceeds from the primary portion of our offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering from any source (including from our advisor and its affiliates), does not exceed 10% of the gross proceeds of the primary portion of our offering. Our advisor and its affiliates may pay additional amounts, without reimbursement by us, associated with the sale and distribution of our shares, which may include amounts paid to participating broker-dealers based on among other things, the number of shares that were originally sold with the assistance of the participating broker-dealer or the extent of stockholder record keeping services, account maintenance services and other administrative services provided by the participating broker-dealer. Any such payments would indirectly be recouped by our sponsor, which indirectly wholly-owns our advisor, through the receipt of the dealer-manager fee. Also, such payments will be deemed to be “underwriting compensation” by FINRA and will be subject to the 10% of gross offering proceeds limit on underwriting compensation.

(4)
Our advisor, directly or through an affiliate, has agreed to fund organizational expenses and expenses incurred in connection with the offering, including: (i) our legal, accounting, printing, mailing and filing fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with the preparation of supplemental sales materials for us, holding our own educational conferences and attending retail seminars conducted by our participating broker-dealers for performing these services; and (iii) reimbursement of our dealer-manager’s wholesaling costs, other marketing and organization costs, including (a) payments made to participating broker-dealers for performing these services, (b) the dealer manager’s wholesaling commissions, salaries and expense reimbursement, (c) the dealer manager’s due diligence costs and legal fees and (d) costs associated with business entertainment, logoed items and sales incentives. Under no circumstances may the total organization and offering expenses from all sources exceed 15% of the gross proceeds from the primary offering of our shares (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). Expenses related to educational conferences and retail seminars described in (ii) above, expenses related to our dealer manager’s wholesaling costs and payments to participating broker-dealers described in (iii) above, and expenses described in (iii)(b) and (iii)(c) above, will constitute underwriting compensation, subject to the underwriting limit of 10% of gross offering proceeds.

(5)
We will not pay our advisor any acquisition, financing or other similar fees in connection with making investments, though we are not prohibited from doing so in our charter or otherwise. We will pay all expenses incurred in connection with the acquisition of our assets, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent third party appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, title insurance and other expenses related to the selection and acquisition of assets, whether or not acquired. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses, such as travel or due diligence expenses, may be reimbursed to our advisor or its affiliates. Acquisition expenses, together with any acquisition fees paid to third parties for a particular real estate-related asset, will in no event exceed 6% of the gross purchase price. In addition, the expenses we pay to our advisor include expenses incurred by its sub-advisor on our behalf that our advisor is required to reimburse to its sub-advisor under the sub-advisory agreement.

(6)
Our advisor must reimburse us at least annually for reimbursements paid to our advisor in any year to the extent that such reimbursements to our advisor cause our operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real properties before reserves for depreciation or bad debts and the average book value of securities or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including management fees and any amounts we may pay to intermediaries for expenses related to record keeping, account maintenance services and other administrative services provided to our stockholders, but excluding: (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees paid in compliance with the NASAA REIT Guidelines; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

We incurred commissions, fees and expense reimbursements as shown in the table below for services provided by our advisor and its affiliates during the periods indicated (in thousands):

	Nine Months Ended	Year Ended
	September 30, 2018	December 31, 2017
Upfront selling commissions	$2,181	$2,964
Stockholder servicing fees(1)	$690	$592
Dealer manager fees(1)	$2,094	$2,128
Organization and offering expense reimbursement	$1,052	$1,400
Acquisition expense reimbursement	$1,333	$1,594
Advisory fee	$4,152	$4,263
Operating expense reimbursement	$1,937	$2,740
Performance fee	$—	$647
____________________________________

(1)
Amounts are calculated for the respective period in accordance with the dealer manager agreement and exclude the estimated liability for the future dealer manager and stockholder servicing fees payable to CCO Capital, of $23.4 million and $19.2 million as of September 30, 2018 and December 31, 2017.

All organization and offering expenses associated with the sale of our common stock (excluding selling commissions, dealer manager fees and ongoing stockholder servicing fees) are paid by our advisor or its affiliates and can be reimbursed by us up to 0.75% of the aggregate gross offering proceeds, excluding selling commissions and dealer manager fees charged on D Shares, T Shares or S Shares sold in the primary offering, as applicable. As of September 30, 2018, our advisor or its affiliates had paid organization and offering costs in excess of the 0.75% limitation in connection with our offering. These excess costs were not included in our financial statements because such costs were not a liability of the Company as they exceeded 0.75% of gross proceeds from our offering. As we raise additional proceeds from our offering, these excess costs may become payable.
As of September 30, 2018 and December 31, 2017, $25.3 million and $22.0 million, respectively, was due to CIM Income NAV Advisors and its affiliates primarily related to the estimated liability for current and future dealer manager and stockholder servicing fees, advisory fees, and the reimbursement of organization and offering expenses.
General and Administrative Expenses
General and administrative expenses, as presented in our financial statements prepared in accordance with GAAP, include, but are not limited to, legal fees, audit fees, board of directors costs, professional fees, escrow and trustee fees, insurance, state franchise and income taxes and fees for unused amounts on our line of credit.
At least a majority of our independent directors must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. For a list of the factors our independent directors will consider, in evaluating the fees paid to our advisor, see the “Management — Board of Directors” section of this prospectus. Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out. Our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See the “Management — The Advisory Agreement” section of this prospectus.

Indemnification and Limitation of Liability
We are permitted to limit the liability of our directors and officers, and to indemnify and advance expenses to our directors, officers and other agents, to the extent permitted by Maryland law and the NASAA REIT Guidelines. Subject to the limits described below, our charter contains a provision that eliminates directors’ and officers’ liability for money damages, requires us to indemnify and, in certain circumstances, advance expenses to our directors, our officers, our advisor and its affiliates and permits us to indemnify our employees and agents. To the extent that our board of directors determines the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.
In accordance with Maryland law, our charter includes a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.
The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred by them in connection with any proceeding unless it is established that:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. The Maryland General Corporation Law permits us to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
In addition to the above limitations of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors for losses or liability suffered by them or hold harmless our directors for losses or liability suffered by us by requiring that the following additional conditions are met:

•	the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking indemnification was acting on our behalf or performing services for us;

•	in the case of non-independent directors, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.
We have also agreed to indemnify and hold harmless our advisor, its sub-advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement so long as the following conditions are met:

•	our advisor, its sub-advisor and its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our advisor, its sub-advisor and its affiliates were acting on our behalf or performing services for us; and

•	the liability or loss was not the result of negligence or misconduct by our advisor, its sub-advisor and its affiliates.

As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.
The general effect to our stockholders of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against our officers and directors. However, indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.
The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.
Under our charter, indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnitee of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

No provisions herein, including references to affiliates of our advisor or its sub-advisor, are intended to expand our ability to indemnify and hold harmless persons beyond the limitations imposed by Section II.G. of the NASAA REIT Guidelines and therefore, the limitations imposed by Section II.G. of the NASAA REIT Guidelines will be imposed with respect to Affiliates, as defined therein.
Our charter provides that the advancement of our funds to our directors, our advisor or our advisor’s affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us; (ii) our directors, our advisor or our advisor’s affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (iv) our directors, our advisor or our advisor’s affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information as of October 31, 2018 regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of an outstanding class of shares of common stock, each of our directors, and each named executive officer, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on approximately 32.1 million shares of common stock outstanding as of October 31, 2018.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)		Percentage of Class
Richard S. Ressler	—		*
Nathan D. DeBacker	—		*
George N. Fugelsang	1,991.76	(3)	*
W. Brian Kretzmer	1,648.35	(3)	*
Richard J. Lehmann	1,785.71	(3)	*
Roger D. Snell	1,785.71	(3)	*
Glenn J. Rufrano	—		*
All officers and directors as a group (5 persons)	7,211.53		*
____________________________________

*	Represents less than 1% of the outstanding common stock.

(1)	The address of our executive officers and directors is c/o CIM Income NAV, Inc., 2325 East Camelback Road, 10th Floor, Phoenix, Arizona 85016.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group which may be exercised within 60 days following October 31, 2018. Except as otherwise indicated by footnote, and subject to community property laws where applicable, to our knowledge, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)	Represents restricted shares of common stock granted as part of the annual retainers paid to the Company’s independent directors pursuant to the Company’s 2018 Equity Incentive Plan.

Operating Partnership Agreement
We have summarized the material terms and provisions of the Limited Partnership Agreement of CIM Income NAV Operating Partnership, LP, which we refer to as the “partnership agreement.” This summary is not complete. For more detail, you should refer to the partnership agreement itself, which is filed as an exhibit to the registration statement of which this prospectus is part. For purposes of this section, references to “we,” “our,” “us” and “the company” refer to CIM Income NAV, Inc.
Management of Our Operating Partnership
CIM Income NAV Operating Partnership, LP, our operating partnership, was formed on July 27, 2010 to acquire and hold assets on our behalf. As of the date of this prospectus, our operating partnership is a disregarded entity for U.S. federal income tax purposes. As a result, for purposes of satisfying the asset and gross income tests for qualification as a REIT for federal income tax purposes, the assets and income of our operating partnership will be deemed to be assets and income of the company.
We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest. This is commonly referred to as the “UPREIT” structure, which stands for “Umbrella Partnership Real Estate Investment Trust.” We have elected to use an UPREIT structure for a number of reasons, including to facilitate commercial real estate property acquisitions because this structure provides an owner of appreciated property the ability to defer taxable gain on the transfer of such property to us. In order to achieve this benefit, an owner may transfer the property to our operating partnership in exchange for limited partnership interests in the operating partnership. Being able to offer an owner of real estate the opportunity to defer taxation of gain until it redeems its interests in our operating partnership for cash may give us a competitive advantage in acquiring desired properties or assets relative to buyers who cannot offer this opportunity. In addition, investing in our operating partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other stockholders due to their business or tax structure.
We are the sole general partner of our operating partnership. As the sole general partner of our operating partnership, we will have the exclusive power to manage and conduct the business of our operating partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. Neither our advisor nor any other limited partner of our operating partnership may transact business for our operating partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating partnership. Pursuant to an advisory agreement, which was effective as of the initial offering date, however, we will delegate to our advisor authority to make decisions related to our and our operating partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.
Our advisor has expressly acknowledged and any future limited partners of our operating partnership will expressly acknowledge that we, as general partner, are acting for our benefit, and the benefit of the limited partners of our operating partnership and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and our operating partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating partnership’s limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating partnership’s limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred, or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.
The partnership agreement requires that our operating partnership be operated in a manner that will enable us to: (1) satisfy the requirements for qualification as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT; (2) avoid any federal income or excise tax liability; and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Material U.S. Federal Income Tax Considerations.”

Capital Contributions and Distributions
Our operating partnership has classes of OP Units that correspond to our four classes of common stock: Class D OP Units, Class T OP Units, Class S OP Units and Class I OP Units. As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to the operating partnership in exchange for OP Units of the same class as the applicable shares with respect to which offering proceeds have been received. We will receive one applicable OP Unit for each share issued. Such OP Units will have economic terms that vary based upon the class of shares issued. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from stockholders, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.
If our operating partnership requires additional funds at any time in excess of capital contributions made by us, our operating partnership may borrow funds from a financial institution or other lender. In addition, as sole general partner of our operating partnership, we will have the ability to cause our operating partnership to issue additional limited partnership interests, including preferred OP Units. These additional interests may be issued in connection with the admission of additional limited partners upon the transfer to our operating partnership of real estate properties or other assets, if our board of directors concludes in good faith that such admittance and the terms of the partnership interests issued to such additional limited partners are in our best interest.
The partnership agreement generally provides that our operating partnership will, except upon the liquidation of our operating partnership, distribute cash to the partners of our operating partnership in accordance with their relative percentage interests, generally on at least a quarterly basis, in amounts determined by us as general partner, but that we may (and we intend to) cause the distributions to vary by class of OP Units in a manner that matches the way distributions to our stockholders may vary by class of common stock, in order to account for different NAVs per share and class-specific expenses and allocations. In the event that our operating partnership were to liquidate, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed to the partners based on the NAVs per share of our shares that correspond to the class of OP Units held by each partner.
Redemption Rights
Pursuant to the partnership agreement, any future limited partners, other than us, will receive redemption rights, which will enable them to cause the operating partnership to redeem their OP Units in exchange for cash based on the NAV per share of our shares of the corresponding class of our capital stock, assuming redemption of the number of shares that would correspond, on a one-for-one basis, to the partnership interests being redeemed. This one-for-one correspondence may be adjusted upon the occurrence of certain events such as share dividends, share subdivisions or combinations. We expect to fund any cash redemptions out of available cash or borrowings. Requests for redemption of limited partners’ OP Units will be subject to the same condition and limitations applicable at the time to requests for redemption of shares of our common stock. See “Share Purchases and Redemptions.” Accordingly, under our redemption program, limited partners will be treated as if they had requested redemption of the full number of shares of our common stock on the basis of which the cash redemption amount for their limited partnership interests is to be calculated and as if they had held such shares from the date their OP Units were issued to them. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the redemption would cause us to fail to maintain our qualification as a REIT under the Code or would cause our operating partnership to be treated as a publicly traded partnership taxable as a corporation.
Transferability of General Partner Interest
We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination or (3) transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary), unless: (A) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they held shares of the corresponding class of capital stock; or (B) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership.
We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of our operating partnership, other than interests held by us. With certain exceptions, the limited partners may not transfer their OP Units, in whole or in part, without our written consent, as general partner.

Exculpation
We, as general partner, will not be liable to our operating partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of OP Units have a more limited right of action than they would have absent the limitation in the partnership agreement.
Indemnification
The partnership agreement provides for the indemnification of us, as general partner, by our operating partnership for liabilities we incur in dealings with third parties on behalf of our operating partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.
Tax Matters
If and when our operating partnership becomes a partnership for U.S. federal income tax purposes, we will be our operating partnership’s partnership representative and, as such, have the authority to make tax elections under the Code on our operating partnership’s behalf.

Conflicts of Interest
We are subject to various conflicts of interest arising out of our relationship with our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate our advisor and its affiliates. While our independent directors must approve the engagement of our advisor, the fees payable to our advisor in connection with the services provided to us, and any subsequent decision to continue such engagement, the ability of our independent directors to negotiate on our behalf may be adversely impacted by the fact that our board of directors recognizes that our stockholders invested with the understanding and expectation that an affiliate of our sponsor would act as our advisor. See the “Management Compensation” section of this prospectus. Some of the potential conflicts of interest in our transactions with our advisor and its affiliates, and certain conflict resolution procedures that are set forth in our charter, are described below.
Our officers and affiliates of our advisor will try to balance our interests with the interests of CIM and its affiliates and other programs sponsored by CCO Group to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of your investment. In addition, our directors, our officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors — Risks Related to Our Relationship with Our Advisor and its Affiliates and Certain Conflicts of Interest” section of this prospectus.
Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and are authorized to retain independent legal counsel. Furthermore, all of our directors have a fiduciary obligation to act on behalf of our stockholders.
Interests in CIM, VEREIT, Their Respective Affiliates, Other Real Estate Programs Sponsored by CCO Group and Other Concurrent Offerings
Affiliates of our advisor act as an advisor to, and our executive officers will act as officers and/or directors of, CCPT IV, CCPT V, CCIT II and/or CCIT III, all of which are REITs offered, distributed and/or sponsored by affiliates of our advisor. In addition, Mr. Rufrano, one of our directors, also serves as a director of CCIT II, CCIT III and CCPT V, as well as serving as an officer and director of VEREIT, and Mr. Kretzmer, one of our directors, also serves as a director of CCPT IV and CCIT III. Furthermore, Mr. Ressler, the chairman of our board of directors, chief executive officer and president, is also a founder and principal of CIM and an officer/director of certain of its affiliates. There may be a significant overlap in the assets targeted and the strategies employed by us, CIM or its affiliates, or other programs sponsored by CCO Group, and many of the same management personnel will provide operational expertise to each of these entities. We, along with CCPT IV, CCPT V, CCIT II and CCIT III, employ our sponsor’s acquisition strategy, which primarily focuses on single-tenant commercial properties subject to long-term net leases to creditworthy tenants, and have acquired or may acquire similar assets. CCPT IV and CCPT V focus primarily on the retail sector, while CCIT II and CCIT III focus primarily on the office and industrial sector and we focus primarily on commercial properties in the retail, office and industrial sectors. Nevertheless, the common acquisition strategy used by each Cole REIT would permit them to purchase certain properties that may also be suitable for our portfolio. Similarly, during the Initial Services Term of the Services Agreement, VEREIT may continue to employ a substantially similar acquisition strategy to our sponsor while continuing to participate in the allocation of acquisition opportunities among the Cole REITs, and therefore may purchase certain properties that may also be suitable for our portfolio. Furthermore, CIM and its affiliates have formed or may form funds, accounts, vehicles and ventures that have overlapping objectives with ours and therefore may compete with us for acquisition opportunities. The ability of certain management personnel of the advisor to engage in other business activities, including the management of other funds, accounts, vehicles and ventures operated by CIM, CCO Group, or their respective affiliates, may reduce the time such personnel spend managing our activities.
On March 17, 2014, CCPT I entered into an Agreement and Plan of Merger with VEREIT and Desert Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of VEREIT (Desert Merger Sub). On May 19, 2014, CCPT I merged with and into Desert Merger Sub, with Desert Merger Sub surviving as a direct wholly-owned subsidiary of VEREIT (the CCPT Merger).
On January 22, 2013, CCPT II entered into an Agreement and Plan of Merger with Spirit Realty Capital, Inc. (Spirit), a publicly listed REIT (the Spirit Merger). The Spirit Merger was completed on July 17, 2013.
On October 22, 2013, Cole entered into an Agreement and Plan of Merger (the VEREIT Merger Agreement) with VEREIT and Clark Acquisition, LLC (Merger Sub). The VEREIT Merger Agreement provided for the merger of Cole with and into

Merger Sub, with Merger Sub surviving the VEREIT Merger as a wholly-owned subsidiary of VEREIT (the VEREIT Merger). The VEREIT Merger was completed on February 7, 2014.
CCIT’s initial public offering of up to $2.975 billion of shares of common stock was declared effective by the SEC on February 10, 2011. At the completion of its initial public offering, CCIT had received gross proceeds of approximately $1.9 billion. CCIT ceased issuing shares in its primary offering on November 21, 2013. On August 30, 2014, CCIT entered into an Agreement and Plan of Merger (the CCIT Merger Agreement) with Select Income REIT, a publicly listed Maryland real estate investment trust (SIR), and SC Merger Sub LLC (SIR Merger Sub). The CCIT Merger Agreement provided for the merger of CCIT with and into SIR Merger Sub, with SIR Merger Sub surviving as a wholly-owned subsidiary of SIR (the CCIT Merger). The CCIT Merger was completed January 29, 2015.
CCPT IV’s initial public offering of up to $2.975 billion of shares of common stock was declared effective by the SEC on January 26, 2012. CCPT IV’s initial public offering terminated on April 14, 2014. At the completion of the initial public offering, CCPT IV had received gross proceeds of $3 billion.
CCIT II’s initial public offering of up to $2.975 billion of shares of common stock was declared effective by the SEC on September 17, 2013. CCIT II’s initial public offering terminated on September 17, 2016. At the completion of the initial public offering, CCIT II had received gross proceeds of approximately $678.0 million.
CCPT V’s initial public offering of up to $2.975 billion of shares of common stock was declared effective by the SEC on March 17, 2014 and terminated on August 1, 2017. At the completion of the initial public offering, CCPT V had received gross proceeds of approximately $385.0 million. CCPT V’s follow-on offering of up to $1.5 billion of shares of common stock was declared effective by the SEC on August 1, 2017. As of October 31, 2018, CCPT V had received gross proceeds of approximately $447.6 million in its initial and follow-on public offerings and was authorized to raise an additional $1.4 billion in its follow-on offering.
CCIT III’s initial public offering of up to $3.5 billion of shares of common stock was declared effective by the SEC on September 22, 2016. As of October 31, 2018, CCIT III had received gross proceeds of approximately $29.8 million in its initial public offering and was authorized to raise an additional $3.5 billion in its initial public offering.
It is likely that potential acquisitions appropriate for CCPT IV and CCPT V may also be appropriate for us. In addition, some potential acquisitions which may be appropriate for CCIT II and CCIT III may also be appropriate for us. These potential acquisitions are expected to be funded by proceeds from the respective offerings, available borrowings and potential property or asset sales. See “— Certain Conflict Resolution Procedures” below.
Due to Mr. Ressler’s positions as a founder and principal of CIM and as the chairman of our board of directors, chief executive officer and president, we are subject to conflicts of interest arising out of our relationship with CIM, which may operate programs with investment objectives, targeted assets and legal and financial obligations similar to ours. In addition, due to Mr. Rufrano’s positions as one of our directors and as chief executive officer of VEREIT, we are subject to conflicts of interest with VEREIT, which also has investment objectives and targeted assets similar to ours. CIM, VEREIT and any other real estate program operated by CIM, CCO Group, VEREIT or their respective affiliates, whether or not existing as of the date of this prospectus, could compete with us in the sale, lease or operation, respectively, of our assets. We will seek to achieve any operating efficiencies or similar savings that may result from affiliated management of competitive assets. However, to the extent that such programs own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the other program’s property for tenants or purchasers. In addition, Mr. Ressler will have competing demands on his time and resources and may have conflicts of interest in allocating his time and resources among us, CIM, and its affiliates, and other real estate programs sponsored by CCO Group, as applicable.
Although our board of directors has adopted a policy limiting the types of transactions that we may enter into with our advisor, its affiliates and other real estate programs sponsored by CCO Group, we may enter into certain such transactions, which are subject to an inherent conflict of interest. Similarly, joint ventures involving affiliates of our advisor, or other real estate programs sponsored by CCO Group also give rise to conflicts of interest. In addition, our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, any of its affiliates or another real estate program sponsored by CCO Group.

Other Activities of Our Advisor and Its Affiliates
We rely on our advisor, CIM Income NAV Advisors, and, during the Initial Services Term of the Services Agreement, VEREIT OP, for the day-to-day operation of our business. As a result of the interests of certain members of these entities’ management in CIM or its affiliates, VEREIT and/or other real estate programs sponsored by CCO Group and the fact that such persons also are engaged, and will continue to engage, in other business activities, CIM, VEREIT, our advisor and their respective officers, key persons and affiliates may have conflicts of interest in allocating their time and resources among us, CIM, VEREIT, their respective affiliates and other real estate programs sponsored by CCO Group, as applicable. However, our advisor believes that it, CIM and their respective affiliates, along with VEREIT, have sufficient personnel to discharge fully their responsibilities to all of the other programs operated by CIM, CCO Group or their respective affiliates, or VEREIT and the other ventures in which they are involved.
Mr. Ressler, the chairman of our board of directors, chief executive officer and president, is also a founder and principal of CIM and an officer/director of certain of its affiliates. One of our directors, Mr. Rufrano, is also the chief executive officer of VEREIT and a director of several other real estate programs sponsored by CCO Group. In addition, our chief financial officer and treasurer, Nathan D. DeBacker, is also an officer of other real estate programs sponsored by CCO Group. As a result, Messrs. Ressler, Rufrano and DeBacker may owe duties to these other entities and their stockholders or equity owners, as applicable, which may from time to time conflict with the duties that they owe to us and our stockholders.
In addition, our executive officers also serve as officers and/or directors of our advisor, our dealer manager and/or their affiliates. As a result, each of our executive officers owes fiduciary duties to these other entities, as applicable, which may conflict with the fiduciary duties that he owes to us and our stockholders. If these individuals were to act or fail to act in a manner that was detrimental to our business, or favor one entity over another, they could be subject to liability for breach of their fiduciary duty to us and our stockholders.
Transactions with Our Advisor and Its Affiliates
From time to time our advisor may direct certain of its affiliates to acquire properties that would be suitable acquisitions for us or may create special purpose entities to acquire properties for the specific purpose of selling the properties to us at a later time. Subsequently, we may acquire such properties from such affiliates, but any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of independent directors, not otherwise interested in such transactions as being fair and reasonable to us. In addition our purchase price in any such transaction will be limited to the cost of the property to the affiliate, including acquisition-related expenses, unless a majority of the independent directors determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. Further, our charter provides that in no event will the purchase price of any asset acquired from an affiliate of our advisor exceed its current appraised value as determined by an independent appraiser.
During the year ended December 31, 2011, we acquired a 100% interest in three single tenant net leased properties, for an aggregate purchase price of $11.1 million, from Series C, an affiliate of our advisor. The acquisitions were funded with proceeds from our ongoing public offering of common stock combined with proceeds from the Credit Facility. A majority of our board of directors (including all of our independent directors) not otherwise interested in the acquisitions, approved the acquisitions as being fair and reasonable to the Company, and determined that the aggregate cost of the properties was equal to the aggregate cost of the properties to Series C (including acquisition related expenses). In addition, the aggregate purchase price of the properties, exclusive of closing costs, was less than the aggregate then-current appraised values of the properties.
From time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. Our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, but neither of these transactions would be considered a loan. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought.
Our charter does not prohibit us from entering into transactions other than those described above with our directors, our advisor, our sponsor or any of their affiliates, subject to compliance with the requirements set forth under “— Certain Conflict Resolution Procedures,” including approval by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transactions as being fair and reasonable to us and no less favorable to us than comparable terms and conditions available from unaffiliated third parties. Although we do not anticipate entering into any such transactions as of the date of this prospectus, we may sell assets to or acquire assets from affiliates of our advisor, make certain loans to or borrow from affiliates of our advisor and lease assets to or from affiliates of our advisor. In addition, we would not be precluded from internalizing our advisor if our board of directors were to determine an internalization transaction to be in the best interests of our stockholders.
Competition in Acquiring, Leasing and Reselling of Properties
During the Initial Services Term of the Services Agreement, all transactions with a purchase price at or below $100 million will be allocated among VEREIT, us and the other real estate programs sponsored by CCO Group by an allocation committee, which is comprised of employees of VEREIT and of CIM, CCO Group and their respective affiliates, in a manner consistent with the asset allocation policy described below and the terms of the Services Agreement. Accordingly, there is a risk that a potential acquisition would be suitable for VEREIT or one or more programs sponsored by CCO Group, in which case the members of the allocation committee will have a conflict of interest allocating the acquisition opportunity among us, VEREIT or such other programs. Accordingly, while representatives of CIM or its affiliates will participate in allocation decisions with respect to us and other programs sponsored by CCO Group, during the Initial Services Term of the Services Agreement there is a risk that a property will be chosen for us that provides lower returns than a property purchased by VEREIT or another program sponsored by CCO Group. Additionally, for programs sponsored by CCO Group that commenced operations on or after March 5, 2013, VEREIT retains a right of first refusal for all opportunities to acquire real estate and real estate-related assets or portfolios with a purchase price greater than $100 million. This right of first refusal applies to CCIT II, CCIT III and CCPT V but does not apply to CCPT IV or us. Additionally, an affiliate of our advisor may cause a prospective tenant to enter into a lease for property owned by another program sponsored by CCO Group. In the event that these conflicts arise, our best interests may not be met when persons acting on our behalf and on behalf of CIM or its affiliates, VEREIT or other programs sponsored by CCO Group decide whether to allocate any particular property to us, to VEREIT or to another program sponsored by CCO Group. In addition, after the Initial Services Term of the Services Agreement, CIM or its affiliates will have similar responsibilities for allocating acquisition opportunities among CIM and its affiliates, us and the other real estate programs sponsored by CCO Group, and in such circumstances will accordingly face similar conflicts of interest to those described above with respect to VEREIT during the Initial Services Term of the Services Agreement.
Conflicts of interest will also exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by CIM or its affiliates, VEREIT (during the Initial Services Term of the Services Agreement) or other programs sponsored by CCO Group are located. In such a case, a conflict could arise in the acquisition or leasing of properties in the event that we and CIM or its affiliates, VEREIT (during the Initial Services Term of the Services Agreement) or another program sponsored by CCO Group were to compete for the same properties or tenants, or a conflict could arise in connection with the resale of properties in the event that we and CIM or its affiliates, VEREIT (during the Initial Services Term of the Services Agreement) or another program sponsored by CCO Group were to attempt to sell similar properties at the same time, including, in particular, in the event CIM or its affiliates, VEREIT (during the Initial Services Term of the Services Agreement) or another program sponsored by CCO Group liquidates at approximately the same time as us. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. VEREIT and/or our property manager will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making such prospective developers, contractors or building managers aware of all such properties with respect to which their services may be sought, regardless of whether such properties are owned by us or another program sponsored by CCO Group. In addition, VEREIT and/or our property manager will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties, regardless of whether such properties are owned by us or another program sponsored by CCO Group. However, these conflicts cannot be fully avoided in that there may be differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Potential Conflicts in Joint Venture and Co-ownership Arrangements with Affiliates of Our Advisor
We may enter into joint ventures or other co-ownership arrangements with CIM or other programs sponsored by CCO Group (as well as other parties) for the acquisition, development or improvement of properties and other real estate-related assets. See the “Investment Objectives and Policies — Acquisition and Investment Policies — Joint Ventures” section of this prospectus. Our advisor and its affiliates may have conflicts of interest in determining which of CIM or another program sponsored by CCO Group should enter into any particular joint venture or co-ownership agreement. The co-venturer or co-owner may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer or co-owner, and in managing the joint venture or other co-ownership arrangement. Since our advisor and its affiliates will negotiate the terms of any agreements or transactions between us and CIM or any other co-venturer or co-owner sponsored by CCO Group, we will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners. However, in such event, a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the joint venture, must approve the joint venture as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.
See the risk factor captioned “Our participation in a co-ownership arrangement may subject us to risks that otherwise may not be present in other real estate assets” for additional information.
Potential Conflicts Arising From Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates
Our advisor will receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the personnel of our advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect the judgment of our advisor’s personnel with respect to:

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the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement, and the amounts we pay under such agreements;

•	the advisory fee and performance fee that we pay to our advisor are based upon our NAV, and our advisor is involved in estimating certain accrued fees and expenses that are part of our NAV;

•
our advisor could be motivated to recommend riskier or more speculative acquisitions in order for us to generate the specified levels of performance that would entitle our advisor to incentive compensation; and

•	the decision to buy or sell an asset based on whether it will increase or decrease our NAV as opposed to whether it is the most suitable asset for our portfolio.
We will pay advisory fees to our advisor regardless of the quality of the services it provides during the term of the advisory agreement. Our advisor, however, has a fiduciary duty to us. If our advisor fails to act in our best interests, then it will have violated this duty. The advisory agreement may be terminated by us or our advisor on 60 days’ notice.
Potential Conflicts of Our Dealer Manager
Since CCO Capital, our dealer manager, is an affiliate of our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. See the “Plan of Distribution” section of this prospectus.
Potential Conflicts of Our Property Manager
Our properties are, and we anticipate that the properties we acquire in the future will be, managed and leased by our property manager, CREI Advisors, an affiliate of our advisor, pursuant to property management and leasing agreements. We expect CREI Advisors to also serve as property manager for properties owned by other real estate programs sponsored by CCO Group, some of which may be in competition with our properties. CREI Advisors may hire third-party managers and/or leasing agents.

Certain Conflict Resolution Procedures
In order to reduce or eliminate certain potential conflicts of interest, our charter and investment policies contains a number of restrictions relating to (1) transactions we may enter into with our sponsor, our advisor, our directors, and their respective affiliates, (2) certain future offerings, and (3) allocation of acquisition opportunities among other programs sponsored by CCO Group. These restrictions include, among others, the following:

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We will not purchase or lease properties from our sponsor, our advisor, any of our directors or any of their respective affiliates, unless (1) a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction determines that such transaction is fair and reasonable to us, and (2) either (A) the purchase price is no greater than the cost of the property to the seller, including acquisition-related expenses, or (B) a majority of the independent directors determines that there is substantial justification for any amount above such cost and that the difference is reasonable. In no event will we acquire any property from an affiliate at an amount in excess of its current appraised value as determined by an independent appraiser.

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We will not sell or lease properties to our sponsor, our advisor, any of our directors or any of their respective affiliates, unless (1) a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and (2) either (A) the sale is greater than the cost of the property to us, including acquisition-related expenses, or (B) a majority of the independent directors determines that there is substantial justification for any amount below such cost, and that the difference is reasonable. In no event will we sell any property to an affiliate at an amount less than its current appraised value as determined by an independent appraiser.

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Our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us, except that we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged or is insufficient. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transactions as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances. We may not make loans to our sponsor, our advisor, any of our directors or any of their respective affiliates except for certain mortgages described in the “Investment Objectives, Strategy and Policies — Investment Limitations, In General” section of this prospectus or loans to wholly owned subsidiaries.

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We will not enter into any other transaction with our sponsor, our advisor, any of our directors or any of their affiliates, including the acceptance of goods or services from our sponsor, our advisor, any of our directors or any of their affiliates, unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

During the Initial Services Term of the Services Agreement, property acquisition opportunities will be allocated among VEREIT and the real estate programs sponsored by CCO Group pursuant to an asset allocation policy and in accordance with the terms of the Services Agreement. During this period, in the event that an acquisition opportunity has been identified that may be suitable for more than one of us, VEREIT or one or more other programs sponsored by CCO Group, and for which more than one of such entities has sufficient uninvested funds, then an allocation committee, which is comprised of employees of VEREIT and employees of CIM, CCO Group, or their respective affiliates, will examine the following factors, among others, in determining the entity for which the acquisition opportunity is most appropriate:

•	the investment objective of each entity;

•	the anticipated operating cash flows of each entity and the cash requirements of each entity;

•	the effect of the acquisition both on diversification of each entity’s assets by type of property, geographic area and tenant concentration;

•	the ability of each entity to finance the property, if necessary;

•	the amount of funds available to each program and the length of time such funds have been available for investment;

•	whether any of the entities already owns an associated land parcel or building;

•	the policy of each entity relating to leverage of properties;

•	the income tax effects of the purchase to each entity; and

•	the size of the investment.
If, in the judgment of the allocation committee, the acquisition opportunity may be equally appropriate for more than one program, then the entity that has had the longest period of time elapse since it was allocated an acquisition opportunity of a similar size and type (e.g., office, industrial, retail properties or anchored shopping centers) will be allocated such acquisition opportunity.
If a subsequent development, such as a delay in the closing of the acquisition or a delay in the construction of a property, causes any such acquisition, in the opinion of the allocation committee, to be more appropriate for an entity other than the entity that committed to make the acquisition, the allocation committee may determine that VEREIT or another program sponsored by CCO Group will make the acquisition. Our board of directors has a duty to ensure that the method used for the allocation of the acquisition of properties by VEREIT or by other programs sponsored by CCO Group seeking to acquire similar types of properties is applied fairly to us.
For programs sponsored by CCO Group that commenced operations on or after March 5, 2013, VEREIT retains a right of first refusal for all opportunities to acquire real estate and real estate-related assets or portfolios with a purchase price greater than $100 million. This right of first refusal applies to CCIT II, CCIT III and CCPT V but does not apply to CCPT IV or us. During the Initial Services Term of the Services Agreement, all transactions with a purchase price at or below $100 million will be allocated among us, VEREIT and the other programs sponsored by CCO Group pursuant to the terms of the allocation policy described above.
In addition, after the Initial Services Term of the Services Agreement, CIM or its affiliates will have similar responsibilities for allocating acquisition opportunities among CIM and its affiliates, us and the other real estate programs sponsored by CCO Group, and in such circumstances will accordingly face similar conflicts of interest to those described above with respect to VEREIT during the Initial Services Term of the Services Agreement.
Employees
We have no direct employees. The employees of CIM Income NAV Advisors and its affiliates provide services to us related to acquisition and disposition, property management, asset management, financing, accounting, stockholder relations and administration. The employees of CCO Capital, our dealer manager, provide wholesale brokerage services. We are dependent on our advisor and its affiliates for services that are essential to us, including the sale of shares of our common stock, asset acquisition decisions, property management and other general administrative responsibilities. In the event that these companies were unable to provide these services to us, we would be required to obtain such services from other sources. We reimburse CIM Income NAV Advisors and its affiliates for expenses incurred in connection with its provision of administrative, acquisition, property management, asset management, financing, accounting, legal and stockholder relations services, including personnel costs, subject to certain limitations.

Prior Performance Summary
Investment Programs
The information presented in this section and in the Prior Performance Tables attached to this prospectus provides relevant summary information on the historical experience of the public real estate programs managed over the last ten years by our sponsor, CCO Group, including certain officers and directors of our advisor and its affiliates. The performance of the public programs previously sponsored by CCO Group is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns comparable to those experienced by investors in other public real estate programs sponsored by CCO Group.
We intend to conduct this offering along with current and future offerings by one or more public and private real estate entities sponsored by CCO Group. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Conflicts of Interest” section of this prospectus for additional information.
The Prior Performance Tables set forth information as of the dates indicated regarding the programs subject to public reporting requirements, including (1) experience in raising and investing funds (Table I); (2) compensation to sponsor and affiliates (Table II); (3) annual operating results of real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of properties (Table V). The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like public programs. The following discussion is intended to summarize briefly the objectives and performance of the public real estate programs and to disclose any material adverse business developments sustained by them. As of December 31, 2017, all of the public real estate programs had investment objectives similar to those of this program.
Summary Information
CCO Group is currently sponsoring or has sponsored nine publicly offered REITs, Cole Credit Property Trust, Inc. (CCPT I), Cole Credit Property Trust II, Inc. (CCPT II), Cole Real Estate Investments, Inc. (Cole), Cole Corporate Income Trust, Inc. (CCIT), Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II), CIM Income NAV, Inc. (CIM Income NAV), Cole Credit Property Trust IV, Inc. (CCPT IV), Cole Credit Property Trust V, Inc. (CCPT V) and Cole Office & Industrial REIT (CCIT III), Inc. (CCIT III, collectively with CCPT I, CCPT II, Cole, CCIT II, CIM Income NAV, CCPT IV and CCPT V, the CCO Group Sponsored Programs), during the period from January 1, 2008 to December 31, 2017. As of December 31, 2017, each of the other publicly offered REITs had similar investment objectives to our program. As of December 31, 2017, the CCO Group Sponsored Programs had raised a total of $14.4 billion from approximately 276,000 investors. For more detailed information about the experience of our sponsor in raising and investing funds of CCIT, CCPT IV and CCIT II, see Table I of the Prior Performance Tables. For more detailed information about the compensation paid to the sponsor from CCPT I, CCPT II, Cole and CCIT, see Table IV of the Prior Performance Tables.
Since 1994, CIM, which owns and controls our sponsor, has operated eleven privately-offered real estate programs focused on urban real assets across four distinct investment strategies: Opportunistic Real Estate, Core/Stabilized Real Estate, Infrastructure and Real Estate Debt. These private programs have raised approximately $10.3 billion of gross offering proceeds from more than 90 institutional investors. As of December 31, 2017, these programs held more than 100 real estate and real estate-related equity, debt and mezzanine, and infrastructure investments throughout North America, with an aggregate gross cost basis of approximately $13.1 billion.
CIM also operates CIM Commercial Trust Corporation (CMCT), a real estate investment trust listed on the Nasdaq Global Market and the Tel Aviv Stock Exchange, in each case under the ticker symbol “CMCT.” CMCT was formed through the March 2014 merger of CIM Urban Partners, L.P., a subsidiary of one of CIM’s private funds focused on acquiring stabilized real estate assets, and PMC Commercial Trust, a Texas-based REIT primarily focused on direct lending to the limited service hospitality industry. CMCT acquires, owns and operates Class A and creative office assets in vibrant and improving urban communities throughout the United States. As of December 31, 2017, CMCT’s real estate portfolio consisted of 20 assets, comprised of 18 office properties (including one parking garage and two development sites, one of which is being used as a parking lot), totaling approximately 3.3 million rentable square feet, which were 94.2% occupied, and one hotel with an ancillary parking garage, which has a total of 503 rooms. In 2016, CMCT commenced a public offering of up to 36,000,000 Series A Preferred Units, with each unit consisting of (i) one share of Series A Preferred Stock, par value $0.001 per share (Series A Preferred Stock), of CMCT with an initial stated value of $25.00 per share and (ii) one warrant to purchase 0.25 share of common stock of CMCT. The public offering of Series A Preferred Units remains ongoing. As of December 31, 2017, CMCT had issued 1,287,169 Series A Preferred Units and received net proceeds of $29,505,000 after commissions, fees and allocated costs. During the year ended December 31, 2017, 1,265 shares of Series A Preferred Stock were redeemed (in December 2017, CMCT received a request to redeem 600 shares of Series A Preferred Stock, which were redeemed in January 2018). In November 2017, CMCT completed a public offering of 808,074 Series L Preferred Units in Israel and received net proceeds of $207,845,000 after commissions, fees, allocated costs, and discounts. Each Series L Preferred Unit consists of ten shares of Series L Preferred Stock, par value $0.001 per share (Series L Preferred Stock), of CMCT, and CMCT issued 8,080,740 shares of Series L Preferred Stock in the offering, with each share of Series L Preferred Stock having an initial stated value of $28.37 per share.
During the period from January 1, 2008 to December 31, 2017, the CCO Group Sponsored Programs purchased 3,191 properties located in 49 states and the U.S. Virgin Islands for an aggregate purchase price of $21.5 billion. The table below gives information about these properties by region.

	Properties Purchased
Location	Number	% of Total Purchase Price
South	1,679	52.6%
Midwest	902	28.3%
West	400	12.5%
Northeast	209	6.6%
U.S. Virgin Islands	1	—%
	3,191	100.0%
Based on the aggregate purchase price of the 3,191 properties, approximately 76.9% were retail and/or commercial properties and approximately 23.1% were office and/or industrial properties.
The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the CCO Group Sponsored Programs as of December 31, 2017:

Type of Property	New	Used	Construction
Retail/Commercial	14.0%	86.0%	—%
Office/Industrial	25.6%	74.4%	—%
Land	—%	1.8%	98.2%
As of December 31, 2017, five of the CCO Group Sponsored Programs had sold 81 properties for net proceeds of $860.9 million, and one of the CCO Group Sponsored Programs had sold land parcels of two properties (but retained ownership of the remainder of these properties) as of December 31, 2017 for net proceeds of $2.8 million.
Public Programs
Cole Credit Property Trust, Inc. (CCPT I)
On April 6, 2004, CCPT I commenced a private placement of shares of its common stock for $10.00 per share, subject to certain volume and other discounts. CCPT I completed the private placement on September 16, 2005, after having raised aggregate gross proceeds of approximately $100.3 million. On March 17, 2014, CCPT I entered into an agreement and plan of merger (the CCPT Merger Agreement) among CCPT I, VEREIT and Desert Acquisition, Inc., a Delaware corporation and direct wholly-owned subsidiary of VEREIT (Desert Merger Sub), pursuant to which, among other things, Desert Merger Sub commenced a cash tender offer (the Offer) to purchase all of CCPT I’s outstanding shares of common stock. On May 19, 2014, the merger contemplated by the CCPT Merger Agreement was completed and CCPT I merged with and into Desert Merger Sub, with Desert Merger Sub surviving as a wholly-owned subsidiary of VEREIT. As of May 18, 2014, the day prior to the merger, CCPT I had raised approximately $100.3 million from approximately 1,500 investors, and owned 39 retail and/or commercial properties located in 19 states for an aggregate acquisition cost of approximately $164.4 million.
Cole Credit Property Trust II, Inc. (CCPT II)
On June 27, 2005, CCPT II commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCPT II terminated its initial public offering on May 22, 2007 and commenced a follow-on public offering on May 23, 2007. Pursuant to the follow-on offering, CCPT II offered and sold shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to its distribution reinvestment plan. CCPT II terminated its follow-on offering on January 2, 2009, although it continued to offer and sell shares of its common stock to existing CCPT II stockholders pursuant to its distribution reinvestment plan through December 6, 2012. On January 22, 2013, CCPT II entered into an agreement and plan of merger with Spirit Realty Capital, Inc. (Spirit), a publicly listed REIT. The agreement and plan of merger provided for the merger of Spirit with and into CCPT II, with CCPT II continuing as the surviving corporation under the name Spirit Realty Capital, Inc. On July 17, 2013, the merger and the other transactions contemplated by the agreement and plan of merger were completed. As of July 16, 2013, the day prior to the merger, CCPT II had raised approximately $2.3 billion from approximately 41,000 investors and owned 747 retail and/or commercial properties in 45 states and the U.S. Virgin Islands, with an aggregate acquisition cost of approximately $3.3 billion.
Cole Real Estate Investments, Inc. (Cole)
On October 1, 2008, Cole commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. Cole terminated its initial public offering on October 1, 2010 and commenced a follow-on public offering on October 1, 2010. Pursuant to the follow-on offering, Cole sold shares of its common stock for $10.00 per share, subject to certain volume and other discounts, and for $9.50 per share pursuant to its distribution reinvestment plan. Cole ceased issuing shares in its follow-on offering on April 27, 2012, although it continued to offer and sell shares pursuant to its distribution reinvestment plan. On April 5, 2013, Cole completed a transaction whereby Cole Holdings Corporation merged with and into CREInvestments, LLC (CREI), a wholly-owned subsidiary of Cole (the Cole Holdings Merger). Cole changed its name from Cole Credit Property Trust III, Inc. to Cole Real Estate Investments, Inc. and its shares of common stock were listed on the New York Stock Exchange (NYSE) on June 20, 2013. On October 22, 2013, Cole entered into an agreement and plan of merger with VEREIT (the VEREIT Merger Agreement). The VEREIT Merger Agreement provided for the merger of Cole with and into Merger Sub, with Merger Sub surviving the VEREIT Merger as a wholly-owned subsidiary of VEREIT. On February 7, 2014, the VEREIT Merger and the other transactions contemplated by the VEREIT Merger Agreement were completed. As of June 19, 2013, the date prior to the listing, Cole had raised approximately $5.0 billion from approximately 101,000 investors and owned 1,004 retail and/or commercial properties, nine office and/or industrial properties and one land parcel in 48 states, or a total of 1,014 properties, which included four consolidated joint ventures, with an aggregate acquisition cost of approximately $7.5 billion.
Cole Corporate Income Trust, Inc. (CCIT)
On February 10, 2011, CCIT commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCIT ceased issuing shares in its primary offering on November 21, 2013, although it continued to offer and sell shares of its common stock to existing CCIT stockholders pursuant to its distribution reinvestment plan through September 30, 2014. On August 30, 2014, CCIT entered into an Agreement and Plan of Merger (the CCIT Merger Agreement) with Select Income REIT, a publicly-listed Maryland real estate investment trust (SIR), and SC Merger Sub LLC, a Maryland limited liability company and wholly-owned subsidiary of SIR (SIR Merger Sub). The CCIT Merger Agreement provided that, subject to satisfaction or waiver of certain conditions, CCIT would be merged with and into SIR Merger Sub, with SIR Merger Sub surviving as a wholly-owned subsidiary of SIR. On January 29, 2015, CCIT merged with and into SIR Merger Sub. As of January 28, 2015, the day prior to the merger, CCIT had raised approximately $2.0 billion from approximately 38,000 investors and owned 87 office and/or industrial properties in 30 states with an aggregate acquisition cost of approximately $2.7 billion, which included one consolidated joint venture.
Cole Credit Property Trust IV, Inc. (CCPT IV)
On January 26, 2012, CCPT IV commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCPT IV ceased issuing shares in its primary offering on April 4, 2014, although it continues to sell shares of its common stock pursuant to its distribution reinvestment plan. Effective November 14, 2016, CCPT IV revised its offering price of shares pursuant to the distribution reinvestment plan to be $9.92 per share, the estimated per share NAV as of September 30, 2016. On March 28, 2017, CCPT IV revised its offering price of shares pursuant to the distribution reinvestment plan to be $10.08 per share, the estimated per share NAV as of December 31, 2016. As of December 31, 2017, CCPT IV had raised approximately $3.4 billion from approximately 62,300 investors and owned 905 retail and/or commercial properties and four office and/or industrial properties, or a total of 909 properties, in 45 states with an aggregate acquisition cost of approximately $5.1 billion.
CIM Income NAV, Inc. (CIM Income NAV)
On December 6, 2011, CIM Income NAV commenced an initial public offering of up to $4.0 billion in shares of its common stock at an initial offering price of $15.00 per share. The conditions of the escrow agreement were satisfied on December 7, 2011, and thereafter, the per share purchase price of CIM Income NAV’s common stock varied from day-to-day and, on any given business day, is equal to its NAV divided by the number of shares of its common stock outstanding as of the end of business on such day. The purchase price for shares under CIM Income NAV’s distribution reinvestment plan is equal to the NAV per share on the date that the distribution is payable, after giving effect to the distribution. As of December 31, 2017, CIM Income NAV had raised approximately $550.6 million ($354.6 million in Class D common stock, $172.4 million in Class T common stock and $23.6 million in Class I common stock) from approximately 10,100 investors and owned 122 retail and/or commercial properties and 17 office and/or industrial properties, or a total of 139 properties, in 36 states with an aggregate acquisition cost of approximately $705.6 million.
Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II)
On September 17, 2013, CCIT II commenced an initial public offering in a single class of common stock (now referred to as the CCIT II Class A Shares as defined below) for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. On January 13, 2014, the conditions of the escrow agreement were satisfied, and thereafter CCIT II commenced principal operations. Effective as of March 4, 2016, CCIT II changed the designation of its common stock to Class A common stock (the CCIT II Class A Shares) and then reclassified a portion of its CCIT II Class A Shares as Class T common stock (the CCIT II Class T Shares). Effective April 11, 2016, CCIT II revised the offering price of CCIT II Class A Shares in the primary portion of its offering to be $10.99 per share (representing the $10.00 estimated per share NAV plus applicable selling commissions and dealer manager fees) and revised its offering price of CCIT II Class A Shares pursuant to the distribution reinvestment plan to be $10.00 per share (the estimated per share NAV). On April 29, 2016, CCIT II began offering up to $1.0 billion, of the $2.5 billion in shares that make up the primary portion of the offering, in CCIT II Class T Shares at a price of $10.53 per share in the primary portion of its offering (representing the $10.00 estimated per share NAV plus selling commissions and dealer manager fees applicable to the CCIT II Class T Shares), along with up to $1.5 billion in CCIT II Class A Shares at a price of $10.99 per share in the primary portion of its offering. CCIT II also began offering CCIT II Class T Shares pursuant to the distribution reinvestment plan at a price of $10.00 per share, along with CCIT II Class A Shares pursuant to the distribution reinvestment plan at a price of $10.00 per share. CCIT II ceased issuing shares in its primary offering on September 17, 2016. Effective March 28, 2017, CCIT II revised its offering price of shares pursuant to the distribution reinvestment plan to be $10.32 per share for both Class A Shares and Class T shares, the estimated per share NAV as of December 31, 2016. As of December 31, 2017, CCIT II had raised approximately $705.4 million ($678.8 million in CCIT II Class A shares and $26.6 million in CCIT II Class T shares) from approximately 13,900 investors and owned 17 office and 19 industrial properties in 19 states, with an aggregate acquisition cost of approximately $1.2 billion.
Cole Credit Property Trust V, Inc. (CCPT V)
On March 17, 2014, CCPT V commenced an initial public offering in a single class of shares of common stock (now referred to as the CCPT V Class A Shares as defined below) for $25.00 per share, subject to certain volume and other discounts, in a primary offering, and for $23.75 per share pursuant to a distribution reinvestment plan. On March 18, 2014, the conditions of the escrow agreement were satisfied, and thereafter CCPT V commenced principal operations. Effective as of March 4, 2016, CCPT V changed the designation of its common stock to Class A common stock (the CCPT V Class A Shares) and then reclassified a portion of its CCPT V Class A Shares as Class T common stock (the CCPT V Class T Shares). Effective April 11, 2016, CCPT V revised the offering price of CCPT V Class A Shares in the primary portion of its offering to be $26.37 per share (representing the $24.00 estimated per share NAV plus applicable selling commissions and dealer manager fees) and revised its offering price of CCPT V Class A Shares pursuant to the distribution reinvestment plan to be $24.00 per share (the estimated per share NAV). On April 29, 2016, CCPT V began offering up to $1.125 billion, of the $2.5 billion in shares that make up the primary portion of the offering, in CCPT V Class T Shares at a price of $25.26 per share in the primary portion of its offering (representing the $24.00 estimated per share NAV plus selling commissions and dealer manager fees applicable to the CCPT V Class T Shares), along with up to $1.375 billion in CCPT V Class A Shares at a price of $26.37 per share in the primary portion of its offering. CCPT V also began offering CCPT V Class T Shares pursuant to the distribution reinvestment plan at a price of $24.00 per share, along with CCPT V Class A Shares pursuant to the distribution reinvestment plan at a price of $24.00 per share. CCPT V terminated its initial public offering on August 1, 2017 and commenced a follow-on public offering on August 1, 2017. Pursuant to the follow-on offering, CCPT V began offering up to $540.0 million, of the $1.2 billion in shares that make up the primary portion of the follow-on offering, in CCPT V Class T Shares at a price of $25.26 per share in the primary portion of its follow-on offering (representing the $24.00 estimated per share NAV plus selling commissions and dealer manager fees applicable to the CCPT V Class T Shares), along with up to $660.0 million in CCPT V Class A Shares at a price of $26.37 per share in the primary portion of its follow-on offering (representing the $24.00 estimated per share NAV plus selling commissions and dealer manager fees applicable to the CCPT V Class T Shares). CCPT V also began offering CCPT V Class T Shares pursuant to the distribution reinvestment plan at a price of $24.00 per share, along with CCPT V Class A Shares pursuant to the distribution reinvestment plan at a price of $24.00 per share. As of December 31, 2017, CCPT V had raised approximately $409.6 million ($375.6 million in CCPT V Class A Shares and $34.0 million in CCPT V Class T Shares) from approximately 8,200 investors and owned 136 retail and/or commercial properties in 33 states, with an aggregate acquisition cost of approximately $630.3 million.
Cole Office & Industrial REIT (CCIT III), Inc. (CCIT III)
On September 22, 2016, CCIT III commenced an initial public offering of shares of its common stock pursuant to the primary offering, consisting of two classes of shares: Class A shares at a price of $10.00 per share (up to $1.25 billion in shares)

and Class T shares at a price of $9.57 per share (up to $1.25 billion in shares). Pursuant to the offering, CCIT III is also offering up to $1.0 billion in shares of its common stock pursuant to a distribution reinvestment plan at a purchase price during the offering equal to the per share primary offering price net of selling commissions and dealer manager fees, or $9.10 per share, for both Class A shares and Class T shares, assuming a $10.00 per Class A share primary offering price and a $9.57 per Class T share primary offering price. On September 22, 2016, the conditions of the escrow agreement were satisfied, and thereafter CCIT III commenced principal operations. As of December 31, 2017, CCIT III had raised approximately $19.8 million ($13.8 million in Class A shares and $6.0 million in Class T shares) from approximately 260 investors and owned one office property and one industrial property in two states, with an aggregate acquisition cost of approximately $49.3 million.
Any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by CCPT I, CCPT II, Cole, CCPT IV, CCIT, CCIT II, CCPT V, CIM Income NAV and CCIT III at www.colenetlease.com or www.sec.gov. For a reasonable fee, we will provide copies of any exhibits to such Form 10-K.
Liquidity Track Record
Prior Public Programs
Of the nine CCO Group Sponsored Programs discussed above, four programs, CCPT I, CCPT II, Cole and CCIT have completed liquidity events.
Cole Credit Property Trust, Inc. (CCPT I)
As noted above, on May 19, 2014, the merger of CCPT I with VEREIT and Desert Merger Sub was completed. Pursuant to the CCPT Merger Agreement, VEREIT commenced the Offer to purchase all of the outstanding shares of common stock of CCPT I (other than shares held by VEREIT, any of its subsidiaries or any wholly-owned subsidiaries of CCPT I) at a price of $7.25 per share (the Offer Price). As of the expiration of the Offer, a total of 7,735,069 shares of CCPT I common stock were validly tendered and not withdrawn, representing approximately 77% of the shares of CCPT I common stock outstanding. Immediately following the Offer, VEREIT exercised its option (the Top-Up Option), granted pursuant to the CCPT Merger Agreement, to purchase, at a price per share equal to the Offer Price, 13,457,874 newly issued shares of CCPT I common stock (collectively, the Top-Up Shares). The Top-Up Shares, taken together with the shares of CCPT I common stock owned, directly or indirectly, by VEREIT and its subsidiaries immediately following the acceptance for payment and payment for the shares of CCPT I common stock that were validly tendered in the Offer, constituted one share more than 90% of the outstanding shares of CCPT I common stock (after giving effect to the issuance of all shares subject to the Top-Up Option), the applicable threshold required to effect a short-form merger under applicable Maryland law without stockholder approval. Following the consummation of the Offer and the exercise of the Top-Up Option, in accordance with the CCPT Merger Agreement, VEREIT completed its acquisition of CCPT I by effecting a short-form merger under Maryland law, pursuant to which CCPT I was merged with and into Desert Merger Sub, with Desert Merger Sub surviving as a direct wholly-owned subsidiary of VEREIT.
Cole Credit Property Trust II, Inc. (CCPT II)
As noted above, on July 17, 2013, the merger of CCPT II with Spirit was completed. Pursuant to the agreement and plan of merger, each Spirit stockholder received 1.9048 shares of CCPT II common stock for each share of Spirit common stock held immediately prior to the effective time of the merger (which equated to an inverse exchange ratio of 0.525 shares of Spirit common stock for one share of CCPT II common stock). The shares of the combined company’s common stock closed trading on July 17, 2013 at $9.28 per share on the NYSE under the symbol “SRC.”
Cole Real Estate Investments, Inc. (Cole)
As noted above, on April 5, 2013, Cole completed a transaction whereby Cole Holdings Corporation merged with and into CREI, a wholly-owned subsidiary of Cole. Cole changed its name to Cole Real Estate Investments, Inc. and its shares of common stock were listed on the NYSE on June 20, 2013 at an initial price of $11.50 per share. In connection with the Cole Holdings Merger, the sole stockholder of Cole Holdings Corporation and certain of Cole Holdings Corporation’s executive officers (collectively, the Holdings Executives) received a total of $21.9 million in cash, which included $1.9 million paid related to an excess working capital adjustment, and approximately 10,700,000 newly-issued shares of common stock of Cole, inclusive of approximately 661,000 shares that were withheld to satisfy applicable tax withholdings (jointly, the Upfront Stock Consideration). In addition, as a result of the listing of Cole’s common stock on the NYSE, an aggregate of approximately 2,100,000 newly-issued shares of common stock of Cole, inclusive of approximately 135,000 shares that were withheld to satisfy applicable tax withholdings (jointly, the Listing Consideration) were issued to the Holdings Executives. In accordance with the merger agreement and as further discussed below, approximately 4,300,000 shares of the Upfront Stock Consideration and the Listing Consideration were placed into escrow (the Escrow Shares) and were scheduled to be released on April 5, 2014, subject to meeting certain requirements. The Upfront Stock Consideration and the Listing Consideration were subject to a three-year lock-up with approximately one-third of the shares released each year following the merger date.

Pursuant to the merger agreement and certain preexisting transaction bonus entitlements, additional shares of Cole’s common stock were potentially payable in 2017 by Cole to the Holdings Executives as an “earn-out” contingent upon the acquired business’ demonstrated financial success during the years ending December 31, 2015 and 2016 (the Earnout Consideration). The Earnout Consideration was subject to a lockup until December 31, 2017. Additionally, the Holdings Executives were potentially entitled to additional shares of Cole’s common stock (the Incentive Consideration, and collectively with the Earnout Consideration, the Merger Contingent Consideration) based on the terms of Cole’s advisory agreement with CCPT III Advisors, which was a wholly-owned subsidiary of Cole Holdings Corporation, in effect prior to the Cole Holdings Merger. However, the sole stockholder of Cole Holdings Corporation agreed as part of the Cole Holdings Merger to reduce the amount that would have been payable as Incentive Consideration by 25%. The Incentive Consideration was based on 11.25% (reduced from 15% in Cole’s advisory agreement) of the amount by which the market value of Cole’s common stock raised in Cole’s initial offering, follow-on offering and distribution reinvestment plan offering (the Capital Raised) plus all distributions paid on such shares through the Incentive Consideration Test Period (as defined below) exceeded the amount of Capital Raised and the amount of distributions necessary to generate an 8% cumulative, non-compounded annual return to investors. The market value of the Capital Raised was based on the average closing price over a period of 30 consecutive trading days (the Incentive Consideration Test Period) beginning 180 days after June 20, 2013, the date Cole’s shares of common stock were listed on the NYSE.
On October 22, 2013, Cole entered into the VEREIT Merger Agreement. The VEREIT Merger Agreement provided for the merger of Cole with and into Merger Sub, with Merger Sub surviving the VEREIT Merger as a wholly-owned subsidiary of VEREIT. On February 7, 2014, the VEREIT Merger and the other transactions contemplated by the VEREIT Merger Agreement were completed.
In connection with the execution of the VEREIT Merger Agreement, the Holdings Executives entered into letter agreements with VEREIT (together, the Letter Agreements), pursuant to which, among other arrangements, such persons would receive the Incentive Consideration from Cole in the form of shares of Cole common stock in the event the VEREIT Merger was not consummated before the end of the Incentive Consideration Test Period. The Incentive Consideration Test Period ended January 30, 2014 and, in accordance with the terms of the merger agreement for the Cole Holdings Merger and the Letter Agreements, on January 31, 2014 Cole issued a total of 15,744,370 shares of Cole common stock to the Holdings Executives (before applicable tax withholding).
The Letter Agreements also provided that the shares of VEREIT common stock issued to the Holdings Executives in connection with the VEREIT Merger would generally be subject to a three-year lock-up with approximately one-third of the shares released each year following the merger date of the Cole Holdings Merger. The shares of VEREIT common stock issued to the Holdings Executives that were attributable to the Merger Contingent Consideration under the Cole Holdings Merger Agreement are released from their lock-up (which generally prohibits transfer of such shares until December 31, 2017) on a quarterly basis on the last day of each calendar quarter, beginning with the first full calendar quarter following the consummation of the VEREIT Merger through December 31, 2017.
The Letter Agreements also provided for the conversion of the Escrow Shares into shares of VEREIT common stock or cash, depending on the applicable Holdings Executive’s election under the terms of the VEREIT Merger Agreement.
Cole Corporate Income Trust, Inc. (CCIT)
As noted above, on January 29, 2015, CCIT merged with and into SIR Merger Sub. Pursuant to the CCIT Merger Agreement, each share of CCIT common stock (CCIT Common Stock) issued and outstanding was converted into the right to receive either (1) $10.50 in cash (the Cash Consideration); or (2) 0.360 of a common share of beneficial interest, par value $0.01, of SIR (SIR Common Shares) (the Share Consideration). The Cash Consideration and the Share Consideration were allocated in accordance with the CCIT Merger Agreement so that the aggregate number of shares of CCIT Common Stock converted into the right to receive the Cash Consideration did not exceed 60% of the shares of CCIT common stock issued and outstanding immediately prior to the effective time of the merger. No fractional SIR Common Shares were issued in the merger, and cash was paid in lieu thereof. The shares of the combined company’s common stock closed trading on January 29, 2015 at $25.20 per share on the NYSE under the symbol “SIR.”
Current Public Programs
Cole Credit Property Trust IV, Inc. (CCPT IV)
CCPT IV has not established a targeted date or time frame for pursuing a liquidity event, although it has disclosed in its prospectus that it expects to engage in a strategy to provide its investors with liquidity at a time and in a method determined by its independent directors to be in the best interests of its stockholders beginning five to seven years following the termination of its initial public offering. CCPT IV ceased issuing shares in its primary offering on April 4, 2014, although it continues to sell shares of its common stock pursuant to its distribution reinvestment plan. The timing and method of any liquidity event for CCPT IV was undetermined as of December 31, 2017.

CIM Income NAV, Inc. (CIM Income NAV)
CIM Income NAV is structured as a perpetual-life, non-exchange traded REIT, which means that, subject to regulatory approval of registrations for additional future offerings, it will be selling shares of its common stock on a continuous basis and for an indefinite period of time.
Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II)
CCIT II has not established a targeted date or time frame for pursuing a liquidity event, although it has disclosed in its prospectus that it expects to engage in a strategy to provide its investors with liquidity at a time and in a method determined by its independent directors to be in the best interests of its stockholders beginning five to seven years following the termination of its initial public offering. CCIT II ceased issuing shares in its primary offering on September 17, 2016, although it continues to sell shares of its common stock pursuant to its distribution reinvestment plan. The timing and method of any liquidity event for CCIT II was undetermined as of December 31, 2017.
Cole Credit Property Trust V, Inc. (CCPT V)
CCPT V has not established a targeted date or time frame for pursuing a liquidity event, although it has disclosed in its prospectus that it expects to engage in a strategy to provide its investors with liquidity at a time and in a method determined by its independent directors to be in the best interests of its stockholders beginning three to six years following the termination of its initial public offering. CCPT V terminated its initial public offering on August 1, 2017 and commenced a follow-on public offering on August 1, 2017. CCPT V continues to sell shares of its common stock pursuant to its follow-on offering as of December 31, 2017. The timing and method of any liquidity event for CCPT V was undetermined as of December 31, 2017.
Cole Office & Industrial REIT (CCIT III), Inc. (CCIT III)
CCIT III has not established a targeted date or time frame for pursuing a liquidity event, although it has disclosed in its prospectus that it expects to engage in a strategy to provide its investors with liquidity at a time and in a method determined by its independent directors to be in the best interests of its stockholders beginning five to seven years following the termination of its initial public offering. CCIT III continues to sell shares of its common stock pursuant to its initial public offering. The timing and method of any liquidity event for CCIT III was undetermined as of December 31, 2017.
Adverse Business and Other Developments
Adverse changes in general economic conditions have occasionally affected the performance of the CCO Group Sponsored Programs. The following discussion presents a summary of certain business developments or conditions experienced by CCO Group’s programs over the past ten years that may be material to investors in this offering.
Share Valuation
Cole Credit Property Trust, Inc. (CCPT I)
CCPT I stated in its private placement memorandum that after two years from the last offering of its shares of common stock, CCPT I would provide an estimated per share value for the principal purpose of assisting fiduciaries of plans subject to the annual reporting requirements of ERISA, and IRA trustees or custodians, which prepare reports relating to an investment in CCPT I’s shares of common stock. On January 31, 2014, CCPT I announced that its board of directors approved an estimated value of CCPT I’s common stock of $6.55 per share as of December 31, 2013. This was a decrease from the previously reported estimated value of CCPT I’s common stock of $7.75 per share as of December 31, 2012; $7.95 per share as of December 31, 2011; and $7.65 per share as of December 31, 2010 and 2009, announced January 15, 2013, January 13, 2012, January 13, 2011 and February 1, 2010, respectively. On March 17, 2014, CCPT I entered into the CCPT Merger Agreement among CCPT I, VEREIT and Desert Merger Sub pursuant to which, among other things, Desert Merger Sub commenced the Offer to purchase all of the outstanding shares of CCPT I’s common stock at a price of $7.25 per share in cash. The shares of CCPT I’s common stock were originally sold at a gross offering price of $10.00 per share. The principal reason for the decrease in share value beginning with the December 31, 2009 valuation was a decline in real estate values, despite CCPT I’s properties maintaining a 100% occupancy rate. The decline in values resulted from disruptions in the credit markets and general economic conditions. In addition, in determining the estimated value of CCPT I’s shares of common stock in January 2014, the board of directors of CCPT I considered the potential impact of transaction costs that may be incurred in liquidating CCPT I’s portfolio on the net proceeds to be received by CCPT I stockholders in a liquidity transaction. The board of directors of CCPT I determined that, although transaction costs were not reflected in its previous determinations of CCPT I’s estimated share value, it would be appropriate to reflect the potential impact of such costs in the estimated per share value of CCPT I’s common stock as of December 31, 2013 in light of various factors. From February 2010 through January 2014, the board of directors of CCPT I relied upon information provided by an independent third-party valuation firm and information provided by Cole REIT Advisors, LLC in determining an estimated value of CCPT I’s shares of common stock.

Cole Credit Property Trust II, Inc. (CCPT II)
To assist broker-dealers in complying with FINRA requirements, the board of directors of CCPT II established an estimated value of CCPT II’s common stock of $9.45 per share as of January 23, 2013. This was an increase from the previously reported estimated share values of $9.35 per share and $8.05 per share announced on July 27, 2011 and June 22, 2010, respectively. The shares of CCPT II’s common stock were originally sold at a gross offering price of $10.00 per share. The principal reason for the initial decrease in share value was a decline in real estate values resulting from disruptions in the credit markets and general economic conditions, in addition to a decline in CCPT II’s occupancy rate to 94% as of March 31, 2010. CCPT II’s occupancy rate increased to 96% as of June 30, 2013. In determining an estimated value of CCPT II’s shares of common stock in January 2013, the board of directors of CCPT II primarily considered the exchange ratio agreed to by the parties to the merger with Spirit, described above, as it was the result of arm’s length negotiations that occurred over a period of time leading up to the execution of the agreement and plan of merger between CCPT II and Spirit. In determining an estimated value of CCPT II’s shares of common stock in July 2011 and June 2010, the board of directors of CCPT II relied upon information provided by an independent third-party valuation firm and information provided by Cole REIT Advisors II, LLC.
Cole Credit Property Trust IV, Inc. (CCPT IV)
The board of directors of CCPT IV established an estimated value of CCPT IV’s common stock of $9.70 per share as of August 31, 2015. On November 10, 2016, the board of directors of CCPT IV established an updated estimated per share NAV of the company’s common stock, as of September 30, 2016, of $9.92 per share. On March 24, 2017, the board of directors established an updated estimated per share NAV of the company’s common stock, as of December 31, 2016, of $10.08 per share. On March 29, 2018, the board of directors established an updated estimated per share NAV of the company’s common stock, as of December 31, 2017, of $9.37 per share. The shares of CCPT IV’s common stock were originally sold at a gross offering price of $10.00 per share. CCPT IV intends to publish an updated estimated per share NAV on at least an annual basis. In determining an estimated value of CCPT IV’s shares of common stock, the board of directors of CCPT IV relied upon information provided by an independent third-party valuation firm, information provided by Cole REIT Advisors IV, LLC and an estimated share value recommendation made by a valuation committee comprised solely of independent directors.
Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II)
On April 11, 2016, CCIT II announced that its board of directors established an estimated per share NAV of the company’s common stock (now referred to as CCIT II Class A Shares) of $10.00 per share as of February 29, 2016. Effective as of March 4, 2016, CCIT II changed the designation of its common stock to CCIT II Class A Shares and then reclassified a portion of the CCIT II Class A Shares as CCIT II Class T Shares. On March 22, 2017, the board of directors established an updated estimated per share NAV of the company’s common stock, as of December 31, 2016, of $10.32 per share for both CCIT II Class A Shares and CCIT II Class T Shares. On March 28, 2018, the board of directors established an updated estimated per share NAV of the company’s common stock, as of December 31, 2017, of $10.58 per share for both CCIT II Class A Shares and CCIT II Class T Shares. CCIT II originally sold a single class of common stock (now referred to as CCIT II Class A Shares) at a gross offering price of $10.00 per share. CCIT II intends to publish an updated estimated per share NAV on at least an annual basis going forward. In determining an estimated value of the company’s shares of common stock, the board of directors relied upon information provided by an independent third-party valuation firm, information provided by Cole Corporate Income Advisors II, LLC and an estimated share value recommendation made by a valuation committee comprised solely of independent directors.
Cole Credit Property Trust V, Inc. (CCPT V)
On April 11, 2016, CCPT V announced that its board of directors established an estimated per share NAV of the company’s common stock (now referred to as CCPT V Class A Shares) of $24.00 per share as of February 29, 2016. Effective as of March 4, 2016, CCPT V changed the designation of its common stock to CCPT V Class A Shares and then reclassified a portion of the CCPT V Class A Shares as CCPT V Class T Shares. On March 24, 2017, the board of directors established an updated estimated per share NAV of the company’s common stock, as of December 31, 2016, of $24.00 per share for both CCPT V Class A Shares and CCPT V Class T Shares. On March 29, 2018, the board of directors established an updated estimated per share NAV of the company’s common stock, as of December 31, 2017, of $22.18 per share for both CCPT V Class A Shares and CCPT V Class T Shares. Effective March 29, 2018, CCPT V offers CCPT V Class A Shares in the primary portion of its follow-on offering for $24.37 per share and CCPT V Class T Shares in the primary portion of its follow-on offering for $23.35 per share. CCPT V originally sold a single class of common stock (now referred to as CCPT V Class A Shares) at a gross offering price of $25.00 per share. CCPT V intends to publish an updated estimated per share NAV on at least an annual basis going forward. In determining an estimated value of the company’s shares of common stock, the board of directors relied upon information provided by an independent third-party valuation firm, information provided by Cole REIT Advisors V, LLC and an estimated share value recommendation made by a valuation committee comprised solely of independent directors.

Cole Office & Industrial REIT (CCIT III), Inc. (CCIT III)
On September 22, 2016, CCIT III commenced its initial public offering. The shares of CCIT III’s common stock are being sold at a gross offering price of $10.00 per share and $9.57 per share for Class A shares and Class T shares, respectively.
Distributions and Redemptions
Cole Credit Property Trust, Inc. (CCPT I)
From June 2005 through February 2010, CCPT I paid a 7% annualized distribution rate based upon a purchase price of $10.00 per share. However, beginning in March 2010, CCPT I reduced its annualized distribution rate to 5% based on a purchase price of $10.00 per share, or 7.6% based on the most recent estimated value prior to its merger with VEREIT of $6.55 per share. The principal reasons for the lower distribution rate were the approximately $50.0 million of fixed rate debt that was to mature by year-end 2010 and the then prevailing credit markets, which dictated higher interest rates upon refinancing and amortization provisions, requiring CCPT I to pay down a portion of the principal on a monthly basis over the life of the loan. As of May 18, 2014, the day prior to the merger with VEREIT, CCPT I had paid approximately $55.7 million in cumulative distributions since inception. These distributions were fully funded by net cash provided by operating activities.
Pursuant to CCPT I’s share redemption program, CCPT I could use up to 1% of its annual cash flow, including operating cash flow not intended for distributions, borrowings or capital transactions such as sales or refinancings, to satisfy redemption requests. Accordingly, CCPT I’s board of directors determined at the beginning of each fiscal year the maximum amount of shares that CCPT I could redeem during that year. In each of the years from 2007 until its merger with VEREIT, CCPT I’s board of directors determined that there was an insufficient amount of cash available for redemption.
Cole Credit Property Trust II, Inc. (CCPT II)
From October 2005 through February 2006, CCPT II paid a 6% annualized distribution rate based upon a purchase price of $10.00 per share; from March 2006 through June 2006, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10.00 per share; from July 2006 through June 2007, CCPT II paid a 6.50% annualized distribution rate based upon a purchase price of $10.00 per share; from July 2007 through June 2009, CCPT II paid a 7% annualized distribution rate based upon a purchase price of $10.00 per share; and from July 2009 through June 30, 2013, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10.00 per share, or a 6.61% annualized distribution rate based on its then most recent estimate of the value of $9.45 per share. The principal reason for the reduction of the distribution rate was the drop in the occupancy rate of the CCPT II portfolio from 99% on December 31, 2008 to 95% on September 30, 2009, resulting in lower revenue. CCPT II’s occupancy rate as of June 30, 2013 was 96%.
From inception until June 30, 2013, CCPT II had paid approximately $732.5 million in cumulative distributions. These distributions were funded by net cash provided by operating activities of approximately $652.2 million (89%), net borrowings of approximately $26.7 million (3.6%), net sale proceeds in excess of CCPT II’s investment in marketable securities of approximately $21.5 million (2.9%), principal repayments from mortgage notes receivable and real estate under direct financing leases, including excess amounts from prior years of $15.4 million (2.1%), offering proceeds of approximately $9.9 million (1.4%), net sale proceeds and return of capital in excess of CCPT II’s investment from CCPT II’s interest in joint ventures of approximately $5.9 million (less than 1%) and proceeds from the sale of real estate and condemnations of $909,000 (less than 1%). From inception until the date of the merger with Spirit, CCPT II had expensed approximately $9.9 million in cumulative real estate acquisition expenses, which reduced operating cash flows. CCPT II treated its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses were treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceeded net cash provided by operating activities.
Pursuant to CCPT II’s share redemption program in effect during 2009, redemptions were limited to 3% of the weighted average number of shares outstanding during the prior calendar year, other than for redemptions requested upon the death of a stockholder. During 2009, CCPT II funded redemptions up to this limit. On November 10, 2009, CCPT II’s board of directors voted to temporarily suspend CCPT II’s share redemption program other than for requests made upon the death of a stockholder. The CCPT II board of directors considered many factors in making this decision, including the expected announcement of an estimated value of CCPT II’s common stock in June 2010 and continued uncertainty in the economic environment and credit markets. On June 22, 2010, CCPT II’s board of directors reinstated the share redemption program, with certain amendments, effective August 1, 2010. Under the terms of the revised share redemption program, during any calendar year, CCPT II would redeem shares on a quarterly basis, up to one-fourth of 3% of the weighted average number of shares outstanding during the prior calendar year (including shares requested for redemption upon the death of a stockholder). In addition, funding for redemptions for each quarter would be limited to the net proceeds received from the sale of shares in the respective quarter under CCPT II’s distribution reinvestment plan. On December 6, 2012, CCPT II suspended its share redemption program in anticipation of a potential liquidity event. As a result of the suspension of the share redemption program, only those redemption requests received from stockholders during the fourth quarter of 2012 on or before December 6, 2012 and that were determined to be in good order on or before December 12, 2012 were honored in accordance with the terms, conditions and limitations of the share redemption program. CCPT II did not process or accept any requests for redemption received after December 6, 2012. As of June 30, 2013, CCPT II had redeemed approximately 13,000 shares for $121,000 pursuant to redemption requests received on or before December 6, 2012.
Cole Real Estate Investments, Inc. (Cole)
Cole’s board of directors began authorizing distributions in January 2009, after Cole commenced business operations. Cole paid a 6.50% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on January 6, 2009 through March 31, 2009. During the period commencing on April 1, 2009 and ending on March 31, 2010, Cole paid a 6.75% annualized distribution rate based upon a $10.00 per share purchase price. Cole paid a 7.0% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on April 1, 2010 and ending on December 31, 2010. Cole paid a 6.50% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing January 1, 2011 through April 4, 2013. The principal reason for the reduction of the distribution rate was to align more closely the distribution rate with Cole’s then-current operating income. On April 5, 2013, Cole’s annualized distribution rate was increased to 7.0% based upon an assumed $10.00 per share purchase price.
From its inception through the date of the listing of its shares on the NYSE, Cole had paid approximately $785.6 million in cumulative distributions. These distributions were funded by net cash provided by operating activities of approximately $570.8 million (72.6%), offering proceeds of approximately $173.3 million (22.1%), net borrowings of $32.8 million (4.2%) and distributions received in excess of income from unconsolidated joint ventures of approximately $8.7 million (1.1%). As of June 30, 2013, Cole had expensed approximately $230.3 million in cumulative real estate acquisition expenses, which reduced operating cash flows. Cole treated its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses were treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceeded net cash provided by operating activities.
Cole’s share redemption program provided, in general, that the number of shares Cole may redeem was limited to 5% of the weighted average number of shares outstanding during the trailing 12-month period prior to the end of the fiscal quarter for which redemptions are paid. In addition, the cash available for redemption was limited to the proceeds from the sale of shares pursuant to Cole’s distribution reinvestment plan. On April 12, 2013, Cole announced that its board of directors had voted to suspend Cole’s share redemption program in anticipation of the listing of its shares on the NYSE. As a result of the suspension of the share redemption program, all redemption requests received from stockholders during the second quarter of 2013 and determined by Cole to be in good order on or before April 22, 2013 were honored in accordance with the terms, conditions and limitations of the share redemption program. Prior to April 22, 2013, Cole had redeemed in full all valid redemption requests received in good order. A valid redemption request was one that complied with the applicable requirements and guidelines of Cole’s share redemption program. Thereafter, the share redemption program was terminated effective June 20, 2013, the date on which its common stock was listed on the NYSE.
Cole Corporate Income Trust, Inc. (CCIT)
CCIT’s board of directors began authorizing distributions in June 2011, after the company commenced business operations. CCIT paid a 6.50% annualized distribution rate based on a purchase price of $10.00 per share for the period commencing on June 29, 2011 through January 28, 2015. From inception until December 31, 2014, CCIT had paid approximately $181.4 million in cumulative distributions. The distributions were funded by operating activities of approximately $106.7 million (58.8%), offering proceeds of approximately $68.6 million (37.8%) and proceeds from the issuance of debt of approximately $6.1 million (3.4%). From inception until December 31, 2014, CCIT had expensed approximately $68.6 million in cumulative real estate acquisition expenses, which reduced operating cash flows. CCIT treated its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses were treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceeded net cash provided by operating activities.
Pursuant to CCIT’s share redemption program, CCIT could redeem up to 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemption was being paid. Additionally, funding for the redemption of shares was limited to the net proceeds received from the sale of shares under the distribution reinvestment plan. On August 20, 2014, CCIT suspended its share redemption program in anticipation of a potential liquidity event. As a result of the suspension of the share redemption program, all redemption requests received from stockholders during the third quarter of 2014 and that were determined to be in good order on or before September 30, 2014 were honored in accordance with the terms, conditions and limitations of the share redemption program. CCIT did not process or accept any requests for redemption received after the third quarter of 2014. As of December 31, 2014, CCIT had redeemed approximately 806,000 shares for $7.9 million pursuant to redemption requests received on or before the suspension of the share redemption program.

Cole Credit Property Trust IV, Inc. (CCPT IV)
CCPT IV’s board of directors began authorizing distributions in April 2012, after CCPT IV commenced business operations. CCPT IV has paid, for the period commencing April 14, 2012 through December 31, 2017, a 6.25% annualized distribution rate based upon an original offering price of $10.00 per share, which equates to an annualized distribution rate of 6.44% based on the estimated per share NAV of $9.70 as of August 31, 2015; an annualized distribution rate of 6.30% based on the estimated per share NAV of $9.92 as of September 30, 2016; an annualized distribution rate of 6.20% based on the estimated per share NAV of $10.08 as of December 31, 2016; and an annualized distribution rate of 6.67% based on the estimated per share NAV of $9.37 as of December 31, 2017. As of December 31, 2017, CCPT IV had paid approximately $810.9 million in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of approximately $663.5 million (81.8%), offering proceeds of approximately $134.2 million (16.6%) and proceeds from the issuance of notes payable of $13.2 million (1.6%). As of December 31, 2017, CCPT IV had expensed approximately $134.2 million in cumulative real estate acquisition expenses, which reduced operating cash flows. Prior to the adoption of ASU 2017-01 in April 2017, as set forth in the “Estimated Use of Proceeds” section of the prospectus, CCPT IV treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions includes the amount by which real estate acquisition related expenses reduced net cash provided by operating activities.
Pursuant to CCPT IV’s share redemption program, CCPT IV may redeem up to 5.0% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemption is being paid. Additionally, funding for the redemption of shares is limited to the net proceeds received from the sale of shares under the distribution reinvestment plan. As of December 31, 2017, CCPT IV had redeemed approximately 27.6 million shares for $270.3 million pursuant to redemption requests received on or before December 31, 2017. As of December 31, 2017, redemption requests relating to approximately 34.2 million shares went unfulfilled.
CIM Income NAV, Inc. (CIM Income NAV)
CIM Income NAV’s board of directors began authorizing distributions in December 2011, after CIM Income NAV commenced business operations. The CIM Income NAV board of directors authorized the following daily distribution amounts per share for the periods indicated below:

Period Commencing	Period Ending	Daily Distribution Amount
December 8, 2011	December 31, 2011	$0.002260274
January 1, 2012	September 30, 2012	$0.002254099
October 1, 2012	December 31, 2012	$0.002383836
January 1, 2013	September 30, 2013	$0.002429042
October 1, 2013	March 31, 2014	$0.002563727
April 1, 2014	December 31, 2017	$0.002678083
As of December 31, 2017, CIM Income NAV had paid approximately $48.9 million in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of approximately $44.7 million (91.4%) and offering proceeds of approximately $4.2 million (8.6%). As of December 31, 2017, CIM Income NAV had expensed approximately $7.7 million in cumulative real estate acquisition expenses, which reduced operating cash flows. Prior to the adoption of ASU 2017-01 in April 2017, as set forth in the “Estimated Use of Proceeds” section of the prospectus, CIM Income NAV treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions includes the amount by which real estate acquisition related expenses reduced net cash provided by operating activities.
CIM Income NAV’s share redemption plan provides that, on each business day, stockholders may request that CIM Income NAV redeem all or any portion of their shares, subject to a minimum redemption amount and certain short-term trading fees. The redemption price per share for each class on any business day will be CIM Income NAV’s NAV per share for such class for that day, calculated by the independent fund accountant in accordance with CIM Income NAV’s valuation policies. The share redemption plan includes certain redemption limits, including a quarterly limit and, in some cases, a stockholder-by-stockholder limit. As of December 31, 2017, CIM Income NAV had redeemed approximately 4.3 million D Shares, 489,000 T Shares and 242,000 I Shares under the share redemption plan for $76.8 million, $8.8 million and $4.5 million, respectively, pursuant to redemption requests received on or before December 31, 2017. As CIM Income NAV had not yet begun selling S Shares, no S Shares had been redeemed as of December 31, 2017. As of December 31, 2017, all redemption requests under the share redemption plan were fulfilled.

Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II)
CCIT II’s board of directors began authorizing distributions in January 2014, after the company commenced business operations. CCIT II paid a 6.00% annualized distribution rate (reduced, for CCIT II Class T Shares, by the amount of distribution and stockholder servicing fees that are payable with respect to such shares) based on a purchase price of $10.00 per share for the period commencing January 14, 2014 through March 31, 2014 and has paid, for the period commencing April 1, 2014 through December 31, 2017, a 6.30% annualized distribution rate (reduced, for CCIT II Class T Shares, by applicable distribution and stockholder servicing fees) based on a purchase price of $10.00 per share, which equates to an annualized distribution rate of 6.30% (reduced, for CCIT II Class T Shares, by applicable distribution and stockholder servicing fees) based on the estimated per share NAV of $10.00 for both CCIT II Class A Shares and CCIT II Class T Shares as of February 29, 2016; an annualized distribution rate of 6.10% (reduced, for CCIT II Class T Shares, by applicable distribution and stockholder servicing fees) based on the estimated per share NAV of $10.32 for both CCIT II Class A Shares and CCIT II Class T Shares as of December 31, 2016; and an annualized distribution rate of 5.95% (reduced, for CCIT II Class T Shares, by applicable distribution and stockholder servicing fees) based on the estimated per share NAV of $10.58 for both CCIT II Class A Shares and CCIT II Class T Shares as of December 31, 2017. As of December 31, 2017, CCIT II had paid approximately $101.5 million in cumulative distributions since inception. The distributions were funded by net cash provided by operating activities of approximately $96.7 million (95.3%), with additional funding of $4.8 million (4.7%) from offering proceeds. As of December 31, 2017, CCIT II had expensed approximately $29.3 million in cumulative real estate acquisition expenses, which reduced operating cash flows. Prior to the adoption of ASU 2017-01 in April 2017, as set forth in the “Estimated Use of Proceeds” section of the prospectus, CCIT II treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions includes the amount by which real estate acquisition related expenses reduced net cash provided by operating activities.
Pursuant to CCIT II’s share redemption program, CCIT II may redeem up to 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemption is being paid. Additionally, funding for the redemption of shares is limited to the net proceeds received from the sale of shares under the distribution reinvestment plan. As of December 31, 2017, CCIT II had redeemed approximately 2.6 million A Shares and 13,700 T Shares under the share redemption plan for $26.5 million and $137,000, respectively, pursuant to redemption requests received on or before December 31, 2017. As of December 31, 2017, redemption requests relating to approximately 108,000 shares went unfulfilled.
Cole Credit Property Trust V, Inc. (CCPT V)
CCPT V’s board of directors began authorizing distributions in March 2014, after the company commenced business operations. CCPT V has paid, for the period commencing on March 18, 2014 through December 31, 2017, a 6.30% annualized distribution rate (reduced, for CCPT V Class T Shares, by the amount of distribution and stockholder servicing fees that are payable with respect to such shares) based on a purchase price of $25.00 per share, which equates to an annualized distribution rate of 6.56% (reduced, for CCPT V Class T Shares, by applicable distribution and stockholder servicing fees) based on the estimated per share NAV of $24.00 for both CCPT V Class A Shares and CCPT V Class T Shares as of February 29, 2016 and as of December 31, 2016; and an annualized distribution rate of 7.10% (reduced, for CCPT V Class T Shares, by applicable distribution and stockholder servicing fees) based on the estimated per share NAV of $22.18 for both CCPT V Class A Shares and CCPT V Class T Shares as of December 31, 2017. As of December 31, 2017, CCPT V had paid approximately $54.1 million in cumulative distributions since inception. The distributions were funded by net cash provided by operating activities of approximately $30.2 million (55.8%), offering proceeds of approximately $16.7 million (30.9%) and proceeds from the issuance of notes payable of $7.2 million (13.3%). As of December 31, 2017, CCPT V had expensed approximately $16.7 million in cumulative real estate acquisition expenses, which reduced operating cash flows. Prior to the adoption of ASU 2017-01 in April 2017, as set forth in the “Estimated Use of Proceeds” section of the prospectus, CCPT V treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions includes the amount by which real estate acquisition related expenses reduced net cash provided by operating activities.
Pursuant to CCPT V’s share redemption program, CCPT V may redeem up to 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemption is being paid. Additionally, funding for the redemption of shares is limited to the net proceeds received from the sale of shares under the distribution reinvestment plan. As of December 31, 2017, CCPT V had redeemed approximately 722,000 shares under the share redemption program for $17.2 million pursuant to redemption requests received on or before December 31, 2017. As of December 31, 2017, redemption requests relating to approximately 118,000 shares went unfulfilled.

Cole Office & Industrial REIT (CCIT III), Inc. (CCIT III)
CCIT III’s board of directors began authorizing distributions in September 2016, after the company commenced business operations. CCIT III paid, for the period commencing on September 23, 2016 through December 31, 2017, a 6.00% annualized distribution rate (reduced, for CCIT III Class T Shares, by applicable distribution and stockholder servicing fees) based on a purchase price of $10.00 per share. As of December 31, 2017, CCIT III had paid approximately $661,000 in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of $534,000 (80.8%) and offering proceeds of approximately $127,000 (19.2%). As of December 31, 2017, CCIT III had expensed approximately $765,000 in cumulative real estate acquisition expenses, which reduced operating cash flows. Prior to the adoption of ASU 2017-01 in April 2017, as set forth in the “Estimated Use of Proceeds” section of the prospectus, CCIT III treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions includes the amount by which real estate acquisition related expenses reduced net cash provided by operating activities.
Pursuant to CCIT III’s share redemption program, CCIT III may redeem up to 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemption is being paid. Additionally, funding for the redemption of shares is limited to the net proceeds received from the sale of shares under the distribution reinvestment plan. As of December 31, 2017, CCIT III had not received any requests for redemptions under its share redemption program.

Description of Capital Stock
The following summary of the material terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter. Our charter provides that we may issue up to 500.0 million shares of capital stock, $.01 par value per share. Of the total number of shares of capital stock authorized (a) 490.0 million shares are designated as common stock, 122.5 million of which are classified as D Shares, 122.5 million of which are classified as T Shares, 122.5 million of which are classified as S Shares and 122.5 million of which are classified as I Shares, and (b) 10.0 million shares are designated as preferred stock. Our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without stockholder approval. As of October 31, 2018, approximately 18.6 million D Shares of our common stock, approximately 12.3 million T Shares of our common stock, no S Shares of our common stock and approximately 1.2 million I Shares of our common stock were issued and outstanding, and no shares of our preferred stock were issued and outstanding.
On September 20, 2011, our sole stockholder approved an amendment to our charter to authorize a reverse stock split of our common stock at a ratio of two-for-three, and our board authorized the implementation of the reverse stock split on September 20, 2011. Effective on September 21, 2011, every three shares of the Company’s issued and outstanding common stock were combined into two shares of common stock.
Common Stock
The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, and the provisions of our charter regarding restrictions on ownership and transfer of our stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, in the event that we were ever liquidated, would be entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares of common stock that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of shares of our common stock will not have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations. In the future, our board of directors may authorize a separate class of common stock with different fees and expenses than our current class of common stock.
Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, and other distributions, qualifications and terms or conditions of repurchase of any new class or series of shares of stock.
We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock, while State Street will act as our custodian. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312
D Shares
The dealer manager will reallow all upfront selling commission fees to participating broker-dealers and servicing broker-dealers. Each D Share issued in the primary offering will be subject to an upfront selling commission of up to 1.50% of the Offering Price per share for D Shares on the date of purchase, which we will pay to our dealer manager. Additionally, we will pay the dealer manager a stockholder servicing fee with respect to our outstanding D Shares equal to 0.25% per annum of the aggregate NAV of all our outstanding D Shares, including any D Shares sold pursuant to our distribution reinvestment plan. The stockholder servicing fee will be paid monthly in arrears and accrues daily in an amount equal to (1) 1/365th of 0.25% of our NAV for D Shares for such day. At the dealer manager’s discretion, it may reallow all or a portion of the stockholder servicing fee to participating broker-dealers and servicing broker-dealers. We will cease paying the stockholder servicing fees with respect to individual D Shares when total sales commissions, dealer manager fees and stockholder servicing equal 8.75%. The upfront selling commission will not be payable in respect of any D Shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the stockholder servicing fee payable with respect to all our outstanding D Shares. D Shares are available to all investors who meet our suitability requirements. We expect that D Shares will be made available primarily through registered investment advisors and broker-dealers that charge their clients a fee for their services (typically referred to as wrap or fee-based accounts).
T Shares
Each T Share issued in the primary offering will be subject to an upfront selling commission of up to 3.00%, and a dealer manager fee of 0.50%, of the Offering Price per share for T Shares on the date of purchase, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the Offering Price, which we will pay to our dealer manager. In addition, we will pay the dealer manager (i) a stockholder servicing fee that accrues daily in an amount equal to 1/365th of 0.85% of our NAV per share for the T Shares for such day, in each case, on a continuous basis from year to year, subject to certain limitations. Our dealer manager may reallow all or a portion of upfront selling commissions and at its discretion it may reallow a portion of the dealer manager fees received on T Shares, and (ii) a portion of the stockholder servicing fee received on T Shares, to participating broker-dealers. T Shares are available to all investors who meet our suitability requirements. We expect that T Shares will be made available primarily through registered representatives of broker-dealers. We will cease paying the stockholder servicing fees with respect to individual T Shares when total sales commissions, dealer manager fees and stockholder servicing fees equal 8.75%. The upfront selling commission and dealer manager fee will not be payable in respect of any T Shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the stockholder servicing fee payable with respect to all our outstanding T Shares. T Shares are available to all investors who meet our suitability requirements.
S Shares
Each S Share issued in the primary offering will be subject to an upfront selling commission of up to 3.50%, of the Offering Price per share for S Shares on the date of purchase, which we will pay to our dealer manager. In addition, we will pay the dealer manager (i) a stockholder servicing fee that accrues daily in an amount equal to 1/365th of 0.85% of our NAV per share for the S Shares for such day, in each case, on a continuous basis from year to year, subject to certain limitations. Our dealer manager may reallow all or a portion of upfront selling commissions and (ii) a portion of the stockholder servicing fee received on S Shares, to participating broker-dealers. S Shares are available to all investors who meet our suitability requirements. We expect that S Shares will be made available primarily through registered representatives of broker-dealers. We will cease paying the stockholder servicing fees with respect to individual S Shares when total sales commissions, dealer manager fees and stockholder servicing equal 8.75%. The upfront selling commission and dealer manager fee will not be payable in respect of any S Shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the stockholder servicing fee payable with respect to all our outstanding S Shares. S Shares are available to all investors who meet our suitability requirements.
I Shares
No upfront selling commissions, dealer manager fees or stockholder servicing fees will be paid for sales of any I Shares. I Shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to I Shares, (2) by institutional accounts as defined by FINRA Rule 4512(c), (3) through bank-sponsored collective trusts and bank-sponsored common trusts, (4) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (5) through certain financial intermediaries that are not otherwise registered with or as a broker-dealer and that direct clients to trade with a broker-dealer that offers I Shares, (6) through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law that are also registered with or as a broker-dealer, whose broker-dealer does not receive any compensation from us or our dealer manager, (7) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and our advisor’s product specialists or other affiliates of our advisor and their immediate family members, our product specialists and their affiliates and, if approved by our board of directors, joint venture partners, consultants and other service providers, (8) by participating broker dealers, including their registered representatives and immediate family members, (9) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers and (10) by any other categories of purchasers that we name in an amendment or supplement to this prospectus.
Rights Upon Liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed among the holders of D Shares, T Shares, S Shares and I Shares ratably in proportion to the respective NAV for each class in accordance with applicable law. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.
Preferred Stock
Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock without stockholder approval. Prior to issuance of shares of each class or series, our board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. Our board of directors may also set the terms of shares of preferred stock that rank senior to shares of our common stock as to dividends, in liquidation and/or with respect to other rights. Preferred stock may be issued without stockholder approval in unlimited amounts and we may issue preferred stock in the future to raise additional equity capital. However, the issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.
Meetings, Special Voting Requirements and Access to Records
An annual meeting of the stockholders is held each year at our principal executive office or such other location convenient to stockholders upon reasonable notice and on a specific date which will be at least 30 days after delivery of our annual report. The board of directors, including the independent directors, shall be required to take reasonable steps to insure that this requirement is met. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman or the president and must be called by our secretary upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast at the meeting on any matter that may properly be considered at a meeting of stockholders. Upon receipt of a written request, either in person or by mail, stating the purposes of the special meeting, our sponsor shall provide all stockholders, within 10 days after receipt of said request, written notice, either in person or by mail, of a special meeting and the purposes of such meeting to be held on a date not less than 15 or more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least 50% of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.
Under the Maryland General Corporation Law and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution or (3) our merger or consolidation, our conversion, a statutory share exchange or the sale or other disposition of all or substantially all of our assets. Under our charter, these matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Under the Maryland General Corporation Law and our charter, except with respect to certain matters, such as the election of directors, the board of directors must first adopt a resolution declaring that a proposed action is advisable and directing the matter to be submitted to the stockholders for approval or ratification.
The advisory agreement and the sub-advisory agreement are approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or its sub-advisor or to select its replacements, stockholders do have the ability, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors.

Any stockholder will be permitted access to certain corporate records at reasonable times and may inspect and copy them for a reasonable charge. Under Maryland law, stockholders are entitled to inspect and copy our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Because the foregoing list sets forth all of the corporate records that our stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow stockholders to inspect and copy. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the receipt of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), which provides that, upon the request of stockholders and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list.
Restriction on Ownership of Shares of Capital Stock
For us to continue to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. These ownership tests did not apply to our first taxable year in which we qualified as a REIT. In addition, we must meet requirements regarding the nature of our gross income to continue to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of specified types of income, such as rents from real property and certain income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant, which could result in our loss of REIT status. To assist us in preserving our status as a REIT, our charter contains limitations on the ownership and transfer of shares of our stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock; and (2) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. Our charter also prohibits any transfer of, or other event with respect to, shares of our capital stock that (a) would result in us being “closely held” within the meaning of Section 856(h) of the Code, (b) would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to so qualify or (c) would otherwise cause us to fail to continue to qualify as a REIT.
Our charter provides that the shares of our capital stock that, if transferred, would violate any of the foregoing limitations, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the share trust and will hold such distributions or distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust and, subject to Maryland law, will have the authority (1) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the share trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not result in our failing to continue to qualify as a REIT. If the transfer to the share trust would not be effective for any reason to prevent a violation of the foregoing limitations on ownership and transfer, then the transfer of that number of shares of capital stock that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.
Within 20 days of receiving notice from us that shares have been transferred to the share trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner will receive a per share price equal to the lesser of (i) the price per share paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the share trust (e.g., a gift, devise or other similar transaction), the NAV per share on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the share trust, the shares are sold by the prohibited owner, then (i) the shares shall be deemed to have been sold on behalf of the share trust and (ii) to the extent that the prohibited owner received an amount for the shares that exceeds the amount such prohibited owner was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares held in the share trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the share trust (or, in the case of a devise or gift, the NAV per share at the time of the devise or gift) and (ii) the NAV per share on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner. We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.
Any person who acquires or attempts or intends to acquire shares of our capital stock in violation of the foregoing restrictions or who would have owned shares of our capital stock that were transferred to any such share trust is required to give immediate written notice to us of such event, or in the case of a proposed or attempted transaction, to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.
The ownership limits do not apply to a person or persons that our board of directors exempts prospectively or retroactively from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.
Distributions
We pay distributions monthly in arrears and have daily record dates. Therefore, new stockholders are entitled to distributions immediately upon the purchase of their shares. We also expect that the board of directors will set the rate of distributions at a level that will be reasonably consistent and sustainable over time. Stockholders will be entitled to declared distributions on each of their shares from the time the shares are issued to the stockholder until the time we pay redemption proceeds to redeem the shares.
Distributions will be made on all classes of our common stock at the same time. The per share amount of distributions on D Shares, T Shares, S Shares and I Shares will likely differ over time because of different allocations of class-specific expenses. The per share amount of distributions on D Shares, T Shares, S Shares and I Shares shall be determined based on the relative net asset value of each class.
We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income each year (computed without regard to the dividends paid deduction, certain non-cash items, and our net capital gain). Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, present and reasonably projected future cash flows and general financial condition. Our board of directors’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements.
Our board of directors authorized the following daily distribution amounts per share for the periods indicated below:

Period Commencing	Period Ending	Daily Distribution Amount
December 8, 2011	December 31, 2011	$0.002260274
January 1, 2012	September 30, 2012	$0.002254099
October 1, 2012	December 31, 2012	$0.002383836
January 1, 2013	September 30, 2013	$0.002429042
October 1, 2013	March 31, 2014	$0.002563727
April 1, 2014	December 31, 2018	$0.002678083
The daily distribution amount shown above for each class of outstanding common stock is adjusted based on the relative net asset value of the various classes each day so that, from day to day, distributions constitute a uniform percentage of the net asset value per share of all classes. As a result, from day to day, the per share daily distribution for each outstanding class of common stock may be higher or lower than the amount shown above based on the relative net asset value of each class of common stock on that day. During the applicable distribution period, the distributions were or will be payable to stockholders of record as of the close of business on each day of the period and were or will be paid monthly in arrears.
Our board of directors has authorized a daily distribution, based on 365 days in the calendar year, of $0.002678083 per share for stockholders of record as of the close of business on each day of the period commencing on January 1, 2018 and ending on December 31, 2018. The daily distribution amount for each class of outstanding common stock is adjusted based on the relative NAV of the various classes each day so that, from day to day, distributions constitute a uniform percentage of the NAV per share of all classes. As a result, from day to day, the per share daily distribution for each outstanding class of common stock may be higher or lower than the daily distribution amount authorized by our board of directors based on the relative NAV of each class of common stock on that day. As of September 30, 2018 we had distributions payable of $2.5 million.
As of September 30, 2018, cumulative since inception, we have declared $71.9 million of distributions and we have paid $69.4 million, of which $36.8 million was paid in cash and $32.6 million was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. Our net income was $8.3 million and $2.7 million as of September 30, 2018, cumulative since inception, and for the nine months ended September 30, 2018, respectively, and our net income was $312,000 for the year ended December 31, 2017. The following table presents distributions and the source of distributions for the periods indicated below (dollars in thousands):

	Nine Months Ended September 30, 2018		Year Ended December 31, 2017			As of September 30, 2018, Cumulative Since Inception
	Amount	Percent	Amount		Percent	Amount	Percent
Distributions paid in cash	$10,417	51%	$10,448		50%	$36,795	53%
Distributions reinvested	10,003	49%	10,289		50%	32,572	47%
Total distributions	$20,420	100%	$20,737		100%	$69,367	100%

Source of distributions:
Net cash provided by operating activities	$20,420	100%	$19,311	(3)	93%	$68,383	99%
Proceeds from issuance of common stock	—	—%	1,426		7%	984	1%
Total sources	$20,420	100%	$20,737		100%	$69,367	100%
____________________________________

(1)
Net cash provided by operating activities for the nine months ended September 30, 2018, the year ended December 31, 2017 and as of September 30, 2018, cumulative since inception, was $23.6 million, $19.3 million and $68.4 million, respectively.

(2)
Prior to the adoption of ASU 2017-01 in April 2017, we treated our real estate acquisition–related expenses as funded by proceeds from the Initial Offering, including proceeds from the DRIP. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions for the year ended December 31, 2017 and as of September 30, 2018, cumulative since inception, includes the amount by which real estate acquisition–related expenses have reduced net cash flows from operating activities in prior periods.

(3)	Includes cash flows in excess of distributions from prior periods.

We are not prohibited from distributing our own securities or other securities in lieu of making cash distributions to stockholders, provided that, in the case of securities other than our own securities, the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.
We may pay distributions from other sources, including the sale of assets, the proceeds from this offering, borrowings and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for acquisition of real estate properties, real estate-related assets and other investments, and this may cause subsequent stockholders to experience dilution. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings, our offering proceeds or other sources to fund our distributions. Additionally, we will make certain payments to our advisor and dealer manager for services provided to us. See “Compensation.” Such payments will reduce the amount of cash available for distributions. Finally, payments to fulfill redemption requests under our redemption plan will also reduce funds available for distribution to remaining stockholders.
Our distributions may constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for tax purposes. However, unlike shares of a traditional non-exchange traded REIT which are typically sold and, on a limited basis, redeemed at a fixed price, each class of our common stock will be sold and redeemed on any business day at NAV. As a result, any return of capital will be reflected in our daily NAV unlike the offer and redemption price of a typical non-exchange traded REIT which may not reflect a significant return of capital until the non-exchange traded REIT performs a valuation of the REIT or liquidates.
Distribution Reinvestment Plan
We have adopted an amended and restated distribution reinvestment plan, effective concurrently with this offering, whereby stockholders will be able to elect to have their cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. All such distributions will be immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such stockholder.
The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the NAV per share applicable to the class of shares purchased, calculated on the distribution date. No upfront selling commissions will be payable with respect to shares purchased pursuant to the distribution reinvestment plan. Because the stockholder servicing fees are calculated based on NAV, they reduce NAV and/or distributions with respect to D Shares, T Shares and S Shares, including shares issued under the distribution reinvestment plan with respect to such share classes. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in this offering.
We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is provided to participants at least ten days prior to the effective date of that amendment. In addition, we may terminate the distribution reinvestment plan for any reason at any time upon ten days’ prior written notice to participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten days’ prior written notice to us and we will provide participants with the opportunity to withdraw from the distribution reinvestment plan at least annually.
Account Statements
Within 90 days after the end of each fiscal year, we will mail to each participant a statement of account describing, as to such participant: (1) the distributions reinvested during the year; (2) the number of shares purchased during the year; (3) the per share purchase price for such shares; (4) the total number of shares purchased on behalf of the participant under the plan; and (5) tax information with respect to income earned on shares under the plan for the calendar year will be sent to each applicable participant. The statement will also advise the participant that the participant is required to notify the administrator of the plan in the event that there is any material change in the participant’s financial condition or if any representation made by the participant under the subscription agreement for the participant’s initial purchase of shares becomes inaccurate.

Tax Consequences of Participation
If a stockholder elects to participate in the distribution reinvestment plan and is subject to federal income taxation, the stockholder will be treated as if he or she has received the distribution from us in cash and then applied such distribution to the purchase of the same class of common stock on which the distribution was made. The stockholder will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend in which event the distribution will be treated as long-term capital gain. Pursuant to the Tax Cuts and Jobs Act, non-corporate recipients of dividends from a REIT (other than capital gains dividends and dividends eligible for treatment as qualified dividends) may deduct up to 20% of such REIT dividends for taxable years beginning after December 31, 2017 and before January 1, 2026. See “Material U.S. Federal Income Tax Considerations.”

Certain Provisions of Maryland Law and of Our Charter and Bylaws
The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our amended and restated charter and bylaws, forms of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Changes to Our Investment Objectives
Our charter lists the following as our primary investment objectives:

•	to acquire commercial properties, leased under long-term net leases to creditworthy tenants, which provide current operating cash flow;

•	to maintain a level of liquid assets as a source of funds to meet redemption requests;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.
These investment objectives may not be changed without our stockholders consenting to amend our charter as described in “Description of Capital Stock — Meetings, Special Voting Requirements and Access to Records.”
Business Combinations
Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the Maryland General Corporation Law, asset transfers and certain issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group; and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.
These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.
None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.
Should our board of directors opt into the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions
The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of any meeting of stockholders at which the voting rights for control shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition.
If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the control share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision in the future.
Unsolicited Takeover Statutes
Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, without a stockholder vote, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	maintaining a classified board of directors;

•	requiring two-thirds stockholder vote for removing a director;

•	requiring that the number of directors be fixed only by vote of the board of directors;

•	requiring that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a request by holders of a majority of shares of stock for the calling of a stockholder-requested special meeting of stockholders.
Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board of directors the exclusive power to fix the number of directors, provided that the number is not less than three.

Amendment to Our Charter and Bylaws
The amendment of our charter generally requires the affirmative vote of the holders of a majority of shares of our stock then outstanding and entitled to vote thereon. Our board of directors may not amend our charter (without the concurrence by our stockholders) except (1) to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue, (2) to change our corporate name or the designation or par value of any class or series of our stock or the aggregate par value of our stock or (3) to effect certain reverse stock splits. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.
Voting with Respect to Certain Matters
The classes of common stock shall vote together as a single class on all actions to be taken by our stockholders; provided, however, the affirmative vote of a majority of the then outstanding shares of the D Shares, the T Shares, the S Shares and the I Shares, as the case may be, with no other class of common stock voting except the applicable class of common stock voting as a separate class, shall be required (i) to amend our charter if such amendment would materially and adversely affect the rights, preferences and privileges of such class of common stock; (ii) on any matter submitted to our stockholders that relates solely to such class of common stock; and (iii) on any matter submitted to our stockholders in which the interests of such class of common stock differ from the interests of any other class of common stock.
With respect to shares of common stock owned by our advisor, our directors or any of their respective affiliates, none of our advisor, its sub-advisor, our directors, nor any of their respective affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor, directors or any of their respective affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares of our common stock necessary to approve a matter on which our advisor, directors or any affiliate may not vote or consent, any shares owned by any of them will not be included.
Multiple Class Plan
The charter requires our board of directors to adopt a Multiple Class Plan to establish certain features of the D Shares, the T Shares, the S Shares and the I Shares. The purpose of the Multiple Class Plan is to establish (a) the commissions and fees payable to our dealer manager in regards to each class of common stock that we have registered in the offering pursuant to a registration statement filed under the Securities Act and (b) the expenses allocable to each class of common stock that we have registered in the offering pursuant to a registration statement filed under the Securities Act. Our board, including a majority of the independent directors, will amend the Multiple Class Plan to add additional classes of common stock, if any, that we register in the offering pursuant to a registration statement filed under the Securities Act.
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made at an annual meeting of stockholders at which directors are to be elected only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of provision of notice and at the time of the meeting, is entitled to vote at the meeting in the election of each individual so nominated or on such other business and has complied with the advance notice procedures set forth in our bylaws.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only (1) by or at the direction of our board of directors or (2) provided that such meeting has been called in accordance with our bylaws for the purpose of electing our directors by a stockholder who was a stockholder of record both at the time of provision of notice and at the time of the meeting, is entitled to vote at the meeting in the election of each individual so nominated and has complied with the advance notice provisions set forth in our bylaws. For more information on our board of directors, including their term and the filling of board vacancies, see the “Management — General” section of this prospectus.
Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including the power of our board of directors to issue additional shares of our common stock, the restrictions on ownership and transfer of our shares of stock and advance notice requirements for director nominations and stockholder proposals. Likewise, if we opted into the business combination provisions of the Maryland General Corporation Law or the provision in the bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects. See “Risk Factors — Risks Related to Our Corporate Structure — Our Charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders” and “Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.”
Indemnification and Limitation of Directors’, Officers’ and Others’ Liability
Our organizational documents limit the personal liability of our stockholders, directors and officers for monetary damages to the extent permitted under current provisions of Maryland law in effect from time to time and the limitations of the NASAA REIT Guidelines. In addition, our directors and officers are covered by a liability insurance policy. See “Indemnification and Limitation of Liability” for a more detailed discussion regarding indemnification of our directors, officers and others under Maryland law and the NASAA REIT Guidelines.
Extraordinary Transactions
Under Maryland law, a Maryland corporation generally cannot amend its charter, merge, consolidate, convert or engage in a statutory share exchange unless such is approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the company’s charter. Our charter provides that such actions must be approved by a majority of all of the votes entitled to be cast on the matter. Similarly, our charter requires the affirmative vote of a majority of the votes entitled to be cast to approve a dissolution or sale of all or substantially all of our assets. Because operating assets may be held by a company’s subsidiaries, as in our situation, this may mean that a subsidiary of a company can transfer all of its assets without any vote of the company’s stockholders.
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to qualify, or to attempt to qualify, as a REIT. Our board of directors may revoke our REIT election for any number of reasons, including if it determines that we need to retain cash in order to satisfy certain business objectives and commitments, including but not limited to, the repayment of debts. The retention of such funds may preclude us from satisfying the requirement that we distribute at least 90% of our REIT taxable income annually. In addition, our board of directors could determine that certain other REIT requirements, including but not limited to, the income or asset tests and ownership limitations prohibit certain business opportunities that would be in our and our stockholders’ best interests to pursue.
Restrictions on Roll-Up Transactions
In accordance with our charter, in connection with any proposed transaction considered a “roll-up transaction” (as defined below) involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states.
A Roll-Up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance to our common stockholders of securities of an entity that would be created or would survive after the successful completion of a Roll-Up Transaction. This term does not include:

•	a transaction involving securities of our company that have been listed on a national securities exchange for at least 12 months; or

•
a transaction involving our conversion to corporate trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights, the term of our existence, compensation to our sponsor or advisor or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of a roll-up entity offered in the proposed roll-up transaction; or

(2)	one of the following:

(a)	remaining as holders of shares of our common stock and preserving their interests therein on the same terms and conditions as existed previously; or

(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.
We are prohibited from participating in any proposed roll-up transaction:

•
that would result in the common stockholders having voting rights in a roll-up entity that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•
that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of a stockholder to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that stockholder;

•
in which stockholders’ rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock — Meetings, Special Voting Requirements and Access to Records;” or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by the common stockholders.
Tender Offers by Stockholders
Our charter provides that any tender offer, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering person must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with the provisions set forth above, our company will have the right to redeem that person’s shares and any shares acquired in such tender offer. The redemption price of the shares in connection with a non-compliant tender offer will be the lesser of (i) the price then being paid per share purchased in our latest offering at full purchase price (not discounted for commission reductions or for reductions in sale price permitted pursuant to our distribution reinvestment plan), (ii) the estimated value of our shares as determined in our most recent valuation, (iii) the fair market value of our shares as determined by an independent valuation obtained by us, or (iv) the lowest tender offer price offered in such non-compliant tender offer. In addition, the non-complying person will be responsible for all of our company’s expenses in connection with that person’s noncompliance.

Material U.S. Federal Income Tax Considerations
The following summary addresses U.S. federal income tax considerations related to our election to be subject to tax as a REIT that we anticipate to be material to holders of our common stock. Except as specifically discussed below, this summary does not address any foreign, state, or local tax, alternative minimum tax, or estate tax consequences of holding, selling or redeeming our common stock. The provisions of the Code concerning the U.S. federal income tax treatment of a REIT are highly technical and complex; the following discussion sets forth only certain aspects of those provisions. This summary is intended to provide you with general information only and is not intended as a substitute for careful tax planning.
This summary is based on provisions of the Code, applicable final and temporary Treasury Regulations, judicial decisions, and administrative rulings and practice, all in effect as of the date of this prospectus, and should not be construed as legal or tax advice. No assurance can be given that future legislative or administrative changes or judicial decisions will not affect the accuracy of the descriptions or conclusions contained in this summary. In addition, any such changes may be retroactive and apply to transactions entered into prior to the date of their enactment, promulgation or release. Except as provided below with respect to the private letter ruling on our multi-class structure, we do not expect to seek a ruling from the IRS regarding any of the U.S. federal income tax issues discussed in this prospectus, and no assurance can be given that the IRS will not challenge any of the positions we take and that such a challenge will not succeed. This discussion is for your general information only and is not tax advice. It does not purport to address all aspects of federal income taxation that may be relevant to you in light of your particular investment circumstances, or if you are a type of investor subject to special tax rules.
Prospective purchasers of our common stock are urged to consult their tax advisors prior to any investment in our common stock concerning the potential U.S. federal, state, local, and foreign tax consequences of the investment with specific reference to their own tax situations.
Except as otherwise noted, references in this discussion of “Material U.S. Federal Income Tax Considerations” to “we,” “our,” “us” and “our company” refer only to CIM Income NAV, Inc. and not to its subsidiaries or other lower-tier entities, except as otherwise indicated.
Taxation of Our Company
Because we issued shares to persons other than Cole Holdings, our initial stockholder, in 2012, our first REIT taxable year was our taxable year ended December 31, 2012. We elected to be taxed as a REIT beginning with our taxable year ended December 31, 2012. We believe that we are, have been, and expect to be organized, and operated, in such a manner to qualify for taxation as a REIT. From the date of our formation and until the day following the date on which we issued shares to stockholders other than Cole Holdings, we were a qualified subchapter S subsidiary of Cole Holdings, and therefore were disregarded as an entity separate from Cole Holdings for U.S. federal income tax purposes.
Because we qualify as a REIT, we generally will be allowed to deduct dividends paid to our stockholders, and, as a result, we generally will not be subject to U.S. federal income tax on that portion of our ordinary income and net capital gain that we currently distribute to our stockholders. We expect to make distributions to our stockholders on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT requirements. See “— Qualification as a REIT — Annual Distribution Requirements” below.
Notwithstanding the foregoing, even if we continue to qualify for taxation as a REIT, we nonetheless may be subject to U.S. federal income tax in certain circumstances, including the following:

•	We will be required to pay U.S. federal income tax on our undistributed REIT taxable income, including net capital gain;

•	We may be subject to tax at the highest corporate rate on certain income from “foreclosure property” (generally, property acquired by reason of default on a lease or indebtedness held by us);

•
We will be subject to a 100% U.S. federal income tax on net income from “prohibited transactions” (generally, certain sales or other dispositions of property, sometimes referred to as “dealer property,” held primarily for sale to customers in the ordinary course of business) unless the gain is realized in a “taxable REIT subsidiary,” or TRS, or such property has been held by us for at least two years and certain other requirements are satisfied;

•
If we fail to satisfy the 75% gross income test or the 95% gross income test (discussed below), but nonetheless maintain our qualification as a REIT pursuant to certain relief provisions, we will be subject to a 100% U.S. federal income tax on the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which we fail the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability;

•
If we fail to satisfy any of the asset tests, other than a failure of the 5% or the 10% asset tests that qualifies under the De Minimis Exception, and the failure qualifies under the General Exception, as described below under “— Qualification as a REIT — Asset Tests,” then we will have to pay an excise tax equal to the greater of (i) $50,000 and (ii) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest U.S. federal income tax applicable to corporations;

•
If we fail to satisfy any REIT requirements other than the income test or asset test requirements, described below under “— Qualification as a REIT — Income Tests” and “— Qualification as a REIT — Asset Tests,” respectively, and we qualify for a reasonable cause exception, then we will have to pay a penalty equal to $50,000 for each such failure;

•	We will be subject to a 4% nondeductible excise tax if certain distribution requirements are not satisfied;

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements”;

•
If we dispose of an asset acquired by us from a C corporation in a transaction in which we took the C corporation’s tax basis in the asset, then depending on how long we held the asset prior to the disposition we may be subject to tax at the highest regular corporate rate on the appreciation inherent in such asset as of the date of acquisition by us. See “— Tax on Built-in Gains of Former C Corporation Assets” below;

•
We will be required to pay a 100% tax on any redetermined rents, redetermined deductions, redetermined service income, and excess interest. In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our non-TRS tenants by one of our TRSs, and redetermined service income is understated service fees paid by us to our TRSs. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations; and

•	Income earned by our TRSs or any other subsidiaries that are C corporations (and are not a “qualified REIT Subsidiary”) will be subject to tax at regular corporate rates.
No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Qualification as a REIT
In General
The REIT provisions of the Code apply to a domestic corporation, trust, or association (i) that is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that properly elects to be taxed as a REIT and such election has not been terminated or revoked, (iv) that is neither a financial institution nor an insurance company, (v) that uses a calendar year for U.S. federal income tax purposes, (vi) that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs and (vii) that meets the additional requirements discussed below.
Ownership Tests
Commencing with our second REIT taxable year, (i) the beneficial ownership of our common stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of a taxable year of less than 12 months) for each of our taxable years and (ii) during the last half of each taxable year, no more than 50% in value of our shares may be owned, directly or indirectly, by or for five or fewer individuals (the “5/50 Test”). Share ownership for purposes of the 5/50 Test is determined by applying the constructive ownership provisions of Section 544(a) of the Code, subject to certain modifications. The term “individual” for purposes of the 5/50 Test includes a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits, and a portion of a trust permanently set aside or to be used exclusively for charitable purposes. A “qualified trust” described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual for purposes of the 5/50 Test; rather, shares held by it are treated as owned proportionately by its beneficiaries.
We believe that we satisfy the above ownership requirements. Further, our charter restricts ownership and transfers of our shares that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation. We will be deemed to have satisfied the 5/50 Test for a particular taxable year if we have complied with all the requirements for ascertaining the ownership of our outstanding shares in that taxable year and have no reason to know that we have violated the 5/50 Test.
Income Tests
In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements:

(1)
First, at least 75% of our gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived, directly or indirectly, from investments relating to real property or mortgages on real property or from certain types of temporary investments (or any combination thereof). Qualifying income for the purposes of this 75% gross income test generally includes: (a) rents from real property, (b) interest on debt secured by mortgages on real property or on interests in real property, (c) dividends or other distributions on, and gain from the sale of, shares in other REITs, (d) gain from the sale of real estate assets (other than gain from prohibited transactions), (e) income and gain derived from foreclosure property, and (f) income from certain types of temporary investments of new capital; and

(2)
Second, in general, at least 95% of our gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived from the real property investments described above and from other types of dividends and interest, gain from the sale or disposition of shares or securities that are not dealer property, or any combination of the above.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.
Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” under the applicable tax rules. Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.
We do not intend to charge rent that is based in whole or in part on the income or profits of any person or to derive rent from related party tenants, or rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents from the real property if the treatment of any such amounts as non-qualified rent would jeopardize our status as a REIT. We also do not expect to derive impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualified rents could cause us to fail to maintain our qualification as a REIT.
Our advisor must reimburse us (or our operating partnership) for fees we or our operating partnership pay to it in any year to the extent that such fees cause our total operating expenses to exceed certain amounts. Any such reimbursements potentially could be treated as nonqualifying income for purposes of the 75% and 95% gross income tests. However, we do not expect to receive reimbursements of sufficient magnitude to jeopardize our status as a REIT even if such reimbursements are treated as nonqualifying income.

If we fail to satisfy one or both of the 75% or the 95% gross income tests, we may nevertheless continue to qualify as a REIT for a particular year if we are entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect and we file a schedule describing each item of our gross income for such year(s) in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “— Taxation of Our Company,” even if these relief provisions were to apply, we would be subject to U.S. federal income tax to the extent we fail to meet the 75% or 95% gross income tests or otherwise fail to distribute 100% of our net capital gain and taxable income.
Asset Tests
At the close of each quarter of our taxable year, we must also satisfy five tests relating to the nature of our assets. First, real estate assets, cash and cash items, and government securities must represent at least 75% of the value of our total assets. Real estate assets include interests in real property (such as land, buildings, leasehold interest in real property and, for taxable years beginning on or after January 1, 2016, personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, and stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt and, for tax years beginning on or after January 1, 2016, debt instruments issued by publicly offered REITs. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments that are not included in the 75% asset class and that are not securities of our TRSs, (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and (ii) we may not own more than 10% by vote or by value of any one issuer’s outstanding securities. For purposes of the 10% value test, debt instruments issued by a partnership are not classified as “securities” to the extent of our interest as a partner in such partnership (based on our proportionate share of the partnership’s equity interests and certain debt securities) or if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test. For purposes of the 10% value test, the term “securities” also does not include debt securities issued by another REIT, certain “straight debt” securities (for example, qualifying debt securities of a corporation of which we own no more than a de minimis amount of equity interest), loans to individuals or estates, and accrued obligations to pay rent. Fourth, securities of our TRSs cannot represent more than 20% of our total assets. Fifth, for taxable years beginning on or after January 1, 2016, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property. Real estate assets for purposes of the REIT rules includes stock in other REITs, but does not include stock in non-REIT companies, which may limit our ability to invest our liquid assets in stock of non-REIT real estate companies.
We will monitor the status of our assets for purposes of the various asset tests and will endeavor to manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, other than our first calendar quarter of our first REIT year, we will not lose our REIT status if one of the following exceptions applies:

•
We satisfied the asset tests at the end of the preceding calendar quarter, and the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets; or

•	We eliminate any discrepancy within 30 days after the close of the calendar quarter in which it arose.
Moreover, if we fail to satisfy the asset tests at the end of a calendar quarter during a taxable year, we will not lose our REIT status if one of the following additional exceptions applies:

•
De Minimis Exception: The failure is due to a violation of the 5% or 10% asset tests referenced above and is “de minimis” (meaning that the failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million), and we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred; or

•
General Exception: All of the following requirements are satisfied: (i) the failure is not due to a “de minimis” violation of the 5% or 10% asset tests (as defined above), (ii) the failure is due to reasonable cause and not willful neglect, (iii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iv) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred, and (v) we pay an excise tax as described above in “— Taxation of Our Company.”

Foreclosure property
Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated, and (3) for which such REIT makes an election to treat the property as foreclosure property. Income and gain derived from foreclosure property is treated as qualifying income for both the 95% and 75% income tests. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.
Debt Instruments
We may acquire mortgage, mezzanine, bridge loans and other debt investments. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Loans that are modified generally will have to be retested using the fair market value of the collateral real property securing the loan as of the date of the modification, unless the modification does not result in a deemed exchange of the unmodified note for the modified note for tax purposes, or the mortgage loan was in default or is reasonably likely to default and the modified loan substantially reduces the risk of default, in which case no retesting in connection with the loan modification is necessary. Under IRS guidance, a loan may be treated as a qualifying real estate asset in an amount equal to the lesser of the fair market value of the loan or the fair market value of the real property securing the loan on the date the REIT acquired the loan. Although the recent guidance is not entirely clear, it appears that the non-qualifying portion of the mortgage loan will be equal to the portion of the loan’s fair market value that exceeds the value on the date of acquisition of the associated real property that is security for that loan. Notwithstanding the foregoing, for taxable years beginning after December 31, 2015, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset (and all interest or gain on dispositions shall be qualifying income for purposes of the 75% income test) if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.
The application of the REIT provisions of the Code to certain mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property rather than by a direct mortgage of the real property, is not entirely clear. A safe harbor in Revenue Procedure 2003-65 provides that if a mezzanine loan meets certain requirements then (i) the mezzanine loan will be treated as a qualifying real estate asset for purposes of the REIT asset tests and (ii) interest in respect of such mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. To the extent we acquire mezzanine loans that do not comply with this safe harbor, all or a portion of such mezzanine loans may not qualify as real estate assets or generate qualifying income and REIT status may be adversely affected. As such, the REIT provisions of the Code may limit our ability to acquire mezzanine loans that we might otherwise desire to acquire.
Interests in a real estate mortgage investment conduit (“REMIC”) generally will be treated as real estate assets for purposes of the asset tests, and income derived from REMIC interests generally will be treated as qualifying income for purposes of the 75% and 95% gross income tests, except that if less than 95% of the assets of the REMIC are real estate assets, then we will be treated as owning and receiving its proportionate share of the assets and income of the REMIC, with the result that only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the assets and the 75% gross income test.
Even if a loan is not secured by real property, or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that a REIT derives interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will not qualify for purposes of the gross income tests if it is based upon net income or profits (as opposed to gross receipts or sales) of the borrower. This limitation does not apply, however, (i) where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had the REIT earned the income directly, or (ii) if contingent interest is payable pursuant to a “shared appreciation mortgage” provision. A shared appreciation mortgage provision is any provision which is in connection with an obligation held by a REIT that is secured by an interest in real property, which entitles the REIT to a portion of the gain or appreciation in value of the collateral real property at a specified time. Any contingent interest earned pursuant to a shared appreciation mortgage provision shall be treated as gain from the sale of the underlying real property collateral for purposes of the REIT income tests.
Hedging Transactions
We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into (subject, for taxable years beginning on or after January 1, 2016, to certain curative provisions), including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% gross income tests, provided that the hedging transaction is entered into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets, (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain), or (iii) for taxable years beginning after December 31, 2015, that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (i) or (ii). To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% gross income test and may be treated as non-qualifying income for purposes of the 95% gross income test. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to continue to qualify as a REIT.
Tax on Built-in Gains of Former C Corporation Assets
If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s tax basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during the 5-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate, which is currently 21%, to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s tax basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.”
Sale-Leaseback Transactions
We may enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions (or certain other leases) we treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction (or any other lease) as a financing arrangement or loan could jeopardize our REIT status.
Foreign Investments
To the extent that we hold or acquire any investments and, accordingly, pay taxes in other countries, taxes paid by us in non-U.S. jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. In addition, certain passive income earned by a non-U.S. taxable REIT subsidiary must be taken in account by us currently (whether or not distributed by the taxable REIT subsidiary) and may not be qualifying income under the 95% and 75% gross income tests.
Qualified Temporary Investment Income
Income derived from certain types of temporary shares and debt investments made with the proceeds of sales of our stock and certain debt offerings, not otherwise treated as qualifying income for the 75% gross income test, generally will nonetheless constitute qualifying income for purposes of the 75% gross income test for the year following the sale of such stock. More specifically, qualifying income for purposes of the 75% gross income test includes “qualified temporary investment income,” which generally means any income that is attributable to shares of stock or a debt instrument, is attributable to the temporary investment of new equity capital and certain debt capital, and is received or accrued during the one-year period beginning on the date on which the REIT receives such new capital. After such one year period, income from investments of the proceeds attributable to that new capital will be qualifying income for purposes of the 75% income test only if derived from one of the other qualifying sources enumerated above.
Annual Distribution Requirements
In order to continue to qualify as a REIT, we must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our REIT taxable income, determined without regard to the dividends paid deduction and by excluding any net capital gain, and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. We generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration.
To the extent that we do not distribute all of our net capital gain and taxable income, we will be subject to U.S. federal, state and local tax on the undistributed amount at regular corporate income tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT taxable income (subject to certain adjustments) for such year, (ii) 95% of our capital gain net income for such year, and (iii) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed.
Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
In addition, for taxable years ending on or prior to December 31, 2014, dividends we pay must not be preferential. If a dividend is preferential, it will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every stockholder of the class of shares with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class. In that regard, we have received a private letter ruling from the IRS to the effect that our issuances of D Shares, T Shares, S Shares and I Shares with differing fee structures as described herein will not cause dividends paid out in respect of such shares to be preferential dividends. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares, and will seek to avoid dividend equivalent redemptions during the taxable years that we are subject to the preferential dividend limitations. (See “— Taxation of U.S. Stockholders — Redemptions of Common Stock” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.) Under IRS rulings, we could be deemed to pay preferential dividends if we permitted stockholders to purchase shares under our distribution reinvestment plan at a price of less than 95% of the then fair market value of our stock. Because the purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the NAV per share for the applicable class on the applicable distribution date, with no discount, we do not believe our distribution reinvestment plan could give rise to preferential dividends. However, if the IRS successfully challenged our valuations, so that we were deemed to have offered a discount in excess of five percent, all or a portion of our dividends in the relevant years could be deemed preferential. For taxable years beginning on or after January 1, 2015, we believe we are exempt from the preferential dividend limitations because we are a “publicly offered REIT,” and we do not plan to continue to monitor our dividends to prevent preferential dividends unless we believe we no longer qualify as such.
We may retain and pay income tax on net long-term capital gains we received during the tax year. To the extent we so elect, (i) each stockholder must include in its income (as long-term capital gain) its proportionate share of our undistributed long-term capital gains, (ii) each stockholder is deemed to have paid, and receives a credit for, its proportionate share of the tax paid by us on the undistributed long-term capital gains, and (iii) each stockholder’s basis in its shares of our common stock is increased by the included amount of the undistributed long-term capital gains less their share of the tax paid by us.
To continue to qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. In the event we accumulate any non-REIT earnings and profits, we intend to distribute such non-REIT earnings and profits before the end of the applicable REIT taxable year to comply with this requirement.
Failure to Qualify
If we fail to continue to qualify as a REIT and such failure is not an asset test or income test failure subject to the cure provisions described above, or the result of preferential dividends, we generally will be eligible for a relief provision if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure.
If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we generally will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we fail to continue to qualify as a REIT will not be deductible by us nor will they be required to be made. In such event, to the extent of our current or accumulated earnings and profits, all distributions to our stockholders will be taxable as dividend income. Subject to certain limitations in the Code, corporate stockholders may be eligible for the dividends received deduction, and individual, trust and estate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains, under the provisions of Section 1(h)(11) of the Code. Unless entitled to relief under specific statutory provisions, we also will be ineligible to elect to be taxed as a REIT again prior to the fifth taxable year following the first year in which we failed to qualify as a REIT under the Code.
Our qualification as a REIT for U.S. federal income tax purposes will depend on our continuing to meet the various requirements summarized above governing the ownership of our outstanding shares, the nature of our assets, the sources of our income, and the amount of our distributions to our stockholders. Although we intend to operate in a manner that will enable us to comply with such requirements, there can be no certainty that such intention will be realized. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may become impossible or impracticable for us.
Prohibited Transactions Tax
Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership and taking into account any related foreign currency gains or losses, will be treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all the facts and circumstances with respect to the particular transaction. However, the Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain other requirements will not give rise to prohibited transaction income.
We currently intend to hold properties for investment and to make sales of properties consistent with our investment objectives. However, we may make sales that do not satisfy the “safe harbor” requirements described above and there can be no assurance that the IRS will not contend that one or more of these sales are subject to the 100% penalty tax. The 100% tax will not apply to gains from the sale of property realized through a TRS or other taxable corporation, although such income will be subject to tax at regular corporate income tax rates.
Recordkeeping Requirements
To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements.
Qualified REIT Subsidiaries and Disregarded Entities
If we own a corporate subsidiary that is a “qualified REIT subsidiary,” or QRS, or if we own 100% of the membership interests in a limited liability company or other unincorporated entity that does not elect to be treated as a corporation for U.S. federal income tax purposes, the separate existence of the QRS, limited liability company or other unincorporated entity generally will be disregarded for federal income tax purposes. Generally, a QRS is a corporation, other than a TRS, all of the shares of which is owned by a REIT or by other disregarded subsidiaries of the REIT. A limited liability company or other unincorporated entity 100% owned by a single member that does not elect to be treated as a corporation for U.S. federal income tax purposes (or, in the case of certain foreign entities, such an entity that affirmatively elects not to be treated as a corporation) generally is disregarded as an entity separate from its owner for federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of the QRS or disregarded entity will be treated as assets, liabilities, and items of income, deduction, and credit of its owner. If we own a QRS or a disregarded entity, neither will be subject to U.S. federal corporate income taxation, although such entities may be subject to state and local taxation in some states or foreign taxes if they do business or own property outside the United States. As of the date of this prospectus, our operating partnership is a disregarded entity and will remain so unless and until it issues interests to a person other than the Company or an entity disregarded from the Company.
Investments in TRSs
We may form one or more subsidiaries intended to be treated as TRSs for federal income tax purposes. A TRS of ours is a corporation in which we directly or indirectly own shares and that jointly elects with us to be treated as a TRS under Section 856(l) of the Code. In addition, if one of our TRSs owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS of ours. A domestic TRS pays U.S. federal, state, and local income taxes at the full applicable corporate rates on its taxable income prior to payment of any dividends. A non-U.S. TRS with income from a U.S. trade or business or certain U.S. sourced income also may be subject to U.S. income taxes. A TRS owning property outside of the U.S. may pay foreign taxes. The taxes owed by a TRS could be substantial. To the extent that our TRSs are required to pay U.S. federal, state, local, or foreign taxes, the cash available for distribution by us will be reduced accordingly.
A TRS is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our qualification as a REIT. Certain payments made by any of our TRSs to us may not be deductible by the TRS (which could materially increase the TRS’s taxable income). In addition, we will be subject to a 100% tax on the amounts of any rents from real property, deductions, excess interest received from a TRS, or TRS service income that would be reduced through reapportionment under Section 482 of the Code in order to more clearly reflect the income of the TRS.
Distributions that we receive from a domestic TRS will be classified as dividend income to the extent of the current or accumulated earnings and profits of the TRS. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test unless attributable to investments of certain new capital during the one-year period beginning on the date of receipt of the new capital.
Taxation of the Operating Partnership and Subsidiary Partnerships
We expect to hold investments through entities that will be classified as disregarded entities of us or through entities classified as partnerships for U.S. federal income tax purposes. As of the date of this prospectus, our operating partnership is currently disregarded from us for U.S. federal income tax purposes. As a result, its income and assets are treated as our income and assets for purposes of the REIT qualification tests. If an interest in our operating partnership were issued to a person other than us or our disregarded entities, our operating partnership would generally become a partnership for U.S. federal income tax purposes. Under the Code, a partnership is not subject to U.S. federal income tax, but is required to file a partnership tax return each year. In general, the character of each partner’s share of each item of income, gain, loss, deduction, credit, and tax preference is determined at the partnership level. Each partner is then allocated a distributive share of such items in accordance with the partnership agreement or the partner’s interest in the partnership and is required to take such items into account in determining the partner’s income. Each partner includes such amount in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership. Cash distributions, if any, from a partnership to a partner generally are not taxable unless and to the extent they exceed the partner’s basis in its partnership interest immediately before the distribution. Any amounts in excess of such tax basis will generally be treated as a sale of such partner’s interest in the partnership.
A REIT that is a partner in a partnership will generally be deemed to own its proportionate share of the assets of the partnership (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Code) and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs. Thus, CIM Income NAV, Inc.’s proportionate share of the assets and items of income of the operating partnership, including the operating partnership’s share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest, will generally be treated as CIM Income NAV, Inc.’s assets and liabilities and its items of income for purposes of applying the REIT asset and income tests if and when the operating partnership becomes a partnership for tax purposes. We control, and intend to continue to control, our operating partnership and intend to operate it consistently with the requirements for our qualification as a REIT whether our operating partnership is a disregarded entity or a partnership for tax purposes.

The partnership agreement of our operating partnership generally provides that, if and when the operating partnership becomes a partnership for tax purposes, items of operating income and loss will be allocated to the holders of operating partnership units in proportion to how the associated cash would be distributed to the units (or in the case of a loss, how the reduction in future distributions would be borne by the units). If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder after the time, if ever, at which the operating partnership becomes a partnership for tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder at such time, if ever, that the operating partnership becomes a partnership for tax purposes.
Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value, or book value, of the contributed property and the adjusted tax basis of such property at the time of the contribution. Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners. To the extent that any of our subsidiary partnerships, including our operating partnership, acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Similar rules apply to unrealized gain and loss in our operating partnership’s assets when the operating partnership issues new interests or redeems interests, so that the tax items attributable to such unrealized gain or loss are shared based on the partners’ percentage interests in the operating partnership prior to the issuance or redemption of the partnership interests.
We may use our operating partnership to acquire properties in exchange for operating partnership units after the offering in order to permit the sellers of such properties to defer recognition of their tax gain. In such a transaction, our initial tax basis in the properties acquired generally will be less than the purchase price of the properties. Consequently, our depreciation deductions for such properties may be less, and our tax gain on a sale of such properties may be more, than the deductions or gain, respectively, that we would have if we acquired these properties in taxable transactions.
Any gain realized by the operating partnership on the sale of property held by it for more than one year generally will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.
The discussion above assumes that our operating partnership, once it has two or more “regarded” owners for tax purposes, and any other subsidiary partnerships will be treated as “partnerships” for U.S. federal income tax purposes. Generally, a domestic unincorporated entity such as our operating partnership that has two or more owners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes. Pursuant to Section 7704 of the Code, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for U.S. federal income tax purposes if it is a “publicly traded partnership” and it does not derive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that provision. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” Although operating partnership units will not be traded on an established securities market, the ability to redeem partnership interests on a daily basis could give rise to a secondary market for this purpose. However, under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. For example, interests in a partnership are not readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the taxable year of the partnership. If our operating partnership or another subsidiary partnership were a publicly traded partnership, it would be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Code generally for each taxable year. Qualifying income is generally real property rents and other types of passive income, and the income requirements applicable to us to continue to qualify as a REIT under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar (but not identical). We expect that our operating partnership (if and when it becomes a partnership for U.S. federal income tax purposes) and any other subsidiary partnership will satisfy at least one of the above-mentioned safe harbors, and/or comply with the qualifying income exception, so as to avoid being taxed as a corporation under these rules.

However, treatment of the operating partnership or other subsidiary partnership as a corporation could prevent us from qualifying as a REIT.
Taxable Income from Debt Instruments without Cash Payments
Investments in debt instruments may require recognition of taxable income prior to receipt of cash from our investments and may cause portions of gain to be treated as ordinary income. For example, we may purchase debt instruments at a discount from face value. To the extent we purchase any instruments at a discount in connection with their original issuances, the discount will be “original issue discount” if it exceeds certain de minimis amounts, which must be accrued on a constant yield method even though we may not receive the corresponding cash payment until maturity. To the extent debt instruments are purchased by us at a discount after their original issuances, the discount may represent “market discount.” Unlike original issue discount, market discount is not required to be included in income on a constant yield method. However, if we sell a debt instrument with market discount, we will be required to treat gain up to an amount equal to the market discount that has accrued while we held the debt instrument as ordinary income. Additionally, any principal payments we receive in respect of our debt instruments must be treated as ordinary income to the extent of any accrued market discount. If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument. We may acquire distressed debt instruments that are subsequently modified by agreement with the borrower. Under applicable Treasury Regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because distressed debt instruments are typically acquired at a substantial discount from face value, the difference between our amount realized and our tax basis in the old note may be significant, resulting in significant income without any corresponding receipt of cash. Such a modification also may require us to retest the status of the modified loan for purposes of determining whether the loan is properly treated as debt for U.S. federal income tax purposes. Similarly, if we acquire a distressed debt instrument and subsequently foreclose, we could have taxable income to the extent that the fair market value of the property we receive exceeds our tax basis in the debt instrument. Such a scenario could also result in significant taxable income without any receipt of cash. In the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.
Taxation of U.S. Stockholders
The term “U.S. stockholder” means an stockholder that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation that is created or organized in or under the laws of the United States, any of its states or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code.
In addition, as used herein, the term U.S. stockholder does not include any entity that is subject to special treatment under the Code, such as (i) insurance companies; (ii) tax-exempt organizations (except to the limited extent discussed below); (iii) financial institutions or broker-dealers; (iv) non-U.S. individuals and foreign corporations; (v) U.S. expatriates; (vi) persons who mark-to-market our shares; (vii) subchapter S corporations; (viii) U.S. stockholders whose functional currency is not the U.S. dollar; (ix) regulated investment companies; (x) holders who receive our common stock through the exercise of employee share options or otherwise as compensation; (xi) persons holding shares of our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; (xii) persons subject to the alternative minimum tax provisions of the Code; (xiii) persons holding our common stock through a partnership or similar pass-through entity; and (xiv) persons holding a 10% or more (by vote or value) beneficial interest in our common stock. If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of shares of our common stock by the partnership. This summary assumes that stockholders hold our common stock as capital assets for U.S. federal income tax purposes, which generally means property held for investment.
Distributions

Distributions by us, other than capital gain dividends, will constitute ordinary dividends to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. In general, these dividends will be taxable as ordinary income and will not be eligible for the dividends-received deduction for corporate stockholders. Our ordinary dividends generally will not qualify as “qualified dividend income” taxed as net capital gain for U.S. stockholders that are individuals, trusts, or estates. However, pursuant to the Tax Cuts and Jobs Act, non-corporate recipients of dividends from a REIT (other than capital gains dividends and dividends eligible for treatment as qualified dividends) may deduct up to 20% of such REIT dividends for taxable years beginning after December 31, 2017 and before January 1, 2026. In addition, distributions to U.S. stockholders that are individuals, trusts, or estates generally will constitute qualified dividend income taxed as net capital gains to the extent the U.S. stockholder satisfies certain holding period requirements and to the extent the dividends are attributable to (i) qualified dividend income we receive from other corporations, including our TRSs, and (ii) dividends paid from our undistributed earnings or from built-in gains taxed at the corporate level during the immediately preceding year and provided we properly designate the distributions as such. We do not anticipate distributing a significant amount of qualified dividend income.
To the extent that we make a distribution in excess of our current and accumulated earnings and profits (a “return of capital distribution”), the distribution will be treated first as a tax-free return of capital, reducing the tax basis in a U.S. stockholder’s shares. To the extent a return of capital distribution exceeds a U.S. stockholder’s tax basis in its shares, the distribution will be taxable as capital gain realized from the sale of such shares.
Dividends declared by us in October, November or December and payable to a stockholder of record on a specified date in any such month shall be treated both as paid by us and as received by the stockholder on December 31 of the year, provided that the dividend is actually paid by us during January of the following calendar year.
We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax generally applicable to REITs if certain distribution requirements are not met. Moreover, any deficiency dividend will be treated as an ordinary or a capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat certain distributions as taxable dividends that would otherwise result in a tax-free return of capital.
Distributions that are properly designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its shares. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, U.S. stockholders may be required to treat a portion of any capital gain dividend as “unrecaptured Section 1250 gain,” taxable at a maximum rate of 25%, if we incur such gain. Capital gain dividends are not eligible for the dividends-received deduction for corporations.
The REIT provisions of the Code do not require us to distribute our long-term capital gain, and we may elect to retain and pay income tax on our net long-term capital gains received during the taxable year. If we so elect for a taxable year, our stockholders would include in income as long-term capital gains their proportionate share of retained net long-term capital gains for the taxable year as we may designate. A U.S. stockholder would be deemed to have paid its share of the tax paid by us on such undistributed capital gains, which would be credited or refunded to the stockholder. The U.S. stockholder’s basis in its shares would be increased by the amount of undistributed long-term capital gains (less the capital gains tax paid by us) included in the U.S. stockholder’s long-term capital gains.
We are not precluded from making taxable stock distributions. Any such distribution would be taxed in the same manner as a distribution of cash equal to the fair market value of the stock distributed. As a result, U.S. stockholders would be required to satisfy any tax liability attributable to such stock distributions from other sources.
Because distributions in respect of our different classes of stock will be made in proportion to the relative aggregate NAVs of each class, classes of our shares that bear higher fees could receive distributions that, as an economic matter, represent a return of the stockholder’s capital, but for tax purposes could be treated as taxable dividends. U.S. stockholders should consult with their advisors regarding the foregoing consequences of distributions in proportion to relative NAVs.
Passive Activity Loss and Investment Interest Limitations
Our distributions and gain from the disposition of our shares will not be treated as passive activity income and, therefore, U.S. stockholders will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. stockholders, our dividends (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our shares (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. stockholder elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. stockholders may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.
Sale or Disposition of Common Stock
In general, any gain or loss realized upon a taxable disposition of shares of our common stock by a stockholder that is not a dealer in securities will be a long-term capital gain or loss if the shares have been held for more than one year and otherwise as a short-term capital gain or loss. However, any loss upon a sale or exchange of the shares by a U.S. stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of undistributed capital gains or our distributions received by the U.S. stockholder from the Company, each as required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased within 30 days before or after the disposition.
Redemptions of Common Stock
A redemption of shares will be treated under Section 302 of the Code as a taxable distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the redeemed shares. A redemption that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a redemption treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.
The redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in the Company, (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, or (iv) is a redemption from non-corporate stockholders in partial liquidation, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular redemption will depend upon the facts and circumstances as of the time the determination is made, prospective stockholders are advised to consult their own tax advisors to determine such tax treatment.
If a redemption of shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of the property received by the redeeming stockholder. In addition, although guidance is sparse, the IRS could take the position that stockholders who do not participate in any redemption treated as a dividend should be treated as receiving a constructive stock distribution taxable as a dividend in the amount of the increased percentage ownership in the Company as a result of the redemption, even though such stockholder did not actually receive cash or other property as a result of such redemption. The amount of any such constructive dividend would be added to the nonredeeming stockholder’s basis in his shares. It also is possible that under certain technical rules relating to the deduction for dividends paid applying to us for taxable years ending on or before December 31, 2014, the IRS could take the position that redemptions taxed as dividends impair the Company’s ability to satisfy its distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements during these taxable years (see “— Qualification as a REIT — Annual Distribution Requirements”), we implemented procedures designed to track our stockholders’ percentage interests in our common stock and identify any such dividend equivalent redemptions, and have declined to effect a redemption to the extent that we believed that it would constitute a dividend equivalent redemption. However, we cannot assure you that we will be successful in preventing all dividend equivalent redemptions for the applicable taxable years.

Medicare Tax on Unearned Income
A U.S. stockholder that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. stockholder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. stockholder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. stockholder that is an estate or trust that does not fall into a special class of trusts that is exempt from such tax is subject to the same 3.8% tax on the lesser of its undistributed net investment income and the excess of its adjusted gross income over a certain threshold. A U.S. stockholder’s net investment income will include, among other things, dividends on and capital gains from the sale or other disposition of our shares. Prospective U.S. stockholders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this Medicare tax on their ownership and disposition of our common stock.
Taxation of U.S. Tax-Exempt Stockholders
In General
In general, a tax-exempt organization is exempt from U.S. federal income tax on its income, except to the extent of its “unrelated business taxable income” or UBTI, which is defined by the Code as the gross income derived from any trade or business which is regularly carried on by a tax-exempt entity and unrelated to its exempt purposes, less any directly connected deductions and subject to certain modifications. For this purpose, the Code generally excludes from UBTI any gain or loss from the sale or other disposition of property (other than stock in trade or property held primarily for sale in the ordinary course of a trade or business), dividends, interest, rents from real property, and certain other items. However, a portion of any such gains, dividends, interest, rents, and other items generally is UBTI to the extent derived from debt-financed property, based on the amount of “acquisition indebtedness” with respect to such debt-financed property.
Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder or gains from the disposition of our shares held as capital assets generally will not constitute UBTI unless the exempt organization’s shares are debt-financed property (e.g., the stockholder has borrowed to acquire or carry its shares). However, if we are a “pension-held REIT,” this general rule will not apply to distributions to certain pension trusts that hold more than 10% (by value) of our shares. We will be treated as a “pension-held REIT” if (i) treating certain pension trusts as individuals would cause us to fail the 5/50 Test (as defined above) and (ii) we are “predominantly held” by certain pension trusts. We will be “predominantly held” if either (i) a single such pension trust holds more than 25% by value of our shares or (ii) one or more such pension trusts, each owning more than 10% by value of our shares, hold in the aggregate more than 50% by value of our shares. In the event we are a pension-held REIT, the percentage of any dividend received from us treated as UBTI would be equal to the ratio of (a) the gross UBTI (less certain associated expenses) earned by us (treating us as if we were a pension trust and, therefore, subject to tax on UBTI) to (b) our total gross income (less certain associated expenses). A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year; in that case, no dividends are treated as UBTI. We cannot assure you that we will not be treated as a pension-held REIT.
A tax-exempt organization is required to compute its UBTI separately for each unrelated trade or business, preventing losses from one unrelated trade or business from sheltering income from another unrelated trade or business. It is unclear how this rule should apply to any of our dividends or gain in respect of our stock that is UBTI to a tax exempt organization, and tax exempt organizations should be aware that the requirement to compute UBTI separately for each unrelated trade or business may increase their overall UBTI.
Social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts that are exempt from taxation under paragraphs (7), (9) and (17), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.
Before making an investment in shares of our common stock, a tax-exempt stockholder should consult its tax advisors with regard to UBTI and the suitability of the investment in our shares.
Taxation of Non-U.S. Stockholders
The following is a summary of certain federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder, is not subject to special treatment under the Code and is either a foreign corporation or a nonresident alien individual for federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation that may be relevant to a non-U.S. stockholder.

Ordinary Dividends. The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder generally will be subject to withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, lower withholding rates do not apply to dividends from REITs.
In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder (including any portion of any dividend that is payable in our stock) that is neither a capital gain dividend nor a distribution that is attributable to gain from the sale or exchange of “United States real property interests” under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, rules described below under “— Dispositions and Redemptions of Common Stock” unless either (i) a lower treaty rate applies and the non-U.S. stockholder files with us any required IRS Form W-8 (for example, an IRS Form W-8BEN or W-8BEN-E) evidencing eligibility for that reduced rate or (ii) the non-U.S. stockholder files with us an IRS Form W-8ECI claiming that the distribution is effectively connected income. The balance of this discussion assumes that dividends that we distribute to non-U.S. stockholders and gains non-U.S. stockholders recognize with respect to our shares are not effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business unless deemed to be effectively connected under FIRPTA as described below under “— Dispositions and Redemptions of Common Stock.”
Because distributions in respect of our different classes of stock will be made in proportion to the relative aggregate NAVs of each class, classes of our shares that bear high fees could receive distributions, that, as an economic matter, represent a return of the stockholder’s capital, but for tax purposes could be treated as taxable dividends. Non-U.S. stockholders should consult with their advisors regarding the foregoing consequences of distributions in proportion to relative NAVs.
Non-Dividend Distributions. Distributions by us to non-U.S. stockholders that are not attributable to gains from sales or exchanges of U.S. real property interests and that exceed our earnings and profits will be a non-taxable return of the non-U.S. stockholder’s basis in its shares and, to the extent in excess of the non-U.S. stockholder’s basis, gain from the disposition of such shares, the tax treatment of which is described below. We are required to withhold tax at a 15% rate (or 10% prior to February 16, 2016) from distributions to non-U.S. stockholders that are not out of our earnings and profits. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, we will withhold at the rate applicable to dividends. A non-U.S. stockholder, however, may seek a refund from the IRS of any amounts withheld that exceed the non-U.S. stockholder’s substantive federal income tax liability.
Capital Gain Dividends. Under FIRPTA, except with respect to “qualified shareholders” and “qualified foreign pension funds” for periods on and after December 18, 2015, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of U.S. real property interests held by us directly or through pass-through subsidiaries, must be reported in U.S. federal income tax returns filed by, and are treated as effectively connected with a U.S. trade or business of, the non-U.S. stockholder. Such gains are subject to federal income tax at the rates applicable to U.S. stockholders and, in the case of a non-U.S. corporate stockholder, a 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty). We are required to withhold tax at a 21% rate from distributions that are attributable to gains from the sale or exchange of U.S. real property interests. Any such distributions made to a “qualified shareholder” would be subject to tax as an ordinary dividend as described above.
If any class of our shares were to become regularly traded on an established securities market located in the U.S., capital gain dividends distributed to a non-U.S. stockholder who did not own more than 10% (5% for distributions occurring prior to December 18, 2015) of such class of shares at any time during the one-year period ending on the date of the distribution would be recharacterized as ordinary dividends subject to the rules discussed above under “— Ordinary Dividends.” Non-U.S. stockholders should be aware that we do not expect our common stock to be regularly traded on an established securities market at any time.
Capital gain dividends that are not attributable to sales or exchanges of U.S. real property interests (e.g., that are attributable to sales of mortgages, other than shared appreciation mortgage loans), generally are not subject to federal income tax unless (i) such distribution is effectively connected with a U.S. trade or business of the non-U.S. stockholder and, if certain treaties apply, is attributable to a U.S. permanent establishment of the non-U.S. stockholder, in which case the non-U.S. stockholder will be subject to net-basis U.S. federal income tax on the dividend as if the non-U.S. stockholder were a U.S.

stockholder, or (ii) such non-U.S. stockholder is an individual who was present in the U.S. for 183 days or more during the taxable year and met certain other criteria, in which case a 30% withholding tax would apply to the dividend.
However, notwithstanding that such dividends should only be subject to U.S. federal income taxation in those two instances, existing Treasury Regulations might be construed to require us to withhold on such dividends in the same manner as capital gain dividends that are attributable to gain from the disposition of U.S. real property interests, generally at the rate of 21% of the dividend (although any amounts we withhold would be creditable against the non-U.S. stockholder’s U.S. federal income tax liability).
Dispositions and Redemptions of Common Stock. Unless shares of our common stock constitute a U.S. real property interest or the distribution is attributable to gain from our sale of a U.S. real property interest (as discussed below), a sale of the shares or a redemption of the shares that is treated as a sale or exchange by a non-U.S. stockholder generally will not be subject to federal income taxation under FIRPTA. A redemption that is not treated as a sale or exchange will be taxed in the same manner as distributions under the rules described above. As discussed above, for taxable years ending on or prior to December 31, 2015, we have implemented procedures designed to identify redemptions that are treated as distributions and we intend to prevent such redemptions from occurring. See “— Taxation of U.S. Stockholders — Redemptions of Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.
Our common stock will not constitute a U.S. real property interest if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. stockholders. Because our shares may be purchased or redeemed on any business day, no assurance can be given that we are, and have been during the applicable testing period, a domestically controlled qualified investment entity.
In the event that we do not constitute a domestically controlled qualified investment entity, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a U.S. real property interest, provided that (1) shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and (2) the selling non-U.S. stockholder owned, actually or constructively, 10% (5% for dispositions prior to December 18, 2015) or less of our outstanding common stock at all times during a specified testing period. As previously noted, however, we do not expect any of our shares to be regularly traded on an established securities market. Because we do not expect to be publicly traded and because we cannot guarantee we are domestically controlled, we reserve the right to withhold 15% (10% for dispositions prior to December 18, 2016) of any redemption proceeds payable to non-U.S. stockholders (subject to possible increased withholding at 21% rates as discussed below).
In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our shares during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our common stock within 30 days after such ex-dividend date. The foregoing rules do not apply to a transaction if the 10% regularly traded test described above is satisfied with respect to the non-U.S. stockholder, applied by substituting “5%” for “10%.” As previously noted, however, we do not expect shares of our common stock to be regularly traded on an established securities market at any time and, therefore, we do not expect the exception for non-U.S. stockholders that satisfy the 10% regularly traded test to apply.
A redemption of shares generally will be taxable under FIRPTA to the extent the distribution in the redemption of the shares is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money and fair market value of property received in the redemption over the non-U.S. stockholder’s basis in the redeemed shares will be taxable if we are not a domestically controlled REIT. The IRS has confirmed that redemption payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a redemption payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the 21% rate from all or a portion of redemption payments to non-U.S. stockholders. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. stockholder’s U.S. federal income tax liability, the non-U.S. stockholder may file a U.S. federal income tax return and claim a refund.
If gain on the sale of shares of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the shares could be required to withhold 15% (10% for sales prior to December 18, 2015) of the purchase price and remit such amount to the IRS.
Notwithstanding the foregoing, for periods on or after December 18, 2015, the FIRPTA rules will not apply to a “qualified foreign pension fund” or any entity all of the interests of which are held by a qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established by a foreign country (or one or more political subdivisions thereof) or one or more employers to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees as a result of, or in consideration for, services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate.
Additionally, for periods on or after December 18, 2015, to the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a FIRPTA asset. For these purposes, a qualified shareholder is generally a non-U.S. stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the applicable percentage of the qualified shareholder’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified shareholder held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a FIRPTA Asset will be treated as amounts realized from the disposition of FIRPTA Assets. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is person who holds an interest in the qualified shareholder and holds more than 10% of our stock applying certain constructive ownership rules.
Gain from the sale of shares of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and meets certain other conditions, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
Recent Legislation
The recently enacted Tax Cuts and Jobs Act, generally applicable for tax years beginning after December 31, 2017, made significant changes to the Code, including a number of provisions of the Code that affect the taxation of businesses and their owners, including REITs and their stockholders, and, in certain cases, that modify the tax rules discussed in the accompanying prospectus.
Among other changes, the Tax Cuts and Jobs Act made the following changes:

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For tax years beginning after December 31, 2017 and before January 1, 2026, (i) the U.S. federal income tax rates on ordinary income of individuals, trusts and estates have been generally reduced and (ii) non-corporate taxpayers are generally permitted to deduct 20% of certain pass-through business income, including dividends received from REITs that are not designated as capital gain dividends or qualified dividend income, subject to certain limitations.

•
The maximum U.S. federal income tax rate for corporations has been reduced from 35% to 21%, and corporate alternative minimum tax has been eliminated for corporations, which would generally reduce the amount of U.S. federal income tax payable by our TRSs and by us to the extent we were subject to corporate U.S. federal income tax (for example, if we distributed less than 100% of our taxable income or recognized built-in gains in assets acquired from C corporations). In addition, the maximum withholding rate on distributions by us to non-U.S. stockholders that are treated as attributable to gain from the sale or exchange of a U.S. real property interest is reduced from 35% to 21%.

•	Certain new limitations on the deductibility of interest expense now apply, which limitations may affect the deductibility of interest paid or accrued by us or our TRSs.

•	Certain new limitations on net operating losses now apply, which limitations may affect net operating losses generated by us or our TRSs.

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A U.S. tax-exempt stockholder that is subject to tax on its UBTI will be required to separately compute its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI.

•
New accounting rules generally require us to recognize income items for federal income tax purposes no later than when we take the item into account for financial statement purposes, which may accelerate our recognition of certain income items.

This summary does not purport to be a detailed discussion of the changes to U.S. federal income tax laws as a result of the enactment of the Tax Cuts and Jobs Act. Technical corrections or other amendments to the Tax Cuts and Jobs Act or administrative guidance interpreting the Tax Cuts and Jobs Act may be forthcoming at any time. We cannot predict the long-term effect of the Tax Cuts and Jobs Act or any future law changes on REITs or their stockholders. Investors are urged to consult their own tax advisors regarding the effect of the Tax Cuts and Jobs Act based on their particular circumstances.
Information Reporting Requirements and Backup Withholding Tax
We will report to our U.S. stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at a rate of 24% with respect to distributions paid, unless such stockholder (i) is a corporation or other exempt entity and, when required, proves its status or (ii) certifies under penalties of perjury that the taxpayer identification number the stockholder has furnished to us is correct and the stockholder is not subject to backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS.
We will also report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.
Other U.S. Federal Income Tax Withholding and Reporting Requirements Under FATCA
The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code regulations issued and intergovernmental agreements entered thereunder impose a 30% withholding tax on certain types of payments to (i) foreign financial institutions that do not agree to comply with certain diligence, reporting and withholding obligations with respect to their U.S. accounts and (ii) non-financial foreign entities that do not identify (or confirm the absence of) substantial U.S. owners. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) is engaged in the business of holding financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Withholding under this legislation already applies to dividends and is expected to apply to the gross proceeds from the disposition of our stock beginning on January 1, 2019.

Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal tax laws and interpretations of federal tax laws could adversely affect an investment in our common stock.
State, Local and Foreign Tax
We may be subject to state, local and foreign tax in states, localities and foreign countries in which we do business or own property. The tax treatment applicable to us and our stockholders in such jurisdictions may differ from the U.S. federal income tax treatment described above.

ERISA Considerations
The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in shares of our common stock (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making shares of our common stock available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA.
In determining whether an investment in shares of our common stock (or making our shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of shares of our common stock, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our advisor nor any of its affiliates, nor our board of directors, has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in shares of our common stock by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in shares of our common stock is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.
Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.
A Plan that proposes to invest in shares of our common stock (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our advisor or one or more of its affiliates, as a result of which our advisor or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our advisor or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in shares of our common stock should consult with their counsel to determine whether an investment in shares of our common stock would result in a transaction that is prohibited by ERISA or the Code.
If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. §2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.
Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.
The shares we are offering will not be issued by a registered investment company. In addition, the Plan Assets Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by “benefit plan investors.” The term “benefit plan investors” is defined for this purpose under ERISA Section 3(42), and in calculating the value of a class of equity interests, the value of any equity interests held by our Advisor or any of its affiliates must be excluded. We anticipate that we will not qualify for this exception since we expect to have equity participation by “benefit plan investors” in excess of 25%, which would be deemed to be significant, as defined above. As a result, and because we are not a registered investment company, we do not anticipate that we will qualify for the exception for investments in which equity participation by benefit plan investors is not significant nor for the exception for investments in securities issued by a registered investment company.
As noted above, the Plan Assets Regulation provides an exception with respect to securities issued by an “operating company,” which includes a “venture capital operating company” (a “VCOC”) and a “real estate operating company” (a “REOC”). Under the Plan Assets Regulation, an entity will qualify as a VCOC if (a) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in “venture capital investments,” which are investments in operating companies (other than VCOCs) with respect to which the entity has or obtains direct contractual rights to substantially participate in the management of such operating company and (b) the entity in the ordinary course of its business actually exercises such management rights. Under the Plan Assets Regulation, an entity will constitute a REOC if (i) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in real estate that is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development of the real estate and (ii) the entity in the ordinary course of its business is engaged directly in real estate management or development activities. A REOC can be a venture capital investment. Because we intend to primarily acquire single tenant, triple-net lease industrial and office buildings, the operating partnership may not be able to qualify as a REOC because such properties are typically not subject to sufficient ongoing management to qualify as a good REOC asset for testing purposes. In such event, we would not be able to qualify as a VCOC.
However, as noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Assets Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy certain registration requirements under federal securities laws.
Under the Plan Assets Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Assets Regulation. Also under the Plan Assets Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Assets Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs that are intended to ensure that we continue to qualify as a REIT for federal income tax treatment. The Plan Assets Regulation provides, however, that where the minimum investment in an offering is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum initial investment in each of D Shares, T Shares and S Shares of common stock is $2,500. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent D Shares, T Shares and S Shares from being deemed “freely transferable.” The minimum initial investment in I Shares of common stock is $1.0 million, unless otherwise waived by our dealer manager. However, each such share has a value that is substantially less than $10,000 and, once purchased, such shares can be sold or otherwise disposed of in a block of any number of shares, facts which we believe cause the I Shares to be “freely transferable” for this purpose as well. Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that each of them will qualify for this exception. Consequently, it is intended by our management that our assets will not constitute “Plan Assets” under ERISA or Code Section 4975.
Prospective stockholders that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in shares of our common stock.
As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code prohibiting transactions with “disqualified persons” and investments and transactions involving certain fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.
Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our common shares is appropriate for, and permissible under, the terms of the Plan’s governing documents.
Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our common shares.
On April 6, 2016, the DOL issued a final regulation significantly expanding the concept of “investment advice” for purposes of determining fiduciary status under ERISA. The DOL recognized that transactions such as the mere offering of our common stock to sophisticated Plans could be characterized as fiduciary investment advice under this new regulation absent an exception and that such potential for fiduciary status would not be appropriate in these contexts. Accordingly, the DOL provided an exception based upon satisfaction of certain factual conditions. While the final regulation does not become effective until April 2017, you may be required to make certain representations to address compliance with these conditions.  Finally, fiduciaries of Plans should be aware that none of the Company, CCO Group, CIM Income NAV Advisors or CCO Capital is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the offering or purchase of our common stock and that CCO Capital has financial interests associated with the purchase of our common stock including the fees and other distributions they anticipate receiving from the Company as a result of the purchase of our common stock.

Plan of Distribution
General
We are offering up to $4.0 billion in shares of our common stock pursuant to this prospectus. We are offering to the public a maximum of $3.5 billion in shares of our common stock in our primary offering and up to $500.0 million in shares of our common stock pursuant to our distribution reinvestment plan. In addition, our directors, executive officers and other affiliated persons or entities may purchase shares of our common stock at the same price as such shares are then being sold to the public in this offering. Prior to the conclusion of this offering, if any of the $500.0 million in shares of our common stock initially allocated to the distribution reinvestment plan remain unsold after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of our common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the $500.0 million shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of our common stock under our distribution reinvestment plan, we may choose to reallocate some of the $3.5 billion in shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan.
Pursuant to this prospectus, we are offering to the public four classes of shares of our common stock, D Shares, T Shares, S Shares and I Shares. We are offering a maximum of $3.5 billion in any combination of purchases of D Shares, T Shares, S Shares and I Shares in our primary offering. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different upfront selling commissions and dealer manager fees as well as different ongoing fees and expenses. When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or more classes of shares, the amount of your investment, the length of time you intend to hold the shares, the selling commissions, dealer manager, and stockholder servicing fees attributable to each class of shares, and whether you qualify for any upfront selling commission discounts described below.
D Shares, T Shares and S Shares are available to all investors who meet our suitability requirements. We expect that D Shares will be made available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to D Shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to D Shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through investment advisers that are registered under the Investment Advisers Act of 1940 or applicable state law, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. We expect that T Shares and S Shares will be made available primarily through registered representatives of broker-dealers. I Shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to I Shares, (2) by institutional accounts as defined by FINRA Rule 4512(c), (3) through bank-sponsored collective trusts and bank-sponsored common trusts, (4) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (5) through certain financial intermediaries that are not otherwise registered with or as a broker-dealer and that direct clients to trade with a broker-dealer that offers I Shares, (6) through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law that are also registered with or as a broker-dealer, whose broker-dealer does not receive any compensation from us or our dealer manager, (7) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and our advisor’s product specialists or other affiliates of our advisor and their immediate family members, our product specialists and their affiliates and, if approved by our board of directors, joint venture partners, consultants and other service providers, (8) by participating broker dealers, including their registered representatives and immediate family members, (9) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers and (10) by any other categories of purchasers that we name in an amendment or supplement to this prospectus.
Before making your investment decision, please consult with your investment adviser regarding your account type and the shares of common stock you may be eligible to purchase. The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. This is, however, a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties acquiring properties and our ability to achieve our investment objectives could be adversely affected. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act. In certain states, however, the offering may continue for one year pursuant to initial clearance by applicable state authorities, after which we will need to renew the offering period for additional one year periods (or longer, if permitted by the laws of each particular state).

The per share purchase price for each class of shares of our common stock varies from day-to-day and, on any given day, is equal to the NAV for such class, divided by the number of shares of such class of stock outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day, plus, for D Shares, T Shares and S Shares sold in the primary offering only, applicable upfront selling commissions and dealer manager fees. Each class of shares will have a different NAV per share because certain fees are charged differently with respect to each class. The initial per share purchase price for S Shares will be equal to the T Share NAV per share on the first day we accept proceeds for S Shares, plus, applicable selling commissions. Shares are being offered pursuant to our distribution reinvestment plan at NAV per share for the applicable class, calculated as of the end of business on the reinvestment date.
We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.
Underwriting Compensation
Shares of our common stock are being offered on a “best efforts” basis, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. We have entered into a dealer manager agreement with our dealer manager, pursuant to which it has agreed to use its best efforts to secure purchasers for the shares offered by this prospectus. We may terminate the dealer manager agreement at any time in our sole discretion.
Since the dealer manager is an affiliate of our advisor, the dealer manager is not in a position to make an independent review of us or of this offering. Accordingly, you will have to rely on your own financial intermediary to make an independent review of the terms of this offering. If your financial intermediary conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your financial intermediary does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering.
We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.
Summary
The following table shows the upfront selling commissions and dealer manager fees payable at the time you subscribe for shares for D Shares, T Shares, S Shares or I Shares:

	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Dealer Manager Fees as a % of Transaction Price
D Shares	up to 1.50%	None
T Shares (1)	up to 3.00%	0.50%
S Shares	up to 3.50%	None
I Shares	None	None
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(1)	Such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.50% of the transaction price.
The following table shows the stockholder servicing fees we pay our dealer manager with respect to the D Shares, T Shares, S Shares and I Shares on an annualized basis as a percentage of our NAV for such class. The stockholder servicing fees will be paid monthly in arrears:

Stockholder Servicing Fees as a % of NAV
D Shares	0.25%
T Shares (1)	0.85%
S Shares	0.85%
I Shares	None
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(1)	Consists of an advisor stockholder servicing fee and a stockholder servicing fee.

Upfront Selling Commissions and Dealer Manager Fees
Subject to any discounts described below, our dealer manager may be entitled to receive upfront selling commissions of up to 1.50% of the transaction price of each D Share sold in the primary offering. Subject to any discounts described below, our dealer manager is entitled to receive upfront selling commissions of up to 3.00%, and dealer manager fees of 0.50%, of the transaction price of each T Share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.50% of the transaction price. Subject to any discounts described below, our dealer manager may be entitled to receive upfront selling commissions of up to 3.50% of the transaction price of each S Share sold in the primary offering. Our dealer manager will reallow 100% of such selling commissions to participating broker-dealers. At our dealer manager’s discretion it may reallow a portion of the dealer manager fee received to participating broker-dealers.

Investors who purchase $150,000 or more in T Shares or S Shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases, may be eligible, depending on the policies of their participating broker-dealer, for volume discounts on the upfront selling commissions. Our dealer manager and any participating broker-dealers that offer volume discounts to their clients and their registered representatives will be responsible for implementing the volume discounts. The net offering proceeds we receive will not be affected by any reduction of upfront selling commissions. Certain participating broker-dealers may elect not to offer volume discounts to their clients.

The following table illustrates the various discount levels that may be offered for T Shares and S Shares purchased in the primary offering:

Your Investment	Upfront Selling Commissions as a % of Transaction Price of Class S Share	Upfront Selling Commissions as a % of Transaction Price of Class T Share
Up to $149,999.99	3.50%	3.00%
$150,000 to $499,999.99	3.00%	2.50%
$500,000 to $999,999.99	2.50%	2.00%
$1,000,000 and up	2.00%	1.50%
If you qualify for a volume discount as the result of multiple purchases of our T Shares or S Shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if you purchase T Shares or S Shares issued and sold in this offering you will receive the benefit of such T Share or S Share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.
For purposes of qualifying for a volume discount as the result of multiple purchases of shares, only an individual or entity with the same social security number or taxpayer identification number, as applicable may combine their purchases as a “single purchaser”; provided that, certain participating broker-dealers may also combine purchases by an individual investor and his or her spouse living in the same household as a “single purchaser” for purposes of determining the applicable volume discount.
Requests to combine purchase orders of T Shares or S Shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in upfront selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.
Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial advisor or broker-dealer through which you purchase your T Shares or S Shares. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing T Shares or S Shares.
I Shares. No upfront selling commissions will be paid with respect to I Shares sold in this offering.
Stockholder Servicing Fees D Shares, T Shares and S Shares
Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we will pay our dealer manager upfront selling commissions over time as a stockholder servicing fee (i) with respect to our outstanding D Shares equal to 0.25% per annum of the aggregate NAV of our outstanding D Shares, (ii) with respect to our outstanding T

Shares equal to 0.85% per annum of the aggregate NAV of our outstanding T Shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the T Shares, however, with respect to T Shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the stockholder servicing fee may vary, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares and (iii) with respect to our outstanding S Shares equal to 0.85% per annum of the aggregate NAV of our outstanding S Shares. We will not pay a stockholder servicing fee with respect to our outstanding I Shares.
The stockholder servicing fees will be paid monthly in arrears and will accrue daily in an amount equal to (1) 1/365th of 0.25% of our NAV for D Shares for such day, (2) 1/365th of 0.85% of our NAV for T Shares for such day and (3) 1/365th of 0.85% of our NAV for S Shares for such day. At our dealer manager’s discretion, it may reallow all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers. Because the stockholder servicing fees with respect to D Shares, T Shares and S Shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our distribution reinvestment plan.
We will cease paying the stockholder servicing fee with respect to any D Share, T Share or S Share held in a stockholder’s account at the end of the month in which our dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or, in the case of shares sold through certain participating broker-dealers, a lower limit as set forth in any applicable agreement between our dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto). Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a D Share over approximately 30 years from the date of purchase and with respect to a T Share (in the case of a limit of 8.75% of gross proceeds) or S Share over approximately 7 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV per share.
Eligibility to receive the stockholder servicing fee is conditioned on a broker-dealer providing the following ongoing services with respect to the D Shares, T Shares or S Shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. For T Shares, advisor stockholder services are answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests and stockholder services are assistance with recordkeeping. At our dealer manager’s discretion, it may reallow all or portion of the stockholder servicing fee to participating broker-dealers for ongoing stockholder services performed by such broker-dealers. The stockholder servicing fees are ongoing fees that are not paid at the time of purchase.
Class A, Class W and Class I Shares
Prior to our share reclassification on November 27, 2018, we agreed to pay ongoing annual dealer manager and stockholder servicing fees with respect to Class W, Class A and Class I shares. We paid our dealer manager (i) an ongoing dealer manager fee equal to 0.55% per annum of the aggregate NAV of the outstanding Class W shares, (ii) an ongoing dealer manager fee equal to 0.55% per annum of the aggregate NAV of our outstanding Class A shares and an ongoing stockholder servicing fee equal to 0.50% per annum of the aggregate NAV of the outstanding Class A shares and (iii) an ongoing dealer manager fee equal to 0.25% per annum of the aggregate NAV of the outstanding Class I shares. As part of the restructuring, each former Class W share was changed to a new D Share, each former Class A share was changed to a new T Share and the terms of our Class I shares were revised for our new I Shares. Going forward, to the extent participating broker-dealers that sold our Class W or Class A shares prior to November 27, 2018 are entitled to receive a reallowed portion of the ongoing underwriting compensation with respect to such sales, our dealer manager is expected to sufficiently fund such reallowed portion through the stockholder servicing fees set forth above for D Shares and T Shares, respectively. Any additional amounts due to participating broker-dealers for sales prior to November 27, 2018 that are not covered by the stockholder servicing fees for D Shares and T Shares, which additional amounts, if any, are expected to be minimal, will be paid for by our dealer manager without reimbursement from us and, as a result, will have no impact on the NAV per share for any of our share classes. All upfront selling commissions, dealer manager fees, stockholder servicing fees and primary dealer fees and supplemental fees and commissions paid from any source with respect to the original Class A, Class W and Class I shares sold prior to November 27, 2018 will be monitored and count towards FINRA’s 10% cap on underwriting compensation.

Other Compensation
We or our adviser may also pay directly, or reimburse our dealer manager if our dealer manager pays on our behalf, any organization and offering expenses (other than upfront selling commissions, the stockholder servicing fee and the dealer manager fees).
FINRA Rules Limiting Underwriting Compensation
As required by FINRA rules, total underwriting compensation paid to our dealer manager or participating broker-dealers, which will include commissions, dealer manager fees and stockholder servicing fees and any amounts paid by our sponsor and its affiliates for underwriting services that are not reimbursed by us, will not exceed 10% of the gross proceeds of the primary portion of our offering. Together with our dealer manager we will monitor the total underwriting compensation that we pay, as well as any underwriting compensation paid by our sponsor and its affiliates, and calculate the aggregate underwriting compensation on a monthly basis. We will cease paying any and all underwriting compensation, if at the completion of this offering, the aggregate underwriting compensation paid by us or from any other source equals 10% of the gross offering proceeds (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan).
In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that (1) we sell all of the shares offered by this prospectus, (2) all shares sold in the offering are T Shares, (3) no shares are reallocated between the primary offering and the distribution reinvestment plan, (4) all T Shares are sold with the highest possible upfront selling commissions and dealer manager fees and (5) NAV per share remains constant. The table does not give effect to any shares issued pursuant to our distribution reinvestment plan. The following table also assumes that we will cease paying stockholder servicing fees with respect to any T Share stockholder after the time the total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares in such T Share stockholder’s account reach 8.75% of the gross proceeds from the offering of such T Shares in the aggregate (assuming such stockholders purchased all of his/her T Shares at the same time).

Maximum Estimated Underwriting Fees and Expenses At Maximum Primary Offering of $3,500,000,000
Upfront selling commissions	$105,000,000	3.000%
Dealer manager fees	17,500,000	0.500%
Stockholder servicing fees (1)	183,750,000	5.250%
Reimbursement of wholesaling activities (2)	43,700,000	1.249%
Legal fees allocable to our dealer manager	50,000	0.001%
Total (2)	$350,000,000	10.00%
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(1)
We will pay our dealer manager a stockholder servicing fee with respect to our outstanding T Shares equal to 0.85% per annum of the aggregate NAV of our outstanding T Shares. The numbers presented reflect that stockholder servicing fees are paid over a number of years, and as a result, will cumulatively increase above 0.85% over time. At our dealer manager’s discretion, it may reallow all or a portion of the stockholder servicing fee to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers.

(2)
Wholesale reimbursements consist primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers, (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings, (c) commissions and non-transaction based compensation paid to registered persons associated with our dealer manager in connection with the wholesaling of our offering, and (d) expense reimbursements for actual costs incurred by employees of our dealer manager in the performance of wholesaling activities. Our adviser will reimburse our dealer manager for the expenses set forth in (c) and (d) above without reimbursement from us, and we will reimburse our dealer manager or its affiliates for the other expenses set forth above, in each case, to the extent permissible under applicable FINRA rules.

Indemnification Expenses
To the extent permitted by law and our charter, we will indemnify the participating broker-dealers, if any, and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities. Under our charter, indemnification of any person acting as a broker-dealer for us will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnitee of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Share Purchases and Redemptions
You may buy or redeem shares of our common stock through your financial advisor, a participating broker-dealer or other financial intermediary, and in certain limited circumstances, from our transfer agent. Intermediaries may make one or more classes of our common stock available, in their discretion. Because an investment in our common stock involves many considerations, your financial advisor or other financial intermediary may help you with your investment decision. You should be aware that payments to your financial advisor or financial intermediary, as a direct payment by us, or payment by our advisor that is reimbursed by us, or a payment by our advisor or other affiliate without reimbursement by us, may be greater than payments made in connection with the sale of other financial products, thereby creating a potential conflict of interest. You should discuss with your financial advisor or financial intermediary any payments received as a result of your investment in our common stock.
An investment in a class of our common stock involves risk and is not suitable for all investors. There is no certainty as to the amount of distributions you may receive, liquidity under our redemption program may not be available at all times and the value of your investment may decline significantly. In consideration of these factors, we have established minimum suitability standards for our stockholders. See “Suitability Standards” beginning on page i.
Buying Shares
Sale Prices of Our Shares
The per share price for each class of our shares varies from day-to-day and, on any given “business day” — each day that the NYSE is open for trading — is equal to the NAV for such class divided by the number of shares of such class outstanding as of the end of business on such day, prior to giving effect to any share purchases or redemptions to be effected on such day; plus, for D Shares, T Shares sold and S Shares in the primary offering only, applicable upfront selling commissions and dealer manager fees. Each class of shares will have a different NAV per share because certain fees are charged differently with respect to each class. See “Valuation Policies” for how NAV per share is calculated.
We will generally adhere to the following procedures in selling shares during the course of conducting this continuous offering:

•
As soon as practicable after the close of the NYSE (generally, 4:00 p.m. Eastern time), hereafter, the “close of business,” on each business day, our independent fund accountant will determine our NAV per share for each class for that business day. As promptly as practicable following the close of business on each business day, and in any event no later than the opening of business on the next business day, we will (i) post our NAV per share for each class for such business day on our website, www.colenetlease.com, and (ii) make such NAV per share information for each class available on our toll-free automated information line 866-907-2653.

•
On each business day, purchase orders will be accepted until the close of business. We will execute these orders at a price equal to our NAV per share for the applicable class determined as soon as practicable after the close of business on the business day; plus, for D Shares, T Shares and S Shares sold in the primary offering only, applicable upfront selling commissions and dealer manager fees. Orders placed after the close of business will be executed at a price equal to our NAV per share for the applicable class determined after the close of business plus, for D Shares, T Shares and S Shares sold in the primary offering only, applicable upfront selling commissions and dealer manager fees — at the end of the next business day. Any upfront selling commissions payable in connection with the purchase of D Shares, T Shares and S Shares will be deducted directly from an investor’s gross investment.

•
A confirmation statement will be sent promptly after the purchase date to each investor whose order was received on the purchase date (except for purchases made through the reinvestment of distributions pursuant to our distribution reinvestment plan). The confirmation statement will disclose the price at which the order was executed and will include information advising the investors as to how to obtain any supplements to the prospectus which we have filed with the SEC and made publicly available on our website, www.colenetlease.com.

•
Purchase orders placed on a day that is not a business day, and purchase orders pursuant to our systematic investment program that would otherwise occur on a day that is not a business day, will be effected as if they were received prior to the close of business on the next business day.

You will not know at the time you decide to purchase shares of our common stock precisely the price at which your order will be executed. You will have available through our website information about the NAV per share for each class upon which the price for each class of our common stock was based on the immediately preceding business day, and through our prospectus, the methodology pursuant to which our NAV, and thus the price at which shares of our common stock will be sold on the current business day, is determined. Though under normal circumstances we would not anticipate that our NAV will generally vary significantly from one day to the next, there can be no assurance that will be the case. You will receive a confirmation of your purchase order and therefore will know the price at which your order was executed. On a monthly basis, we will file with the SEC a prospectus supplement disclosing the daily determination of our NAV per share for each business day in the preceding month. We will also disclose, on a quarterly basis in a prospectus supplement filed with the SEC, the primary valuation components of our NAV. Additionally, while our portfolio is growing in size and diversification, if we become aware of facts or circumstances that are likely to materially affect our NAV on any particular day, we will disclose the information as promptly as reasonably practicable through a press release that is posted on our website and in our filings with the SEC, and we may also decline to accept purchase orders from investors until such information is disclosed or reconfirm orders that were placed after we became aware of such facts and circumstances.
In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV per share for each class is calculated once daily using our valuation methodologies, and the price at which we sell new shares and redeem outstanding shares that day does not change depending on the volume of purchases by investors. Instead, our NAV per share for each class is based on an estimate of the market value of our assets and liabilities, including an estimate of accrued expenses, as discussed under “Valuation Policies — Calculation of Our NAV Per Share.” We will generally sell as many shares as orders are received from investors, each day at the same price (NAV per share, without premium or discount, plus any applicable upfront selling commissions and dealer manager fees) regardless of when orders are received during the day. If, however, we become aware of facts or circumstances that we are unable to factor into our calculation of NAV on any particular day, we may decline to accept orders from investors on that day.
How to Purchase Our Shares
Subject to limited exceptions, the minimum initial investment in shares of each of our D Shares, T Shares and S Shares of common stock is $2,500, and the minimum initial investment in shares of our I Shares of common stock is $1.0 million, unless otherwise waived by the dealer manager. We will allow any single stockholder who owns $1.0 million or more of D Shares in a single account to convert such D Shares to I Shares of an equivalent value upon request by such stockholder.
Persons who meet the applicable minimum suitability standards described in the “Suitability Standards” section of this prospectus and suitability standards determined by such persons’ financial advisor or intermediary may purchase shares of our common stock. After you have read the entire prospectus and the current supplement(s), if any, accompanying this prospectus, and want to purchase shares, you must proceed as follows:
(1) Complete the execution copy of the applicable subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it for new investors, is included in this prospectus as Appendix B. After you become a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, included in this prospectus as Appendix C. In either case, you may choose to make additional purchases pursuant to our systematic investment program by completing the required sections of the applicable subscription agreement. The systematic investment program is not available to Alabama, Maine or Nebraska investors.
(2) Deliver a check payable to “CIM Income NAV, Inc.” or alternatively “Cole REIT.” Subscription funds must be accompanied by a subscription agreement similar to the one contained in this prospectus as Appendix B. Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.
(3) By executing the subscription agreement and paying for the shares subscribed for, you will attest that you meet the minimum net worth and/or income standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement.
If subscriptions are made through IRAs, 401(k) plans and other tax-deferred plans, an approved trustee must process through us and forward us subscriptions.
Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the intermediaries participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary or the subscriber’s subscription documents or check are not in good order, our bank will hold the check in accordance with applicable legal requirements pending our acceptance of your subscription. In the future, we may provide an electronic subscription method that supplements or replaces our current subscription procedure, but any such electronic subscription method would require all the same information and representations required by our paper subscription method.
If we receive a purchase order that is incomplete or otherwise not in good order, we may take up to 35 days to complete or correct it. If your subscription agreement is rejected, your funds, without interest or reductions for offering expenses or fees, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after your subscription has been accepted.
We may reject for any reason, or cancel as permitted or required by law, any subscriptions, including subscriptions pursuant to our systematic investment program. For example, we may reject any subscriptions if we believe there are questions about the legality of the subscriptions or if compliance with applicable laws would result in undue expense or delay for the Company. We may also reject any subscriptions from market timers or investors that, in our opinion, may be trading in a manner that is disruptive to our operations. See “Share Purchases and Redemptions — Excessive Trading Policies.” In addition, we reserve the right to suspend or discontinue offering our shares completely or may offer our shares only on a limited basis for a period of time or permanently.
Systematic Investment Program
Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the systematic investment program by completing an enrollment form that we will provide upon request. Only investors who have already met the minimum purchase requirement may participate in the systematic investment program. The minimum periodic investment for our systematic investment program is $100 per purchase. We will pay dealer manager fees and stockholder servicing fees in connection with sales under the systematic investment program to the same extent that we pay those fees on shares sold in the primary offering outside of the systematic investment program. If you elect to participate in both the systematic investment program and our dividend reinvestment plan, distributions earned from the applicable class of shares purchased pursuant to the systematic investment program will automatically be reinvested in additional shares of such class pursuant to the dividend reinvestment plan. For a discussion of the dividend reinvestment plan, see “Description of Capital Stock — Distribution Reinvestment Plan.”
You will receive a confirmation of your purchases under the systematic investment program no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number, class and price of the shares purchased by you; and

•	the total number and class of shares in your account.
You may terminate your participation in the systematic investment program at any time by providing us with written notice.
The systematic investment program is not available to Alabama, Maine or Nebraska investors.
Redemption Plan
General
While you should view the purchase of shares of our common stock as a long-term investment, we have adopted a redemption plan to provide limited liquidity, whereby on any business day, stockholders may request that we redeem all or any portion of their shares. Due to the illiquid nature of investments in commercial real estate, however, we may not always have sufficient liquid resources to fund redemption requests.
Under our redemption plan, on each business day, stockholders may request that we redeem all or any portion of their shares, subject to a minimum redemption amount of $500.00. Redemption requests received before the close of business (generally, 4:00 p.m. Eastern Time) will be effected at a redemption price equal to our NAV per share for the class of shares being redeemed calculated after the close of business on that day (that is, at the same price as shares are purchased by stockholders on that day). Redemption requests received after the close of business on any business day, or received on a day other than a business day, will be effected at our NAV per share for the class of shares being redeemed calculated after the close of business on the next business day. We refer to the day on which a redemption request is received pursuant to our redemption plan as the “redemption request day.”

The redemption price per share for each class on any business day is our NAV per share for such class for that day, calculated by our independent fund accountant after the close of business on the redemption request day, without giving effect to any share purchases or redemptions to be effected on such day. Subject to limited exceptions, stockholders who redeem their shares of our common stock within the first 365 days from the date of purchase will be subject to a short-term trading fee of 5% of the aggregate NAV per share of the shares of common stock redeemed. See “— Short-Term Trading Fees” below.
Funding and Payment of Redemption Proceeds
Funding for redemptions may come from a variety of sources available to us, including cash on hand, proceeds from this offering, cash flow from operations, proceeds from the liquidation of short-term or liquid investments, proceeds from the incurrence of indebtedness (including line of credit borrowings) and, if necessary, proceeds from the disposition of commercial real estate properties and other real estate related assets. Generally, we will pay redemption proceeds, less any applicable short-term trading fees and any applicable tax or other withholding required by law, on the next business day, but no later than the seventh business day, following the redemption request day.
Once a stockholder makes a redemption request, the redemption price that the stockholder will receive will be equal to our NAV per share for the class of shares being redeemed as of the redemption request day less any applicable short-term trading fees. Although a stockholder will not know at the time he submits his request for redemption of shares the exact price at which such redemption request will be processed or the exact day when redemption proceeds will be paid, as of the close of business on the redemption request day, the stockholder will be contractually bound to redemption of the shares the stockholder has requested and will not be permitted to cancel the request prior to the payment of redemption proceeds. Because our NAV per share for each class will be calculated at the close of each business day, the redemption price for such class may fluctuate between the close of business on the redemption request day and the date on which redemption proceeds are paid. As a result, the redemption price per share that a stockholder will receive may be different from our NAV per share for such class on the day the redemption proceeds are paid.
Redemption Limitations
Overview. Under ordinary circumstances the total amount of net redemptions during a calendar quarter is limited to five percent of our total net assets on the last business day of the preceding quarter. Stockholders can request redemption of all or part of their shares on any business day and redemption requests will be satisfied on a first-come, first-served basis. If net redemptions do not reach the five percent limit in a calendar quarter, the difference between the actual redemptions and the five percent limit will be carried over to the next quarter, except that the maximum amount of net redemptions during any quarter can never exceed ten percent of our total net assets on the last business day of the preceding quarter.
If net redemptions in a calendar quarter reach the five percent limit (plus any carried over amount), on the business day when the limit is reached we will fulfill redemption requests on a pro-rated basis. After that business day we will be unable to process any redemption requests for the rest of the calendar quarter in which the limit was reached. We will begin accepting redemption requests again on the first business day of the next calendar quarter, but will apply the five percent quarterly limitation on redemptions on a per-stockholder basis, instead of a first-come, first-served basis. Therefore each stockholder will be able to redeem at any time during that quarter up to five percent of the stockholder’s investment in our shares on the last business day of the preceding quarter, plus any new investment by the stockholder in our shares during that quarter (subject to applicable short-term trading fees). The per-stockholder limit will remain in effect for the following quarter if total net redemptions are more than two and one-half percent of our net assets on the last business day of the preceding quarter.
Subject to these limits, our goal is to provide our stockholders uninterrupted access to liquidity for their investment to the maximum extent possible. Our board of directors, including a majority of independent directors, acting in accordance with their fiduciary duties to all stockholders, may modify or suspend our redemption plan in its discretion if it believes that such action is in the best interests of our stockholders.
Available Liquidity. We may, in our advisor’s discretion, after taking the interests of our company as a whole and the interests of our stockholders into consideration, use cash from any available sources at our disposal to satisfy redemption requests, including, but not limited to, sales of additional shares, cash flow from operations, incurrence of indebtedness and dispositions of assets. Although our investment guidelines are designed to provide us with liquid assets to satisfy redemption requests as we receive them, it is possible that we may not always have access to sufficient liquidity to fund all redemption requests. Our investment guidelines provide that we will target the following aggregate allocation to relatively liquid investments, such as U.S. government securities, agency securities, corporate debt, publicly traded debt and equity real estate-related securities, cash, cash equivalents and other short-term investments and, in the discretion of our advisor, a line of credit (collectively, referred to as “liquid assets”): (1) 10% of our NAV up to $1 billion and (2) 5% of our NAV in excess of $1 billion.

To the extent that our advisor elects to maintain borrowing capacity under a line of credit, the amount available under the line of credit will be included in calculating our liquid assets under these guidelines.
These are guidelines, and our stockholders should not expect that we will, at all times, hold liquid assets at or above the target levels or that all liquid assets will be available to satisfy redemption requests as we receive them. We anticipate that both our overall allocation to liquid assets as a percentage of our NAV and our allocation to different types of liquid assets will vary. In making these determinations our advisor will consider our receipt of proceeds from sales of additional shares, our cash flow from operations, available borrowing capacity under a line of credit, if any, or from additional mortgages on our real estate, our receipt of proceeds from sales of assets, and the anticipated use of cash to fund redemptions, as well as the availability and pricing of different investments. The amount of liquid assets will be determined by our advisor, in its sole discretion, but will be subject to review by our independent directors on a quarterly basis.
Quarterly Limits. In each calendar quarter (the “Current Quarter”) net redemptions will be limited under our redemption plan to five percent of our total NAV as of the end of the immediately preceding quarter (the “Prior Quarter”). We refer to this as the “Base Quarterly Limit.” As discussed below, there are circumstances when the unused portion of one quarter’s limit can be carried over to a subsequent quarter (the “Carryover Limit”). The Carryover Limit plus the Base Quarterly Limit will equal the actual quarterly redemption limit applicable to each specific quarter (the “Quarterly Limit”), but will never exceed ten percent of our total NAV as of the end of the immediately preceding quarter. In recognition of the fact that during any particular quarter some existing stockholders will choose to redeem outstanding shares while other investors purchase new shares, during the Current Quarter proceeds from the sale of new shares in this offering will be netted against funded redemptions for purposes of determining our compliance with the Quarterly Limit. On each business day we will calculate the maximum amount that remains available for redemptions as the sum of (i) the Quarterly Limit, plus (ii) proceeds from sales of new shares (including reinvestment of dividends) since the beginning of the Current Quarter, minus (iii) redemption proceeds paid since the beginning of the Current Quarter. As discussed below, we will disclose the applicable redemption limit for the current quarter and the available capacity under the redemption plan. A redemption request must be received by 4:00 p.m. Eastern Time on the last business day that the NYSE is open for trading prior to the end of a calendar quarter in order for the current Quarterly Limit to apply.
So long as there is availability under the Quarterly Limit, redemption requests during the Current Quarter will be satisfied on a first-come, first-served basis. If, on any business day, remaining availability under the Quarterly Limit is insufficient to satisfy all redemption requests, we will satisfy redemption requests on a pro rata basis where each stockholder who has submitted a redemption request for that business day will have an equal percentage of the dollar amount of its pending request redeemed. We may, however, prorate on a different basis if and to the extent necessary or advisable to ensure our continued qualification as a REIT for federal income tax purposes. If a stockholder’s redemption request is not completely fulfilled on any business day, the redemption request will not carry over to the next business day and the stockholder will need to submit a new request if the stockholder wants to redeem the remaining (or any additional) amount. If net redemptions during the Current Quarter reach the Quarterly Limit, no more redemption requests will be accepted by us for the balance of the Current Quarter and that fact will be disclosed to our stockholders as promptly as practicable in reports we file with the SEC and on our website. See “— Disclosure.”
If net redemptions during the Current Quarter do not reach the Base Quarterly Limit, we will add to the Base Quarterly Limit for the following quarter (the “Next Quarter”) the unused portion of the Base Quarterly Limit for the Current Quarter. As noted above, we refer to this as the “Carryover Limit.” However, the following limitations will apply: (i) the cumulative Carryover Limit will never exceed fifteen percent in total, and (ii) during any single quarter we will not add more than five percent out of the available the Carryover Limit (if greater than five percent) to the Base Quarterly Limit that would apply in the absence of any carryover, such that under no circumstances will net redemptions for a single quarter exceed ten percent of our total NAV as of the end of the immediately preceding quarter (the “Absolute Quarterly Limit”). The balance of a Carryover Limit above the Absolute Quarterly Limit will be available to be used in subsequent quarters. An example will clarify these limitations:

•	as of December 31 of year 1 our total NAV is $500 million, thus the Quarterly Limit for the first quarter of year 2 is 5% of $500 million, or $25 million;

•
during the first quarter of year 2, $70 million in new shares are sold and $5 million in outstanding shares are redeemed; thus, assuming no change in NAV per share for any class, as of March 31 of year 2 our total NAV is $565 million;

•
because net redemptions during the first quarter were zero, and therefore no portion of the Base Quarterly Limit for the first quarter was used, the Carryover Limit for the second quarter of year 2 is 5%;

•	therefore the applicable Quarterly Limit for the second quarter of year 2 is 10% (5% + 5%) of $565 million, or $56.5 million;

•
during the second quarter of year 2, $65 million in new shares are sold and $76 million in outstanding shares are redeemed; thus, assuming no change in NAV per share for any class, as of June 30 of year 2 our total NAV is $554 million;

•
because net redemptions during the second quarter were $11 million out of a maximum availability of $56.5 million, and therefore only approximately one fifth (2%) of the 10% Quarterly Limit for the second quarter was used, the Carryover Limit for the third quarter of year 2 is 8% (10% – 2% = 8%);

•
however, adding the Carryover Limit (8%) to the 5% Base Quarterly Limit for the third quarter would, at 13%, exceed the 10% Absolute Quarterly Limit; therefore, the applicable Quarterly Limit for the third quarter of year 2 is capped at 10% of $554 million, or approximately $55.4 million, with the balance of the Carryover Limit (13% – 10% = 3%) being available for the fourth quarter;

•
during the third quarter of year 2, $30 million in new shares are sold and $80 million in outstanding shares are redeemed; thus, assuming no change in NAV per share for any class, as of September 30 of year 2 our total NAV is $504 million;

•
the Carryover Limit for the fourth quarter of year 2 is approximately 4%, consisting of (i) 1% carried over from the third quarter, because net redemptions during the second quarter were $50 million out of a maximum availability of $55.4 million, and therefore approximately nine tenths (9%) of the 10% applicable Quarterly Limit for the third quarter was used, plus (ii) 3% of the Carryover Limit remaining from the second quarter that was not available for use in the third quarter due to Absolute Quarterly Limit; and

•	therefore the applicable Quarterly Limit for the fourth quarter of year 2 is 9% (5% + 1% + 3%) of $504 million, or approximately $45.4 million.
If net redemptions during the Current Quarter reach the Quarterly Limit and, after allocating available liquidity among pending redemption requests as discussed above, no more redemption requests are accepted for the balance of the Current Quarter, redemption requests during the Next Quarter will be satisfied on a stockholder by stockholder basis, instead of a first-come, first-served basis, pursuant to what we refer to as a “Flow-Regulated Limit.” The Flow-Regulated Limit will operate so that each of our stockholders will be allowed to request redemption, at any time during the Next Quarter, in one or more tranches at his or her discretion, of a total number of shares not to exceed the sum of (i) five percent of the shares of common stock the stockholder held as of the end of the Current Quarter, plus (ii) any additional shares the stockholder purchases during the Next Quarter. Under the Flow-Regulated Limit, redemption capacity and available liquidity will be allocated daily during the quarter among those stockholders who request redemption, but only up to each stockholder’s individual limit for the entire quarter. Therefore, all stockholders will be treated equally during the quarter as a whole, based on the number of shares held by each stockholder as of the end of the immediately preceding quarter, regardless of the particular day during the quarter when they choose to submit their redemption requests.
A stockholder will be permitted to make multiple requests for redemption during a quarter for which the Flow-Regulated Limit is in effect, up to the maximum number of shares such stockholder is eligible to redeem. If a stockholder submits a redemption request in excess of his individual limit, the request will automatically be deemed a request to redeem the maximum number of shares the stockholder is eligible to redeem under the Flow-Regulated Limit. The balance of that stockholder’s request will be null and void, whether or not other stockholders have requested redemptions of the full amount for which they are eligible under the Flow-Regulated Limit.
If during a quarter in which the Flow-Regulated Limit applies total redemptions for all stockholders in the aggregate are more than two and one-half percent of our total NAV as of the end of the immediately preceding quarter, then the Flow-Regulated Limit will continue to apply for the next succeeding quarter. If total redemptions for all stockholders in the aggregate during a quarter for which the Flow-Regulated Limit applies are equal to or less than two and one-half percent of our total NAV as of the end of the immediately preceding quarter, then the first-come, first-served Quarterly Limit discussed above will come back into effect for the next succeeding quarter, with the Quarterly Limit consisting of five percent plus any remaining amount of the Carryover Limit from the last quarter before the Flow-Regulated Limit went into effect (subject to the Absolute Quarterly Limit).
Board Discretion. Our board of directors may modify or suspend our redemption plan in its sole discretion if it believes that such action is in the best interest of our stockholders. Any material modifications, including any reduction of redemptions below the Quarterly Limit or suspension of our redemption plan by our board of directors will be disclosed to stockholders as promptly as practicable in reports we file with the SEC and via our website. As an automatic consequence of a suspension or material modification of our redemption plan by our board of directors, any Carryover Limit will lapse and no longer be available for use in subsequent quarters. In the event of a suspension or material modification of our redemption plan, our board of directors may also modify or suspend our offering of shares for sale. Any material modification or suspension of our offering of shares will be disclosed to stockholders, in the same manner as the related suspension or material modification of our redemption plan. We expect that, as part of the same or subsequent disclosure, stockholders would be notified of the anticipated timing and manner for the resumption of both redemptions and sales of shares.
REIT Restrictions. To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “Material U.S. Federal Income Tax Considerations — Qualification as a REIT — Annual Distribution Requirements” above), we have implemented procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any dividend equivalent redemptions, and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. See “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Redemptions of Common Stock.” Redemptions also are subject to the ownership limitations described in “Description of Capital Stock — Restriction on Ownership of Shares of Capital Stock.” In such cases, we will contact you or your financial advisor for additional instructions.
Disclosure. We will provide regular disclosure to our stockholders on available capacity under the redemption plan. Any suspension or material modification of the redemption plan will be disclosed promptly in a prospectus supplement, in a current or periodic report filed with the SEC, and on our website. We will disclose as promptly as practicable in reports filed with the SEC any change in our investment guidelines regarding allocation to sources of liquidity and other material information regarding the liquidity sleeve. We will also disclose additional information to the extent material to our stockholders’ understanding of the operation of the redemption plan under the circumstances.
With respect to quarters in which a Flow-Regulated Limit is not in effect, we will disclose on our website at the beginning of the quarter (i) our total NAV as of the end of the prior quarter and (ii) the applicable Quarterly Limit for the current quarter. The applicable Quarterly Limit will range from a minimum of five percent to a maximum of ten percent, depending on the available Carryover Limit, if any. We will provide updated disclosure regarding the remaining available capacity percentage under the redemption plan in each monthly prospectus supplement in which we disclose our NAV per share for each class for each business day during that month, as well as on our website.
If net redemptions during the quarter reach the Quarterly Limit, we will disclose as promptly as practicable in reports we file with the SEC and on our website that no additional redemption requests will be accepted for the remainder of the quarter.
With respect to quarters in which a Flow-Regulated Limit is in effect, we will disclose on our website that during the current quarter each stockholder cannot redeem more than five percent of the shares the stockholder held as of the end of the prior quarter, plus any shares the stockholder purchases during the current quarter.
If our board of directors suspends the redemption plan, or modifies the redemption plan in a material respect, including any suspension or modification that results from insufficient access to liquidity to redeem shares in accordance with the redemption plan, we will disclose as promptly as practicable the effective date of the suspension or the specifics of the modification, as applicable, in a prospectus supplement, in reports we file with the SEC, and on our website. We will also disclose at the same time any related suspension or modification of our offering of shares. In the event of suspension, as part of the same disclosure or through subsequent disclosures in reports we file with the SEC and on our website, stockholders will be informed of the timing and manner for the resumption of redemptions and, if applicable, sales of our shares.
Redemption Process
Redemption requests must be made through your financial advisor or by contacting us. Certain redemption requests must include a signature guarantee. This is required to protect you and us from fraud. Your request must be made in writing and include a signature guarantee if any of the following situations apply:

•	You wish to have more than $100,000 worth of shares redeemed;

•	The address on your account (record address) or banking information has changed within the last 30 days, depending on your account;

•	You are requesting that a check be mailed to a different address than the record address; or

•	You are requesting that redemption proceeds be paid to someone other than the account owner.

You should be able to obtain a signature guarantee from a bank, broker, dealer, credit union (if authorized under state law), securities exchange or association, clearing agency, or savings association. A notary public cannot provide a signature guarantee.
In addition, please note the following rules with respect to redemption requests:

•	Redemption proceeds relating to recently purchased shares will not be paid until the purchase payment has cleared, usually ten days;

•	Under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted, or canceled and the proceeds may be withheld;

•
We reserve the right to reject any redemption request where, in the sole judgment of our advisor, the redemption request is inconsistent with our Excessive Trading Policy. (See “— Excessive Trading Policies” below);

•	We may require additional documentation for redemptions by a corporation, partnership, trust, agent or fiduciary;

•
The minimum redemption amount is $500.00. In addition, if a stockholder owns fewer shares of common stock than the minimum set by our advisor ($2,500 in D Shares, T Shares or S Shares and $1.0 million in I Shares, as of the date of this prospectus), we may redeem those shares without the stockholder’s permission after providing at least 90 days’ notice to attain the minimum; and

•	Redemptions that are part of any systematic withdrawal program are subject to all rules and limitations applicable to redemptions generally.
Our sponsor, advisor, sub-advisor, directors and affiliates are prohibited from receiving a fee on the redemption of shares by us.
As of September 30, 2018, cumulative since inception, we had received redemption requests for and redeemed approximately 5.5 million D Shares, 1.0 million T Shares and 414,000 I Shares of common stock for $98.5 million, $18.2 million and $7.6 million, respectively. There were no S Shares redeemed as of September 30, 2018.
Short-Term Trading Fees
There is no minimum holding period for shares of our common stock and stockholders can redeem their shares at any time. However, our common stock is intended to be a long-term investment. The vast majority of our assets will consist of commercial real estate properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Moreover, there are incremental costs in holding cash, cash equivalents and other short-term investments, in keeping borrowing capacity available, in drawing funds under a line of credit, and in selling portfolio assets we would not otherwise have sold. In addition, executing portfolio transactions to fund redemptions may increase taxable distributions to the detriment of stockholders in taxable accounts. To offset these costs, to protect the interests of long-term stockholders and to reduce the possible impact on our performance of short-term trading in our common stock, stockholders who redeem their shares of our common stock within the first 365 days from the date of purchase will be subject to a short-term trading fee of 5% of the aggregate NAV of the applicable class of shares of common stock redeemed. The short-term trading fee will be paid to us, not a service provider, as a reduction in the purchase price for the shares being redeemed and will inure indirectly to the benefit of our remaining stockholders. For purposes of determining whether the short-term trading fee applies, the shares that were held the longest will be redeemed first.
The short-term trading fee will not apply in certain circumstances, provided that we receive advance notice of such circumstances, such as redemptions in the event of a stockholder’s death, redemptions made as part of a systematic withdrawal plan, redemptions in connection with periodic portfolio rebalancings and redemptions of shares acquired through our distribution reinvestment plan. We reserve the right for our advisor to make special exceptions for other accounts, under limited circumstances.
Some financial intermediaries, plan sponsors or recordkeepers that hold omnibus accounts with us may be currently unable to track the trading activities of individual stockholders or plan participants or may be unwilling to assess short-term trading fees. In these cases we may be unable to impose short-term trading fees at the individual participant level on a look-through basis. Some of these firms may use different systems or criteria to assess, on their own behalf, fees that they may impose that may be different from, lower or higher than, or in some cases in addition to, the short-term trading fee we impose.

Excessive Trading Policies
We may use a variety of reporting tools to monitor activity in our stockholders’ accounts based on parameters designed to detect excessive trading, such as multiple “round trip” transactions above a specified dollar amount over a specified period of time. These parameters may change from time to time and involve a significant amount of discretion on the part of our advisor and our dealer manager. We may reject for any reason, or cancel as permitted or required by law, any purchase or redemption orders for shares of our common stock which our advisor, in its discretion, deems may not be in the best interests of our stockholders. For example, we may reject any purchase or redemption orders from market timers or investors that, in our advisor’s opinion, may be disruptive to our operations.
Frequent or short-term purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies, and potentially diluting NAV per share of each class. Accordingly, our board of directors has adopted a policy designed to discourage excessive or short-term trading of our shares. There is the risk, however, that our policy may prove ineffective, in whole or in part, to detect or prevent all frequent or short-term trading. Our board may alter this policy at any time without prior notice to stockholders. Our board may also suspend our policy during periods of severe market turbulence or national emergency. In addition, you should ask your financial advisor or plan administrator whether they may impose, on their own behalf, different or additional limits on frequent trading.
In general, stockholders that allow a period of 365 days to pass after each investment before they redeem their shares are unlikely to violate our excessive trading policy. Nevertheless, since it is difficult to identify in advance all circumstance that might result in a pattern of disruptive trading, or even a single disruptive trade, we reserve the right to reject any purchase or redemption transaction at any time. In addition, in the event that we identify trading that we believe is inconsistent with our excessive trading policy, we reserve the right to impose, at any time, restrictions, conditions or even prohibitions on future purchases or redemptions of our common stock.
We recognize that we will distribute certain classes of common stock principally through registered investment advisors and broker-dealers that are managing wrap or fee-based accounts. As a result, among the factors that our advisor will consider in enforcing our excessive trading policy will be whether the trading is directed by a financial advisor utilizing a reasonable financial model, such as an asset allocation model. We reserve the right to request, from the financial advisor or any financial intermediary, such information as our advisor may deem appropriate in order to determine whether trading is or is not excessive or otherwise potentially harmful based on various factors.
We may also receive purchase and redemption orders from financial intermediaries that hold omnibus accounts with us, in which shares are held in the name of an intermediary on behalf of multiple beneficial owners. We generally may not be able to identify trading by a particular beneficial owner within an omnibus account, which may make it difficult or impossible to determine if that owner is engaging in excessive trading. Our ability to detect and deter excessive traders in omnibus accounts ultimately depends on the capabilities and cooperation of third-party financial firms.
For all of these reasons, there is no assurance that our monitoring tools and policies will be effective, in detecting or deterring excessive or potentially harmful trading.
Restrictions Imposed by the USA PATRIOT Act and Related Acts
In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “prohibited person,” which generally means anyone who is:

•
a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	subject to additional restrictions imposed by any statutes or regulations and executive orders issued thereunder, as each such statute or regulation has been or may be amended from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.
If we subsequently determine that a stockholder is a “prohibited person,” we may take such action as may be necessary or appropriate under the law, including freezing the stockholder’s distributions and shares.

Supplemental Sales Material
In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor, and its affiliates, commercial real estate indices, such as the NPI, the performance of this offering, and as it compares to a benchmark, the performance of an investment in commercial real estate as compared to other asset classes and industry trends. The sales material may be in the form of property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.
The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

Reports to Stockholders
We will provide periodic reports to stockholders regarding our operations over the course of the year, including quarterly financial reports. Financial information contained in all reports to stockholders will be prepared on the accrual basis of accounting in accordance with GAAP. Form 1099-DIV and/or Form 1099-B, if required, will be mailed to the stockholders by January 31 or February 15, respectively, of each year.
Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of any other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•
a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and either of our advisor or its sub-advisor, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information, which we collectively refer to as stockholder information, electronically by sending us instructions in writing in a form acceptable to us. Unless you elect in writing to receive stockholder information electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. All stockholder information will be available on our website. You may access and print all stockholder information provided through this service. As stockholder information becomes available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the stockholder information. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all stockholder information. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive stockholder information electronically.
Stockholders have the right under applicable federal and Maryland laws to obtain information about us and, at their expense, may obtain a list of names and addresses of all of the stockholders under certain conditions. See “Description of Capital Stock” and “Description of Capital Stock — Meetings, Special Voting Requirements and Access to Records.” In the event that the SEC promulgates rules or in the event that the applicable NASAA REIT Guidelines are amended so that, taking these changes into account, our reporting requirements are reduced, we may cease preparing and filing some of the aforementioned reports if our board of directors determines this action to be in our best interest and if this cessation is in compliance with the rules and regulations of the SEC and state securities laws and regulations, both as then amended.

Legal Matters
The validity of the shares of our common stock being offered hereby have been passed upon for us by Venable LLP. Goodwin Procter LLP has passed upon legal matters in connection with our qualification as a real estate investment trust. Morris, Manning & Martin, LLP provided legal assistance in connection with certain blue sky matters.
Experts
The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from CIM Income NAV, Inc.’s (formerly, Cole Real Estate Income Strategy (Daily NAV), Inc.) Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
CBRE, Inc., formerly known as CB Richard Ellis, Inc. (CBRE), an independent valuation services firm, periodically provides individual appraisal reports in respect of each of our commercial real estate, related liabilities and notes receivable assets secured by real estate in accordance with valuation guidelines approved by our board of directors for our commercial real estate portfolio. As further described under “Valuation Policies,” our independent fund accountant uses the estimated market values provided as well as inputs from other sources in its calculation of our daily net asset value per share. CBRE will not be responsible for or prepare our daily NAV per share.
Where You Can Find More Information
We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.
After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.
We also maintain a web site at www.colenetlease.com where there is additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus.

Incorporation of Certain Information by Reference
We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus through the SEC’s electronic data gathering, analysis and retrieval system.
The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-213271), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 30, 2018;

(2)
Definitive Proxy Statement filed with the SEC on April 12, 2018 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2017);

(3)
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 14, 2018, August 13, 2018 and November 14, 2018, respectively; and

(4)	Our Current Reports on Form 8-K filed on February 1, 2018, May 15, 2018, June 22, 2018, August 13, 2018, October 9, 2018 and November 14, 2018, respectively.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write our dealer manager, CCO Capital, at:
CCO Capital, LLC
2325 East Camelback Road, 10th Floor
Phoenix, Arizona 85016
(866) 907-2653
Attn: Stockholder Services
www.colenetlease.com
The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

APPENDIX A
PRIOR PERFORMANCE TABLES
The prior performance tables that follow present certain information regarding certain public real estate programs previously sponsored by entities affiliated with our sponsor, CCO Group, including this program. The company has presented all programs subject to public reporting requirements (Public Real Estate Programs) that have similar investment objectives to this offering. In determining which Public Real Estate Programs have similar investment objectives to this offering, the company considered factors such as the extent to which the program was designed to provide current income through the payment of cash distributions or to protect and preserve capital contributions, and the extent to which the program seeks to increase the value of the investments made in the program. The information in this section should be read together with the summary information in our prospectus under “Prior Performance Summary.”
These tables contain information that may aid a potential investor in evaluating the program presented. However, the purchase of our shares will not create any ownership interest in the programs included in these tables.
The following tables are included in this section:

•	Table I — Experience in Raising and Investing Funds;

•	Table II — Compensation to Sponsor and Affiliates;

•	Table III — Annual Operating Results of Prior Real Estate Programs;

•	Table IV — Results of Completed Programs; and

•	Table V — Sales or Disposals of Properties.

Past performance is not necessarily indicative of future results.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
This table provides a summary of the experience of the sponsors of the Public Real Estate Programs for which primary public offerings have been closed from September 30, 2013 through December 31, 2017. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	Cole Corporate Income Trust, Inc. (1)	Cole Credit Property Trust IV, Inc. (2)	Cole Office & Industrial REIT (CCIT II), Inc. (3)	Cole Credit Property Trust V, Inc.
Dollar amount offered	$3,070,000,000	$3,822,000,000	$3,095,000,000	$4,475,000,000
Dollar amount raised	$1,974,422,477	$3,370,560,297	$705,357,510	$409,588,707
Length of offering (in months) (5)	42 months	Ongoing	Ongoing	Ongoing
Months to invest 90% of amount available for investment (excludes proceeds from distribution reinvestment plan)	33	25	15	9
______________________________________________

(1)
These figures are presented as of January 29, 2015, the date Cole Corporate Income Trust, Inc. merged with and into SIR Merger Sub (the SIR Merger), and include Cole Corporate Income Trust, Inc.’s initial public and distribution reinvestment plan offerings. Cole Corporate Income Trust, Inc. began its initial public offering on February 10, 2011 and closed its initial public offering on November 21, 2013. The total dollar amount registered and available to be offered in the initial public offering was $2.975 billion. The total dollar amount raised in the initial public offering was $1.9 billion. Cole Corporate Income Trust, Inc. registered additional shares of common stock under a distribution reinvestment plan offering, which was filed with the SEC on September 26, 2013 and automatically became effective with the SEC upon filing. The total dollar amount registered and available to be offered in the distribution reinvestment plan offering was $95.0 million. On August 20, 2014, the board of directors of Cole Corporate Income Trust, Inc. voted to terminate the distribution reinvestment plan offering effective as of September 30, 2014. Prior to the termination date, the total dollar amount raised in the distribution reinvestment plan offering was $57.1 million.

(2)
These figures are presented as of December 31, 2017. Cole Credit Property Trust IV, Inc. began its initial public offering on January 26, 2012 and closed its initial public offering on April 4, 2014. The total dollar amount registered and available to be offered in the initial public offering was $2.975 billion. The total dollar amount raised in the initial public offering was $2.975 billion. Cole Credit Property Trust IV, Inc. registered an additional $247.0 million of shares of common stock under a distribution reinvestment plan offering, which was filed with the SEC on December 19, 2013 and automatically became effective with the SEC upon filing. At the completion of the initial distribution reinvestment plan offering, the total dollar amount raised was $241.7 million. Cole Credit Property Trust IV, Inc. registered an additional $600.0 million of shares of common stock under the distribution reinvestment plan, which was filed with the SEC on August 2, 2016 and automatically became effective with the SEC upon filing. Cole Credit Property Trust IV, Inc. will continue to issue shares of common stock under the distribution reinvestment plan offering. The total dollar amount raised in the current distribution reinvestment plan offering was $146.5 million as of December 31, 2017.

(3)
These figures are presented as of December 31, 2017. Cole Office & Industrial REIT (CCIT II), Inc. began its initial public offering on September 17, 2013 and ceased issuing shares in its primary offering on September 17, 2016. The total dollar amount registered and available to be offered in the initial public offering was $2.975 billion. Cole Office & Industrial REIT (CCIT II), Inc. registered an additional $120.0 million of Class A shares and Class T shares under the distribution reinvestment plan offering, which was filed with the SEC on August 25, 2016 and automatically became effective with the SEC upon its filing. The total dollar amount raised in the current distribution reinvestment plan offering was $29.5 million as of December 31, 2017.

(4)
These figures are presented as of December 31, 2017. Cole Credit Property Trust V, Inc. began its initial public offering on March 17, 2014 and ceased issuing shares in its initial public offering on August 1, 2017. The total dollar amount registered and available to be offered in the initial public offering was $2.975 billion. The total dollar amount raised in the initial public offering was $385.0 million. Cole Credit Property Trust V, Inc. registered an additional $1.5 billion of Class A shares and Class T shares under a follow-on public offering, which was declared effective by the SEC on August 1, 2017. The total dollar amount raised in the follow-on public offering was $24.6 million as of December 31, 2017.

(5)
Represents the period beginning with the effective date of the Company’s initial public offering through the last date that all public offerings, including offerings pursuant to a distribution reinvestment plan, terminated.

Past performance is not necessarily indicative of future results.

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED)
This table sets forth the compensation paid to our sponsor and its affiliates, including compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of prior Public Real Estate Programs for which primary public offerings have been closed from January 1, 2014 through December 31, 2017, but which continue to have ongoing operations.

	Cole Credit Property Trust IV, Inc.	Cole Office & Industrial REIT (CCIT II), Inc.	Cole Credit Property Trust V, Inc. (1)
Date offering commenced	January 26, 2012	September 17, 2013	March 17, 2014
Dollar amount raised	$3,370,560,297	$705,357,510	$409,588,707
Compensation Data:
Amount paid to sponsor:
Upfront selling commissions and dealer manager fees (2)	$256,522,971	$52,508,650	$31,126,412
Distribution and stockholder servicing fees (3)	—	277,394	213,003
Acquisition and advisory fees and expenses	108,735,712	24,877,720	15,564,839
Asset management fees and expenses	140,730,940	24,880,896	12,812,840
Property management and leasing fees and expenses	17,005,102	1,496,392	2,194,906
Operating expenses	19,608,955	5,907,739	6,199,293
Organization and offering expense reimbursement	49,505,917	13,676,602	8,234,105
Total	$592,109,597	$123,625,393	$76,345,398

(1)
These figures are presented as of December 31, 2017, which includes the Cole Credit Property Trust V, Inc. initial public offering and the follow-on offering compensation paid to the sponsor and its affiliates. Cole Credit Property Trust V, Inc. terminated its initial public offering on August 1, 2017 and commenced a follow-on public offering on August 1, 2017.

(2)	CCO Capital reallowed 100% of the upfront selling commissions and, in its sole discretion, reallowed a portion of its dealer manager fees to participating broker-dealers.

(3)
Amounts are calculated for the respective period in accordance with the dealer manager agreement and exclude the estimated liability for future distribution and stockholder servicing fees payable to CCO Capital.

Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)
The following sets forth the operating results of Public Real Estate Programs sponsored by the sponsor of our program, the primary public offerings of which closed between January 1, 2013 through December 31, 2017. The information relates only to public programs with investment objectives similar to this program. All figures are as of December 31 of the year indicated, unless otherwise noted.

	Cole Corporate Income Trust, Inc. (in thousands, except information on total distributions paid and per share amounts)
	2013	2014 (4)
Balance Sheet Data
Total assets	$2,445,677	$2,678,041
Total liabilities	$823,820	$1,103,921
Redeemable common stock and noncontrolling interest	$33,272	$3,399
Total stockholders’ equity	$1,588,585	$1,570,721
Operating Data
Total revenues	$87,059	$228,096
Total expenses	$115,475	$161,087
Operating (loss) income	$(28,416)	$67,009
Interest expense	$13,028	$28,476
Net (loss) income attributable to the company	$(40,887)	$38,421
Cash Flow Data
Cash flows provided by operating activities	$1,072	$105,171
Cash flows used in investing activities	$(2,047,275)	$(319,292)
Cash flows provided by financing activities	$2,098,088	$180,799
Distribution Data
Total distributions	$49,840	$127,400
Distribution Data Per $1,000 Invested
Total distributions paid	$65.00	$65.00
Sources of distributions paid:
Net cash provided by operating activities (1)	$1.40	$53.66
Proceeds from the issuance of common stock (2)	$63.60	$8.19
Net borrowings	$—	$3.15
Estimated value per share (3)	N/A	N/A

Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)—(Continued)

	2013		2014		2015		2016		2017
Balance Sheet Data
Total assets	$2,544,324	(11)	$4,031,468	(11)	$4,582,199		$4,624,335		$4,728,689
Total liabilities	$775,868	(11)	$1,583,090	(11)	$2,195,084		$2,357,566		$2,572,024
Redeemable common stock and noncontrolling interest	$26,484		$121,972		$190,561		$188,938		$186,453
Total stockholders’ equity	$1,741,972		$2,326,406		$2,196,554		$2,077,831		$1,970,212
Operating Data
Total revenues	$102,557		$256,282		$367,731		$407,451		$424,095
Total operating expenses	$113,253		$210,852		$243,531		$258,267		$270,900
Operating (loss) income	$(10,696)		$45,430		$124,200		$149,184		$153,195
Net (loss) income attributable to the company	$(32,880)		$11,190		$64,771		$71,842		$79,420
Cash Flow Data
Net cash provided by operating activities	$7,570		$89,086		$182,885	(11)	$192,296	(11)	$198,925
Net cash used in investing activities	$(1,695,287)	(11)	$(1,743,988)	(11)	$(673,009)	(11)	$(187,746)	(11)	$(223,386)
Net cash provided by (used in) financing activities	$1,982,066		$1,405,982		$464,867		$(21,346)	(11)	$20,510
Distribution Data
Total distributions	$47,470		$177,017		$192,931		$194,906		$194,654
Distribution Data Per $1,000 Invested
Total distributions paid	$62.50		$62.50		$62.50		$62.50		$62.50
Sources of distributions paid:
Net cash provided by operating activities (1)	$9.97		$31.45		$59.25		$61.66	(11)	$62.50
Proceeds from the issuance of common stock (2)	$52.53		$31.05		$—		$—		$—
Net borrowings	$—		$—		$3.25		$0.84	(11)	$—
Estimated value per share (3)	N/A		N/A		$9.70	(12)	$10.08	(13)	$9.37	(14)

Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)—(Continued)

	Cole Office & Industrial REIT (CCIT II), Inc. (in thousands, except information on total distributions paid and per share amounts)
	For the Period February 26, 2013 (Date of Inception) to December 31, 2013	2014		2015		2016		2017
Balance Sheet Data
Total assets	$139	$666,205	(11)	$920,109		$1,089,084		$1,158,899
Total liabilities	$39	$465,890	(11)	$579,608		$543,830		$639,545
Redeemable common stock	$—	$2,816		$11,520		$25,001		$27,765
Total stockholders’ equity	$100	$197,499		$328,981		$520,253		$491,589
Operating Data
Total revenues	$—	$17,846		$74,015		$87,211		$103,662
Total operating expenses	$100	$26,370		$49,122		$62,565		$69,086
Operating (loss) income	$(100)	$(8,524)		$24,893		$24,646		$34,576
Net (loss) income attributable to the company	$(100)	$(12,716)		$6,840		$4,004		$11,750
Cash Flow Data
Net cash (used in) provided by operating activities	$(61)	$(904)		$23,788		$30,165		$43,674
Net cash used in investing activities	$—	$(628,164)		$(264,903)	(11)	$(197,907)	(11)	$(105,941)
Net cash provided by financing activities	$199	$640,071		$248,454		$158,578		$58,107
Distribution Data
Total distributions	$—	$5,108		$18,828		$35,135		$42,424
Distribution Data Per $1,000 Invested
Total distributions paid Class A shares	$—	$60.00		$63.00		$63.00	(15)	$63.00	(15)
Sources of distributions paid:
Net cash provided by operating activities (1)	$—	$—		$63.00		$54.09		$63.00
Proceeds from the issuance of common stock (2)	$—	$60.00		$—		$—		$—
Net borrowings	$—	$—		$—		$8.91		$—
Total distributions paid Class T shares	$—	$—		$—		$35.15	(15)	$54.74	(15)
Sources of distributions paid:
Net cash provided by operating activities (1)	$—	$—		$—		$30.18		$54.74
Proceeds from the issuance of common stock (2)	$—	$—		$—		$—		$—
Net borrowings	$—	$—		$—		$4.97		$—
Estimated value per share (3)	N/A	N/A		N/A		$10.32	(16)	$10.58	(17)

Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)—(Continued)

	Cole Credit Property Trust V, Inc. (in thousands, except information on total distributions paid and per share amounts)
	2013	2014	2015		2016		2017
Balance Sheet Data
Total assets	$200	$396,738	$475,153		$499,210		$603,177
Total liabilities	$—	$256,946	$299,593		$264,608		$320,516
Redeemable common stock	$—	$1,471	$7,277		$11,250		$10,243
Total stockholders’ equity	$200	$138,321	$168,283		$223,352		$272,418
Operating Data
Total revenues	$—	$6,080	$35,616		$40,438		$45,370
Total operating expenses	$—	$16,569	$27,295		$29,345		$32,310
Operating (loss) income	$—	$(10,489)	$8,321		$11,093		$13,060
Net (loss) income	$—	$(12,117)	$(2,075)		$(1,185)		$1,509
Cash Flow Data
Net cash (used in) provided by operating activities	$—	$(7,066)	$9,849		$11,399		$16,033
Net cash used in investing activities	$—	$(339,830)	$(87,750)	(11)	$(28,196)	(11)	$(134,135)
Net cash provided by financing activities	$200	$353,603	$81,458		$25,588		$100,366
Distribution Data
Total distributions	$—	$2,696	$12,248		$16,997		$22,164
Distribution Data Per $1,000 Invested
Total distributions paid Class A shares	$—	$49.88	$63.00		$63.00	(18)	$63.00	(18)
Sources of distributions paid:
Net cash provided by operating activities (1)	$—	$—	$50.66		$42.25		$45.57
Proceeds from the issuance of common stock (2)	$—	$49.88	$12.34		$20.75		$17.13
Net borrowings	$—	$—	$—		$—		$0.30
Total distributions paid Class T shares	$—	$—	$—		$35.04	(18)	$53.40	(18)
Sources of distributions paid:
Net cash provided by operating activities (1)	$—	$—	$—		$23.50		$38.63
Proceeds from the issuance of common stock (2)	$—	$—	$—		$11.54		$14.52
Net borrowings	$—	$—	$—				$0.25
Estimated value per share (3)	N/A	N/A	N/A		$24.00	(19)	$22.18	(20)
_______________________________________________

(1)	Includes cash flows in excess of distributions from prior periods.

(2)
Net cash provided by operating activities reflects a reduction for real estate acquisition-related expenses. Prior to the adoption of ASU 2017-01 in April 2017, as set forth in the “Estimated Use of Proceeds” section of the prospectus, we treated real estate acquisition-related expenses are treated as funded by proceeds from the offering, including proceeds from the distribution reinvestment plan. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions includes the amount by which real estate acquisition-related expenses reduced net cash provided by operating activities.

(3)	N/A indicates there is no public trading market for the shares during the period indicated or estimated value per share as determined by the respective company’s board of directors.

(4)
The SIR Merger was completed on January 29, 2015. Financial data is presented for Cole Corporate Income Trust, Inc. through December 31, 2014, the most recent reporting date prior to the completion of the merger.

(5)
Cole Credit Property Trust II, Inc. merged with Spirit Realty Capital, Inc. (Spirit Merger) on July 17, 2013. Financial data is presented for Cole Credit Property Trust II, Inc. from January 1, 2013 to June 30, 2013, the most recent reporting date prior to the completion of the Spirit Merger.

Past performance is not necessarily indicative of future results.

(6)
Net sale proceeds include proceeds in excess of Cole Credit Property Trust II, Inc.’s investment in marketable securities, proceeds from the sale of an unconsolidated joint venture, and proceeds from the sale of real estate and condemnations.

(7)	Principal repayments include repayments from mortgage notes receivable and real estate under direct financing leases.

(8)
Estimated value per share of $9.45 was approved by Cole Credit Property Trust II, Inc.’s board of directors on January 23, 2013, and represents the then-most recent estimated value per share as of June 30, 2013.

(9)
On April 5, 2013, Cole Credit Property Trust III, Inc. completed a transaction whereby Cole Holdings Corporation merged with and into CREInvestments, LLC, a wholly owned subsidiary of Cole Credit Property Trust III, Inc. (Cole Holdings Merger). Cole Credit Property Trust III, Inc. changed its name to Cole Real Estate Investments, Inc. and its shares of common stock were listed on the New York Stock Exchange on June 20, 2013. Financial data for 2013 is presented for Cole Real Estate Investments, Inc. as of June 30, 2013.

(10)
During the period indicated, Cole Real Estate Investments, Inc. was traded on the New York Stock Exchange from June 20, 2013 through June 30, 2013, which represented seven business days trading activity. The estimated value per share was calculated as the average of the daily closing price per share for those seven trading days. No estimated value per share had been disclosed to stockholders of Cole Real Estate Investments, Inc. prior to the listing of the company’s shares of common stock on the New York Stock Exchange.

(11)
Certain Cole Credit Property Trust IV, Inc., Cole Office & Industrial REIT (CCIT II), Inc. and Cole Credit Property Trust V, Inc. prior period balances have been reclassified to conform to the current period presentation.

(12)
Estimated value per share of $9.70 as of August 31, 2015 was approved by Cole Credit Property Trust IV, Inc.’s board of directors on September 27, 2015, and represents the then-most recent estimated value per share as of December 31, 2015.

(13)
Estimated value per share as of December 31, 2016 of $10.08 was determined by Cole Credit Property Trust IV, Inc.’s board of directors on March 24, 2017, and represents the then-most recent estimated value per share as of December 31, 2016.

(14)
Estimated value per share as of December 31, 2017 of $9.37 was determined by Cole Credit Property Trust IV, Inc.’s board of directors on March 29, 2018, and represents the most recent estimated value per share.

(15)
Represents an annual distribution rate of $0.63 per Class A and Class T share, as this is the annual distribution rate established by Cole Office & Industrial REIT (CCIT II), Inc.’s board of directors, effective April 1, 2014. The annualized rate has remained constant from April 1, 2014 through December 31, 2017. Distributions paid on Class T Shares are reduced by the per share distribution and stockholder servicing fees that are payable with respect to the Class T Shares.

(16)
Estimated value per share as of December 31, 2016 of $10.32 for both Class A shares and Class T shares was determined by Cole Office & Industrial REIT (CCIT II), Inc.’s board of directors on March 22, 2017, and represents the then-most recent estimated value per share as of December 31, 2016.

(17)
Estimated value per share as of December 31, 2017 of $10.58 for both Class A shares and Class T shares was determined by Cole Office & Industrial REIT (CCIT II), Inc.’s board of directors on March 28, 2018, and represents the most recent estimated value per share.

(18)
Represents an annual distribution rate of $1.575 per Class A and Class T share, as this is the annual distribution rate established by Cole Credit Property Trust V, Inc.’s board of directors, effective March 18, 2014. The annualized rate has remained constant from March 18, 2014 through December 31, 2017. Distributions paid on Class T Shares are reduced by the per share distribution and stockholder servicing fees that are payable with respect to the Class T Shares.

(19)
Estimated value per share as of December 31, 2016 of $24.00 for both Class A shares and Class T shares was determined by Cole Credit Property Trust V, Inc.’s board of directors on March 24, 2017, and represents the then-most recent estimated value per share as of December 31, 2016.

(20)
Estimated value per share as of December 31, 2017 of $22.18 for both Class A shares and Class T shares was determined by Cole Credit Property Trust V, Inc.’s board of directors on March 29, 2018, and represents the most recent estimated value per share.

Past performance is not necessarily indicative of future results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
This table provides summary information on the results of completed Public Real Estate Programs from January 1, 2008 through December 31, 2017 sponsored by the sponsor of our program, which have similar objectives to those of this program.

	Cole Real Estate Investments, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust, Inc.	Cole Corporate Income Trust, Inc.
Date liquidated	June 20, 2013	July 17, 2013	May 16, 2014	January 29, 2015
Duration in months (1)	53 months	94 months	119 months	43 months
Aggregate dollar amount raised	$5,058,739,883	$2,266,234,296	$100,331,320	$1,974,422,477
Annualized return on investment (2)	7.1%	3.5%	2.8%	2.7%
Total annualized return (3)	9.9%	5.6%	2.7%	6.5%
Median annual leverage	37.2%	51.5%	62.7%	45.1%
Compensation Data:
Amount paid to sponsor: (4)
Selling commissions and dealer manager fees (5)	$401,073,871	$171,696,384	$8,954,579	$165,610,773
Acquisition and advisory fees and expenses	157,619,281	70,450,127	4,498,734	82,694,577
Asset management fees and expenses	70,618,980	48,500,845	1,985,733	—
Property management and leasing fees and expenses	27,305,313	31,730,864	3,965,444	—
Operating expenses	22,139,113	13,455,324	—	3,888,774
Other (6)	99,745,877	41,407,253	2,197,516	28,760,596
Total	$778,502,435	$377,240,797	$21,602,006	$280,954,720
_______________________________________________

(1)	Represents the period beginning with the date the respective company broke escrow through the respective liquidity event.

(2)
Calculated as (i) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (ii) the aggregate amount invested by investors multiplied by the number of years beginning with the date the respective company broke escrow through the respective liquidity event.

(3)
The total annualized return calculation assumes the investment was made as of the program’s break of escrow at the gross offering price of $10.00 per share, was held through the date of the liquidity event and that distributions were paid monthly in cash.

(4)
The Cole Holdings Merger was completed on April 5, 2013, the Spirit Merger was completed on July 17, 2013, Cole Credit Property Trust I, Inc. merged with VEREIT, Inc. (CCPT Merger) on May 19, 2014 and the SIR Merger was completed on January 29, 2015. No consideration was paid to the sponsor in connection with the Spirit Merger or the CCPT Merger. The consideration paid to the sponsor in connection with the Cole Holdings Merger and SIR Merger are not included in this table. Investors should see the “Prior Performance Summary — Liquidity Track Record — Prior Public Programs” section of the prospectus for a description of the compensation that was paid to the sponsor in connection with the Cole Holdings Merger.

(5)	CCO Capital reallowed 100% of the upfront selling commissions and, in its sole discretion, reallowed a portion of its dealer manager fees to participating broker-dealers.

(6)	Amounts herein include construction management fees, other offering costs, real estate commissions and finance coordination fees.

Past performance is not necessarily indicative of future results.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
This table provides summary information on the results of sales or disposals of properties since January 1, 2015 by Public Real Estate Programs having similar investment objectives to those of this program. All amounts are through December 31, 2017.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs
Property (1)	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total (2)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs (3)	Total	Excess of Property Operating Cash Receipts Over Cash Expenditures
Cole Credit Property Trust IV, Inc.
Land Parcel Hagerstown, MD	9/14	10/15	$977,760	$—	$—	$—	$977,760	$—	$1,085,878	$1,085,878	(4)
Walgreens - Montgomery, AL	5/12	12/16	4,865,357	—	—	—	4,865,357	—	4,598,879	4,598,879	$1,207,321
Fairview Village - Cary, NC	12/12	8/16	7,963,151	—	—	—	7,963,151	—	7,414,577	7,414,577	1,784,383
Walgreens - Hazelwood, MO	9/13	7/16	8,072,378	—	—	—	8,072,378	—	8,194,588	8,194,588	1,033,469
Walgreens - Hockessin, DE	12/13	6/16	5,259,683	—	—	—	5,259,683	—	5,981,785	5,981,785	488,348
Walgreens - Roanoke, VA	5/14	6/16	4,583,292	—	—	—	4,583,292	—	4,614,225	4,614,225	518,718
IHOP - Columbus, OH	6/14	6/17	2,718,384	—	—	—	2,718,384	—	2,529,741	2,529,741	417,639
Family Dollar - Tallahassee, FL	11/14	5/17	1,594,352	—	—	—	1,594,352	—	1,645,110	1,645,110	151,820
Family Dollar - Ocoee, FL	11/14	5/17	1,891,063	—	—	—	1,891,063	—	1,947,641	1,947,641	186,862
Family Dollar - Indianapolis, IN	11/14	5/17	1,403,193	—	—	—	1,403,193	—	1,432,127	1,432,127	175,509
Family Dollar - Summerfield, FL	12/14	5/17	1,376,476	—	—	—	1,376,476	—	1,420,200	1,420,200	135,148
Family Dollar - New Ellenton, SC	12/14	5/17	1,013,051	—	—	—	1,013,051	—	1,068,492	1,068,492	97,916
Family Dollar - Harrisonburg, VA	12/14	5/17	1,455,178	—	—	—	1,455,178	—	1,490,967	1,490,967	152,549
Family Dollar - Freeport, OH	2/15	5/17	1,436,895	—	—	—	1,436,895	—	1,506,811	1,506,811	141,969
Family Dollar - Mahanoy City, PA	2/15	5/17	1,383,921	—	—	—	1,383,921	—	1,464,558	1,464,558	111,696
Family Dollar - North Hampton, OH	2/15	5/17	1,215,441	—	—	—	1,215,441	—	1,277,168	1,277,168	113,686
Family Dollar - Fort Wayne, IN	3/15	5/17	1,506,766	—	—	—	1,506,766	—	1,538,306	1,538,306	151,113
IHOP - Columbus (Renner), OH	6/14	7/17	2,788,292	—	—	—	2,788,292	—	2,529,741	2,529,741	437,218
IHOP - Lancaster, OH	6/14	8/17	1,950,481	—	—	—	1,950,481	—	1,954,893	1,954,893	323,336
Amazon - Lebanon, TN	10/14	9/17	75,353,750	(33,000,000)	—	—	42,353,750	—	67,419,385	67,419,385	6,918,916
IHOP - Richmond, IN	6/14	10/17	1,856,962	—	—	—	1,856,962	—	1,810,375	1,810,375	320,544
Total Cole Credit Property Trust IV, Inc.			$130,665,826	$(33,000,000)	$—	$—	$97,665,826	$—	$122,925,447	$122,925,447	$14,868,156

Past performance is not necessarily indicative of future results.

Table of ContentsTABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)—(Continued)

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs
Property (1)	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total (2)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs (3)	Total	Excess of Property Operating Cash Receipts Over Cash Expenditures
CIM Income NAV, Inc.
The Parke - San Antonio, TX	12/11	4/15	$11,029,904	$(7,553,838)	$—	$—	$3,476,066	$—	$7,567,638	$7,567,638	$1,859,346
Cole HC Baton Rouge, LA	1/13	4/15	966,670	(697,983)	—	—	268,687	—	898,773	898,773	152,243
Cole TS Lockhart, TX	12/11	4/15	3,537,187	(2,328,336)	—	—	1,208,851	—	2,955,588	2,955,588	753,281
Cole HC Baton Rouge, LA	1/13	5/15	1,796,007	(1,317,106)	—	—	478,901	—	1,804,017	1,804,017	294,122
Cole TS Brunswick, GA	12/11	7/15	3,985,377	—	—	—	3,985,377	—	3,420,137	3,420,137	937,042
Total CIM Income NAV, Inc.			$21,315,145	$(11,897,263)	$—	$—	$9,417,882	$—	$16,646,153	$16,646,153	$3,996,034
_______________________________________________

(1)	Cole Credit Property Trust, Inc. sold all of its properties during 2014 in connection with the CCPT Merger, and was therefore included in Table IV.

(2)
Amount not reported for tax purposes on the installment basis. Cole Credit Property Trust IV, Inc. recorded a taxable loss of $145,000 related to the Hagerstown, MD property sale during the year ended December 31, 2015, which was a capital loss. CIM Income NAV, Inc. recorded a taxable gain of $4.6 million related to the five properties disposed of during the year ended December 31, 2015. Cole Credit Property Trust IV, Inc. recorded a taxable gain of $1.7 million related to the five properties disposed of during the year ended December 31, 2016. Cole Credit Property Trust IV, Inc. recorded a taxable gain of $14.3 million related to the 15 properties disposed of during the year ended December 31, 2017.

(3)	The amount shown does not include a pro rata share of the original offering costs. There was no carried interest received in lieu of commissions in connection with the acquisition of the property.

(4)	Operating cash receipts and cash expenditures at the property are not related to the land parcel that was disposed of and are therefore not included.

Past performance is not necessarily indicative of future results.

APPENDIX B

CIM INCOME NAV, INC. (INAV)
INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)
Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current Prospectus.

1.
Account Type (Please consult your financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees and commissions which are payable with respect to each class.)

☐ D Shares (minimum investment $2,500)
Designate Purchase Type: ☐ RIA/Fee Based ☐ Commissioned
☐ T Shares (minimum investment $2,500)
☐ S Shares (minimum investment $2,500)
☐ I Shares (minimum investment $1,000,000 other than for eligible investors described in the prospectus)
2.	This subscription is in the amount of $
☐ Initial Subscription
☐ Additional Subscription (complete all sections except for B and E or complete the separate simplified Additional Subscription Agreement)
Existing Account #
3.	Payment will be made with: ☐ Enclosed Check (Make check payable to CIM REIT) ☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)

☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #	Account #

B-1

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1.	Non-Qualified Registration		2.	Qualified Registration
	☐ Individual Ownership (one signature required)			☐ Traditional IRA
	☐ Joint Tenants with Right of Survivorship (all parties must sign)			☐ Roth IRA
	☐ Community Property (all parties must sign)			☐ Keogh Plan
	☐ Tenants-in-Common (all parties must sign)			☐ Simplified Employee Pension/Trust (S.E.P.)
	☐ Trust (trustee or grantor signatures and trust documents or Trustee Certification of Investment Power required)			☐ Pension or Profit Sharing Plan (exempt under 401(a))
☐ Non-custodial ☐ Custodial

	Name of Trust			Plan Name	Tax ID #
☐ Other (specify)
	Date of Trust	Tax ID # (if applicable)

	☐ Transfer on Death (fill out TOD Form to effect designation)		3.	Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform)
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)
State of
	Custodian for (minor’s name)			Name
☐ Corporate Ownership (authorized signature and Corporate Resolution or Corporate Resolution Form required)
	☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)			Street/PO Box
☐ Partnership Ownership (authorized signature and Partnership paperwork or Corporate Resolution Form required)
	☐ Limited Liability Company (authorized signature and LLC paperwork or Corporate Resolution Form required)			City	State Zip
☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)
Custodian Tax ID # (provided by Custodian)
☐ Other (specify)
Custodian or Clearing Firm/Platform Account #

Custodian Phone

C REGISTRATION INFORMATION

Investor or Trustee Name	Co-Investor or Co-Trustee Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

SSN or Tax ID # Date of Birth	SSN or Tax ID # Date of Birth
☐ CIM Employee or Affiliate
Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

D VOLUME DISCOUNTS (if applicable)

I am (we are) making, or previously have made, investments in the following INAV T and/or S Shares accounts. A volume discount, if any, will be applied on an investor/account – specific basis. No “householding” or aggregated purchases for related accounts is permitted. All holdings are subject to verification.

Eligible Account #	SSN or Tax ID #

B-2

E DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)
Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

☐ Reinvest pursuant to Distribution Reinvestment Plan	Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.
☐ Send to Custodial Account (listed in Section B-3)
☐ Mail to Address of Record (Non-custodial accounts only)
☐ Mail to Brokerage Account or Third Party	☐ Direct Deposit (Non-custodial accounts only)
(Non-custodial accounts only)	☐ Checking ☐ Savings

Payee Name	Account #

Account #	Financial Institution

Mailing Address	Routing/Transit #

City State Zip	☐ Check if banking information is same as provided in Section A-3

By signing this agreement, I authorize INAV to deposit distributions into the account specified in Section E, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize INAV to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

B-3

F INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-6 and those sections of 7-21 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of INAV.

2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

4. I (we) acknowledge that this investment is not guaranteed, and may lose value.

5. I (we) acknowledge that distributions are not guaranteed.

6. I (we) acknowledge that the shares are not liquid.

7. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in INAV and its affiliates.

8. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in INAV does not exceed ten percent (10%) of my (our) net worth.

9. For Idaho residents: I (we) either (i) have a gross annual income of at least $85,000 and a liquid net worth of at least $85,000, or (ii) have a liquid net worth of at least $300,000. In addition, my (our) aggregate investment in INAV does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Idaho investors).

10. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual gross income of $100,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in INAV and other non-publicly traded real estate investment trusts does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors). An investment by an Iowa investor that is an accredited investor, as defined in 17 C.F.R. § 230.501, is not subject to this limitation.

11. For Kansas and Maine residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Maine investors) in INAV and the securities of similar direct participation programs.

12. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in INAV and any of its affiliates’ non-publicly traded real estate investment trusts. For these purposes, “liquid net worth” shall consist of cash, cash equivalents and readily marketable securities.

13. For Massachusetts residents: My (our) investment in INAV and other illiquid direct participation investments does not in the aggregate exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Massachusetts investors).

14. For Missouri residents: My (our) investment in INAV does not exceed 10% of my (our) liquid net worth.

15. For Nebraska residents: My (our) aggregate investment in INAV and in the securities of other non-publicly traded real estate investment trusts does not exceed 10% of my (our) net worth (exclusive of home, home furnishings and automobiles). Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

16. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in INAV, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

17. For New Mexico and Ohio residents: My (our) investment in INAV, its affiliates and other non-traded real estate investment programs does not in the aggregate exceed 10% of my (our) liquid net worth. “Liquid net worth” means that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

18. For North Dakota, Oregon and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in INAV.

19. For Tennessee residents: My (our) investment in INAV is not more than 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).

20. For Texas residents: I (we) have had (excluding the value of my (our) home, home furnishings and automobiles), during the last tax year, or I (we) estimate that I (we) will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000.

21. For Vermont residents: If I am a (we are) non-accredited investors(s), my (our) investment in INAV does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Vermont investors). If I am (we are) an accredited investor(s), as defined in 17 C.F.R.
§ 230.501, I am (we are) not subject to this investment limitation or the suitability standards provided in the Prospectus pertaining to my (our) minimum net worth or annual income.

☐ By checking here I confirm that I would like to go green and no longer receive in paper any documents that CCO Group, LLC can send to me electronically. If you are choosing to go green, please make sure you provide your email address. If you decide later that you want to receive documents in paper, you can contact Shareholder Relations at 866.907.2653. Email:                                                                                                  Alabama and Arkansas residents must sign here:

B-4

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury that (i) the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

In no event may we accept a subscription of shares until at least five business days after the date on which the subscriber receives the final Prospectus. You will receive a confirmation of your purchase.
Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature Date	Custodian Signature Date

Co-Investor’s Signature Date
You should not invest in INAV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in INAV. In deciding to invest in INAV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. INAV and each person selling shares of INAV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.
☐ I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.
☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

G FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)
1. REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	Mailing Address

Name of RIA Office	City State Zip

RIA IARD #	Phone

Name of Clearing Firm	Email Address

Name of Broker-Dealer (if applicable)	Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

2. REGISTERED REPRESENTATIVE (to be completed by Registered Representative)

Name of Registered Representative	Phone

Name of Broker-Dealer	Email Address

Representative ID # Representative CRD #

Mailing Address
Have you changed firm affiliation (since last purchase)?
City State Zip	☐ Yes ☐ No

B-5

H FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to CCO Capital, LLC, CCO Group, LLC and INAV that I have reasonable grounds for believing that the purchase of the shares by the investor in INAV is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform
(if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO: Via Fax: 1.877.616.1118	Via Regular Mail: INAV DST Systems, Inc. P.O. Box 219312 Kansas City, MO 64121-9312	Via Overnight/Express Mail: INAV DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105

© 2018 CCO Group, LLC.	INAV-AGMT-P (11-18)

B-6

APPENDIX C

CIM INCOME NAV, INC. (INAV)
ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653
This form may be used by any current investor in CIM Income NAV, Inc. (INAV) who desires to purchase additional shares within the same share class of INAV currently owned and who purchased their shares directly from INAV. Investors who desire to purchase shares in a new share class must complete the INAV Initial Subscription Agreement. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the INAV Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1. This subscription is in the amount of $
☐ D Shares (minimum investment $2,500)
Designate Purchase Type: ☐ RIA/Fee Based ☐ Commissioned
☐ T Shares (minimum investment $2,500)
☐ S Shares (minimum investment $2,500)
☐ I Shares (minimum investment $1,000,000)
2. Payment will be made with: ☐ Enclosed Check (Make check payable to CIM REIT)	☐ Funds wired	☐ Funds to follow
☐ ACH (Copy of voided check required)
	☐ Checking	☐ Savings
Financial Institution

Routing/Transit #	Account #

B REGISTRATION INFORMATION

Existing Account Registration (name of Account)	SSN or Tax ID #

Existing Account #

C VOLUME DISCOUNTS (if applicable)

☐  I am (we are) making, or previously have made, investments in the INAV T and S Shares accounts listed above. A volume discount, if any, will be applied on an investor/account specific basis. No “householding” or aggregated purchases for related accounts is permitted. All holdings are subject to verification.

C-1

D INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-6 and those sections of 7-21 as appropriate)
I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of INAV.

2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

4. I (we) acknowledge that this investment is not guaranteed, and may lose value.

5. I (we) acknowledge that distributions are not guaranteed.

6. I (we) acknowledge that the shares are not liquid.

7. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in INAV and its affiliates.

8. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in INAV does not exceed ten percent (10%) of my (our) net worth.

9. For Idaho residents: I (we) either (i) have a gross annual income of at least $85,000 and a liquid net worth of at least $85,000, or (ii) have a liquid net worth of at least $300,000. In addition, my (our) aggregate investment in INAV does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Idaho investors).

10. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual gross income of $100,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in INAV and other non-publicly traded real estate investment trusts does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors). An investment by an Iowa investor that is an accredited investor, as defined in 17 C.F.R. § 230.501, is not subject to this limitation.

11. For Kansas and Maine residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Maine investors) in INAV and the securities of similar direct participation programs.

12. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in INAV and any of its affiliates’ non-publicly traded real estate investment trusts. For these purposes, “liquid net worth” shall consist of cash, cash equivalents and readily marketable securities.

13. For Massachusetts residents: My (our) investment in INAV and other illiquid direct participation investments does not in the aggregate exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Massachusetts investors).

14. For Missouri residents: My (our) investment in INAV does not exceed 10% of my (our) liquid net worth.

15. For Nebraska residents: My (our) aggregate investment in INAV and in the securities of other non-publicly traded real estate investment trusts does not exceed 10% of my (our) net worth (exclusive of home, home furnishings and automobiles). Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

16. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in INAV, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

17. For New Mexico and Ohio residents: My (our) investment in INAV, its affiliates and other non-traded real estate investment programs does not in the aggregate exceed 10% of my (our) liquid net worth. “Liquid net worth” means that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

18. For North Dakota, Oregon and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in INAV.

19. For Tennessee residents: My (our) investment in INAV is not more than 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).

20. For Texas residents: I (we) have had (excluding the value of my (our) home, home furnishings and automobiles), during the last tax year, or I (we) estimate that I (we) will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000.

21. For Vermont residents: If I am a (we are) non-accredited investors(s), my (our) investment in INAV does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Vermont investors). If I am (we are) an accredited investor(s), as defined in 17 C.F.R.
§ 230.501, I am (we are) not subject to this investment limitation or the suitability standards provided in the Prospectus pertaining to my (our) minimum net worth or annual income.

☐ By checking here I confirm that I would like to go green and no longer receive in paper any documents that CCO Group, LLC can send to me electronically. If you are choosing to go green, please make sure you provide your email address. If you decide later that you want to receive documents in paper, you can contact Shareholder Relations at 866.907.2653. Email:                                                                             Alabama and Arkansas residents must sign here:

C-2

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury that (i) the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

In no event may we accept a subscription of shares until at least five business days after the date on which the subscriber receives the final Prospectus. You will receive a confirmation of your purchase.
Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature Date	Custodian Signature Date

Co-Investor’s Signature Date
You should not invest in INAV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in INAV. In deciding to invest in INAV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. INAV and each person selling shares of INAV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.
☐ I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.
☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

E FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #

2) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #

F FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to CCO Capital, LLC, CCO Group, LLC and INAV that I have reasonable grounds for believing that the purchase of the shares by the investor in INAV is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO: Via Fax: 1.877.616.1118	Via Regular Mail: INAV DST Systems, Inc. P.O. Box 219312 Kansas City, MO 64121-9312	Via Overnight/Express Mail: INAV DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105

© 2018 CCO Group, LLC	INAV-AI (11-18)

C-3

APPENDIX D

SYSTEMATIC INVESTMENT PROGRAM
866.907.2653
Complete this form if you wish to purchase shares of CIM Income NAV, Inc. (“CIM REIT”) at regular intervals through a transfer of funds from your bank account directly to your CIM REIT investment account. If you did not acquire your shares from CIM REIT (e.g. you acquired your shares through a transfer of ownership or a transfer on death) and you wish to purchase shares through the Systematic Investment Program, you must complete the CIM REIT subscription agreement.
PLEASE NOTE:

•
CIM REIT will pay distributions per your existing instructions and if you participate in the Distribution Reinvestment Plan, distributions earned from shares purchased pursuant to the Systematic Reinvestment Program will be reinvested pursuant to the Distribution Reinvestment Plan. To change distribution instructions, please complete the Distribution Change Form.

•	The Systematic Investment Program will terminate upon the closing of the CIM Income NAV, Inc. offering.

•	The Systematic Investment Program is not available to Alabama, Maine or Nebraska investors.

•	If you wish to cancel your Systematic Investment Program, please allow 15 business days for processing.

•	The Systematic Investment Program is not available for qualified accounts.
Please send to:
CIM REIT c/o DST Systems, Inc. PO Box 219312, Kansas City, MO 64121-9312 or fax to 855.394.8956.
If you have any questions, please call 866-907-2653.

A INVESTOR INFORMATION (must mirror the original Subscription Agreement — SSN and DOB Required)

Investor Name	SSN or Tax ID	DOB

Co-Investor Name	SSN or Tax ID	DOB

Telephone	Evening Telephone

Email

B INVESTMENT INFORMATION

Acct #

Monthly Investment Amount $ (minimum $100/month)

Timing of Withdrawal:
☐ 2nd Day of Each Month (or next business day thereafter) and/or ☐ 16th Day of Each Month (or next business day thereafter)

Start Date (month/day/year)

Financial Institution	☐ Checking	☐ Savings

Routing/Transit #	Acct #

☐ D Shares	☐ T Shares	☐ I Shares	☐ S Shares

For electronic fund transfers, signatures of bank account owners are required exactly as they appear on bank records. If account registration at the bank differs from account registration at CIM REIT, all bank account owners must sign below.

Signature of Account Owner Date	Signature of Joint Account Owner Date (if applicable)

D-1

*PLEASE ATTACH A PRE-PRINTED VOIDED CHECK HERE*
*The services cannot be established without a pre-printed voided check*

C SUBSCRIPTION AGREEMENT ACKNOWLEDGEMENT
By signing Section D below, you represent to CIM REIT that (i) the agreements, representations and warranties made in the subscription agreement for your initial investment in shares of CIM REIT, which agreements, representations and warranties are incorporated herein, apply to all purchases made hereby; (ii) you have received a copy of the prospectus of CIM REIT, as amended and supplemented through the date hereof (the “Prospectus”); and (iii) you have (a) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (b) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, you meet the higher net worth and gross income requirements imposed by your state of primary residence as set forth in the Prospectus under “Suitability Standards.”

D INVESTOR SIGNATURES
MUST BE SIGNED BY ALL AUTHORIZED SIGNERS

Investor Name (please print)		Co-Investor Name (please print)

Investor Signature	Date	Co-Investor Signature	Date
You may not purchase shares unless you meet the applicable suitability requirements set forth in the Prospectus at the time of purchase. Please consult your Financial Advisor if you have had any material changes which might affect your ability to meet the applicable suitability requirements.

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO: Via Fax: 1.877.616.1118	Via Regular Mail: CIM REIT DST Systems, Inc. P.O. Box 219312 Kansas City, MO 64121-9312	Via Overnight/Express Mail: CIM REIT DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105

© 2018 CCO Group, LLC	INAV SIP (11-18)

D-2

APPENDIX E
SECOND AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN
CIM INCOME NAV, INC.
EFFECTIVE AS OF NOVEMBER 27, 2018
CIM Income NAV, Inc., a Maryland corporation (the “Company”), has adopted this Second Amended and Restated Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.
1.Election to Participate.    Any holder of shares of common stock of the Company (the “Shares”), may become a Participant in the Plan by making a written election to participate in the Plan on such purchaser’s subscription agreement at the time of subscription for Shares or by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares owned by them reinvested pursuant to the Plan in additional Shares of the same class held by such Participant. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Shares to be subject to participation in the Plan.
2.Distribution Reinvestment.    The Administrator will receive all cash distributions (other than “Excluded Distributions”) paid by the Company with respect to Shares of the Participants (collectively, the “Distributions”). Participation will commence (a) immediately, in the case of Participants who make a written election to participate in the Plan on their subscription agreement at the time of their initial subscription for Shares; or (b) in the case of Participants who elect to participate in the Plan subsequent to completing their initial subscription agreement, with the next Distribution payment after receipt of the Participant’s election, provided it is received at least ten days prior to the last day of the period to which such Distribution relates. The election will apply to all Distributions attributable to such period and to all periods thereafter, unless and until termination of participation in the Plan, in accordance with Section 9. As the Distribution Period (as defined below) is presently a calendar month, a written election to participate pursuant to clause (b) above must be received by the Administrator at least ten days prior to the last business day of the month, in order to become a Plan Participant with respect to that month’s Distributions. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Company’s board of directors.
3.General Terms of Plan Investments.
The Administrator will apply all Distributions subject to this Plan, as follows:

(a)
The Administrator will invest Distributions in Shares of the same class held by such Participant at a per share price equal to the Company’s net asset value per Share for such class on the date the Distribution is paid.

(b)	Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c)
For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant and the number of Shares purchased on behalf of such Participant pursuant to the Plan.

(d)
Distributions shall be invested in Shares of the same class held by such Participant by the Administrator on the payment date of such Distributions to the extent Shares of such class are available for purchase under the Plan. If sufficient Shares of such class are not available, any such funds that have not been invested in Shares will be distributed to such Participant.

(e)
Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(f)
A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the board of directors.

4.Absence of Liability.    Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.

5.  Suitability.    Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition, as compared to information previously provided to the stockholder’s broker or financial advisors, or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual material decrease in net worth or annual gross income, or any other material change in circumstances that may be likely to cause the Participant to fail to meet the minimum income and net worth standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares or cause the Participant’s broker or financial advisor to determine that an investment in Shares is no longer suitable and appropriate for the Participant.
6.  Reports to Participants.    Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions reinvested during the prior year, the number and class of Shares purchased pursuant to the Plan during the prior year, the per Share purchase price for such Shares and the total number and class of Shares purchased on behalf of the Participant under the Plan. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.
7.  Taxes.    Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.
8.  [reserved]
9.  Termination.

(a)
A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten days prior to the last day of the Distribution Period to which it relates.

(b)
As the Distribution Period is presently a calendar month, a written election to terminate must be received by the Administrator at least ten days prior to the last business day of the month, in order to terminate participation in the Plan for that month. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.

(c)
A Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10.  State Regulatory Restrictions.    The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.
11.  Amendment or Termination by Company.

(a)
The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant, provided, however, the Company may not amend the Plan to (i) provide for selling commissions to be paid for Shares purchased pursuant to this Plan or (ii) to revoke a Participant’s right to terminate or modify his participation in the Plan.

(b)
The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c)
After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.
12.  Governing Law.    This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.
13.  Notice.    Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 2325 East Camelback Road, 10th Floor, Phoenix, Arizona 85016, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

CIM Income NAV, Inc.
Maximum Offering of $4,000,000,000
Common Stock

 ________________________________________________
PROSPECTUS

  ________________________________________________
November 27, 2018
You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

INAV-PRO-09

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-213271

CIM INCOME NAV, INC.
SUPPLEMENT NO. 6 DATED APRIL 16, 2019
TO THE PROSPECTUS DATED NOVEMBER 27, 2018
This document supplements, and should be read in conjunction with, the prospectus of CIM Income NAV, Inc. dated November 27, 2018. This Supplement No. 6 supersedes and replaces all previous supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus, as supplemented to date.
The purpose of this supplement is to describe the following:

(1)	the status of the offering of shares of CIM Income NAV, Inc.;
(2)	the net asset value (“NAV”) per share for each class of common stock on each business day for the month of March 2019;
(3)	information regarding the share redemption limit;
(4)	the change of the advisor’s name and names of certain other affiliates of CCO Group, LLC;
(5)	updated suitability standards for Puerto Rico investors;
(6)	updates to information regarding the calculation of our fees;
(7)	recent real property acquisitions and debt;
(8)	updates to our risk factors;
(9)	selected financial data;
(10)	an update to our historical net asset value (“NAV”) per share information;
(11)	updates to our management;
(12)	compensation, fees, and reimbursements paid or payable to our advisor and its affiliates as of and for the years ended December 31, 2018 and 2017;
(13)	removal of the summary of our prior performance summary and prior performance tables
(14)	update to our distributions and share redemptions disclosure as of December 31, 2018;
(15)	update to the experts;
(16)	update to information incorporated by reference; and
(17)	a revised form of our Initial Subscription Agreement, attached as Appendix B to our prospectus, and a revised form of our Additional Subscription Agreement, attached as Appendix C to our prospectus.
OPERATING INFORMATION

Status of Our Public Offering
The registration statement for our initial public offering of $4,000,000,000 in shares of common stock was declared effective by the U.S. Securities and Exchange Commission on December 6, 2011 and was subsequently superseded by registration statements declared effective on August 26, 2013 and February 10, 2017. We are offering up to $3,500,000,000 in shares of common stock pursuant to our primary offering, consisting of four classes of shares of common stock: D Shares, T Shares, S Shares and I Shares. We are also offering $500,000,000 in shares pursuant to our distribution reinvestment plan. We are offering to sell any combination of D Shares, T Shares, S Shares and I Shares with a dollar value up to the maximum offering amount. As of March 31, 2019, we had accepted investors’ subscriptions for, and issued, approximately 42.7 million shares of our common stock in the offering (including shares issued pursuant to our distribution reinvestment plan), resulting in gross proceeds to us of approximately $770.5 million.
We are structured as a perpetual-life, non-exchange traded REIT. This means that, subject to regulatory approval of our filing for additional offerings, we will be selling shares of our common stock on a continuous basis and for an indefinite period of time. We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering as well as to renew, extend or terminate registration at any time.

NAV per Share
The following is a list of the NAV per share on each business day for the month of March 2019 for each of our classes of common stock:

	NAV per Share
Date	D Shares	T Shares	S Shares	I Shares
March 1, 2019	$17.92	$17.61	*	$18.15
March 4, 2019	$17.92	$17.61	*	$18.15
March 5, 2019	$17.92	$17.61	*	$18.15
March 6, 2019	$17.92	$17.61	*	$18.15
March 7, 2019	$17.92	$17.61	*	$18.15
March 8, 2019	$17.91	$17.61	*	$18.15
March 11, 2019	$17.91	$17.60	*	$18.14
March 12, 2019	$17.91	$17.60	*	$18.14
March 13, 2019	$17.91	$17.60	*	$18.15
March 14, 2019	$17.89	$17.58	*	$18.12
March 15, 2019	$17.89	$17.58	*	$18.12
March 18, 2019	$17.88	$17.58	*	$18.12
March 19, 2019	$17.88	$17.57	*	$18.12
March 20, 2019	$17.87	$17.56	*	$18.10
March 21, 2019	$17.87	$17.56	*	$18.10
March 22, 2019	$17.87	$17.56	*	$18.10
March 25, 2019	$17.85	$17.54	*	$18.08
March 26, 2019	$17.83	$17.52	*	$18.06
March 27, 2019	$17.83	$17.52	*	$18.06
March 28, 2019	$17.83	$17.52	*	$18.06
March 29, 2019	$17.83	$17.51	*	$18.06

* Not available. We did not issue any S Shares as of March 31, 2019.
The NAV per share is the price at which we sold our shares pursuant to purchase orders (excluding applicable upfront selling commissions and dealer manager fees charged on D Shares and T Shares), and redeemed shares pursuant to redemption requests, on the business day specified. Purchases and redemptions will be made in accordance with our policies as set forth in the registration statement and prospectus to which this prospectus supplement relates. Please refer to “Valuation Policies” beginning on page 99 of the current prospectus, as supplemented, for important information about how NAV is determined for each of our classes of common stock. Our NAV per share for each share class, which is updated daily, along with our registration statement, prospectus and prospectus supplements are available on our website https://www.cimgroup.com/strategies/individual/inav#summary.
Redemption Limit
As disclosed on our website, as of March 31, 2019, our NAV was $599,130,351. As of April 1, 2019, the redemption limit for the quarter ending June 30, 2019 was 10% of our NAV as of March 31, 2019. Given that sales of our common stock have exceeded redemption requests quarter to date, the redemption limit as of April 1, 2019 has not been reduced below 10% of our NAV as of March 31, 2019. For a complete discussion of redemption limits, refer to the section of our prospectus captioned “Share Purchases and Redemptions — Redemption Limitations” beginning on page 201 of the prospectus.

2

PROSPECTUS UPDATES
Change of Advisor’s Name and Names of Certain Other Affiliates of CCO Group, LLC
Effective December 20, 2018, CIM Income Advisors, LLC changed its name to CIM Income Management, LLC (CIM Income Management). All references in the prospectus to CIM Income Advisors, LLC (CIM Income Advisors) are hereby revised to reflect the advisor’s new name.
Effective December 20, 2018, each Cole Corporate Income Advisors II, LLC (CCI II Advisors), Cole Corporate Income Advisors III, LLC (CCI III Advisors), Cole REIT Advisors IV, LLC (CR IV Advisors) and Cole REIT Advisors V, LLC (CR V Advisors), changed its name to Cole Corporate Income Management II, LLC (CCI II Management), Cole Corporate Income Management III, LLC (CCI III Management), Cole REIT Management IV, LLC (CR IV Management) and Cole REIT Management V, LLC (CR V Management), respectively. All references to each these entities in the prospectus are hereby revised to reflect its new name.
Suitability Standards
The following information should be read in conjunction with the discussion contained in the “Suitability Standards” section beginning on page i of our prospectus:

Puerto Rico:  In addition to meeting the general suitability requirements, a Puerto Rico investor’s aggregate investment in shares of our common stock, our affiliates and other non-traded real estate investment trusts cannot exceed 10.0% of that investor’s liquid net worth. For purposes of this limitation, liquid net worth is defined as that portion of an investor’s net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

Calculation of Upfront Selling Commissions and Dealer Manager Fees
The following information supersedes and replaces the second table in the section of our prospectus captioned “Questions and Answers About This Offering — Q: What is the difference between the classes of common stock being offered?” beginning on page 5 of the prospectus and in the section of our prospectus captioned “Prospectus Summary — D Shares, T Shares, S Shares and I Shares of Common Stock” beginning on page 16 of the prospectus.

	Upfront Selling Commissions	Dealer Manager Fees	Annual Stockholder Servicing Fees	Maximum Stockholder Servicing Fees Over Life of Investment (Length of Time)	Total (Length of Time)
Class D	$150	$—	$25	$738 (30 years)	$888 (30 years)
Class T	$300	$50	$85	$556 (7 years)	$906 (7 years)
Class S	$350	$—	$85	$556 (7 years)	$906 (7 years)
Class I	$—	$—	$—	$—	$—
The following information supersedes and replaces the first paragraph in the section of our prospectus captioned “Questions and Answers About This Offering — Q: Will I be charged upfront selling commissions or other fees?” beginning on page 9 of the prospectus and all similar discussions appearing throughout the prospectus.
Q:    Will I be charged upfront selling commissions or other fees?

A:
Our dealer manager may be entitled to receive upfront selling commissions of up to 1.50% of the transaction price, which is exclusive of such upfront selling commission (the “Offering Price”), of each D Share sold in the primary offering. Additionally, our dealer manager is entitled to receive upfront selling commissions of up to 3.00%, and dealer manager fees of 0.50%, of the Offering Price of each T Share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.50% of the Offering Price. Our dealer manager is also entitled to receive upfront selling commissions of up to 3.50% of the Offering Price of each S Shares sold in the primary offering. Our dealer manager will reallow 100% of such selling commissions to participating broker-dealers. At our dealer manager’s discretion it may reallow a portion of the dealer manager fee received to participating broker-dealers. No upfront selling commissions or dealer manager fees are paid with respect to purchases of I Shares sold through registered investment advisors or shares of any class sold pursuant to our distribution reinvestment plan.

3

Recent Real Property Acquisitions and Debt
The following information supplements, and should be read in conjunction with, the sections of our prospectus captioned “Prospectus Summary — Description of Real Estate Assets” beginning on page 21 of the prospectus and the section of our prospectus captioned “Investment Objectives, Strategy and Policies — Real Property Acquisitions” beginning on page 81 of the prospectus, and describes our real estate holdings as of March 31, 2019 and activity that occurred subsequent to the activity as of October 31, 2018 previously disclosed in our prospectus.
Description of Real Estate Assets
As of March 31, 2019, we, through separate wholly-owned limited liability companies and limited partnerships, owned 153 properties, acquired for an aggregate purchase price of $917.8 million, located in 35 states, consisting of six anchored shopping centers, 123 retail, 14 industrial and distribution, and 10 office properties, comprising approximately 5.8 million gross rentable square feet of commercial space, including the square feet of buildings that are on land subject to ground leases. We acquired four properties between November 1, 2018 and March 31, 2019. In general, our properties are acquired through the use of proceeds from our initial public offering and debt borrowings.

Property Description	Type	Number of Tenants	Tenant (1)	Rentable Square Feet	Purchase Price
Kloeckner Metals – University Park, IL	Manufacturing	1	Kloeckner Metals	105,000	$16,200,000
Jewel-Osco – Spring Grove, IL	Grocery	1	Jewel-Osco	61,794	10,641,718
Jewel-Osco – Wood Dale, IL	Grocery	1	Jewel-Osco	74,964	10,215,717
24 Hour Fitness – Orlando, FL	Fitness	1	24 Hour Fitness	38,000	10,845,000
				279,758	$47,902,435
________________

(1)	The tenant name represents the commonly-used tenant name and does not necessarily represent the legal name that is party to the lease agreement.

Property Description	Date Acquired	Year Built/Renovated	Purchase Price (1)	Initial Yield (2)	Average Yield (3)	Physical Occupancy
Kloeckner Metals – University Park, IL	November 7, 2018	2016	$16,200,000	6.50%	7.28%	100%
Jewel-Osco – Spring Grove, IL	November 14, 2018	2007	10,641,718	6.45%	7.12%	100%
Jewel-Osco – Wood Dale, IL	November 14, 2018	1995	10,215,717	6.45%	7.12%	100%
24 Hour Fitness – Orlando, FL	February 5, 2019	2018	10,845,000	6.78%	7.53%	100%
			$47,902,435
________________

(1)	Purchase price does not include acquisition-related expenses.

(2)
Initial yield is calculated as the effective annualized rental income, adjusted for rent concessions or abatements, if any, for the in-place lease at the property divided by the property’s purchase price, plus the estimated cost of significant capital improvements to be incurred in the first year of ownership, if any, and exclusive of acquisition-related expenses. In general, our properties are subject to long-term triple-net or double-net leases, and the future costs associated with the double-net leases are unpredictable and may reduce the yield. Accordingly, our management believes that effective annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.

(3)
Average yield is calculated as the average annual rental income, adjusted for rent concessions or abatements, if any, for the in-place lease, over the non-cancellable lease term at the property divided by the property’s purchase price, plus the estimated cost of significant capital improvements expected to be incurred over the ten-year period subsequent to the acquisition date, if any, and exclusive of acquisition related expenses. In general, we intend for our properties to be subject to long-term triple-net or double-net leases. Future costs associated with the double-net leases are unpredictable and may reduce the yield. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.

4

The following table sets forth the principal provisions of the lease terms for the major tenants at each of the properties listed above:

Property	Major Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)		Effective Annual Base Rent per Square Foot (3)	Lease Term (4)
Kloeckner Metals – University Park, IL	Kloeckner Metals	105,000	100%	1/10 yr.	$1,053,430	(5)	$10.03	11/7/2018	–	8/31/2037
Jewel-Osco – Spring Grove, IL	Jewel-Osco	61,794	100%	8/5 yr.	$686,391	(6)	$11.11	11/14/2018	–	10/31/2037
Jewel-Osco – Wood Dale, IL	Jewel-Osco	74,964	100%	8/5 yr.	$658,914	(6)	$8.79	11/14/2018	–	10/31/2037
24 Hour Fitness – Orlando, FL	24 Hour Fitness	38,000	100%	3/5 yr.	$735,300	(7)	$19.35	2/5/2019	–	1/31/2034
________________

(1)
Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property, or those tenants whose annual rental revenue accounts for greater than 10% of the property’s annual rental revenue. The tenant name represents the commonly-used tenant name and does not necessarily represent the legal name of the entity that is party to the lease agreement.

(2)	Represents the number of renewal options and the term of each option.

(3)	Effective annual base rent and effective annual base rent per square foot include adjustments for rent concessions or abatements, if any.

(4)
Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised, as of the respective purchase date. In general, these properties are subject to long term triple- or double-net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

(5)	The annual base rent under the lease increases at the beginning of the sixth lease year every two years by 2.9% of the then-current annual base rent.

(6)
The annual base rent under the lease increases annually by 1.5% of the then-current annual base rent for the first five years of the lease, for the fifth through 10th lease year the annual base rent has a onetime increase of 1.5% , then increases 7.5% for the two five year periods after the 10th lease year.

(7)	The annual base rent under the lease increases every five years by 10% of the then-current annual base rent.
The following information supersedes and replaces the section of our prospectus captioned “Investment Objectives and Policies — Tenant Lease Expirations” on page 94 of the prospectus.
Tenant Lease Expirations
The following table sets forth the aggregate lease expirations for our properties acquired as of  March 31, 2019, for each of the next 10 years and thereafter, assuming no renewal options are exercised. For purposes of the table, the Total Annual Base Rent Expiring column represents annualized rental revenue, on a straight line basis, for the leases that expire during the respective year.

Year Ending December 31,	Number of Leases Expiring	Square Feet Expiring	Total Annual Base Rent Expiring	% of Total Annual Base Rent
2019	1	1,600	$37,120	*
2020	5	47,685	509,736	1%
2021	5	33,385	533,455	1%
2022	7	66,487	919,274	1%
2023	16	184,298	2,112,536	3%
2024	21	325,274	4,676,017	7%
2025	9	224,632	3,309,728	5%
2026	22	746,231	6,716,192	10%
2027	20	564,565	9,224,332	13%
2028	10	262,292	4,240,509	6%
Thereafter	63	3,296,917	36,457,097	53%
	179	5,753,366	$68,735,996	100%
________________
* Represents less than 1% of the total annual base rent.

5

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Investment Objectives and Policies — Depreciable Tax Basis” beginning on page 94 of the prospectus.
Depreciable Tax Basis
For federal income tax purposes, the aggregate depreciable basis in the properties acquired since November 1, 2018 is approximately $38.5 million. When we calculate depreciation expense for federal income tax purposes, we depreciate buildings and improvements over a 40-year recovery period, land improvements over a 20-year recovery period and furnishings and equipment over a 12-year recovery period using a straight-line method and a mid-month convention. The depreciable basis in these properties is estimated, as of  March 31, 2019, as follows:

Wholly-owned Property	Depreciable Tax Basis
Kloeckner Metals – University Park, IL	$13,024,800
Jewel-Osco – Spring Grove, IL	8,555,941
Jewel-Osco – Wood Dale, IL	8,213,436
24 Hour Fitness – Orlando, FL	8,719,380
$38,513,557
Debt
The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Real Property Acquisitions — Placement of Debt on Certain Real Property Acquisitions” on page 90 of the prospectus.
Credit Facility
As of December 31, 2018, there was $6.0 million outstanding under the Revolving Loans, and $212.5 million outstanding under the Term Loans, all of which was subject to an interest rate swap agreement (the “Swapped Term Loans”). Based on our leverage ratio, as of  December 31, 2018, the all-in rate for the Swapped Term Loan was approximately 4.01%.
Net Debt Leverage Ratio
As of December 31, 2018, our ratio of debt to total gross assets net of gross intangible lease liabilities was 39.3%, and our ratio of debt to the fair market value of our gross assets was 38.5%. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage, and we therefore believe that the presentation of net debt provides useful information to stockholders. Net debt is a non-GAAP measure used to show our outstanding principal debt balance, excluding certain GAAP adjustments, such as financing and issuance costs and related accumulated amortization, less all cash and cash equivalents. As of December 31, 2018, our net debt leverage ratio, which is the ratio of net debt to total gross real estate assets net of gross intangible lease liabilities, was 38.9%. The following table provides a reconciliation of the credit facility and notes payable, net balance, as reported on our consolidated balance sheet, to net debt as of December 31, 2018 (dollar amounts in thousands):

Balance as of December 31, 2018
Credit facility and notes payable, net	$354,254
Deferred costs, net (1)	2,705
Less: Cash and cash equivalents	(3,644)
Net debt	$353,315
Gross real estate assets, net (2)	$907,392
Net debt leverage ratio	38.9%
———————————

(1)	Deferred costs relate to mortgage notes payable and the term portion of the credit facility.

(2)	Net of gross intangible lease liabilities.

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Risk Factors
The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Risk Factors — Risks Related to an Investment in CIM Income NAV, Inc.” beginning on page 32 of the prospectus.
We have paid, and may continue to pay, some or all of our distributions, and fund some or all redemptions, from sources other than cash flows from operations, including borrowings, proceeds from asset sales or the sale of securities, which may reduce the amount of capital ultimately deployed in our real estate operations and may negatively impact the value of our common stock.
To the extent that cash flow from operations is insufficient to pay our distributions or fund redemptions, we may pay all or some of our distributions and fund all or some of our redemptions from borrowings by the REIT, proceeds from asset sales of the sale of our securities. We have no limits on the amounts we may use to pay distributions from sources other than cash flow from operations. The payment of distributions and redemptions from sources other than cash flows from operations may reduce the amount of proceeds available for acquisitions, negatively impact the value of our common stock and reduce the overall return. We expect that, from time to time, we may declare distributions and/or fund redemptions that exceed our cash flows from operations and in anticipation of future cash flows.
As of December 31, 2018, cumulative since inception, we have declared $79.8 million of distributions and we have paid $77.1 million, of which $40.8 million was paid in cash and $36.3 million was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. Our net income was $10.8 million as of December 31, 2018, cumulative since inception, and our net income was $5.2 million and $347,000 for the years ended December 31, 2018 and 2017, respectively. The following table presents distributions and the source of distributions for the periods indicated below (dollars in thousands):

	Year Ended December 31, 2018		Year Ended December 31, 2017			As of December 31, 2018, Cumulative Since Inception
	Amount	Percent	Amount	Percent		Amount	Percent
Distributions paid in cash	$14,399	51%	$10,448	50%		$40,777	53%
Distributions reinvested	13,774	49%	10,289	50%		36,343	47%
Total distributions	$28,173	100%	$20,737	100%		$77,120	100%

Source of distributions:
Net cash provided by operating activities (1)	$28,173	100%	$19,311	93%	(2)	$77,120	100%
Proceeds from issuance of common stock	—	—%	1,426	7%		—	—%
Total sources	$28,173	100%	$20,737	100%		$77,120	100%
———————————

(1)
Net cash provided by operating activities for the years ended December 31, 2018 and 2017, and as of December 31, 2018, cumulative since inception, was $32.8 million, $19.3 million and $77.5 million, respectively.

(2)
Prior to the adoption of Accounting Standards Update (“ASU”) No. 2017-01 in April 2017, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”), which clarifies the definition of a business by adding guidance to assist entities in evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses, we treated our real estate acquisition-related expenses, which are included in transaction-related expenses on the accompanying consolidated statements of operations, as funded by proceeds from the Initial Offering, including proceeds from the DRIP. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions for the year ended December 31, 2017 includes the amount by which real estate acquisition–related expenses have reduced net cash flows from operating activities in prior periods.

7

Selected Financial Data
The following data supersedes and replaces the section of our prospectus captioned “Selected Financial Data” on page 98 of the prospectus.
The following data should be read in conjunction with our consolidated audited financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the annual period ended December 31, 2018, which is incorporated by the prospectus.
The selected financial data (in thousands, except share and per share amounts) presented below has been derived from our consolidated audited financial statements as of and for the years ended December 31, 2018, 2017, 2016, 2015 and 2014, respectively.

	As of and for the year ended December 31,
	2018	2017	2016	2015	2014
Balance Sheet Data:
Total real estate assets, net	$861,423	$671,426	$436,774	$257,583	$225,505
Cash and cash equivalents	$3,644	$2,923	$4,671	$14,840	$4,489
Total assets	$885,857	$699,463	$453,572	$281,502	$233,162
Credit facility and notes payable, net	$354,254	$274,830	$159,143	$117,730	$119,530
Total liabilities	$396,865	$316,993	$185,486	$133,558	$130,578
Redeemable common stock	$58,902	$47,024	$32,076	$17,967	$12,545
Stockholders’ equity	$429,324	$334,674	$235,224	$129,977	$90,039
Operating Data:
Total revenues	$70,912	$48,146	$27,311	$19,109	$13,305
Total operating expenses	$52,230	$37,508	$23,233	$13,444	$10,503
Gain on disposition of real estate, net	$1,019	$—	$—	$5,642	$—
Operating income	$19,701	$10,638	$4,078	$5,665	$2,802
Net income (loss) attributable to the Company	$5,158	$312	$(1,292)	$7,327	$251
Cash Flow Data:
Cash flows provided by operating activities	$32,836	$19,311	$8,293	$8,234	$6,574
Cash flows used in investing activities	$(206,856)	$(253,937)	$(187,140)	$(36,009)	$(126,605)
Cash flows provided by financing activities	$175,546	$232,279	$169,160	$38,219	$119,070
Per Common Share Data:
Class D Common Stock:
Net income (loss) attributable to the Company	$3,165	$242	$(952)	$6,025	$223
Basic and diluted weighted average number of common shares outstanding	17,606,217	14,374,833	9,986,524	6,506,020	5,412,144
Basic and diluted net income (loss) per common share	$0.18	$0.02	$(0.10)	$0.93	$0.04
Distributions declared per common share	$0.98	$0.98	$0.98	$0.98	$0.98
Class T Common Stock:
Net income (loss) attributable to the Company	$1,794	$45	$(276)	$911	$19
Basic and diluted weighted average number of common shares outstanding	10,769,145	6,590,846	2,713,815	986,216	413,621
Basic and diluted net income (loss) per common share	$0.17	$0.01	$(0.10)	$0.92	$0.05
Distributions declared per common share	$0.98	$0.98	$0.98	$0.98	$0.98
Class I Common Stock:
Net income (loss) attributable to the Company	$199	$25	$(64)	$391	$8
Basic and diluted weighted average number of common shares outstanding	1,040,969	936,555	718,206	420,662	194,160
Basic and diluted net income (loss) per common share	$0.19	$0.03	$(0.09)	$0.93	$0.04
Distributions declared per common share	$0.98	$0.98	$0.98	$0.98	$0.98

8

Historical NAV Per Share
The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Historical NAV Per Share” beginning on page 105 of the prospectus.

The table below provides the components of our NAV, as determined by State Street, our independent fund accountant, and the computation of NAV per share for each share class as of December 31, 2018 and September 30, 2018. Our NAV per share for each share class is posted daily on our website at https://www.cimgroup.com/strategies/individual/inav. Our NAV is not prepared in accordance with GAAP. Stockholders should refer to our financial statements and accompanying footnotes which are incorporated by reference into the prospectus, for our net book value on a per share basis in accordance with GAAP, which is our stockholders’ equity divided by shares outstanding as of the date of measurement. Our NAV is calculated using a detailed set of valuation methodologies, as described under the heading “Valuation Policies” in the prospectus.(1) When the fair value of our assets and liabilities is calculated for the purposes of determining our NAV per share for each share class, the calculation is done using the fair value methodologies detailed within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures.(2) Our NAV is not audited or reviewed by our independent registered public accounting firm.

	NAV as of
	December 31, 2018
	(unaudited)
	D Shares (3)	T Shares(3)	I Shares(3)	Consolidated
Newly Acquired Real Estate Properties (4)	$85,162,682	$56,520,971	$5,280,571	$146,964,224
Operating Real Estate Properties (5)	452,490,089	300,309,697	28,056,964	780,856,750
Total Real Estate Properties (6)	537,652,771	356,830,668	33,337,535	927,820,974
Real Estate Related Securities and Real Estate Related Assets
Acquisition Expenses and Deferred Financing Costs	6,221,414	4,129,042	385,763	10,736,219
Cash, Marketable Securities and Other Assets	5,555,560	3,687,127	344,476	9,587,163
Total Assets	549,429,745	364,646,837	34,067,774	948,144,356
Newly Incurred Debt (7)	3,476,874	2,307,540	215,586	6,000,000
Outstanding Debt (8)	199,473,274	132,386,897	12,368,480	344,228,651
Accrued Liabilities	5,158,440	3,423,565	319,853	8,901,858
Total Liabilities	208,108,588	138,118,002	12,903,919	359,130,509
NAV	$341,321,157	$226,528,835	$21,163,855	$589,013,847
Number of Shares of Common Stock Issued and Outstanding	18,942,529	12,777,322	1,159,729
NAV Per Share (9)	$18.02	$17.73	$18.25

	NAV as of
	September 30, 2018
	(unaudited)
	D Shares (3)	T Shares(3)	I Shares(3)	Consolidated
Newly Acquired Real Estate Properties (4)	$63,454,200	$40,081,747	$3,971,630	$107,507,577
Operating Real Estate Properties (5)	484,172,624	305,834,519	30,304,607	820,311,750
Total Real Estate Properties (6)	547,626,824	345,916,266	34,276,237	927,819,327
Real Estate Related Securities and Real Estate Related Assets
Acquisition Expenses and Deferred Financing Costs	7,122,098	4,498,774	445,776	12,066,648
Cash, Marketable Securities and Other Assets	4,921,492	3,108,730	308,039	8,338,261
Total Assets	559,670,414	353,523,770	35,030,052	948,224,236
Newly Incurred Debt (7)	7,672,990	4,846,754	480,256	13,000,000
Outstanding Debt (8)	209,530,255	132,352,763	13,114,603	354,997,621
Accrued Liabilities	5,630,956	3,556,874	352,444	9,540,274
Total Liabilities	222,834,201	140,756,391	13,947,303	377,537,895
NAV	$336,836,213	$212,767,379	$21,082,749	$570,686,341
Number of Shares of Common Stock Issued and Outstanding	18,509,975	11,867,671	1,144,914
NAV Per Share (9)	$18.20	$17.93	$18.41
________________

(1)
Our valuation policies, which address specifically each category of our assets and liabilities and are applied separately from the preparation of our financial statements in accordance with GAAP, involve adjustments from historical cost. There are

9

certain factors which cause NAV to be different from net book value on a GAAP basis. For NAV purposes, our real estate properties and real estate related liabilities are valued by CBRE, our independent valuation expert, on a rolling quarterly basis once the asset or liability has been held for one full calendar quarter. CBRE does not prepare and is not responsible for our NAV or our daily NAV per share for each share class. For GAAP purposes, these assets and liabilities are generally recorded at depreciated or amortized cost. Other factors, including straight-lining of rent for GAAP purposes and the treatment of acquisition related expenses and organization and offering costs, will cause our GAAP net book value to be different from our NAV.

(2)
No rule or regulation mandates the manner for calculating NAV. While our NAV calculation methodologies are consistent with standard industry practices for valuing private real estate funds, they involve significant professional judgment in the application of both observable and unobservable attributes, and there is no established practice among publicly-offered REITs, listed or unlisted, for calculating NAV. As a result, our methodologies or assumptions may differ from other REITs’ methodologies or assumptions.

(3)
For presentation purposes and to demonstrate the calculation of the NAV per share for each class, the consolidated amount of each category of our assets and liabilities has been allocated to each share class based on the relative NAV of each class, as determined by State Street on December 31, 2018 and September 30, 2018. Additionally, share class specific assets and liabilities have been allocated in full to their applicable share class.

(4)
The consolidated amount represents the estimated value of our newly acquired real estate properties and capital expenditures, which are valued at cost until the investment has been held for one full calendar year following the date of acquisition, and thereafter will be valued by our independent valuation expert.

(5)
The consolidated amount represents the sum of the estimated values of each of our operating real estate properties, excluding newly acquired real estate properties which are valued at cost until the investment has been held for one full calendar year following the date of acquisition, contained in the individual property appraisal reports provided by CBRE. After a property valuation is performed by CBRE, it provides its appraisal report to us and to State Street, and State Street adds all the property values from all of the appraisal reports it has received from CBRE to arrive at the total estimated value of our operating real estate properties. CBRE does not prepare, and is not responsible for, our daily NAV per share for any share class or for calculating the total estimated value of our operating real estate properties.

(6)	The aggregate purchase price of total real estate properties was $907.0 million and $906.1 million, as of December 31, 2018 and September 30, 2018, respectively.

(7)
The consolidated amount represents the estimated value of our newly incurred real estate-related liabilities, which are valued at cost until the loan has been outstanding for one full calendar quarter following the quarter we enter into the loan, and thereafter will be valued by CBRE. This amount also includes amounts drawn on our line of credit subsequent to valuation by CBRE.

(8)
The consolidated amount represents the estimated value of our commercial real estate-related liabilities contained in the fair value analysis provided by CBRE. After a loan valuation is performed by CBRE, it provides its fair value analysis to us and State Street, which compiles the estimated value of our real estate-related liabilities. CBRE does not prepare, and is not responsible for, our daily NAV per share for any share class or for calculating the total estimated value of our debt. The December 31, 2018 loan valuations prepared by CBRE concluded the value of our loans to have a fair value which was estimated to be less than book value by $6.7 million.

(9)
See “Risk Factors” in the prospectus for the limitations and risks associated with our NAV per share for each share class, including the risk that the components of NAV and the methodologies used by us and State Street in the discharge of our or their respective responsibilities in connection with it may differ from those used by other companies now or in the future.

In the preparation of individual appraisal reports, CBRE primarily applied an income capitalization approach and relied on modeling assumptions to estimate the value of our operating real estate properties. Key assumptions, as of December 31, 2018, which vary from property to property, market to market and period to period, include capitalization rates (ranging from 5.50% to 9.00%), annual market rent growth rates (ranging from 0.00% to 3.00%) and holding periods (ranging from 9.00 to 12.00 years). Changes in these assumptions would impact the calculation of the value of our real estate assets.  For example, assuming all other factors remain unchanged, our advisor has calculated that an increase in the implied capitalization rate of 0.25% would cause the total estimated value of our operating real estate properties to decrease by $27.7 million in the aggregate as of December 31, 2018 and a reduction in the implied capitalization rate of 0.25% would cause the total estimated value of our operating real estate properties to increase by $29.8 million in the aggregate as of December 31, 2018. This is only a mathematical illustration and is not intended to qualify the values reflected above. See “Risk Factors” and “Valuation Policies” in the prospectus for a discussion on the limitations and risks associated with the utilization of judgments and assumptions in valuing our operating real estate properties.

10

The following table provides our NAV per share for each quarter following the commencement of our operations for each of our classes of common stock:

	NAV Per Share
Date	D Shares	T Shares	S Shares	I Shares
12/31/2011	$14.99	*	*	*
3/31/2012	$15.00	*	*	*
6/30/2012	$15.75	*	*	*
9/30/2012	$15.82	*	*	*
12/31/2012	$16.11	*	*	*
3/31/2013	$16.31	*	*	*
6/30/2013	$16.56	*	*	*
9/30/2013	$16.71	*	*	*
12/31/2013	$16.84	$16.83	*	$16.85
3/31/2014	$16.99	$16.97	*	$17.01
6/30/2014	$17.07	$17.04	*	$17.10
9/30/2014	$17.10	$17.05	*	$17.14
12/31/2014	$17.51	$17.45	*	$17.55
3/31/2015	$18.08	$18.07	*	$18.15
6/30/2015	$18.18	$18.16	*	$18.25
9/30/2015	$18.16	$18.12	*	$18.23
12/31/2015	$18.24	$18.17	*	$18.31
3/31/2016	$18.28	$18.19	*	$18.37
6/30/2016	$18.31	$18.21	*	$18.42
9/30/2016	$18.25	$18.13	*	$18.37
12/31/2016	$18.15	$18.01	*	$18.29
3/31/2017	$18.08	$17.91	*	$18.22
6/30/2017	$18.14	$17.95	*	$18.30
9/30/2017	$18.13	$17.92	*	$18.30
12/31/2017	$18.37	$18.15	*	$18.55
3/31/2018	$18.39	$18.16	*	$18.59
6/30/2018	$18.29	$18.04	*	$18.49
9/30/2018	$18.20	$17.93	*	$18.41
12/31/2018	$18.02	$17.73	*	$18.25
________________
* Not available. T Shares and I Shares were not available prior to August 26, 2013, and we did not issue any T Shares or I Shares as of September 30, 2013. S Shares were not available prior to November 27, 2018, and we did not issue any S Shares as of December 31, 2018.

Management
All discussions of our management and the management of our advisor set forth in the prospectus are supplemented with the following information:
On December 6, 2018, Glenn J. Rufrano, one of our directors, tendered his resignation from the board of directors, effective December 31, 2018. This resignation is not a result of any disagreements with us on any matter relating to our operations, policies or practices. To fill the vacancy created by Mr. Rufrano’s resignation, Avraham Shemesh has been appointed to serve as a director by all of the directors, including all of the independent directors, immediately upon the effectiveness of Mr. Rufrano’s resignation. Mr. Shemesh will serve as a director until our next annual meeting of stockholders and until his successor is duly elected and qualifies or until his earlier resignation or removal in accordance with our organizational documents and applicable law.

11

The following information supersedes and replaces the first and second paragraphs of the section of our prospectus captioned “Management — Executive Officers and Directors” beginning on page 112 of the prospectus, and all similar discussions appearing throughout the prospectus are superseded, replaced or supplemented, as appropriate.
Richard S. Ressler serves as the chairman of our board of directors, chief executive officer and president, and Nathan D. DeBacker serves as our chief financial officer and treasurer. We do not directly compensate Messrs. Ressler or DeBacker for their service as executive officers, or, in the case of Mr. Ressler and Avraham Shemesh, for their service as directors, of our company, nor do we reimburse our advisor or any affiliate of our advisor for their salaries or benefits. Jeffrey R. Smith serves as our vice president of accounting and principal accounting officer. We do not directly compensate Mr. Smith for his services as a non-executive officer of our company, nor do we reimburse our advisor or any affiliate of our advisor for his salary or benefits. We have provided below certain information about these three officers and our directors.

Name	Age*	Position(s)
Richard S. Ressler	60	Chairman of the board of directors, chief executive officer and president
Nathan D. DeBacker	39	Chief financial officer and treasurer
Jeffrey R. Smith	36	Vice president of accounting and principal accounting officer**
George N. Fugelsang	78	Independent director
Richard J. Lehmann	74	Independent director
Roger D. Snell	63	Independent director
W. Brian Kretzmer	65	Independent director
Avraham Shemesh	57	Director
____________________________________
* As of March 31, 2019.
** Non-executive officer.

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Management — Executive Officers and Directors” beginning on page 112 of the prospectus.
Avraham Shemesh is a director of our company and has served as president and treasurer of CIM Income NAV Management, LLC (“CIM Income NAV Management”) since February 2018. In addition, Mr. Shemesh serves as a director of CCPT IV and CCIT III, and currently serves in the following positions for CCO Group and certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
CCIT II	Chief executive officer, president and director	February 2018 – Present
	Chairman of the board of directors	August 2018 – Present
CCPT V	Chief executive officer and president Director	February 2018 – Present March 2018 – Present
	Chairman of the board of directors	August 2018 – Present
CCI II Management; CCI III Management; CCPT IV Management; CCPT V Management; CIM Income NAV Management; CREI Advisors; and CCO Group, LLC	President and treasurer	February 2018 – Present

Since 1994, Avraham Shemesh has served as Co-Founder and a Principal of CIM, a vertically-integrated owner and operator of real assets for its own account and on behalf of its partners and co-investors seeking to invest in urban real assets and associated credit strategies and, since February 1, 2018, the indirect parent of our sponsor, advisor, dealer manager and property manager. As Principal and Head of CIM’s Investments Group, he is actively involved in the acquisition process and provides guidance on the diverse acquisition ideas across CIM’s platforms. He serves on CIM’s Investment Committee and Asset Management Committee. Additionally, Mr. Shemesh is responsible for the day-to-day operations of CIM, including strategic initiatives, asset management and leasing and partner & co-investor relations and product management. Since March 2014, Mr. Shemesh also has served as a director of CIM Commercial Trust Corporation (NASDAQ: CMCT), a real estate investment trust that acquires, owns and operates office investments and is an affiliate of CIM. Prior to CIM, Mr. Shemesh was involved in a number of successful entrepreneurial real estate activities, including co-founding Dekel Development, which developed a wide variety of commercial and residential properties in Los Angeles. Mr. Shemesh was selected to serve as a director because of his significant experience with the real estate acquisition process and strategic planning as a result of his

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experience with CIM, including as Co-Founder thereof, as well as his leadership roles at CIM and CIM Commercial Trust Corporation.
Compensation, Fees and Reimbursements Paid or Payable to Our Advisor and Its Affiliates as of December 31, 2018
The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Compensation” beginning on page 126 of the prospectus.
We incurred commissions, fees and expense reimbursements as shown in the table below for services provided by our advisor and its affiliates during the periods indicated (in thousands):

	Year Ended December 31,
	2018	2017
Upfront selling commissions	$2,797	$2,964
Stockholder servicing fees (1)	$1,126	$592
Dealer manager fees (1)	$2,609	$2,128
Organization and offering expense reimbursement	$1,339	$1,400
Acquisition expense reimbursement	$1,722	$1,594
Advisory fee	$5,858	$4,263
Operating expense reimbursement	$2,652	$2,740
Performance fee	$—	$647
____________________________________
(1) Amounts are calculated for the respective period in accordance with the dealer manager agreement and exclude the estimated liability for the future fees payable to CCO Capital of $13.2 million and $19.2 million as of December 31, 2018 and 2017, respectively.
All organization and offering expenses associated with the sale of our common stock (excluding selling commissions, dealer manager fees and ongoing stockholder servicing fees) are paid by our advisor or its affiliates and can be reimbursed by us up to 0.75% of the aggregate gross offering proceeds, excluding selling commissions and dealer manager fees charged on D Shares, T Shares or S Shares sold in the primary offering, as applicable. As of December 31, 2018, our advisor or its affiliates had paid organization and offering costs in excess of the 0.75% limitation in connection with our offering. These excess costs were not included in our financial statements because such costs were not a liability of the Company as they exceeded 0.75% of gross proceeds from our offering. As we raise additional proceeds from our offering, these excess costs may become payable.
As of December 31, 2018 and 2017, $15.6 million and $22.0 million, respectively, was due to CIM Income NAV Management or its affiliates primarily related to the estimated liability for current and future stockholder servicing fees, the reimbursement of organization and offering expenses, and advisory fees, which were included in amounts due to affiliates on the audited consolidated balance sheets.
Prior Peformance
The section of our prospectus captioned “Prior Performance Summary” beginning on page 144 of the prospectus and Appendix A to our prospectus beginning on page A-1 to the prospectus, and all references thereto in the prospectus, are hereby deleted in their entirety.

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Distributions and Share Redemptions
The following information supplements, and should be read in conjunction with, the section in our prospectus captioned “Description of Capital Stock — Distributions” beginning on page 161 of the prospectus.
On a quarterly basis, our board of directors authorizes a daily distribution for the succeeding quarter. Our board of directors authorized the following daily distribution amounts per share for the periods indicated below:

Period Commencing	Period Ending	Daily Distribution Amount (1)
December 8, 2011	December 31, 2011	$0.002260274
January 1, 2012	September 30, 2012	$0.002254099
October 1, 2012	December 31, 2012	$0.002383836
January 1, 2013	September 30, 2013	$0.002429042
October 1, 2013	March 31, 2014	$0.002563727
April 1, 2014	June 30, 2019	$0.002678083
______________________
(1) The daily distribution amount for each class of outstanding common stock is adjusted based on the relative NAV of the various classes each day so that, from day to day, distributions constitute a uniform percentage of the NAV per share of all classes. As a result, from day to day, the per share daily distribution for each outstanding class of common stock may be higher or lower than the daily distribution amount authorized by our Board based on the relative NAV of each class of common stock on that day.
As of December 31, 2018 we had distributions payable of $2.7 million.
As of December 31, 2018, cumulative since inception, we have declared $79.8 million of distributions and we have paid $77.1 million, of which $40.8 million was paid in cash and $36.3 million was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. Our net income was $10.8 million as of December 31, 2018, cumulative since inception, and our net income was $5.2 million and $347,000 for the years ended December 31, 2018 and 2017, respectively. The following table presents distributions and the source of distributions for the periods indicated below (dollars in thousands):

	Year Ended December 31, 2018		Year Ended December 31, 2017			As of December 31, 2018, Cumulative Since Inception
	Amount	Percent	Amount		Percent	Amount	Percent
Distributions paid in cash	$14,399	51%	$10,448		50%	$40,777	53%
Distributions reinvested	13,774	49%	10,289		50%	36,343	47%
Total distributions	$28,173	100%	$20,737		100%	$77,120	100%

Source of distributions:
Net cash provided by operating activities (1)	$28,173	100%	$19,311	(2)	93%	$77,120	100%
Proceeds from issuance of common stock	—	—%	1,426		7%	—	—%
Total sources	$28,173	100%	$20,737		100%	$77,120	100%
———————————

(1)
Net cash provided by operating activities for the years ended December 31, 2018 and 2017, and as of December 31, 2018, cumulative since inception, was $32.8 million, $19.3 million and $77.5 million, respectively.

(2)
Prior to the adoption of Accounting Standards Update (“ASU”) No. 2017-01 in April 2017, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”), which clarifies the definition of a business by adding guidance to assist entities in evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses, we treated our real estate acquisition-related expenses, which are included in transaction-related expenses on the accompanying consolidated statements of operations, as funded by proceeds from the Initial Offering, including proceeds from the DRIP. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions for the year ended December 31, 2017 includes the amount by which real estate acquisition–related expenses have reduced net cash flows from operating activities in prior periods.

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The following information supplements, and should be read in conjunction with, the section in our prospectus captioned “Share Purchases and Redemptions — Redemption Plan” beginning on page 200 of the prospectus.
As of December 31, 2018, cumulative since inception, we had received redemption requests for and redeemed approximately 6.1 million D Shares, 1.2 million T Shares, and 414,000 I Shares of common stock for $108.6 million, $22.0 million, and $7.6 million, respectively.
Experts
The following information supersedes and replaces, the section of our prospectus captioned “Experts” on page 209 of the prospectus.
The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from CIM Income NAV, Inc.’s (formerly, Cole Real Estate Income Strategy (Daily NAV), Inc.) Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
Incorporation by Reference
The following information supersedes and replaces the section of our prospectus captioned “Incorporation of Certain Information by Reference” beginning on page 210 of the prospectus.
We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus through the SEC’s electronic data gathering, analysis and retrieval system.
The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-213271), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 26, 2019; and

(2)
Definitive Proxy Statement filed with the SEC on April 12, 2018 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write our dealer manager, CCO Capital, at:
CCO Capital, LLC
2398 East Camelback Road, 4th Floor
Phoenix, Arizona 85016
(866) 907-2653
Attn: Shareholder Relations
www.cimgroup.com
The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.
Subscription Agreements
The form of Initial Subscription Agreement contained in Appendix B of the prospectus is hereby superseded and replaced with the revised form of Initial Subscription Agreement attached to this supplement as Appendix B, and the form of Additional Subscription Agreement contained in Appendix C of the prospectus is hereby superseded and replaced with the revised form of Additional Subscription Agreement attached to this supplement as Appendix C.

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APPENDIX B

CIM INCOME NAV, INC. (INAV)
INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)
Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current Prospectus.

1.
Account Type (Please consult your financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees and commissions which are payable with respect to each class.)

☐ D Shares (minimum investment $2,500)
Designate Purchase Type: ☐ RIA/Fee Based ☐ Commissioned
☐ T Shares (minimum investment $2,500)
☐ S Shares (minimum investment $2,500)
☐ I Shares (minimum investment $1,000,000 other than for eligible investors described in the prospectus)
2.	This subscription is in the amount of $
☐ Initial Subscription
☐ Additional Subscription (complete all sections except for B and E or complete the separate simplified Additional Subscription Agreement)
Existing Account #
3.	Payment will be made with: ☐ Enclosed Check (Make check payable to CIM REIT) ☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)

☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #	Account #

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1.	Non-Qualified Registration		2.	Qualified Registration
	☐ Individual Ownership (one signature required)			☐ Traditional IRA
	☐ Joint Tenants with Right of Survivorship (all parties must sign)			☐ Roth IRA
	☐ Community Property (all parties must sign)			☐ Keogh Plan
	☐ Tenants-in-Common (all parties must sign)			☐ Simplified Employee Pension/Trust (S.E.P.)
	☐ Trust (trustee or grantor signatures and trust documents or Trustee Certification of Investment Power required)			☐ Pension or Profit Sharing Plan (exempt under 401(a))
☐ Non-custodial ☐ Custodial

	Name of Trust			Plan Name	Tax ID #
☐ Other (specify)
	Date of Trust	Tax ID # (if applicable)

	☐ Transfer on Death (fill out TOD Form to effect designation)		3.	Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform)
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)
State of
	Custodian for (minor’s name)			Name
☐ Corporate Ownership (authorized signature and Corporate Resolution or Corporate Resolution Form required)
	☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)			Street/PO Box
☐ Partnership Ownership (authorized signature and Partnership paperwork or Corporate Resolution Form required)
	☐ Limited Liability Company (authorized signature and LLC paperwork or Corporate Resolution Form required)			City	State Zip
☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)
Custodian Tax ID # (provided by Custodian)
☐ Other (specify)
Custodian or Clearing Firm/Platform Account #

Custodian Phone

C REGISTRATION INFORMATION

Investor or Trustee Name	Co-Investor or Co-Trustee Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

SSN or Tax ID # Date of Birth	SSN or Tax ID # Date of Birth
☐ CIM Employee or Affiliate
Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

D VOLUME DISCOUNTS (if applicable)

I am (we are) making, or previously have made, investments in the following INAV T and/or S Shares accounts. A volume discount, if any, will be applied on an investor/account – specific basis. No “householding” or aggregated purchases for related accounts is permitted. All holdings are subject to verification.

Eligible Account #	SSN or Tax ID #

E DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)
Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

☐ Reinvest pursuant to Distribution Reinvestment Plan	Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.
☐ Send to Custodial Account (listed in Section B-3)
☐ Mail to Address of Record (Non-custodial accounts only)
☐ Mail to Brokerage Account or Third Party	☐ Direct Deposit (Non-custodial accounts only)
(Non-custodial accounts only)	☐ Checking ☐ Savings

Payee Name	Account #

Account #	Financial Institution

Mailing Address	Routing/Transit #

City State Zip	☐ Check if banking information is same as provided in Section A-3

By signing this agreement, I authorize INAV to deposit distributions into the account specified in Section E, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize INAV to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

F INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-6 and those sections of 7-21 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of INAV.

2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

4. I (we) acknowledge that this investment is not guaranteed, and may lose value.

5. I (we) acknowledge that distributions are not guaranteed.

6. I (we) acknowledge that the shares are not liquid.

7. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in INAV and its affiliates.

8. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in INAV does not exceed ten percent (10%) of my (our) net worth.

9. For Idaho residents: I (we) either (i) have a gross annual income of at least $85,000 and a liquid net worth of at least $85,000, or (ii) have a liquid net worth of at least $300,000. In addition, my (our) aggregate investment in INAV does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Idaho investors).

10. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual gross income of $100,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in INAV and other non-publicly traded real estate investment trusts does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors). An investment by an Iowa investor that is an accredited investor, as defined in 17 C.F.R. § 230.501, is not subject to this limitation.

11. For Kansas and Maine residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Maine investors) in INAV and the securities of similar direct participation programs.

12. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in INAV and any of its affiliates’ non-publicly traded real estate investment trusts. For these purposes, “liquid net worth” shall consist of cash, cash equivalents and readily marketable securities.

13. For Massachusetts residents: My (our) investment in INAV and other illiquid direct participation investments does not in the aggregate exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Massachusetts investors).

14. For Missouri residents: My (our) investment in INAV does not exceed 10% of my (our) liquid net worth.

15. For Nebraska residents: My (our) aggregate investment in INAV and in the securities of other non-publicly traded real estate investment trusts does not exceed 10% of my (our) net worth (exclusive of home, home furnishings and automobiles). Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

16. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in INAV, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

17. For New Mexico and Ohio residents: My (our) investment in INAV, its affiliates and other non-traded real estate investment programs does not in the aggregate exceed 10% of my (our) liquid net worth. “Liquid net worth” means that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

18. For North Dakota, Oregon and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in INAV.

19. For Tennessee residents: My (our) investment in INAV is not more than 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).

20. For Texas residents: I (we) have had (excluding the value of my (our) home, home furnishings and automobiles), during the last tax year, or I (we) estimate that I (we) will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000.

21. For Vermont residents: If I am a (we are) non-accredited investors(s), my (our) investment in INAV does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Vermont investors). If I am (we are) an accredited investor(s), as defined in 17 C.F.R.
§ 230.501, I am (we are) not subject to this investment limitation or the suitability standards provided in the Prospectus pertaining to my (our) minimum net worth or annual income.

☐ By checking here I confirm that I would like to go green and no longer receive in paper any documents that CCO Group, LLC can send to me electronically. If you are choosing to go green, please make sure you provide your email address. If you decide later that you want to receive documents in paper, you can contact Shareholder Relations at 866.907.2653. Email:                                                                                                  Alabama and Arkansas residents must sign here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury that (i) the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

In no event may we accept a subscription of shares until at least five business days after the date on which the subscriber receives the final Prospectus. You will receive a confirmation of your purchase.
Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature Date	Custodian Signature Date

Co-Investor’s Signature Date
You should not invest in INAV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in INAV. In deciding to invest in INAV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. INAV and each person selling shares of INAV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.
☐ I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.
☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

G FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)
1. REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	Mailing Address

Name of RIA Office	City State Zip

RIA IARD #	Phone

Name of Clearing Firm	Email Address

Name of Broker-Dealer (if applicable)	Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

2. REGISTERED REPRESENTATIVE (to be completed by Registered Representative)

Name of Registered Representative	Phone

Name of Broker-Dealer	Email Address

Representative ID # Representative CRD #

Mailing Address
Have you changed firm affiliation (since last purchase)?
City State Zip	☐ Yes ☐ No

H FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to CCO Capital, LLC, CCO Group, LLC and INAV that I have reasonable grounds for believing that the purchase of the shares by the investor in INAV is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform
(if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO: Via Fax: 1.877.616.1118	Via Regular Mail: INAV DST Systems, Inc. P.O. Box 219312 Kansas City, MO 64121-9312	Via Overnight/Express Mail: INAV DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105

© 2018 CCO Group, LLC.	INAV-AGMT-P (11-18)

APPENDIX C

CIM INCOME NAV, INC. (INAV)
ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653
This form may be used by any current investor in CIM Income NAV, Inc. (INAV) who desires to purchase additional shares within the same share class of INAV currently owned and who purchased their shares directly from INAV. Investors who desire to purchase shares in a new share class must complete the INAV Initial Subscription Agreement. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the INAV Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1. This subscription is in the amount of $
☐ D Shares
Designate Purchase Type: ☐ RIA/Fee Based ☐ Commissioned
☐ T Shares
☐ S Shares
☐ I Shares
2. Payment will be made with: ☐ Enclosed Check (Make check payable to CIM REIT)	☐ Funds wired	☐ Funds to follow
☐ ACH (Copy of voided check required)
	☐ Checking	☐ Savings
Financial Institution

Routing/Transit #	Account #

B REGISTRATION INFORMATION

Existing Account Registration (name of Account)	SSN or Tax ID #

Existing Account #

C VOLUME DISCOUNTS (if applicable)

☐  I am (we are) making, or previously have made, investments in the INAV T and/or S Shares accounts listed above. A volume discount, if any, will be applied on an investor/account specific basis. No “householding” or aggregated purchases for related accounts is permitted. All holdings are subject to verification.

D INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-6 and those sections of 7-21 as appropriate)
I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of INAV.

2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

4. I (we) acknowledge that this investment is not guaranteed, and may lose value.

5. I (we) acknowledge that distributions are not guaranteed.

6. I (we) acknowledge that the shares are not liquid.

7. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in INAV and its affiliates.

8. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in INAV does not exceed ten percent (10%) of my (our) net worth.

9. For Idaho residents: I (we) either (i) have a gross annual income of at least $85,000 and a liquid net worth of at least $85,000, or (ii) have a liquid net worth of at least $300,000. In addition, my (our) aggregate investment in INAV does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Idaho investors).

10. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual gross income of $100,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in INAV and other non-publicly traded real estate investment trusts does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors). An investment by an Iowa investor that is an accredited investor, as defined in 17 C.F.R. § 230.501, is not subject to this limitation.

11. For Kansas and Maine residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Maine investors) in INAV and the securities of similar direct participation programs.

12. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in INAV and any of its affiliates’ non-publicly traded real estate investment trusts. For these purposes, “liquid net worth” shall consist of cash, cash equivalents and readily marketable securities.

13. For Massachusetts residents: My (our) investment in INAV and other illiquid direct participation investments does not in the aggregate exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Massachusetts investors).

14. For Missouri residents: My (our) investment in INAV does not exceed 10% of my (our) liquid net worth.

15. For Nebraska residents: My (our) aggregate investment in INAV and in the securities of other non-publicly traded real estate investment trusts does not exceed 10% of my (our) net worth (exclusive of home, home furnishings and automobiles). Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

16. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in INAV, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

17. For New Mexico and Ohio residents: My (our) investment in INAV, its affiliates and other non-traded real estate investment programs does not in the aggregate exceed 10% of my (our) liquid net worth. “Liquid net worth” means that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

18. For North Dakota, Oregon and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in INAV.

19. For Tennessee residents: My (our) investment in INAV is not more than 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).

20. For Texas residents: I (we) have had (excluding the value of my (our) home, home furnishings and automobiles), during the last tax year, or I (we) estimate that I (we) will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000.

21. For Vermont residents: If I am a (we are) non-accredited investors(s), my (our) investment in INAV does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Vermont investors). If I am (we are) an accredited investor(s), as defined in 17 C.F.R.
§ 230.501, I am (we are) not subject to this investment limitation or the suitability standards provided in the Prospectus pertaining to my (our) minimum net worth or annual income.

☐ By checking here I confirm that I would like to go green and no longer receive in paper any documents that CCO Group, LLC can send to me electronically. If you are choosing to go green, please make sure you provide your email address. If you decide later that you want to receive documents in paper, you can contact Shareholder Relations at 866.907.2653. Email:                                                                             Alabama and Arkansas residents must sign here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury that (i) the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

In no event may we accept a subscription of shares until at least five business days after the date on which the subscriber receives the final Prospectus. You will receive a confirmation of your purchase.
Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature Date	Custodian Signature Date

Co-Investor’s Signature Date
You should not invest in INAV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in INAV. In deciding to invest in INAV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. INAV and each person selling shares of INAV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.
☐ I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.
☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

E FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #

2) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #

F FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to CCO Capital, LLC, CCO Group, LLC and INAV that I have reasonable grounds for believing that the purchase of the shares by the investor in INAV is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO: Via Fax: 1.877.616.1118	Via Regular Mail: INAV DST Systems, Inc. P.O. Box 219312 Kansas City, MO 64121-9312	Via Overnight/Express Mail: INAV DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105

© 2019 CCO Group, LLC	INAV-AI (03-19)

PART II
Information Not Required in the Prospectus
Item 31. Other Expenses of Issuance and Distribution.
The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder, other than the asset-based dealer manager fee. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$42,636
FINRA filing fee	60,500
Printing costs	2,278,750
Legal fees and expenses	650,000
Accounting fees and expenses	345,100
Blue sky fees and expenses	290,000
Advertising and Sales Expenses	8,070,308
Advertising and Sales Materials	5,153,250
Due Diligence	398,000
Transfer Agent, Escrow Fees and Other Support Costs	8,529,400
Total	$25,817,944
Item 32. Sales to Special Parties.
None
Item 33. Recent Sales of Unregistered Securities.
Not applicable.
Item 34. Indemnification of Directors, Officers and Others.
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.
Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity.
Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.
Indemnification could reduce the legal remedies available to us and the stockholders against the indemnified individuals.
However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
Our charter generally limits the liability of our directors and officers for monetary damages and requires us to indemnify and advance expenses to our directors, officers and advisor and our advisor’s affiliates for losses that they may incur by reason of their service in those capacities. However, we may not indemnify our directors or advisor or our advisor’s affiliates for any liability or loss suffered by them or hold our directors or advisor or our advisor’s affiliates harmless for any loss or liability suffered by us unless the following conditions are met:

•	the directors, our advisor or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the directors, our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.
This provision does not reduce the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances. We may not, however, indemnify our directors, our advisor and its affiliates for losses and liabilities arising from or out of alleged violations of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•
a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of our company were offered or sold as to indemnification for violation of securities laws.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.
We may pay or reimburse reasonable legal expenses and other costs incurred by our directors, our advisor and its affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the person seeking advancement provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•	the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement; and

•
the person seeking the advancement provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

The general effect to stockholders of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified loss. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act of 1933, as amended (or the Securities Act), we have been informed that, in the opinion of the Securities and Exchange Commission, or the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 35. Treatment of Proceeds from Shares Being Registered.
Not applicable.
Item 36. Financial Statements and Exhibits.
(a) Financial Statements.
The list of the financial statements of CIM Income NAV, Inc. filed as part of this registration statement and the prospectus included herein is incorporated herein by reference to CIM Income NAV, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.
(b) Exhibits.
The following exhibits are included, or incorporated by reference, in this registration statement on Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit Index

Exhibit No.	Description
1.1
Third Amended and Restated Dealer Manager Agreement by and between CIM Income NAV, Inc. and CCO Capital, LLC, dated November 27, 2018 (Incorporated by reference to Exhibit 1.1 of the Company’s Post-effective Amendment No. 9 to Form S-11 (File No. 333-213271), filed November 27, 2018).

1.2	Form of Selected Dealer Agreement (Incorporated by reference to Exhibit 1.2 to the Company's Post-effective Amendment No. 9 to Form S-11 (File No. 333-213271), filed November 27, 2018).
3.1
Second Articles of Amendment and Restatement of CIM Income NAV, Inc. (f/k/a Cole Real Estate Income Strategy (Daily NAV), Inc.), dated as of August 26, 2013 (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K (File No. 333-169535), filed on August 26, 2013).

3.2
Articles of Amendment to the Second Articles of Amendment and Restatement of CIM Income NAV, Inc. (f/k/a Cole Real Estate Income Strategy (Daily NAV), Inc.), dated August 2, 2017 (Incorporated by reference to Exhibit 3.4 the Company’s Post-effective Amendment No. 3 to the Company’s Form S-11 (File No. 333-213271), filed August 2, 2017).

3.3
Second Articles of Amendment to the Second Articles of Amendment and Restatement of CIM Income NAV, Inc., dated November 27, 2018 (Incorporated by reference to Exhibit 3.3 to the Company's Post-effective Amendment No. 9 to Form S-11 (File No. 333-213271), filed November 27, 2018).

3.4
Articles Supplementary to the Second Articles of Amendment and Restatement of CIM Income NAV, Inc., dated as of November 27, 2018 (Incorporated by reference to Exhibit 3.4 to the Company's Post-effective Amendment No. 9 to Form S-11 (File 333-213271), filed November 27, 2018).

3.5
Bylaws of CIM Income NAV, Inc. (f/k/a Cole Real Estate Income Strategy (Daily NAV), Inc.) effective September 28, 2011 (Incorporated by reference to Exhibit 3.2 to the Company’s pre-effective amendment to Form S-11 (File No. 333-169535), filed on November 3, 2011).

3.6	First Amendment of Bylaws effective June 14, 2012 (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K (File No. 333-169535), filed on June 19, 2012).
3.7
Second Amendment of Bylaws effective November 27, 2018 (Incorporated by reference to Exhibit 3.7 to the Company's Post-effective Amendment No. 9 to Form S-11 (File No. 333-213271), filed November 27, 2018.)

4.1*	Second Amended and Restated Distribution Reinvestment Plan (Incorporated by reference to Appendix E to this prospectus).
4.2
Amended and Restated Multiple Class Plan of CIM Income NAV, Inc., effective November 27, 2018 (Incorporated by reference to Exhibit 4.2 to the Company's Post-effective Amendment No. 9 to Form S-11 (File No. 333-213271), filed November 27, 2018).

4.3*	Form of Initial Subscription Agreement (Incorporated by reference to Appendix B to Supplement No. 6 to the prospectus).

Exhibit No.	Description
4.4*	Form of Additional Subscription Agreement (Incorporated by reference to Appendix C to Supplement No. 6 to the prospectus).
5.1
Opinion of Venable LLP as to legality of securities (Incorporated by reference to Exhibit 5.1 to the Company’s Post-effective Amendment No. 9 to Form S-11 (File No. 333-213271), filed on November 27, 2018).

8.1
Opinion of Goodwin Procter LLP as to tax matters (Incorporated by reference to Exhibit 8.1 to the Company’s Pre-effective Amendment No. 1 to Form S-11 (File No. 333-213271), filed on February 1, 2017).

10.1
Independent Valuation Expert Agreement by and between CIM Income NAV, Inc. and CBRE, Inc. (formerly known as CB Richard Ellis, Inc.) dated September 1, 2011 (Incorporated by reference to Exhibit 10.2 to the Company’s pre-effective amendment to Form S-11 (File No. 333-169535), filed on November 3, 2011).

10.2
First Amendment to Independent Valuation Expert Agreement by and between CIM Income NAV, Inc. and CBRE, Inc. (formerly known as CB Richard Ellis, Inc.), dated November 27, 2018 (Incorporated by reference to Exhibit 10.2 to the Company's Post-effective Amendment No. 9 to Form S-11 (File 333-213271), filed November 27, 2018).

10.3
Third Amended and Restated Agreement of Limited Partnership of CIM Income NAV Operating Partnership, LP, dated November 27, 2018 (Incorporated by reference to Exhibit 10.3 to the Company's Post-effective Amendment No. 9 to Form S-11 (File No. 333-213271), filed November 27, 2018).

10.4
Second Amended and Restated Advisory Agreement by and among CIM Income NAV, Inc., CIM Income NAV Operating Partnership, LP and CIM Income NAV Advisors, LLC, dated November 27, 2018 (Incorporated by reference to Exhibit 10.4 to the Company's Post-effective Amendment No. 9 to Form S-11 (File No. 333-213271), filed November 27, 2018).

10.5
Second Amended and Restated Credit Agreement by and among CIM Income NAV Operating Partnership, LP (f/k/a Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP), JPMorgan Chase Bank, N.A. as administrative agent, and the Lenders party thereto, dated September 6, 2017 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 333-169535), filed September 12, 2017).

10.6
CIM Income NAV, Inc. (f/k/a Cole Real Estate Income Strategy (Daily NAV), Inc.) 2018 Equity Incentive Plan, effective August 9, 2018 (Incorporated by reference to Exhibit 99.1 to the Company's Post-effective Amendment No. 8 to Form S-11 (File 333-213271), filed on August 24, 2018).

21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to the Company’s Form 10-K for the year ended December 31, 2018, filed on March 26, 2019).
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Venable LLP (included in Exhibit 5.1).
23.3	Consent of Goodwin Procter LLP (included in Exhibit 8.1).
23.4*	Consent of CBRE, Inc.
24.1	Power of Attorney (Incorporated by reference to signature page to the Company’s Form S-11 (File No. 333-213271), filed on August 24, 2016).
24.2	Power of Attorney for W. Brian Kretzmer (Incorporated by reference to Exhibit 24.2 to the Company's Post-effective Amendment No. 6 to Form S-11 (File No. 333-213271), filed April 18, 2018).
___________________________________

*	Filed herewith.

Item 37. Undertakings.
1. The undersigned registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(e)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and
(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.
2. The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.
3. The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.
4. The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post- effective amendment will include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.
5. The registrant also undertakes to file, after the distribution period a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 16th day of April, 2019.

CIM Income NAV, Inc.

By:	/s/ Nathan D. DeBacker
Nathan D. DeBacker
Chief Financial Officer and Treasurer
Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

/s/ Richard S. Ressler	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	April 16, 2019
Richard S. Ressler

/s/ Nathan D. DeBacker	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 16, 2019
Nathan D. DeBacker

/s/ Jeffrey R. Smith	Vice President of Accounting (Principal Accounting Officer)	April 16, 2019
Jeffrey R. Smith

*	Independent Director	April 16, 2019
George N. Fugelsang

*	Independent Director	April 16, 2019
W. Brian Kretzmer

*	Independent Director	April 16, 2019
Richard J. Lehmann

*	Independent Director	April 16, 2019
Roger D. Snell

/s/ Avraham Shemesh	Director	April 16, 2019
Avraham Shemesh

* By:	/s/ Nathan D. DeBacker
Nathan D. DeBacker, as attorney in fact